As filed with the U.S. Securities and Exchange Commission on September 23, 2020.

Registration No. 333-233363

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INX LIMITED

(Exact name of registrant as specified in its charter)

Gibraltar	6200	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Unit 1.02, 1st Floor

6 Bayside Road

Gibraltar, GX11 1AA

Tel: +350 200 79000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware

+1 302 738 6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark S. Selinger, Esq. Gary Emmanuel, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 +1 212 547 5400	Yuval Horn, Adv. Roy Ribon, Adv. Horn & Co. Law Offices Amot Investments Tower 2 Weizmann Street, 24th Floor Tel Aviv 6423902, Israel +972 3 637 8200	Aaron Payas, CFA Andrew Montegriffo Hassans International Law Firm Limited Madison Building, Midtown, Queensway, Gibraltar GX11 1AA +350 200 79000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

INX Limited, a Gibraltar company (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form F-1 (Registration number 333-233363) which was declared effective by the SEC on August 20, 2020 (the “Form F-1”).

This Post-Effective Amendment No. 1 to Form F-1 (“Post-Effective Amendment”) contains an updated prospectus. This Post-Effective Amendment is being filed by the Company (i) to include the Company’s unaudited consolidated interim financial statements for the six months ended June 30, 2020 and June 30, 2019, (ii) to update the corresponding discussion of such financial information contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the prospectus and (iii) to update certain other information in the prospectus, including confirmation that the Company has met the minimum offering requirement as described in the prospectus.

All filing fees payable in connection with the registration of the securities registered by the Form F-1 were paid by the Registrant at the time of the initial filing of the Form F-1.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission has declared this registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED September 23, 2020

INX LIMITED

130,000,000 INX Tokens

This is our initial public offering. We are offering 130,000,000 INX Tokens, (the “INX Tokens” or “Tokens”). Each INX Token (including fractions of INX Tokens) will entitle its holder to receive pro rata distributions of 40% of the Company’s cumulative net cash flow from operating activities, excluding any cash proceeds from an initial sale by the Company of an INX Token (“Adjusted Operating Cash Flow”). Commencing in 2021, the distribution will be calculated on an annual basis and paid on or before April 30 to parties (other than the Company or its subsidiaries) that hold INX Tokens on the preceding March 31. Each annual distribution will be based on the Company’s cumulative Adjusted Operating Cash Flow (net of cash flows which have already formed the basis for a prior distribution), calculated as of December 31 of the year prior to the distribution. However, because each INX Token holder’s right to a pro rata distribution is based on our cumulative Adjusted Operating Cash Flow, no distribution will be made to INX Token holders, if at all, until the Company generates positive cumulative Adjusted Operating Cash Flows. As of June 30, 2020, cumulative Adjusted Operating Cash Flow was a negative cash flow of approximately $7,127,000. The distribution to INX Token holders is a contractual obligation of the Company and a right of each INX Token holder of record as of March 31 of a year following a year end for which there was positive cumulative Adjusted Operating Cash Flow. However, the pro rata distribution of our cumulative Adjusted Operating Cash Flow is not self-executing and requires that our board of directors approve the Company’s financial statements and calculate such distribution in good faith. In addition, the INX Token may be used as a form of payment for transaction fees on the INX Securities trading platform, our proposed platform for the trading of security tokens, and INX Tokens are entitled to, at a minimum, a 10% discount as compared to other forms of payment. See “Description of INX Tokens.”

We intend to offer record holders of INX Tokens promotional discounts on transaction fees on the INX Digital trading platform. However, such discounts are promotional and not a right associated with ownership of the INX Token. INX Tokens may not be used as payment for transaction fees on the INX Digital trading platform. We do not currently accept INX Tokens as payment for our services and, until the INX Securities trading platform becomes operational, purchasers of INX Tokens will have no guarantee that their INX Tokens can be used as payment for any of our services. Further, there is currently significant uncertainty regarding the application of federal and state laws and regulations to the trading of security tokens, including regulations governing market intermediaries, and this uncertainty may cause significant delay or may prevent us from developing our INX Securities trading platform and utilizing the INX Token as currently envisioned.

There is currently no public market for the INX Token and no guarantee can be provided whether such a market will be established. U.S. persons may only trade INX Tokens on a registered securities exchange or alternative trading system (“ATS”) that has accepted the INX Tokens for trading or quotation. As of the date of this prospectus, no such exchange or ATS exists. As a result, purchasers in this offering, and subsequent purchasers of INX Tokens, will likely be limited in their ability to engage in secondary trading of INX Tokens.

The minimum investment amount to participate in the offering is One Thousand Dollars ($1,000). Our initial public offering price is $0.90 per Token. The initial public offering price was arbitrarily determined by our Board of Directors based on market conditions at the time of pricing. Payment for INX Tokens will be accepted in U.S. Dollars. After the Company meets the minimum offering requirement (as described below), payment for INX Tokens will also be accepted in Bitcoin (“BTC”), Ether (“ETH”) and USD Coin (“USDC”). BTC/USD and ETH/USD exchange rates will be determined by Brave New Coin’s Bitcoin Liquid Index (BLX) and Ethereum Liquid Index (ELX), respectively, as of 12:00 a.m. (UTC) on the date a purchaser has submitted an executed INX Token Purchase Agreement. USDC will be accepted on a 1:1 exchange rate with the U.S. Dollar.

We did not complete the sale of any INX Tokens until we raised gross offering proceeds of $7,500,000 from this offering (in U.S. Dollars), which we refer to as the minimum offering requirement. See “Plan of Distribution.” We met the minimum offering requirement and conducted an initial closing of committed purchases, pursuant to which funds held by Metropolitan Commercial Bank, as the Escrow Agent, were transferred to us to fund our operations. After the initial closing, sales will be conducted on a continuous basis. Any rejected subscription will have its funds returned promptly. We will continue our public offering until its termination, which will be effective upon the earliest to occur of: (i) the sale of all of the 130,000,000 INX Tokens being offered, (ii) 365 days after this registration statement is declared effective, or (iii) such shorter period as may be determined by the Company in its sole discretion.

Holders of INX Tokens have contractual rights determined by the INX Token Purchase Agreement. Pursuant to the terms of the INX Token Purchase Agreement, ownership of the INX Tokens and all rights under the INX Token Purchase Agreement are contingent upon holders of INX Tokens satisfying the Company’s KYC/AML procedures, including any requirements to periodically or otherwise update information provided to the Company. Each holder’s interest in INX Tokens will be evidenced by the INX Token Distributed Ledger. None of the rights granted to holders of INX Tokens are defined by the INX Token source code, the underlying blockchain, or its network attributes.

The foregoing description of the INX Token Purchase Agreement is not a complete description of its terms. For more details about the INX Token Purchase Agreement, you should read the INX Token Purchase Agreement, which is attached as Exhibit 4.1 hereto, and is incorporated herein by reference.

During the offering, we will offer for sale INX Tokens in fractional divisions up to four decimal places (0.0001); sales that would otherwise result in fractional divisions of more than four decimal places will be rounded to the nearest 1/10,000th of a Token (fractions of 5/100,000ths or greater shall be rounded to the next higher 1/10,000th and fractions of less than 5/100,000ths shall be rounded to the next lower 1/10,000th). After the offering, INX Tokens may be purchased and sold in fractional divisions up to eighteen decimal places (0.000000000000000001), which is the technical limit for ERC20 compliant tokens.

We are an emerging growth company, as defined in the U.S. Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements.

Purchasing INX Tokens involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus.

	Offering Minimum		Offering Maximum
	Price Per Token	Total	Price Per Token	Total
Initial public offering price	$0.90	$7,500,000	$0.90	$117,000,000
Underwriter’s discounts and commissions(1)(2)	$0.06	$500,000	$0.06	$8,020,000
Proceeds to us (before expenses)	$0.84	$7,000,000	$0.84	$108,980,000

(1)	INX Tokens offered pursuant to this prospectus may be sold by our Company from time to time by our officers and directors directly to one or more purchasers. Our officers and directors will not receive any direct or indirect compensation for sales of INX Tokens. In addition, we have entered into an agreement with A-Labs Finance and Advisory Ltd. pursuant to which A-Labs will promote this offering to non-U.S. persons only. The Company has paid A-Labs a non-refundable, one-time cash payment of $500,000. Subject to the completion of an offering under which the Company has raised from non-U.S. persons not less than $10,000,000, A-Labs will receive a cash payment of no less than 6.25% of the aggregate gross proceeds of INX Tokens sold to non-U.S. persons, and as high as 10% of such gross proceeds for the initial $30 million raised from sales to non-U.S. persons. See “Plan of Distribution — Selling Agents and Expenses”. A-Labs will also receive a payment for non-broker services in an amount of $500,000 upon the Company selling at least $10 million worth of INX Tokens to U.S. persons. In addition, we reserve the right to engage broker-dealers who are FINRA members to participate in the offer and sale of our INX Tokens and to pay to such broker-dealers cash commissions of up to 7% of the gross proceeds from the sales of INX Tokens placed by them. A-Labs will be deemed to be an “underwriter” within the meaning of the Securities Act. Please refer to the section entitled “Plan of Distribution” for additional information.

(2)	For purposes of this calculation, we have assumed that (i) 100% of the INX Tokens sold in this offering will be sold to non-U.S. persons, which would entitle A-Labs to its contingent cash payment based on 100% of the gross proceeds received by us in this offering, and (ii) no other broker-dealers participate in this offering.

None of the United States Securities and Exchange Commission, the Gibraltar Financial Services Commission, or any state securities commission or other jurisdiction has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the INX Tokens to the purchasers in this offering commencing on or about       , 2020.

The date of this prospectus is      , 2020.

i

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We have not authorized any person, including any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the INX Tokens in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the INX Tokens offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of INX Tokens means that information contained in this prospectus is correct after the date of this prospectus.

The INX Tokens we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because currently there is no public market for our tokens, you will have difficulty selling your tokens. Investors in the United States are directed to the special suitability standards listed in the “Suitability Standards” section.

You may lose all monies that you spend purchasing INX Tokens. If you are uncertain as to our business and operations or you are not prepared to lose all monies that you spend purchasing INX Tokens, we strongly urge you not to purchase any INX Tokens. We recommend you consult legal, financial, tax and other professional advisors or experts for further guidance before participating in the offering of our INX Token as further detailed in this prospectus.

We do not recommend that you purchase INX Tokens unless you have prior experience with cryptographic tokens, blockchain-based software and distributed ledger technology and unless you have received independent professional advice.

Those selling INX Tokens on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of INX Tokens in this offering have the responsibility to make every reasonable effort to determine that your purchase of tokens in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you meet the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies, and industry publications and surveys. The information in or accessible through the websites referred to herein is not incorporated into, and is not considered part of, this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual references only.

In addition, we have relied on certain data from third party sources, including internal surveys, industry forecasts, and market research, which we believe to be reliable based on our management’s knowledge of the industry. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and elsewhere in this prospectus.

Our financial statements are prepared and presented in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless derived from our financial statements or otherwise noted, the terms “dollar,” “U.S. dollar,” “US$,” “USD,” and “$” refer to U.S. dollars, the lawful currency of the United States.

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and does not contain or summarize all of the information contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors,” before making an investment decision about the INX Tokens. Definitions used in this prospectus can be found in the section entitled “Glossary of Defined Terms”. Unless otherwise stated in this prospectus, references to:

●	“Coin” refers to blockchain assets, coins, and tokens, and are often used interchangeably. In some contexts, coins may be used to refer to cryptocurrencies, a category of blockchain assets. See Blockchain Asset.

●	“Companies Act” refers to Gibraltar Companies Act 2014.

●	“Cryptocurrency” refers to a subset of blockchain assets which is a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value. Also known as digital currency or virtual currency, a “cryptocurrency,” as the term is used in this prospectus, is not a “security” as that term is defined under the federal securities laws;

●	“INX Digital” refers to INX Digital, Inc., a Delaware corporation, which we intend to register as a money transmitter to operate a trading platform for cryptocurrencies;

●	“INX Securities” refers to an order book platform with a matching engine solution for the trading of security tokens which we currently intend to register as an alternative trading system to be operated by INX Services;

●	“INX Services” refer to INX Services, Inc., which we intend to register as a broker-dealer;

●

“INX Tokens,” “Tokens” or “our Tokens” refer to INX Tokens, an ERC20 blockchain asset that is programmed using a smart contract that is compatible with the Ethereum blockchain, and the rights of the INX Token holder, which are contractual rights set forth in the INX Token Purchase Agreement, as more fully described in the section titled “Description of INX Tokens” at page 102;

●	“INX Trading Solutions” means the business conducted by the Company in the United States, which includes the INX Digital trading platform, the INX Securities trading platform, the broker services to be provided by INX Services and other related business activities;

●	“Security Token” refer to a subset of blockchain assets that falls within the definition of a “security” as that term is defined under the federal securities laws;

●	“Trades” refer to changes in ownership of a blockchain asset that are not a transfer of a blockchain asset from one digital wallet to another digital wallet, and therefore are not recorded on a blockchain ledger, but are recorded on a private and centralized database;

●	“Transaction Fees” refer to fees that are charged for the execution of a trade that occurs on an INX Trading Solutions trading platform; provided, however, that “transaction fees” do not include deposit fees, withdrawal fees or other fees that may be charged for other services;

●	“Transfers” refer to transfers of blockchain assets from one digital wallet to another digital wallet as recorded on a blockchain ledger;

●	“Transfer Fees” refer to fees that are charged blockchain network participants when a transfer is recorded on the blockchain; and

●	“we,” “us,” “Company,” “our company” or “INX” refer to INX Limited and its wholly owned subsidiaries;

Overview

We are developing a regulated solution for trading blockchain assets (“INX Trading Solutions”) that will initially include a cryptocurrency trading platform operated by INX Digital, Inc., our wholly-owned subsidiary (“INX Digital”), for which we are qualified to operate as a money transmitter in 7 US states. Although we have not yet received a money transmitter license in any state that requires such license, we intend to obtain money transmitter licenses or otherwise become qualified to operate in most US states within nine months after reaching the minimum offering amount of this offering. We also presently intend to establish an alternative trading system (“ATS”) for security tokens (“INX Securities”) to be operated by INX Services, Inc., our wholly-owned subsidiary (“INX Services”), which we plan to register as a licensed broker-dealer. However, there is currently significant uncertainty regarding the application of federal and state laws and regulations to the trading of security tokens, including regulations governing market intermediaries, and this uncertainty may cause significant delay or may prevent us from developing our INX Securities trading platform as currently envisioned. Prior to the establishment of INX Securities as an ATS, INX Services may operate exclusively as an introducing broker with an order management system and to route security token order flow to one or more third party alternative trading systems.

Our vision is to establish two trading platforms and a security token that provide regulatory clarity to the blockchain asset industry. We plan to achieve this by: (1) differentiating between security and non-security blockchain asset classes and providing trading opportunities for each class; (2) obtaining appropriate regulatory licenses and approvals, including money transmitter licenses, a U.S. broker-dealer license and subsequent registration as an ATS; (3) issuing our security token, the INX Token, and maintaining the INX Registry, which reflects a real time list of INX Token holders; (4) requiring that all INX Token holders comply with KYC/AML procedures; and (5) granting certain rights and benefits to the holders of INX Tokens.

When fully operational, we expect to offer professional traders and institutional investors trading platforms with established practices common in other regulated financial services markets, such as customary trading, clearing, and settlement procedures, regulatory compliance, capital and liquidity reserves and operational transparency.

In the future, we intend to establish a platform for the trading of derivatives such as futures, options and swaps. We have taken no steps towards the establishment of such a platform, which will require the development of technological solutions as well as federal and state regulatory approvals; accordingly, there is no assurance that such a trading platform will ever be developed. We also intend that our subsidiary in Gibraltar will apply to the Gibraltar Financial Services Commission for licenses under the Financial Services (Markets in Financial Instruments) Act 2018 and the Financial Services (Distributed Ledger Technology Providers) Regulations 2017 for our European-based operations.

INX Trading Solutions envisions that blockchain assets traded on our trading platforms will be transferred to a digital wallet held by one of our custodians, which transfer is recorded on the blockchain ledger that underlies such blockchain asset. Once a blockchain asset is deposited with our custodian, none of the trading transactions performed on our trading platforms are recorded on a blockchain ledger. Trades on our trading platforms are recorded only on our internal centralized servers, and they are then reflected in each customer’s respective account. A transfer of a blockchain asset is recorded on its underlying blockchain ledger when the owner of the blockchain asset wishes to withdraw the blockchain asset from their account. In this event, the blockchain asset is transferred from our respective custodian’s digital wallet to the customer’s private digital wallet.

The architectures for the INX Digital and INX Securities trading platforms are based on a sequential processing and storage, meaning that transactions can be processed only one after the other and not in parallel. In order to facilitate liquidity and support a vibrant trading market on our trading platforms, we intend to offer incentives to attract high volume traders and establish strategic partnerships with market makers. We also envision that our trading platforms will enable trading via web portal and application programming interface (“API”) solutions. As we further develop our trading platforms, broker-dealers or other appropriately regulated third parties may route their customers’ trades to our trading platforms using API.

Further, we intend to provide additional comfort to our customers with respect to the financial stability of the Company by allocating 75% of the gross proceeds less payments to underwriters from this offering in excess of $25 million to be available to cover customer and Company losses, if any, that result from cybersecurity breaches or theft, errors in execution of the trading platform or its technology, and counterparty defaults, including instances where counterparties lack sufficient collateral to cover losses. We refer to this amount as our “Cash Fund.”

We have also created the INX Token, which is offered pursuant to this prospectus. The INX Token is an ERC20 blockchain asset that is programmed using a smart contract that is compatible with the Ethereum blockchain. After the INX Securities trading platform becomes operational, holders of INX Tokens will be able to use the INX Token to pay transaction fees on the INX Securities trading platform. When paying for transaction fees, INX Tokens will be entitled to, at a minimum, a 10% discount to other forms of payment. See “Description of INX Tokens - Uses of the INX Token on the INX Platforms.” We intend to offer record holders of INX Tokens promotional discounts on transaction fees on the INX Digital trading platform. However, such discounts are promotional and not a right associated with ownership of the INX Token. INX Tokens may not be used as payment for transaction fees on the INX Digital trading platform. We do not currently accept INX Tokens as payment for our services and, until the INX Securities trading platform becomes operational, purchasers of INX Tokens will have no guarantee that their INX Tokens can be used as payment for any of our services. In addition, holders of INX Tokens will be entitled to receive pro rata distributions of 40% of the Company’s cumulative Adjusted Operating Cash Flow. Commencing in 2021, the distribution will be calculated on an annual basis and paid on or before April 30 to parties (other than the Company or its subsidiaries) that hold INX Tokens on the preceding March 31. Each annual distribution will be based on the Company’s cumulative Adjusted Operating Cash Flow (net of cash flows which have already formed the basis for a prior distribution), calculated as of December 31 of the year prior to the distribution. However, because each INX Token holder’s right to a pro rata distribution is based on our cumulative Adjusted Operating Cash Flow, no distribution will be made to INX Token holders, if at all, until the Company generates positive cumulative Adjusted Operating Cash Flows. As of June 30, 2020, cumulative Adjusted Operating Cash Flow was a negative cash flow of approximately $7,127,000. See “Description of INX Tokens - Participation Right in Adjusted Operating Cash Flow.”

In order to participate in this offering, a purchaser must be duly identified through the Company’s KYC/AML procedures and such purchaser must provide the Company with a compatible digital wallet address to receive INX Tokens. In order to verify that INX Tokens are transferred between KYC/AML-vetted holders, transfers of INX Tokens will be executed by the INX Token smart contract under conditional permission that the wallet addresses of both the sender and receiver of INX Tokens are listed on a database stored on the data section of the INX Token smart contract (the “Whitelist Database”). If either the sender or receiver wallet address is not listed in the Whitelist Database (or if the Company has “frozen” the sender or receiver wallet address), the smart contract rejects the transfer and the INX Token Distributed Ledger is not updated. The transferor of INX Tokens will be responsible for payment of the transfer fees on the Ethereum blockchain. For example, in 2018, Ethereum average daily transfer fees varied between $0.15 and $5.528. In 2019, Ethereum average daily transfer fees varied between $0.05 and $0.1235. The average time to record transfers (new blocks on the Ethereum blockchain) has been 3 minutes. For additional information regarding that transfer of INX Tokens, see “Description of INX Tokens - Holding and Transferring INX Tokens”.

Corporate Information and Structure of INX

We are a Gibraltar private company limited by shares, incorporated on November 27, 2017. Approximately thirty percent (30%) of our issued share capital is held by Triple-V (1999) Ltd, an entity wholly owned by Shy Datika, one of our founders, our controlling shareholder and President (see – “Principal Shareholders”). The balance of our issued share capital is held by our employees, lenders, service providers and investors. We plan to have the following wholly-owned subsidiaries:

●	INX Digital, Inc., a Delaware corporation, which we intend to register as a money transmitter to operate a trading platform for cryptocurrencies;

●	INX Services, Inc., a Delaware corporation, which we intend to register as a broker-dealer to act as an introducing broker and subsequently to operate an alternative trading system for security tokens;

●	INX Solutions Limited., incorporated in Gibraltar as a private company limited by shares (“INX Solutions”), through which we intend to offer the Company’s services and products to the European market. We intend to apply to the Gibraltar Financial Services Commission for licenses under the Financial Services (Markets in Financial Instruments) Act 2018 and the Financial Services (Distributed Ledger Technology Providers) Regulations 2017 for our European-based operations.

INX Limited’s registered office is located at Unit 1.02, 1st Floor 6 Bayside Road, Gibraltar, GX11 1AA, and its telephone number is +350 200 79000. INX Limited also has an office located in Israel, where a majority of its senior officers are currently based. After the INX Digital trading platform becomes fully operational, INX Limited intends to relocate its principal office to the United States.

Industry Overview

Background & Current Market

Blockchain Technology and Blockchain Assets

Blockchain technology is a digital record or ledger of transaction data that is permanently recorded in files called “blocks.” Each blockchain is founded upon software source code that establishes and governs its cryptographic system for verifying transactions.

In traditional blockchain networks, copies of the blockchain ledger are stored in a decentralized manner on computers across a peer-to-peer network. Users of the blockchain network maintain a copy of the ledger with all copies of the ledger synchronized through a consensus algorithm. Protocols included in the source code govern the rules, operations and communications of the underlying blockchain network, including the validation of new blocks that contain an updated ledger reflecting new transactions.

This lack of a single point of data collection is believed to enhance the security of traditional blockchain networks and blockchain assets. Nonetheless, blockchain assets and blockchain trading platforms remain susceptible to security breaches and cybercrime. Since 2011, more than $1.7 billion has been publicly reported stolen from cryptocurrency exchanges and investors. For example, in January 2018, about $500 million worth of blockchain assets were stolen from a major Japanese trading platform1. Variations on traditional blockchain networks include “permissioned” blockchains, in which a limited number of pre-selected users monitor and validate transactions (or add “blocks” to the chain). In a fully centralized blockchain, one organization monitors and validates transactions. Such blockchain ledgers may be viewable by the public or viewing ledger information may be restricted.

Blockchain assets are assets that utilize blockchain ledgers to record their creation, ownership and transfer of ownership. Blockchain assets have generally been created and used in two broad contexts: within blockchain protocol layers and within application layers. Blockchain assets used at the protocol layer are generally intended to create financial incentives that drive the underlying blockchain network to verify and authorize the creation of a new block to update the ledger of ownership. Network participants may receive a fee, generally paid in the protocol’s native blockchain asset, for validating the authenticity of new block. A blockchain asset used at the application layer is not designed to incentivize validation of new blocks on the blockchain. However, the ledger of ownership of an application blockchain asset, including the record of transfers of such blockchain asset, is recorded on blocks added to the underlying blockchain. For example, bitcoin and ether are protocol blockchain assets used on the Bitcoin and Ethereum blockchains, respectively. The INX Token is an application blockchain asset that is recorded on the Ethereum blockchain.

Ownership of a blockchain asset is established by recording on the blockchain ledger the owner’s unique identifier address, or “public address,” and the amount of the asset held by such address. When a blockchain asset is transferred, the ledger records the sender’s public address, the recipient’s public address and the amount of digital assets transferred. Authorization of the transfer requires the sender’s digital signature and a transfer fee.

[1]	https://www.cnbc.com/2018/01/26/japanese-cryptocurrency-exchange-loses-more-than-500-million-to-hackers.html; See also http://blockgeeks.com/guides/cryptocurrency-hacks

Digital signatures are generated by use of the private key associated with the relevant public address. The public address is publicly known so that it may be used to direct transfers of the blockchain asset. Private keys are used to sign transactions that initiate the transfer of blockchain assets from a sender’s public address to a recipient’s public address. Only the private key associated with a particular public address can digitally sign a transaction proposing a transfer of the blockchain asset from one public address to another. Similar to a digital password, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and transfer blockchain assets from the user’s public address to another public address, thereby transferring ownership of the user’s blockchain assets.

Blockchain Asset Classes

Blockchain assets exist as a digital representation of value or rights, including rights to an underlying asset. Some blockchain assets may be viewed as having intrinsic value. In addition, the blockchain asset may be tethered to the value of another asset or may be a representation of contractual rights. Almost any asset can be “tokenized,” meaning that title to the asset, including any rights associated with such title, can be recorded on a blockchain ledger. To this point, blockchain assets may be used to pay for goods and services, may entitle the owner to certain rights, or may represent assets that have traditionally existed off the blockchain.

We have identified and targeted our business operations around two emerging blockchain asset classes: cryptocurrencies and security tokens.

A “cryptocurrency,” also known as a digital currency or virtual currency, is a digital representation of value that functions as a medium of exchange, a unit of account, or a store of value. Cryptocurrencies are generally used a substitute for fiat currencies as a means of paying for goods or services or transferring value. A “cryptocurrency,” as the term is used in this prospectus, is not a “security” as that term is defined under the federal securities laws. Bitcoin and ether are examples of well-known cryptocurrencies.

A “security token” is a blockchain asset that falls within the definition of a security under U.S. federal securities laws. On April 3, 2019, the Strategic Hub for Innovation and Financial Technology (FinHub) of the SEC published informal guidance, titled “Framework for ‘Investment Contract’ Analysis of Digital Assets” (the Framework), which provides analytical tools for determining whether a blockchain asset is a security under the U.S. federal securities laws. In the Framework, the SEC uses the term “digital asset” to refer to an asset that is issued and transferred using distributed ledger or blockchain technology. In this prospectus, we use the term “blockchain asset” to distinguish between assets that are recorded and stored using blockchain technology and assets that may be stored in digital form but which do not utilize blockchain technology. In addition, the SEC has not used the term “security token.” The Framework provides a list of factors to consider when determining whether a digital asset offered for sale is a security. The factors included in the Framework are based on an analysis of whether the blockchain asset is an “investment contract” as that term was first used by the Supreme Court in SEC v. Howey, 328 U.S. 293 (1946), and which has been further clarified through subsequent case law.

The SEC staff has acknowledged that determining whether a blockchain asset is a security can require a careful analysis of the nature of the blockchain asset and how it is offered and sold. Further, the SEC staff acknowledged that a blockchain asset that is initially sold as a security may, at a later point, no longer meet the characteristics of a security. The Framework represents the views of the SEC staff and it is not a rule, regulation, or statement of the SEC and it is not binding on the SEC.

To determine the character of a blockchain asset and whether it should be traded on our INX Digital trading platform or our INX Securities trading platform, we plan to seek the guidance of nationally-recognized outside legal counsel. In certain instances, we may seek a declaratory judgment or no action relief from the relevant regulatory agency prior to deciding whether to permit the trading of an asset on one of our platforms.

Markets for Blockchain Assets and ICOs

The market for blockchain assets has grown dramatically including through dramatic volatility since blockchain assets were first introduced in 2009 with the launch of Bitcoin. According to CoinMarketCap.com2, on December 31, 2016, global market capitalization for all blockchain assets was approximately $17 billion. By December 31, 2017, global market capitalization grew to approximate $612 billion, then fell sharply through 2018. As of December 31, 2018, blockchain assets had a total market capitalization of approximately $125 billion. As of December 31, 2019, blockchain assets had a total market capitalization of approximately $190 billion. As of June 30, 2020, blockchain assets had a total market capitalization of approximately $260 billion.

The volatility in market capitalization of blockchain assets correlates with the frequency and size of “initial coin offerings” and other initial sales of new blockchain assets (collectively, “ICOs”). According to ICOData.io3, approximately $6.2 billion in the aggregate was raised through ICOs during 2017. During 2018, aggregate proceeds from ICOs increased to approximately $7.8 billion, although offerings slowed significantly in the second half of 2018.4 This downward trend continued into 2019 and aggregate proceeds from ICOs during the year only amounted to approximately $370 million.5

[2]	https://coinmarketcap.com/charts/
[3]	https://www.icodata.io/stats/2017
[4]	https://www.icodata.io/stats/2018
[5]	https://www.icodata.io/stats/2019

The decline of ICOs (and global market capitalization of blockchain assets) further correlates with high-profile regulatory enforcement actions taken by the SEC and other federal regulators regarding the sale of blockchain assets. For example, in late 2017 the SEC brought enforcement actions relating to the ICOs for PlexCoin and Munchee, claiming that the blockchain assets offered for sale were securities and that the offer and sale of blockchain assets had violated federal securities laws. Similar enforcement actions continued through 2018 and 2019, including claims brought against Kik Interactive Inc., Block.one and Telegram Group Inc. for their unregistered ICOs.

In addition, some blockchain industry participants have reported that a significant percentage of blockchain asset trading activity is artificial or non-economic in nature and may represent attempts to manipulate the price of certain blockchain assets. For example, in a report published by Bitwise Asset Management6, Bitwise claimed that 95% of bitcoin trading activity appearing on 81 blockchain asset trading platforms is fake. Bitwise’s report further stated that trading platforms and blockchain asset developers are incentivized to artificially inflate trading volumes so that their platform or asset rises in league tables and gains prominence in the industry. As a result, trading platforms or blockchain assets may seek to inflate demand for a specific blockchain assets, or blockchain assets generally, which could increase the volatility of that asset or blockchain asset trading prices generally.

Despite the volatility of blockchain market prices, adoption of blockchain technology has continued. For example, in February 2019, JPMorgan launched its own cryptocurrency, JPM Coin, which it initially plans to use for settlement of international payments for large corporate clients, securities transactions and for larger corporations that use JP Morgan’s treasury services. In June 2019, Facebook announced that it would launch a cryptocurrency, the Libra coin, and develop payment and other financial services and products around its Libra network. In addition, in connection with the release of the Framework, FinHub, through the SEC Division of Corporation Finance, issued a no action letter to TurnKey Jet, Inc.  (“TKJ”) stating that it will not recommend any enforcement action against TKJ if it offers and sells its “tokenized” jet card without registration under the federal securities laws. The no action letter is the first of its kind to analyze whether a blockchain asset is a security under the federal securities laws.

Blockchain Asset Exchanges

According to CoinMarketCap.com7, over 200 blockchain asset trading platforms provide basic buy and sell services for one or more blockchain assets. On January 14, 2020, approximately 80 of those trading platforms had 30-day trailing average daily trading volumes over $20,000,000 and more than 50 trading platforms had 30-day trailing average daily trading volumes over $100,000,000. Top blockchain asset trading platforms, based on USD 30-day trading volume, include BKEX, Binance, MXC, LBank, Fatbtc, BiKi, CoinBene and DigiFinex.

There has been growing institutional interest in operating regulated blockchain asset exchanges and trading platforms and utilizing blockchain assets in bank financing practices.

On December 18, 2017, the Chicago Board of Exchange began trading in bitcoin futures, and was joined shortly thereafter by CME Group, also offering bitcoin futures. In May 2018, it was reported that Goldman Sachs will offer trading in bitcoin futures and non-deliverable forwards to its clients.

Also in December 2017, Bloomberg added three cryptocurrencies to its terminal service (previously having provided bitcoin data since 2014) and the Australian Securities Exchange (ASX) announced it would move forward with a plan to replace its current clearing and settlement process with a blockchain solution.

In November 2018, the Gibraltar Blockchain Exchange, a subsidiary of the Gibraltar Stock Exchange, secured a license from the Gibraltar Financial Services Commission (GFSC) to operate as a crypto blockchain exchange and currently supports trading in six digital assets, including Bitcoin, Ethereum, EOS and the exchange’s native Rock token.

On November 16, 2018, Division of Corporation Finance, Division of Investment Management, and Division of Trading and Markets issued the Statement on Digital Asset Securities Issuance and Trading addressing the SEC’s enforcement actions involving and relating to digital asset securities. The Statement confirmed the applicability of the federal securities law framework to new and emerging technologies, such as blockchain, and provided a summary of the circumstances under which the SEC has taken enforcement action against participants in the marketplace for digital asset securities, including actions against initial offerings and sales of securities and actors and institutions that develop and facilitate the secondary market for securities.

Finally, the CFTC has stated that virtual currencies, like bitcoin, may be commodities that are within the purview of the CFTC. However, beyond its anti-fraud and anti- manipulation authorities, the CFTC generally does not oversee “spot” or cash market exchanges and transactions involving cryptocurrencies that do not utilize margin, leverage, or financing.

Because of the uncertainty built into a “facts and circumstances” analysis, as well as general regulatory uncertainty worldwide, companies have begun to structure their blockchain assets as securities and conduct sales of their blockchain assets as securities offerings. As blockchain assets take on the attributes of securities and market makers expand the breadth of blockchain asset trading products into spot, futures and derivative trading instruments, the need and demand for a regulated blockchain asset trading solution continues to grow.

[6]	https://www.sec.gov/comments/sr-nysearca-2019-01/srnysearca201901-5164833-183434.pdf
[7]	https://coinmarketcap.com/rankings/exchanges/

Opportunities in the Current Market

As blockchain assets are sorted into cryptocurrencies and security tokens, the need and demand for regulated trading solutions for each asset class continues to grow.

However, current platforms or exchange markets that permit the trading of blockchain assets have the following shortcomings:

●	Pre-trade and post-trade services are limited. Current blockchain exchanges do not provide investment tools that would allow clients to continually monitor and manage blotter, position, and other technical analysis. The current market of exchanges does not offer analytical capabilities during the pre-trading period and does not provide trade confirmations, reporting and access to pricing data during the post-trading period. This lack of transparency results in lower pricing performance, inefficiencies and ultimately higher trading risks.

●	Lack of Trading History. Most blockchain asset trading platforms do not or cannot present the entire history of trades to exchange participants in manner that would be requested by a regulator. This lack of trading history does not allow regulatory agencies to effectively monitor transactions.

●	Lack of Regulatory Compliance. Many blockchain asset trading platforms are not prepared to comply (or are not willing to comply) with regulatory requirements imposed by U.S. federal and state securities law. Blockchain asset trading platforms assume less responsibility for what takes place on their platforms as compared to regulated exchanges. For example, blockchain asset trading platforms are generally unable to verify the legitimate origin of funds in a trade and therefore cannot confirm that the trades are not in violation of anti-money laundering laws. In addition, current blockchain asset trading platforms do not provide traditional trading protections, such as liquidity reserves, making professional traders unable or reluctant to conduct trading on these exchanges. The lack of compliant exchanges for the trading of blockchain assets leads to low customer and public confidence in both the exchanges and the blockchain assets traded.

●	Lack of Technological Capability. Blockchain asset trading platforms generally do not have the technological capability to handle the large trading volumes or capture trades for multiple simultaneous trading requests without disruption or significant errors. The technology of many blockchain asset trading platforms was not developed to handle the dramatic growth in demand to engage in blockchain trades and the market has witnessed exchange outages, sometimes for many hours, pricing errors, lack of user access to their funds, and other service related complaints.

●	Lack of Fee Transparency. There is currently no clear market standard for fees for trading blockchain assets. This is particularly true in the retail market, where many trading platforms do not separately state the transaction fee but instead include any fees as part of the price of the blockchain asset. In this way, many unregulated exchanges do not disclose their fees, creating uncertainty regarding the cost of trading.

●	Poor Price Discovery. Blockchain asset trading platforms experience inefficiencies in the form of significant arbitrage due to recurrent operational issues including temporary service outages and other temporary restrictions on access to the trading platform, the ability to withdraw or deposit fiat currencies and cryptocurrencies, or otherwise perform a trade on the platform. This creates significant exposure to arbitrage trading between exchanges. Further, the operator of a blockchain asset trading platform may trade on its own behalf on the trading platform. Doing so provides liquidity to platform participants. However, it also presents potential conflicts of interest, such as front-running customer order flow and engaging in price manipulation. By acting as a trading participant on one’s own platform, trading platforms may artificially inflate or deflate prices, which impairs market pricing discovery.

These weaknesses in current blockchain asset trading platforms reveal a significant opportunity in the blockchain asset industry for market development through operations and services that provide functionality, transparency and trading platforms backed by cash reserves similar to those of regulated trading marketplaces.

Our Proposal: INX Trading Solutions, a Single Regulated Ecosystem for Trading Blockchain Assets

We believe that we have a comprehensive solution to the issues that we have identified. We are developing a new marketplace for blockchain assets that is subject to governmental oversight. We are designing our platforms to provide the following solutions to the problems identified above, which we believe will make INX Trading Solutions an attractive choice for the trading of blockchain assets:

●	Robust Pre-Trade and Post-Trade Services. We are designing trading features to permit clients to continually monitor and manage blotter, position, and other technical analysis. We also plan to offer investment tools during the pre-trading period and provide trade confirmations, reporting and access to pricing data during the post-trading period.

●	Historical Trading Record. Beginning with the first recorded transaction on the INX Trading Solutions trading platforms, we plan to apply KYC/AML procedures for all account holders and provide transparency so that clients have the ability to review all activities taken by them. We believe that this accessibility will supplement the transparency of blockchain assets.

●	Regulation. We believe that regulatory oversight will instill greater confidence in our trading platforms compared to unregulated blockchain asset trading platforms. As the ownership of blockchain assets becomes more commonplace and professional traders continue to analyze and enter the blockchain asset marketplace, we believe that clients will expect regulatory safeguards for blockchain asset trading, comparable to the current fiat and securities exchanges. All customers of INX Trading Solutions, whether trading cryptocurrencies or security tokens, will be required to complete KYC/AML checks in compliance with applicable laws and regulations.

●

Cash Fund. We intend to provide additional comfort to our customers with respect to the financial stability of the Company by allocating 75% of the gross proceeds less payments to underwriters from this offering in excess of $25 million to be available to cover customer and Company losses, if any, that result from cybersecurity breaches or theft, errors in execution of the trading platform or its technology, and counterparty defaults, including instances where counterparties lack sufficient collateral to cover losses. We refer to this amount as our “Cash Fund.”

●	Our Robust Technology. We intend to develop technology to support high volumes of traffic to enable rapid trading activity. Because our platforms are custom-built to support the growing blockchain asset market, we are designing our platforms to scale along with the continued growth of the market.

●	Transaction Fee Transparency. We plan to establish transaction fees as a percentage of the trade price of each trade executed on our platforms. Transaction fees must be paid, (a) with regard to the INX Digital trading platform, in the currency or cryptocurrency that is used as payment for the purchase or sale associated with the transaction fee, and (b) with regard to the INX Securities trading platform, in the currency that is used as payment for the purchase or sale associated with the transaction fee or INX Tokens. Transaction fees will be disclosed to our customers prior to executing a trade or performing other transactions on our platforms.

Our Development Plan

We are designing our trading platforms to provide clients with multi-currency, non-biased execution trading solution and to function as broker, execution, and clearing agent. We plan to provide trading of different types of digital blockchain assets, including securities and cryptocurrencies, with the optionality for execution of trades in both traditional fiat currencies and digital assets.

Our goal in the development of INX Trading Solutions is to offer professionals in the financial services community a comprehensive, interactive platforms that allow for seamless integrated trading, real-time risk management and reporting and administration tools.We plan to develop INX Trading Solutions as a series of centralized platforms that facilitate peer-to-peer professional trading services. These trading platforms will help our customers automate and coordinate front-office trading functions, middle-office risk management and reporting functions, and back-office accounting functions.

We are developing our system in modules to allow for a phased roll out of features in accordance with regulatory approvals that we receive and the technological development of INX Trading Solutions. See “Business— Phases of Development.”

Our intention is for the INX Trading Solutions website to serve as a single entry point for our customers. On the homepage, customers will be able to access the INX Digital portal for the trading of cryptocurrencies, and, when established, the INX Services portal for the trading of security tokens, in each case subject to the satisfaction of applicable regulatory requirements. Each of INX Digital portal and INX Services portal will be a separate and distinct trading platform. As we develop our trading platforms, we intend to add functionalities across the entire transaction lifecycle, as well as other information and features. Our platforms will not support cross-asset (i.e., securities token for cryptocurrency) trading, nor will we permit the settlement of securities transactions in cryptocurrency, at least until such time as the regulatory uncertainty regarding such transactions is resolved.

The trading platform to be operated by each entity will support “straight through processing” of orders received from customers. As such, orders and resulting trades will be recorded on internal databases and will be reflected in customer accounts without any intervention. Both INX Services, Inc. and INX Digital Inc. will employ staff to monitor trading activity and support customers. Each entity will also employ supervising managers to oversee the trading and settlement process. The staff of both entities will be able to process trade corrections, but this activity will require management approvals and audit reports will be reviewed to monitor this activity.

Neither INX Services, Inc. nor INX Digital, Inc. will extend credit to customers. Further, our proprietary order management software, which will be utilized by both INX Services, Inc. and INX Digital, Inc., has a rules engine that ensures sufficient funds or fully paid assets are available to cover orders, prior to their submission.

INX Digital Trading Platform

We are currently developing the INX Digital trading platform, and are testing its trading capabilities from a functional and load perspective. We have completed the minimum viable product of the platform that includes the architecture design, trading functionalities and the user interface and experience. To be able to handle large amount of traffic and transactions, we are currently working on scaling the capabilities of the system from an architecture and application level to improve the latency and solve concurrency issues. We are putting in place fail safe and recovery processes in case of system failure that are designed to inherently respond in a way that will cause no or minimal harm to core trading data. We are also in the process of developing the back office to administer and manage the platform.

We are currently preparing the required applications and supporting materials to register INX Digital as a money transmitter. We have registered INX Digital with U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) as a federal money service business. In addition, we have submitted notifications to California, Massachusetts, Missouri, Montana, Pennsylvania, Utah and Wisconsin and INX Digital is now eligible to operate as proposed in those jurisdictions. We anticipate that we will be able to obtain money transmitter licenses or otherwise qualify to operate in 25 US states and commence operations six months after reaching the minimum offering amount of $7,500,000. Further, we expect that we will be able to obtain money transmitter licenses or otherwise qualify to operate in most US states nine months after reaching the minimum offering amount.

The INX Digital trading platform will incorporate a secure trading/matching engine, which will have high frequency transaction capabilities and support a range of standard order types. We also expect to develop an API interface for broker-dealers, traders and market makers.

The architecture for the INX Digital platform is based on sequential processing and storage, allowing transactions to be processed one after the other, and not in parallel.

We are designing trading features to permit clients to continually monitor and manage blotter, position, and other technical analysis. We also plan to offer investment tools during the pre-trading period and provide trade confirmations, reporting and access to pricing data during the post-trading period.

Transaction fees on the INX Digital platform may be paid using US dollars, BTC or ETH.

INX Digital receives custody services for cryptocurrencies held on behalf of the clients of our INX Digital trading platform from BitGo Trust Company, Inc., a trust company duly organized and chartered in South Dakota, as the custodian (“BitGo Trust”). BitGo Trust describes itself as a “qualified custodian” as defined in Rule 206(4)-2 promulgated under the Investment Advisers Act of 1940. We believe that BitGo Trust, together with its affiliate BitGo Inc., a multi-signature hot wallet service, which we refer to collectively as BitGo, is a leading provider of custody and wallet services for cryptocurrency trading, with the ability to support both “hot” and “cold” storage with a high degree of electronic and physical security, as well as transaction processing and reporting. See “Business—Overview—INX Digital Trading Platform.”

INX Securities Trading Platform

We are currently developing the INX Securities trading platform, and are testing its trading capabilities from a functional and load perspective. We have completed the minimum viable product of the platform that includes the architecture design, trading functionalities and the user interface and experience. To be able to handle large amount of traffic and transactions, we are currently working on scaling the capabilities of the system from an architecture and application level to improve the latency and solve concurrency issues. We are putting in place fail safe and recovery processes in case of system failure that are designed to inherently respond in a way that will cause no or minimal harm to core trading data. We are also in the process of developing the back office to administer and manage the platform.

We intend to register INX Services as a broker-dealer and operate the INX Securities trading platform as an ATS for security tokens; however, at least initially, INX Services may operate as an introducing broker with an order management system and to route security token order flow to one or more third party alternative trading systems. As an introducing broker, INX Services will act in an agency capacity and will seek to obtain best execution by routing orders to one or more market centers and/or alternative trading systems.

The INX Securities trading platform will incorporate a secure trading/matching engine, which will have high frequency transaction capabilities and support a range of standard order types. We also expect to develop an API interface for broker-dealers, traders and market makers.

The architecture for the INX Securities trading platform is based on sequential processing and storage, allowing transactions to be processed one after the other, and not in parallel.

We are designing trading features to permit clients to continually monitor and manage blotter, position, and other technical analysis. We also plan to offer investment tools during the pre-trading period and provide trade confirmations, reporting and access to pricing data during the post-trading period.

Transaction fees on the INX Securities trading platform may be paid using US dollars or INX Tokens.

INX Services has yet to identify a clearing firm to serve as a custodian which satisfies the requirements of Rule 15c3-3, known as the Customer Protection Rule. There is currently significant uncertainty regarding the application of Rule 15c3-3 and other federal securities laws and regulations to the conduct of market intermediaries that seek to facilitate the trading of security tokens. If we are not able to identify such an arrangement, or if the FINRA delays in approving our broker-dealer license as a result of our custodial relationship, such failure or delay could prevent us from developing the INX Securities trading platform or other operations of INX Services as currently envisioned. We will not be able to commence trading of security tokens on the INX Securities trading platform until we identify such a firm and receive all necessary regulatory approvals, including approval from FINRA. See “Business—Overview—INX Securities Trading Platform.”

The INX Token

We have currently developed the INX Token. After the INX Securities trading platform is operational, prospective investors who have been duly identified through KYC/AML procedures may purchase and trade INX Tokens on the INX Securities trading platform. INX Token holders will be able to use the INX Token to pay INX Securities trading platform transaction fees, which are entitled to, at a minimum, a 10% discount to other forms of payment. The INX Tokens may not be used as payment for transaction fees on the INX Digital trading platform, but we intend from time to time to offer promotional discounts on transaction fees on the INX Digital trading platform to record holders of INX Tokens. Holders of INX Tokens will also be entitled to receive pro rata distributions of 40% of the Company’s cumulative Adjusted Operating Cash Flow. Commencing in 2021, distributions will be calculated on an annual basis and paid on or before April 30 to parties (other than the Company or its subsidiaries) that hold INX Tokens on the preceding March 31. Each annual distribution will be based on the Company’s cumulative Adjusted Operating Cash Flow (net of cash flows which have already formed the basis for a prior distribution), calculated as of December 31 of the year prior to the distribution. However, because each INX Token holder’s right to a pro rata distribution is based on our cumulative Adjusted Operating Cash Flow, no distribution will be made to INX Token holders, if at all, until the Company generates positive cumulative Adjusted Operating Cash Flows. As of June 30, 2020, cumulative Adjusted Operating Cash Flow was a negative cash flow of approximately $7,127,000. See “Description of INX Tokens.” In addition, there is currently no public market for the INX Tokens and there is no plan to have our INX Token trade on a national securities exchange or any other exchange or trading platform, whether within or outside the United States.

Our Growth Strategies

We believe that our operational capabilities will strengthen and expand as INX Trading Solutions completes each phase of development. This will enable us to launch several growth strategies, including the following:

●	Active expansion of institutional blockchain asset trading and large-scale block transactions. The Company plans to promote our trading platforms and related services with institutional and other accredited investors such as family offices, hedge funds and others who require access to platforms for trading cryptocurrencies or security tokens, including trades in large-scale block transactions.

●	Monetize market data and connectivity. We plan to serve as a hub for blockchain asset traders, institutional investors, commercial banks and individuals trading blockchain assets. As we attract more clients, we expect that we will accumulate non-proprietary big-data relating to trading behavior and related market statistics. We plan to use this data for internal use and as a product to be sold to institutional investors and trade analysts.

●	Strategic opportunities. We plan to pursue strategic alliances with commercial banks and other licensed and regulated blockchain asset trading platforms for the expansion of our business. In addition, we believe that a part of our future growth strategy will include the acquisition and integration of other blockchain service providers under INX Trading Solutions.

●	The INX Token. Use of the INX Token is intended to create a “virtuous cycle.” Holders of INX Tokens will be entitled to a distribution based on our net cash flow from operating activities, excluding any cash proceeds from an initial sale by the Company of an INX Token. Our profit share model makes these INX Token holders beneficiaries of the growth and success of the Company’s operations. This in turn increases the value of the INX Token and its acceptance as a method of payment on the INX Securities trading platform. In addition, the Company will reserve an additional 20% of INX Tokens received as payment of transaction fees, as long as the total amount of INX Tokens reserved does not exceed 35 million plus 50% of the number of INX Tokens sold by the Company to the public pursuant to this offering and subsequent offerings of INX Tokens (excluding re-issuances of reacquired INX Tokens), up to a maximum of 100 million INX Tokens. The Company does not intend to issue these reserved INX Tokens for general fundraising purposes; these INX Tokens may be issued to fund acquisitions, address regulatory requirements or fund the operations of the Company if the Board of Directors determines that the Company has net cash balances sufficient to fund less than six months of the Company’s operations. We intend to restrict issuances of the reserved INX Tokens to these or similar extraordinary situations to limit dilution to INX Token holders.

●	Single integrated solution. We believe that developing INX Trading Solutions with the capability to provide customers with a single integrated solution to access an array of services and features will be preferred by participants in the financial services community and will attract high volume traders who need a multifunctional trading solution. We intend to bolster our competitive position by developing platforms for a wide breadth of asset classes, each platform with a suite of workflow functionalities across the entire transaction lifecycle, including pre-trade, trade and post-trade services. In the future, the Company intends to establish a platform for the trading of derivatives such as futures, options and swaps. We have taken no steps towards the establishment of such a platform, which will require the development of technological solutions as well as federal and state regulatory approvals; accordingly, there is no assurance that such a trading platform will ever be developed.

Competition

We face intense competition in the blockchain asset trading market on a global level. An ever-growing number of previously unregulated trading platforms have announced intentions to operate as a regulated broker-dealer, or as otherwise regulated entities either under the federal securities laws, U.S. state or local laws or, as applicable, the laws of other jurisdictions (outside the U.S.) such as the EU. The market for trading blockchain assets has generated considerable interest and is continually evolving with new entrants to the market. In addition, established financial institutions have expressed interest in operating regulated blockchain asset exchanges or trading platforms and utilizing blockchain assets in bank financing practices. See “Business— Competition.”

Risk Factors

Our business is subject to numerous risks, as more fully described in the section titled “Risk Factors” immediately following this prospectus summary. You should read and carefully consider these risks and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in INX Tokens. In particular, such risks include, but are not limited to, the following:

●	We may not be able to develop the INX Digital and INX Securities trading platforms as contemplated or at all, or receive the regulatory approvals necessary to operate our business as currently contemplated.

●	Blockchain networks represent a new and rapidly changing industry and there remains relatively limited use of blockchain networks and assets.

●	Our company has no operating history.

●	The prospect of Token holders receiving any distributions of our cumulative Adjusted Operating Cash Flow is highly uncertain.

●	Blockchain technology is an emerging technology that is novel and untested.

●	The legal framework of regulations applicable to blockchain technologies, cryptocurrencies, security tokens and token offerings is uncertain and evolving quickly.

●	We may face significant delays in receiving a broker-dealer license as a result of our inability to identify a custodial relationship arrangement that FINRA or the SEC will approve as meeting the requirements of Rule 15c3-3.

●	Tax authorities may disagree with our tax positions with regard to the Company, its business and the INX Token and may ask us to revise these positions in a manner that could adversely affect you.

●	The prices of blockchain assets are extremely volatile and fluctuations in the price of blockchain assets could materially affect our profits.

●	There is currently no trading market for our INX Tokens and, if a trading market were to develop, the price of the INX Tokens may be volatile.

●	Valuation of the INX Token is difficult and the offering price of the INX Tokens has been arbitrarily determined based on market conditions at the time of pricing and should not be used by an investor as an indicator of the fair market value of the INX Tokens.

●	The market for trading blockchain assets is still in the early stages of development and we expect to face intense competition from both regulated and unregulated blockchain asset trading platforms .

●	We may not receive regulatory approval in the various jurisdictions in which we plan to operate our businesses.

●	We may not be able to prevent illegal activity from occurring over our platform, which could subject us to disciplinary action, including fines.

●	Our securities business and related clearing operations expose us to material default and liquidity risk.

●	We rely on third party contractors for the design, development and implementation of our trading platform infrastructure.

●	Systems failures or capacity constraints could materially harm our ability to conduct our operations and execute our business strategy.

●	Blockchain assets and blockchain trading platforms remain susceptible to security breaches and cybercrime and the INX Token, the Company or our trading platforms may be a target of cyber security breaches or theft.

●	Company private keys that allow the unilateral transfer or “freezing” of INX Tokens may be compromised.

●	The tax characterization of INX Tokens is uncertain and you must seek your own tax advice in connection with purchasing INX Tokens.

State Blue Sky Information

Each state has its own securities laws, often called “blue sky” laws, which prohibit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration.

Immediately after this registration statement is declared effective by the SEC and for one year thereafter, we expect the INX Tokens to be qualified, and to be eligible to make offers and sales, including resales, of the INX Tokens, subject to the suitability standards included in the “Suitability Standards” section of this prospectus, to investors in California, Colorado, Connecticut, Georgia, Hawaii, Illinois, Louisiana, Michigan, Minnesota, New York, Texas, Washington, Wisconsin and Wyoming. After this registration statement is declared effective by the SEC, we may submit filings to qualify the INX Tokens in other states, to enable resales in other states and to maintain such qualifications, though we have no obligation to do so. These blue sky requirements, and the restrictions on purchases and sales in states where this offering has not been qualified, limits the transferability of the INX Tokens and the liquidity of any trading market that may develop for the INX Tokens.

Implications of Our Emerging Growth Company and Foreign Private Issuer Status

As a company with less than $1.07 billion in revenue for our year ending December 31, 2017, we qualify as an “emerging growth company” under Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the U.S. Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from reporting requirements that generally apply to public companies, including the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), compliance with new standards adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring communication of critical audit matters in the independent public accounting firm report on our annual financial statements, exemption from say-on-pay, say-on-frequency, and say-on-golden parachute voting requirements, and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We have irrevocably elected not to avail ourselves of the exemption from new or revised accounting standards.

We will remain an emerging growth company until the earliest of: (i) the last day of our fiscal year during which we have total annual gross revenue of at least $1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided to emerging growth companies under the JOBS Act.

Upon completion of this offering, we will be subject to the reporting requirements of Section 15(d) of the Exchange Act, that are applicable to “foreign private issuers,” and under those requirements we will file reports with the SEC. The INX Tokens are not currently registered under the Exchange Act, but if, within 120 days after the last day of its fiscal year ended on which the Company has total assets of more than $10,000,000, the number of record holders of the INX Tokens is more than 2,000 persons, or 500 persons who are not accredited investors, the Company will be required to register the INX Tokens under the Exchange Act, in accordance with Section 12(g) of the Exchange Act, and to continue to file such reports. The Company intends to remain subject to the reporting requirements of the Exchange Act either through continued compliance with Section 15(d) of the Exchange Act or by registration of the INX Tokens in accordance with Section 12(g) of the Exchange Act.

As a foreign private issuer we are exempt from certain rules and regulations under the Exchange Act that are applicable to other public companies that are not foreign private issuers. For example, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual report with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. We may also present financial statements pursuant to International Financial Reporting Standards (“IFRS”), instead of pursuant to U.S. generally accepted accounting principles (“U.S. GAAP” or “GAAP”). Our executive officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we will also not be subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act.

We may choose to take advantage of any, some, or all of the exemptions available to us as an emerging growth company or as a foreign private issuer. We have taken advantage of reduced reporting requirements in this prospectus.

Accordingly, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. Please see the section of this prospectus titled “Risk Factors—Risks Relating to our Incorporation in Gibraltar” for a description of exemptions that apply to emerging growth companies and foreign private issuers.

THE OFFERING

Security Offered	INX Tokens, an ERC20 compliant token.

Token ticker on INX Securities	INX

Total Tokens offered in this Offering	130,000,000 Tokens

Total Tokens to be outstanding (and not held by the Company) immediately after this Offering	Up to 148,944,562 Tokens

Minimum Offering Amount

$7,500,000; we did not complete the sale of any INX Tokens until we raised gross offering proceeds exceeding $7,500,000 (in U.S. Dollars). See “Plan of Distribution.” If we raise gross offering proceeds of $7,500,000, we estimate that we will receive $2,000,000 in net proceeds. Because we have used cash on hand to pay $2.42 million of our offering expenses and $500,000 to A-Labs, we estimate that we will have $4.92 million available to us if we raise our minimum offering amount of $7.5 million.

Use of Proceeds

We intend to use the net proceeds raised from the sale of INX Tokens in this offering for the continued development and operation of INX Trading Solutions, including our cryptocurrency and security token trading platforms (See “Business—Phases of Development”); 75% of the gross proceeds less payments to underwriters from this offering in excess of $25 million will be used to establish and capitalize the Cash Fund for INX Trading Solutions. We intend to use the remaining amount of net proceeds from this offering for general corporate purposes and working capital. See “Use of Proceeds.”

Termination of the Offering	The offering will terminate upon the earliest to occur of: (i) the sale of all of the 130,000,000 Tokens being offered, (ii) 365 days after this registration statement is declared effective by the SEC, or (iii) such shorter period as may be determined by the Company in its sole discretion.

Uses of the INX Token on the INX Trading platforms

When used as payment of transaction fees on the INX Securities trading platform, the INX Token will entitle owners to, at a minimum, a ten percent (10%) discount as compared to fees paid using other currencies. The Company, from time to time in its sole discretion, may offer promotional incentives such as a greater discount compared to other forms of payment for transaction fees. In no case however, will the discount right included in the INX Token be less than the ten percent (10%).

INX Tokens may not be used as payment for transaction fees on the INX Digital trading platform, but we intend from time to time to offer promotional discounts on transaction fees on the INX Digital trading platform to record holders of INX Tokens. See “Description of INX Tokens - Uses of the INX Token on the INX Platforms.”

Distributions on INX Tokens	Each INX Token will entitle its holder to pro rata distributions of 40% of the Company’s cumulative Adjusted Operating Cash Flow. Commencing in 2021, the distribution will be calculated on an annual basis and paid on or before April 30 to parties (other than the Company or its subsidiaries) that hold INX Tokens on the preceding March 31. Each annual distribution will be based on the Company’s cumulative Adjusted Operating Cash Flow (net of cash flows which have already formed the basis for a prior distribution), calculated as of December 31 of the year prior to the distribution. However, because each INX Token holder’s right to a pro rata distribution is based on our cumulative Adjusted Operating Cash Flow, no distribution will be made to INX Token holders, if at all, until the Company generates positive cumulative Adjusted Operating Cash Flows. As of June 30, 2020, cumulative Adjusted Operating Cash Flow was a negative cash flow of approximately $7,127,000. Distributions will be paid either in U.S. Dollars to an INX Token holder’s bank account or in Ether which will be transferred to the INX Token holders’ wallet that is recorded on the INX Token Distributed Ledger. The distribution to INX Token holders is a contractual obligation of the Company and a right of each INX Token holder of record as of March 31 of a year following a year end for which there was positive cumulative Adjusted Operating Cash Flow. However, the pro rata distribution of our cumulative Adjusted Operating Cash Flow is not self-executing and requires that our board of directors approve the Company’s financial statements and calculate such distribution in good faith. See “Description of INX Tokens - Participation Right in Adjusted Operating Cash Flow.”

Rights of INX Token Holders Upon a Failure or a Change of Control

Each INX Token held by parties other than the Company shall entitle its holder to receive a pro rata portion (based upon the number of INX Tokens then outstanding) of the Cash Fund, if any of the following occur:

(1) the Company fails to operate a bona fide trading platform that permits the spot trading of Bitcoin and Ethereum by December 31, 2021, or

(2) (a) a sale of all or substantially all of the assets of the Company; (b) any person or entity becoming the beneficial owner, directly or indirectly, of more than 50% of the outstanding voting interests of the Company; or (c) the closing of a merger, consolidation, recapitalization or reorganization of the Company with or into any person or entity pursuant to which the shareholders of the Company immediately prior to such transaction own less than 50% of the outstanding voting interests of the resulting entity or its parent company. See “Description of INX Tokens – Rights of INX Token Holders Upon a Failure or a Change of Control.”

Rights of INX Token Holders Upon an Insolvency Event

If (i) the Company permanently discontinues all the activities of INX Solutions and there is no successor conducting a substantially similar business that assumes the obligations of the Company with regard to the INX Tokens and (ii) an “Insolvency Event” (as defined in the INX Token Purchase Agreement) occurs, then the Company shall be deemed to be in breach of its obligations under the INX Token Purchase Agreement, which breach shall create a claim in favor of INX Token holders that may be asserted by INX Token holders against the Company in any proceeding arising from such Insolvency Event. The claim amount will be determined by the liquidator, a court of competent jurisdiction overseeing the liquidation, or some other authority pursuant to applicable insolvency law, and accordingly, there can be no assurance as to the payment amount, if any, that may be received by an INX Token Holder in settlement of such claim.

The Company intends that the INX Token holders will be unsecured creditors of the Company and would therefore rank pari passu with all the other unsecured creditors of the Company and senior to the claims of holders of the Company’s shares. Further, the Company has caused current shareholders who hold approximately 79% of its issued share capital, and shall cause its future shareholders, to enter an agreement, pursuant to which such shareholders (a) irrevocably subordinate their rights to receive any distributions and payments from the Company prior to the payment in full by the Company of all distributions owed to INX Token holders, and (b) irrevocably waive and subordinate their rights, in the event of an Insolvency Event, to any cash held in the Cash Fund. However, the Cash Fund will not be held in an escrow or trust account, but rather, will be held in a separate bank account controlled by the Company. In the case of an Insolvency Event, a liquidator, court or other applicable authority may determine that INX Token holders are not entitled to any payment from the Company’s assets or that the INX Token holders’ claims are not senior in right to claims or interests of the Company’s shareholders, in particular the shareholders who have not agreed to subordinate their rights to the claims of Token holders. In addition, the Company may incur debt (including secured debt) that ranks equally with, or senior to, the rights of INX Token holders. In the case of an Insolvency Event, holders of debt instruments ranking senior to INX Tokens, as well as holders of other preferential claims under relevant insolvency laws, may be entitled to receive payment in full before INX Token holders receive any distribution, including distributions of Adjusted Operating Cash Flow and distributions from the Cash Fund. INX Token holders do not have a perfected security interest in either the Cash Fund, or their Pro Rata Portion of the Distributable Amount of the cumulative Adjusted Operating Cash Flow. There is no guarantee that an INX Token holder will receive any funds following an Insolvency Event.

Tokens Reserved for Additional Issuances

The Company reserved 17,373,438 INX Tokens for sales and issuances to employees, directors, advisors and early investors in the Company. Of this amount, 1,318,000 INX Tokens have been issued and the Company has commitments to issue up to 6,144,250 additional INX Tokens (based on our initial public offering price of $0.90 per Token and excluding grants of INX Tokens as a monthly remuneration to certain directors) within the first year after this offering. See “Dilution.”

The Company has not allocated for issuance and does not intend to issue 35 million of the 200 million INX Tokens that have been created. In addition, the Company will reserve an additional 20% of INX Tokens received as payment of transaction fees, as long as the total amount of INX Tokens reserved does not exceed 35 million plus 50% of the number of INX Tokens sold by the Company to the public pursuant to this offering and subsequent offerings of INX Tokens (excluding re-issuances of reacquired INX Tokens), up to a maximum of 100 million INX Tokens. The Company does not intend to issue these reserved INX Tokens for general fundraising purposes; these INX Tokens may be issued to fund acquisitions, address regulatory requirements or fund the operations of the Company if the Board of Directors determines that the Company has net cash balances sufficient to fund less than six months of the Company’s operations. We intend to restrict issuances of the reserved INX Tokens to these or similar extraordinary situations to limit dilution to INX Token holders.

Total Tokens; No Mining	200,000,000 INX Tokens have been created. There is no mining of INX Tokens and there is no other means of creating new INX Tokens.

SUMMARY FINANCIAL DATA

The following table sets forth a summary of our consolidated statement of comprehensive loss and summary of our consolidated balance sheet data for the periods indicated. This information should be read together with our audited consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

Summary Consolidated Statements of Comprehensive Loss

(U.S. Dollars in thousands except share and per share data)

	Six months ended June 30,		Year ended December 31,	Year ended December 31,
	2020	2019	2019	2018
	Unaudited

Operating expenses:

Research and development	317	266	468	525
General and administrative	779	1,195	2,432	3,139

Loss from operations	1,096	1,461	2,900	3,664

Fair value adjustment of INX Token and derivative liabilities	872	952	854	340
Finance expense	15	6	70	6
Finance income	-	(135)	(135)	-

Loss and total comprehensive loss	1,983	2,284	3,689	4,010

Loss per share, basic and diluted	0.17	0.20	0.32	0.50

Weighted average number of shares outstanding, basic and diluted	11,527,008	11,377,323	11,395,273	7,948,935

Summary Balance Sheet Data

	June 30,	December 31,
	2020	2019	2018
	Unaudited
Total Assets	486	387	1,021
Working Capital	(2,553)	(1,546)	54
Total Liabilities	3,039	1,933	967
Total Equity	(2,553)	(1,546)	54

RISK FACTORS

Investing in INX Tokens involves a high degree of risk. You should carefully consider the risks we describe below, along with all of the other information set forth in this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements” and our financial statements and the related notes beginning on page F-1, before deciding to purchase INX Tokens. The risks and uncertainties described below are those significant risk factors, currently known and specific to us, that we believe are relevant to an investment in INX Tokens. If any of these risks materialize, our business, results of operations or financial condition could suffer, the price of INX Tokens could decline substantially and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we now deem immaterial may also harm us and adversely affect your investment in INX Tokens.

You may lose all monies that you spend purchasing INX Tokens. If you are uncertain as to our business and operations or you are not prepared to lose all monies that you spend purchasing INX Tokens, we strongly urge you not to purchase any INX Tokens. We recommend you consult legal, financial, tax and other professional advisors or experts for further guidance before participating in the offering of our INX Token as further detailed in this prospectus. Further, we recommend you consult independent legal advice in respect of the legality of your participation in the INX Token sale.

In order to participate in this offering, a purchaser must provide the Company with a digital wallet address to receive INX Tokens. We do not recommend that you purchase INX Tokens unless you have prior experience with cryptographic tokens, blockchain-based software and distributed ledger technology and unless you have received independent professional advice.

We have no operating history.  Even if this offering is successful, we may need to raise additional capital in the future to continue operations, which may not be available on acceptable terms, or at all.

We are a recently formed company established under the laws of Gibraltar with minimal activity and no historical operating results. Since our date of inception in September 2017, we have incurred a loss from operations and, as of June 30, 2020, we have an accumulated deficit of $10,319,000. In addition to the accumulated deficit, we have entered into contractual arrangements committing us to future expenses, including the repayment of loans, as well as significant contingent obligations which are not currently reflected on our balance sheet. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Commitments and Contractual Obligations.” Additionally, we expect that we will incur approximately $19 million of expenses to complete the development of the two phases of development contained in our business plan. “See “Business – Phases of Development.”

We will not commence operations of INX Trading Solutions until obtaining funding through this offering. Although we have met our minimum offering amount, closed on committed purchases and have access to investor funds, we may not have sufficient funding to complete our business plan. There is no guarantee that we will be able to raise any additional capital in the future or that additional capital will be available on acceptable terms.

Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective. Our proposed operations are subject to all business risks associated with a new enterprise. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business operating in a relatively new, highly competitive, and developing industry. Even if we close this offering, there can be no assurance that we will ever generate any operating activity or develop and operate the business as planned. If we are unsuccessful at executing on our business plan, our business, prospects, and results of operations may be materially adversely affected and investors may lose all or a substantial portion of their investment.

RISKS RELATED TO BLOCKCHAIN ASSETS

Blockchain is a nascent and rapidly changing technology and there remains relatively small use of blockchain networks and blockchain assets in the retail and commercial marketplace. The slowing or stopping of the development or acceptance of blockchain networks may adversely affect an investment in our Company.

The development of blockchain networks is a new and rapidly evolving industry that is subject to a high degree of uncertainty. Factors affecting the further development of the blockchain industry include:

●	continued worldwide growth in the adoption and use of blockchain networks and assets;

●	the maintenance and development of the open-source software protocol of blockchain networks;

●	changes in consumer demographics and public tastes and preferences;

●	the popularity or acceptance of the Bitcoin or Ethereum networks;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	government and quasi-government regulation of blockchain networks and assets, including any restrictions on access, operation and use of blockchain networks and assets; and

●	the general economic environment and conditions relating to blockchain networks and assets.

Our business model is dependent on continued investment in and development of the blockchain industry and related technologies. If investments in the blockchain industry become less attractive to investors or innovators and developers, or if blockchain networks and assets do not gain public acceptance or are not adopted and used by a substantial number of individuals, companies and other entities, it could have a material adverse impact on our prospects and our operations.

The application of distributed ledger technology is novel and untested and may contain inherent flaws or limitations.

Blockchain is an emerging technology that offers new capabilities which are not fully proven in use. There are limited examples of the application of distributed ledger technology. In most cases, software used by blockchain asset issuing entities will be in an early development stage and still unproven. As with other novel software products, the computer code underpinning the INX Tokens and Ethereum blockchain may contain errors, or function in unexpected ways. Insufficient testing of smart contract code, as well as the use of external code libraries, may cause the software to break or function incorrectly. Any error or unexpected functionality may cause a decline in value of the INX Token and result in substantial losses to purchasers of INX Tokens.

If we discover errors or unexpected functionalities in the INX Token smart contract after it has been deployed, we may make a determination that the INX Token smart contract is defective and that its use should be discontinued. Although we intend to replace the INX Token and the INX Token smart contract with a new token using a new smart contract, we may be required to take certain measures, such as freezing digital wallet addresses so that such wallets cannot transfer INX Tokens, which may disrupt trading in the INX Tokens. Such a determination and our subsequent deployment of a new smart contract and replacement token could have a material effect of the value of any investment in the INX Token or our business.

The creation and operation of digital platforms for the public trading of blockchain assets will be subject to potential technical, legal and regulatory constraints. There is no warranty that the process for receiving, use and ownership of blockchain assets will be uninterrupted or error-free and there is an inherent risk that the software, network, blockchain assets and related technologies and theories could contain undiscovered technical flaws or weaknesses, the cryptographic security measures that authenticate transactions and the distributed ledger could be compromised, and breakdowns and trading halts could cause the partial or complete inability to use or loss of blockchain assets.

Risks associated with the distributed ledger technology could affect our business directly or the market for blockchain assets generally. In either case, the occurrence of these events could have a materially adverse effect on an investment in the Company.

The open-source structure of blockchain software means that blockchain networks may be susceptible to malicious cyber-attacks or may contain exploitable flaws, which may result in security breaches and the loss or theft of blockchain assets.

Most blockchain networks operate based on some form of open-source software. An open source project is not represented, maintained or monitored by an official organization or authority. Because of the nature of open-source software projects, it may be easier for third parties not affiliated with the issuer to introduce weaknesses or bugs into the core infrastructure elements of the blockchain network. This could result in the corruption of the open-source code which may result in the loss or theft of blockchain assets.

Blockchain networks may be the target of malicious attacks seeking to identify and exploit weaknesses in the software. Such events may result in a loss of trust in the security and operation of blockchain networks and a decline in user activity which could have a negative impact on the Company.

Each blockchain network, including the Ethereum network, is dependent upon its users and contributors, and actions taken, or not taken, by the users or contributors of a blockchain network could damage its reputation and the reputation of blockchain networks generally.

Developers and other contributors to blockchain network protocols generally maintain or develop those blockchain networks, including the verification of transactions on such networks. Because the networks are decentralized, these contributors are generally not directly compensated for their actions. Therefore, most blockchain networks provide that such contributors receive awards and transfer fees for recording transactions and otherwise maintaining the blockchain network. Such fees are generally paid in the blockchain asset of that network.

The security and integrity of blockchain assets, including the value ascribed to blockchain assets, relies on the integrity of the underlying blockchain networks. We are issuing the INX Token, an ERC20 blockchain asset that is programmed using a smart contract that is compatible with the Ethereum blockchain.

If the awards and fees paid for maintenance of a network are not sufficiently high to incentivize miners, miners may respond in a way that reduces confidence in the blockchain network. To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transfer fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transfer fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the blockchain network and its assets. To the extent that this occurs with regard to blockchain networks that underlie the blockchain assets traded on our platforms, including the Ethereum network, it could have a materially adverse effect on an investment in the Company. To the extent that this occurs with regard to the Ethereum network, it could have a materially adverse effect on an investment in the INX Token.

The prices of blockchain assets are extremely volatile. Fluctuations in the price of Bitcoin, Ether and/or other blockchain assets could materially and adversely affect the Company.

The prices of blockchain assets such as Bitcoin and Ether have historically been subject to dramatic fluctuations and are highly volatile. As relatively new products and technologies, blockchain assets have only recently become accepted as a means of payment for goods and services, and such acceptance and use remains limited. Conversely, a significant portion of demand for blockchain assets is generated by speculators and investors seeking to profit from the short- or long-term holding of blockchain assets.

In addition, some blockchain industry participants have reported that a significant percentage of blockchain asset trading activity is artificial or non-economic in nature and may represent attempts to manipulate the price of certain blockchain assets. For example, in a report published by Bitwise Asset Management8, Bitwise claimed that 95% of bitcoin trading activity appearing on 81 blockchain asset trading platforms is fake. Bitwise’s report further stated that trading platforms and blockchain asset developers are incentivized to artificially inflate trading volumes so that their platform or asset rises in league tables and gains prominence in the industry. As a result, trading platforms or blockchain assets may seek to inflate demand for a specific blockchain assets, or blockchain assets generally, which could increase the volatility of that asset or blockchain asset trading prices generally.

The market price of these blockchain assets, as well as other blockchain assets that may be developed in the future, may continue to be highly volatile. A lack of expansion, or a contraction of adoption and use of blockchain assets, may result in increased volatility or a reduction in the price of blockchain assets.

Several additional factors may influence the market price of blockchain assets, including, but not limited to:

●	Global blockchain asset supply;

●	Global blockchain asset demand, which can be influenced by the growth of retail merchants’ and commercial businesses’ acceptance of blockchain assets like cryptocurrencies as payment for goods and services, the security of online blockchain asset trading platforms and digital wallets that hold blockchain assets, the perception that the use and holding of blockchain assets is safe and secure, and the regulatory restrictions on their use;

●	Changes in the software, software requirements or hardware requirements underlying the blockchain networks;

●	Changes in the rights, obligations, incentives, or rewards for the various participants in blockchain networks;

●	The cost of trading and transacting in blockchain assets, and whether such costs may become fixed or standardized;

●	Investors’ expectations with respect to the rate of inflation;

●	Interest rates;

●	Currency exchange rates, including the rates at which blockchain assets may be exchanged for fiat currencies;

●	Fiat currency withdrawal and deposit policies of blockchain asset trading platforms and liquidity on such platforms;

●	Interruptions in service or other failures of major blockchain asset trading platforms;

●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in blockchain networks or blockchain assets;

[8]	https://www.sec.gov/comments/sr-nysearca-2019-01/srnysearca201901-5164833-183434.pdf

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

●	Regulatory measures, if any, that affect the use of blockchain assets;

●	The maintenance and development of the open-source software utilized in blockchain networks;

●	Global or regional political, economic or financial events and situations; or

●	Expectations among blockchain network participants that the value of such blockchain assets will soon change.

A decrease in the price of a single blockchain asset may cause volatility in the entire blockchain industry and may affect other blockchain assets. For example, a security breach that affects investor or user confidence in Ether or Bitcoin may affect the industry as a whole and may also cause the price of other blockchain assets to fluctuate.

The value of blockchain assets and fluctuations in the price of blockchain assets could materially and adversely affect our business and investment in the Company.

The regulatory regimes governing blockchain technologies, blockchain assets and the purchase and sale of blockchain assets are uncertain, and new regulations or policies may materially adversely affect the development of blockchain networks and the use of blockchain assets.

Initially, it was unclear how distributed ledger technologies, blockchain assets and the businesses and activities utilizing such technologies and assets would fit into the current web of government regulation. As blockchain networks and blockchain assets have grown in popularity and in market size, international, federal, state and local regulatory agencies have begun to clarify their position regarding the sale, purchase, ownership and trading of blockchain assets.

Regulation of the trading of blockchain assets has evolved significantly over the past year. On November 16, 2018, the Division of Corporation Finance, Division of Investment Management, and Division of Trading and Markets issued the Statement on Digital Asset Securities Issuance and Trading, confirming the applicability of the federal securities law framework to new and emerging technologies, such as blockchain assets. The Statement summarized the Commission’s stance with regard to actors and institutions that sell security tokens in initial offerings or develop and facilitate the secondary market for security tokens. Although the Statement provides additional guidance to participants in the blockchain asset marketplace, in general the regulation of blockchain assets under the current regulatory framework applicable to currencies or securities remains in its early stages and is subject to uncertainty.

In addition, various legislative and executive bodies in the United States and in other countries have shown that they intend to adopt legislation to regulate the sale and use of blockchain assets. Such legislation may vary significantly among jurisdictions, which may subject participants in the blockchain trading marketplace to different and perhaps contradictory requirements.

New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and elsewhere, may materially and adversely impact the development and growth of blockchain networks and the adoption and use of blockchain assets. The imposition of restrictions on all blockchain assets, or certain blockchain assets, could affect the value, liquidity and market price of blockchain assets subject to heighten regulation, by limiting access to marketplaces or exchanges on which to trade such blockchain assets, or imposing restrictions on the structure, rights and transferability of such blockchain assets. Some governments may seek to ban transactions in blockchain assets altogether. See “Business—Regulatory Oversight of Blockchain Assets.”

The Company may be prevented from entering, or it may be required to cease operations in, a jurisdiction that makes it illegal or commercially unviable or undesirable to operate in such jurisdiction. Enforcement, or the threat of enforcement, may also drive a critical mass of participants and trading activity away from regulated markets, such as those provided by INX Trading Solutions, and toward unregulated exchanges. Although it is impossible to predict the positions that will be taken by certain governments, any regulatory changes affecting blockchain assets could be substantial and materially adverse to the development and growth of our business and investment in the Company.

RISKS RELATED TO OUR COMPANY’S OPERATIONS

Our ability to develop INX Trading Solutions faces operational, technological and regulatory challenges and we may not be able to develop the INX Trading Solutions as contemplated or at all.

We may not be able to develop INX Trading Solutions, including the INX Digital and INX Securities trading platforms, as contemplated by our business model or at all. In addition, a number of factors could materially adversely affect our ability to commercialize and generate any revenue from our proposed INX Trading Solutions platforms.

The development, structuring, launch and maintenance of our trading platforms could lead to unanticipated and substantial costs, delays or other operational or financial difficulties. Our proposed platforms are complex and their creation requires the integration of multiple technologies and the development of new software. There can be no assurance that we will have the financial and technological resources necessary to complete the development of our trading platforms if their development costs more than we have estimated or requires technology and expertise that we do not have and cannot develop. Even if we are able to develop INX Trading Solutions as contemplated, we may not be able to develop our platforms on a timely basis.

Further, there can be no assurance that our platforms will gain the acceptance of customers or other market participants. Because blockchain asset trading is in its early stages, it is difficult to predict the preferences and requirements of blockchain asset traders and our platform design and technology may be incompatible with new or emerging forms of blockchain assets or related technologies. Failure to achieve acceptance would impede our ability to develop and sustain a commercial business.

In addition, there can be no assurance that our platform will qualify for registrations that we are seeking or we plan to seek with the SEC, FINRA, U.S. state regulators and various other regulatory bodies both in the U.S. and in other countries. We intend that one of our subsidiaries, INX Digital, will apply for state money transmitter licenses in order to operate a trading platform for cryptocurrencies. In addition, we intend that another of our U.S. subsidiaries, INX Services, will register as a broker-dealer to act as an introducing broker and subsequently to operate an alternative trading system for security tokens. In addition, if in the future we determine to proceed with the establishment of a platform for the trading of derivatives, we would be required to seek registrations with other regulatory bodies, such as the CFTC.

We may fail to qualify for registrations under any of these authorities or we may be required to alter our business model as currently contemplated in order to meet the requirements of these regulatory authorities. Either of these results would have a broad impact on us and could have a material adverse effect on our businesses, financial condition, results of operations and prospects and, as a result, investors could lose all or most of their investment.

Because distributions to the INX Token holders are dependent on our cash flow, our failure to develop the INX Trading Solutions platforms, failure of the INX Trading Solutions platforms to gain regulatory approvals or failure of the INX Trading Solutions platforms to gain acceptance may prevent us from paying a distribution to the INX Token holders. Further, our failure to develop the INX Securities trading platform would prevent INX Token holders from using INX Tokens as payment for transaction fees on the INX Securities trading platform. Such adverse effects would impact the utility, liquidity, and the trading price of INX Tokens and potentially render INX Tokens worthless.

INX Securities trading platform depends upon security tokens being transferred to and held by a custodian before being traded on our INX Securities trading platform; however, we have been unsuccessful in identifying a custodian relationship that the SEC has determined will satisfy our obligations under Rule 15c3-3 of the Exchange Act with regard to providing custodial services for security tokens.

The model for our INX Securities trading platform envisions that security tokens traded on the platform will be transferred to a digital wallet held by one of our custodians, which transfer is recorded on the blockchain ledger that underlies such security token. Once a security token is deposited with our custodian, trades on our INX Securities trading platforms will be recorded only on our internal centralized servers, and they will not be recorded on a blockchain ledger.

Exchange Act Rule 15c3-3, known as the Customer Protection Rule, imposes several obligations on securities brokers and dealers, including an obligation to obtain possession or control of securities that its customers have purchased. After registering as a broker-dealer, INX Services plans to meet its obligations under Rule 15c3-3 with regard to security tokens traded by its customers by engaging a custodian and delivering the majority of its customers’ security tokens to a segregated account controlled by such custodian. Prior to obtaining a broker-dealer license, INX Services is required to demonstrate that it is able to comply with Rule 15c3-3.

There is currently significant uncertainty regarding the application of Rule 15c3-3 and other federal securities laws and regulations to market intermediaries that seek to facilitate the trading of security tokens. On July 8, 2019, the SEC Division of Trading and Markets and FINRA Office of General Counsel issued the Joint Staff Statement on Broker-Dealer Custody of Digital Assets, stating that established laws and practices that the Staffs recognize as enabling broker-dealers to comply with aspects of the Customer Protection Rule may not be available or effective in the case of blockchain assets. We have yet to identify a custodial arrangement for the secure holding of security tokens that FINRA or the SEC will approve as meeting the requirements of Rule 15c3-3.

If we are not able to identify such an arrangement, or if the FINRA delays in approving our broker-dealer license as a result of our custodial relationship, such failure or delay could prevent us from developing the INX Securities trading platform or other operations of INX Services as currently envisioned. This would have a material adverse effect on the ability to use the INX Token as a means of payment for transaction fees on the INX Securities trading platform, and would further negatively affect our businesses, financial condition, results of operations and prospects and, as a result, investors could lose all or most of their investment.

We expect to face intense competition from other companies and, if we are not able to successfully compete, our business, financial condition and operating results will be materially harmed.

We expect to encounter competition in all aspects of our business, including from entities having substantially greater capital and resources, offering a wide range of products and services and in some cases operating under a different and possibly less stringent regulatory regime.

We will face competition from other securities, futures and securities option exchanges; over-the-counter markets (OTC); clearing organizations; large industry participants; swap execution facilities; alternative trade execution facilities; technology firms, including electronic trading system developers, and others. New entrants may enter the market with alternative methods of providing trade execution and related services, and existing competitors may launch new initiatives.

Many of these competitors have greater financial, marketing, technological and personnel resources than we do. In addition, many of our competitors may offer a wider range of bundled services, have broader name recognition, and have larger customer bases than we do.

Our ability to develop competitive advantages will require continued enhancements to our products, investment in the development of our services, additional marketing activities and enhanced customer support services. There can be no assurance that we will have resources to make sufficient investments in the development of our services, that our competitors will not devote significantly more resources to competing services or that we will otherwise be successful in developing market share. If competitors offer superior services, our market share could be affected and this would adversely impact our business and results of operations.

Failure to keep up with rapid changes in industry-leading technology, products and services could negatively impact our results of operations.

The financial services industry is subject to rapid technological change and evolving industry standards. User demands become greater and more sophisticated as the dissemination of products and information to customers increases. If we are unable to anticipate and respond to the demand for new services, products and technologies, innovate in a timely and cost-effective manner and adapt to technological advancements and changing standards, we may be unable to compete effectively, which could have a material adverse effect on our business. Many of our competitors have significantly greater resources than we do to fund research and development initiatives. Moreover, the development of technology-based services is a complex and time-consuming process. New products and enhancements to existing products can require long development and testing periods. Significant delays in new product releases, failure to meet key deadlines, or significant problems in creating new products could negatively impact our revenues and profits.

We may not receive regulatory approval in the various jurisdictions in which we plan to operate our businesses.

We are seeking or we plan to seek registrations with the SEC, FINRA, U.S. state regulators and various other regulatory bodies both in the U.S. and in other countries. We intend that one of our subsidiaries, INX Digital, will apply for state money transmitter licenses in order to operate a trading platform for cryptocurrencies. In addition, we intend that another of our U.S. subsidiaries, INX Services, will register as a broker-dealer to act, at least initially, as an introducing broker and subsequently to operate INX Securities as an ATS for security tokens.

To establish INX Securities as an ATS, INX Services will be required to file a Form ATS with the SEC. The Form ATS will include a description of the processes, rules and procedures that will govern the trading of security tokens on the INX Securities trading platform.

However, there is currently significant uncertainty regarding the application of federal and state laws to the trading of digital assets, including regulations governing the conduct of market intermediaries to the trading of security tokens. In addition, such processes, rules and procedures remain subject to our further development of the INX Securities trading platform infrastructure. These and other factors may cause significant delay or may prevent us from developing our trading platforms, including the development of the INX Securities trading platform as an ATS as currently envisioned.

If we fail to qualify with any of these authorities, we may be unable to execute our business plan as a provider of financial services. This would have a broad impact on us and could have a material adverse effect on our businesses, financial condition, results of operations and prospects and, as a result, investors could lose all or most of their investment. In addition, any such action could also cause us significant reputational harm, which, in turn, could seriously harm the Company.

Firms in the financial services industry have experienced increased scrutiny in recent years. Such regulatory or other actions may lead to penalties, fines, disbarment and other sanctions which could place restrictions or limitations on our operations and otherwise have a material adverse effect on our businesses.

The securities markets and the brokerage industry in which we operate are subject to extensive, evolving regulation that imposes significant costs and competitive burdens that could materially impact our business.

Most aspects of our broker-dealer operations will be highly regulated, including regulated oversight over sales and reporting practices, operational compliance, capital requirements and licensing of employees. Accordingly, we face the risk of significant intervention by regulatory authorities such as the SEC and FINRA in the U.S. and their equivalents in other countries.

Compliance with regulations may require us and our customers to dedicate significant financial and operational resources that could result in some participants leaving our markets or decreasing their trading activity, which would negatively affect our profitability. We expect to continue to incur significant costs to comply with the extensive regulations that apply to our business.

See “Business—Regulation of Our Trading Platform” for a description of potential regulation of our business.

As we expand our business, we may be exposed to increased and different types of regulatory requirements. We may become subject to new regulations or changes in the interpretation or enforcement of existing regulations, which may adversely affect our business. Also, regulatory changes that impact how our customers conduct their business may impact our business and results of operations. The U.S. federal government and other governments outside of the United States may implement new or revised regulatory requirements for the financial services industry. Any changes to the regulatory rules could cause us to expend more significant compliance, business and technology resources, incur additional operational costs and create additional regulatory exposure.

If we fail to comply with applicable laws, rules or regulations, we may be subject to censure, fines, cease-and-desist orders, suspension of our business, removal of personnel or other sanctions, including revocation of our broker-dealer registrations.

The extent to which blockchain assets are used to fund criminal or terrorist enterprises or launder the proceeds of illegal activities could materially impact our business.

The potential, or perceived potential, for anonymity in transfers of bitcoin and similar blockchain assets, as well as the decentralized nature of blockchain networks, has led some terrorist groups and other criminals to solicit bitcoins and other blockchain assets for capital raising purposes. As blockchain assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of blockchain assets, their users and exchanges, concerning the use of blockchain assets for the purpose of laundering the proceeds of illegal activities or funding criminal or terrorist enterprises.

In addition to the current market, new blockchain networks or similar technologies may be developed to provide more anonymity and less traceability. There is also the potential that other blockchain asset trading platforms may court such illicit activity by not adhering to know-your-customer and anti-money laundering practices.

We may not be able to prevent illegal activity from occurring over our platforms. We may be unable to detect the unauthorized use of a KYC/AML vetted account on one of our platforms. Further, we may be unable to verify whether private keys for wallets containing INX Tokens have been transferred to third parties who have not completed our KYC/AML process. Although we plan to implement procedures that will ensure that we remain in compliance with our KYC/AML obligations, we may not be successful in deterring or identifying illegal activity.

The use of blockchain assets for illegal purposes, or the perception of such use, over our platforms or on other trading platforms could result in significant legal and financial exposure, damage to our reputation, damage to the reputation of blockchain assets and a loss of confidence in the services provided by our platforms and the blockchain asset community as a whole. Our failure to meet our KYC/AML requirements could result in regulatory penalties which could have a materially adverse effect on our business.

We may not have sufficient cash flow from operating activities, cash on hand and the ability to obtain borrowing capacity to finance required capital expenditures, fund strategic initiatives and meet our other cash needs. These obligations require a significant amount of cash, and we may need additional funds, which may not be readily available.

The viability of our business will be dependent on the availability of adequate capital to develop and maintain our business and meet our regulatory capital requirements. We will need to continue to invest in our operations for the foreseeable future to carry out our business plan. If INX Trading Solutions does not attract clients and does not achieve the expected operating results, we will need to seek additional financing or revise our business plan. Our ability to borrow additional funds may be impacted by financial lending institutions’ ability or willingness to lend to us on commercially acceptable terms.

Low levels of operating cash flow together with limited access to capital or credit in the future could have an impact on our ability to meet our regulatory capital requirements, invest in our software and infrastructure, engage in strategic initiatives, make acquisitions or strategic investments in other companies, react to changing economic and business conditions, repay our outstanding debt, or make dividend payments. Such outcomes could have an adverse effect on our business, financial condition and operating results.

Our business model depends, in part, on our ability to resell INX Tokens received as payment for transaction fees by INX Services. Resales by the Company of such Tokens require compliance with the registration requirements of the Securities Act. If we are unable to register such Tokens, there may not be a sustainable market in INX Tokens and we may be unable to execute our business plan.

We anticipate that users of the INX Securities trading platform will be incentivized to use INX Tokens as payment for transaction fees on the platform. Because only a finite amount of INX Tokens exist, Tokens received as payment will reduce the availability of INX Tokens unless the Company resells Tokens pursuant to a future primary offering. We intend to file one or more registration statements to register for re-issuance of INX Tokens which INX Services receives as payment for transaction fees on the INX Securities trading platform, however the Company may not be eligible to do so, may experience delays in preparing these registration statements or having these registration statements declared effective, or may not succeed in selling additional INX Tokens, either in registered offerings or offerings that are exempt from registration. If the Company is unable to re-issue INX Tokens received as payment for transaction fees, holders of INX Tokens may have reduced liquidity and the operations of INX Services and the INX Securities trading platform, and our business in general, may be adversely affected.

Our securities business and related clearing operations expose us to material default and liquidity risk.

We plan to self-clear blockchain asset transactions. Our clearing broker operations will expose us to counterparties with differing risk profiles. We plan to guarantee transactions submitted by our clearing broker with counterparties in the financial industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional customers.

We may be required to finance our clients’ unsettled positions and we could be held responsible for the defaults of our clients. Default by our clients may also give rise to our incurring penalties imposed by execution venues, regulatory authorities and clearing and settlement organizations.

Regulatory agencies have recently required clearing and settlement organizations to increase the level of margin deposit requirements and they may continue to do so in the future. Growth in trading activity may lead to higher regulatory capital requirements. We cannot assure you that these capital requirements will be sufficient to protect market participants from a default or that we will not be adversely affected in the event of a significant default.

Broker-dealers are also subject to regulatory capital requirements promulgated by the applicable regulatory and exchange authorities of the countries in which they operate. The failure to maintain required regulatory capital may lead to suspension or revocation of a broker-dealer registration and suspension or expulsion by a regulatory body. If existing cash together with cash from operations are not sufficient, we may need to reject orders from clients and we may ultimately breach regulatory capital requirements.

Furthermore, if our broker-dealer subsidiaries are subject to new or modified regulatory capital rules or requirements, or fines, penalties or sanctions due to increased or more stringent enforcement, it could materially limit or reduce the liquidity we may need to expand or even maintain our then-present levels of business, which could have a material adverse effect on our business, results of operations and financial condition.

We may be unable to raise sufficient funds to maintain minimum net capital that meets regulatory requirements. Further, our commitment to reserve a portion of the proceeds from this offering to establish the Cash Fund may limit our ability to invest in our future growth.

Once INX Services is registered as a broker-dealer, it must maintain minimum net capital that satisfies the requirements under Rule 15c3-1 under the Exchange Act. Depending upon our future business activities, we may become subject to additional capital requirements in the United States or other foreign jurisdictions in which we may conduct business in the future.

In addition, we are committed to reserve 75% of the gross proceeds less payments to underwriters from this offering in excess of $25 million to be available to cover customer and Company losses, if any, that result from cybersecurity breaches or theft, errors in execution of the trading platform or its technology, and counterparty defaults, including instances where counterparties lack sufficient collateral to cover losses. We refer to this amount as our “Cash Fund.” The Cash Fund is intended to provide additional comfort to our customers with respect to the financial stability of the Company.

We do not currently have any cash reserves. In addition, we intend to use substantially all other proceeds raised from this offering for the continued development and operation of INX Trading Solutions. This offering is subject to a minimum offering amount of $7,500,000. We have met our minimum offering amount, closed on committed purchases and have access to investor funds. We cannot guarantee that we will have any material amount of cash reserves after the completion of this offering. We may not have sufficient funding to complete our business plan.

Current and future regulations may require us to accumulate capital reserves in our subsidiaries which could limit our ability to carry on or expand our operations or may result in higher than anticipated costs for financing our operations. If we fail to maintain the required levels of capital, we may be required to suspend our broker-dealer operations during the period that we are not in compliance with capital requirements. If our reserves are insufficient to cover our future liabilities, we may be required to raise additional capital. Any one or all of these outcomes may have a material effect on our business.

There can be no assurance that we will have sufficient assets or that we will be able to obtain and maintain liability insurance on acceptable terms or with adequate coverage to cover our liabilities.

If our platform or the INX Token is alleged to have a flaw or is hacked such that our customers suffer significant losses, we may be subject to significant liability claims or regulatory action. We are committed to reserve 75% of the gross proceeds less payments to underwriters from this offering in excess of $25 million to be available to cover customer and Company losses, if any, that result from cybersecurity breaches or theft, errors in execution of the trading platform or its technology, and counterparty defaults, including instances where counterparties lack sufficient collateral to cover losses. The Company will utilize the Cash Fund only in response to these events. However, the Cash Fund may be insufficient to cover all losses associated with significant liability claims. Further, the Company does not plan to replenish the Cash Fund after this offering and after it has been used for these purposes.

Further, we do not currently have insurance to cover potential losses that may occur on our platform. Insurance coverage against such losses is expensive and may not be available on acceptable terms, or at all. Available insurance coverage may be subject to unfavorable terms and conditions and require payments of significant deductibles, or it may not be sufficient to cover all losses in the case of a claim. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential liability claims could result in us becoming subject to significant liabilities that are uninsured.

We may experience systems failures or capacity constraints that could materially harm our ability to conduct our operations and execute our business strategy.

We will be heavily dependent on the capacity, reliability and security of the computer and communications systems and software supporting our operations. We plan to receive and/or process a large portion of our trade orders through electronic means, such as through public and private communications networks. Our systems, or those of our third party providers, may fail or be shut down or, due to capacity constraints, may operate slowly, causing one or more of the following to occur:

●	unanticipated disruptions in service to our customers;

●	slower response times and delays in our customers’ trade execution and processing;

●	failed settlement of trades;

●	incomplete or inaccurate accounting, recording or processing of trades;

●	financial losses;

●	security breaches;

●	litigation or other customer claims;

●	loss of customers; and

●	regulatory sanctions.

If any of our systems do not operate properly, are compromised or are disabled, including as a result of system failure, employee or customer error or misuse of our systems, we could suffer financial loss, liability to customers, regulatory intervention or reputational damage that could affect demand by current and potential users of our market.

We will need to continue to upgrade, expand and increase the capacity of our systems as our business grows and as we execute our business strategy. Although many of our systems are designed to accommodate additional volume and products and services without redesign or replacement, we will need to continue to make significant investments in additional hardware and software to accommodate the increases in volume of transactions and order transaction traffic and to provide processing services to third parties. If we cannot increase the capacity and capabilities of our systems to accommodate an increasing volume of transactions and to execute our business strategy, our ability to maintain or expand our businesses would be adversely affected.

We face cyber-attack and other cyber security risks.

We regard the secure transmission of confidential information and the ability to continuously transact and clear on our electronic trading platforms as critical elements of our operations. Our technology, our people and those of our third party service providers and our customers may be vulnerable to targeted attacks, unauthorized access, fraud, computer viruses, denial of service attacks, terrorism, firewall or encryption failures and other security problems. Attackers may seek to steal information about our technology, financial data or user information or take other actions that would be damaging to the Company and/or holders of INX Tokens.

In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, with new and constantly changing requirements applicable to our business, compliance with those requirements could also result in additional costs.

The INX Token Distributed Ledger is publicly available and contains encrypted personal information. The misuse or theft of this information may give rise to breaches of privacy laws, fines and sanctions.

For many blockchain assets, distributed ledgers are used to record transfers of ownership of the asset. Information regarding ownership is most commonly represented by ledger balances and an owner’s public wallet address. Such information includes the complete transfer history from the inception of the respective blockchain asset and such information regarding ownership of the assets, including the public wallet address, is generally available to the public. For many blockchain assets, personal identifying information that is used to associate a public wallet address with its owner is typically maintained in a separate database that is not exposed to the public.

The INX Token smart contract contains a feature whereby encrypted personal information is stored within the token smart contract (rather than a private, centralized database). The Company will hold a private key which will enable decryption of such personal information.

There are a number of data protection, security, privacy and other government- and industry-specific requirements that are implicated by utilizing a distributed ledger. If blockchain networks are unable to satisfy data protection, security, privacy, and other government-and industry-specific requirements, their growth could be harmed.

Further, if the key which enables decryption of personal information becomes comprised, personally identifiable information of INX Token holders may be revealed. Security breaches with respect to the holders’ personal identity information database could result in theft of the information necessary to link personal identity with public keys, and thus the stolen information could be used to determine the affected holder’s complete transfer history. Concerns over these issues may limit adoption of this novel trading system by a range of potential investors, reducing liquidity of blockchain assets.

Security attacks against the Company could result in a loss of the Company’s blockchain assets, including the INX Tokens, theft of personal information of our customers or damage to our reputation and our brand, each of which could adversely affect an investment in the Company. We could be required to incur significant expense to protect our systems and/or investigate any alleged attack.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern since the launch of blockchain networks. Since 2011, more than $1.7 billion has been publicly reported stolen from cryptocurrency exchanges and investors. For example, in January 2018, about $500 million worth of blockchain assets were stolen from a major Japanese trading platform9. Our security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise. Techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be designed to remain dormant until a predetermined event. Outside parties may also attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. Furthermore, we believe that, as our assets grow, the Company may become a more appealing target for security threats such as hackers and malware.

In addition, the Company will hold private keys that allow it or its transfer agent, as applicable, the ability to “freeze” or reject automatically any digital wallet address from participating in transfers of INX Tokens, or unilaterally transfer INX Tokens out of a third-party digital wallet. If such private keys are compromised, all owners of INX Tokens are at risk of losing the ability to transfer their INX Token out of their digital wallet or they may have their INX Token transferred out of their digital wallet without their permission. See “Description of INX Tokens – Technical Features of the INX Token.”

Our security measures may prove insufficient depending upon the attack or threat posed. We may be unable to anticipate these techniques or implement adequate preventative measures. As a result, an unauthorized party may obtain access to our private keys, company and customer data or blockchain assets.

Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the services we provide that could potentially have an adverse effect on our business, while resulting in regulatory penalties or the imposition of burdensome obligations by regulators. In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in the Company.

The loss of key personnel, particularly Mr. Shy Datika, our President, could have a material adverse effect on us.

Our success depends solely on the continued services of key personnel, particularly Mr. Shy Datika, one of our founders, our controlling shareholder and President, who has extensive market knowledge and long-standing industry relationships. In particular, our reputation among and our relationships with key blockchain industry leaders are the direct result of a significant investment of time and effort by Mr. Datika to build credibility in a highly specialized industry. The loss of services of Mr. Shy Datika could diminish our business and growth opportunities and our relationships with key leaders in the blockchain industry and could have a material adverse effect on us.

Our business will be adversely affected if we are unable to attract and retain talented employees, including sales, technology, operations and development professionals.

Our business operations will require highly specialized knowledge of the financial industry and of technological innovation as it applies to the financial industry. If we are unable to hire or retain the services of talented employees, including executive officers, other key management and sales, technology, operations and development professionals, we would be at a competitive disadvantage. In addition, recruitment and retention of qualified staff could result in substantial additional costs. The loss of the services of one or more of our executive officers or other key professionals or our inability to attract, retain and motivate qualified personnel, could have a material adverse effect on our ability to operate our business.

We have not identified all the persons that we will need to hire to provide services and functions critical to the development of the business and no assurance can be given that we will be able to hire the necessary persons on acceptable terms, if at all.

Our business is in its developmental stage and we have not identified all the persons that we will need to hire to provide services and functions critical to the development of the business. If we are unable to hire persons with the necessary expertise on terms acceptable to us then we will not be able to develop INX Trading Solutions as contemplated. Further, even if we are able to hire such service providers, they might be unable to meet our specifications and requirements, which could have a material adverse effect on our ability to develop and launch our business plan.

[9]	https://www.cnbc.com/2018/01/26/japanese-cryptocurrency-exchange-loses-more-than-500-million-to-hackers.html; See also http://blockgeeks.com/guides/cryptocurrency-hacks

As a financial services provider, we will be subject to significant litigation risk and potential commodity and securities law liability.

Many aspects of our business involve substantial litigation risks. We could be exposed to substantial liability under federal and state laws and court decisions, as well as rules and regulations promulgated and/or direct actions brought by the SEC, state securities regulators and other U.S. regulatory agencies.

These risks include, among others, potential liability from disputes over terms of a trade, the claim that a system failure or delay caused monetary losses to a customer, that we entered into an unauthorized transaction, that we provided materially false or misleading statements in connection with a transaction or that we failed to effectively fulfill our regulatory oversight responsibilities. We may be deemed an underwriter under the Securities Act with regard to our role and involvement with respect to any initial offerings of securities on the INX Securities trading platform, and our failure to comply with applicable federal securities laws may expose us to legal liability. We may be subject to disputes regarding the quality of trade execution, the settlement of trades or other matters relating to our services. We may become subject to these claims as a result of failures or malfunctions of our systems and services we provide.

We could incur significant legal expenses defending claims, even those without merit. In addition, an adverse resolution of any future lawsuit or claim against us could have a material adverse effect on our business and our reputation. To the extent we are found to have failed to fulfill our regulatory obligations, we could lose our authorizations or licenses or become subject to conditions that could make future operations more costly and impairing our profitability.

Our compliance and risk management programs might not be effective and may result in outcomes that could adversely affect our reputation, financial condition and operating results.

Our ability to comply with applicable laws and rules is largely dependent on our establishment and maintenance of compliance, review and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. We face the risk of significant intervention by regulatory authorities, including extensive examination and surveillance activity.

We cannot assure you that our compliance policies and procedures will always be effective or that we will always be successful in monitoring or evaluating our risks. In the case of alleged non-compliance with applicable laws or regulations, we could be subject to investigations and judicial or administrative proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which could be significant. Any of these outcomes may adversely affect our reputation, financial condition and operating results.

Operational risks, such as misconduct and errors of our employees or entities with which we do business, are difficult to detect and deter and could cause us reputational and financial harm.

Our employees and agents could engage in misconduct which may include conducting in and concealing unauthorized activities, improper use or unauthorized disclosure of confidential information. We are at risk that our employees may engage in insider trading of the digital assets listed on one of our platforms which may lead to corporate actions, such as a suspension of trading, and legal actions that could have an adverse effect on the Company.

Further, our employees could make errors in recording or executing transactions for customers which would cause us to enter into transactions that customers may disavow and refuse to settle.

It is not always possible to deter misconduct by our employees, and the precautions we take to prevent and detect this activity may not be effective in all cases. Our ability to detect and prevent errors or misconduct by entities with which we do business may be even more limited. Such misconduct could subject us to financial losses or regulatory sanctions and materially harm our reputation, financial condition and operating results.

Our operations of businesses outside of the United States and our acceptance of currencies other than the U.S. Dollar will subject us to currency risk.

Once we commercialize our INX Trading Solutions model, we intend to expand globally and portions of our revenues and expenses will be denominated in currencies other than the U.S. dollar. In addition, the Company and its subsidiaries will accept various currencies as payment for the purchase of the INX Tokens or fees for services. Because our financial statements are presented in U.S. dollars, we must translate non-U.S. dollar denominated revenues, income and expenses, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. These fluctuations may materially impact the translation of our non-U.S. results of operations and financial condition.

Increases or decreases in the value of the U.S. dollar against these other currencies may affect our operating results and the value of assets and liabilities denominated in foreign currencies.

We will accept certain cryptocurrencies as payment for the purchase of INX Tokens and fees for services. Our holding of these cryptocurrencies will subject us to risks due to fluctuations in the value of these cryptocurrencies.

We may accept certain cryptocurrencies as payment for the purchase of INX Tokens and as payment for fees for services. These cryptocurrencies will be held until sold. Proceeds from the sale of such cryptocurrencies will be dependent on the U.S. dollar trading value for the respective cryptocurrency based on the relevant market or markets for that cryptocurrency. Decreases in the trading value of a cryptocurrency while it is held by us will result in a decrease in the operating results of the Company.

We may not be able to successfully execute our business strategy if we are deemed to be an investment company under the Investment Company Act of 1940.

In general, under the Investment Company Act, a U.S. company that does not qualify to use one of the “private investment company” (or other specialized) exemptions from investment company status, that has made (or proposes to make) a public offering of its securities and that is, or hold itself out as being, engaged primarily in the business of investing, reinvesting or trading in securities must register, and is subject to regulation, as an investment company under that Act. In addition, in general, investment company status may apply (again, unless a specialized exemption is available) because a company owns “investment securities” (essentially, non-controlling interests in other companies’ securities or controlling interests in companies that have the characteristics of an investment company) constituting more than 40% of the value of the investing company’s unconsolidated assets (disregarding U.S. government securities and “cash items”). We intend that our future activities will not cause us to be considered an investment company.

We may accept certain cryptocurrencies (Bitcoin or Ether) as payment for the purchase of INX Tokens and hold these cryptocurrencies until sold. Further, we intend that our subsidiaries, INX Digital and INX Services, will engage in the trading of cryptocurrencies and security tokens, respectively. During the initial operations of the Company, we intend that INX Digital will trade only cryptocurrencies, such as Bitcoin and Ether, that we have determined, after investigation, not to be securities. After INX Services, or a different U.S. subsidiary, is able to register as a broker and alternative trading system, we expect that it will engage in trading security tokens that will constitute securities, but that INX Services (or such subsidiary) will qualify to utilize an exemption from investment company status under Section 3(c)(2) of the Investment Company Act that applies to entities “primarily engaged in the business of underwriting and distributing securities issued by other persons, selling securities to customers, acting as broker, and acting as market intermediary, or any one or more of such activities, whose gross income normally is derived principally from such business and related activities.”

Accordingly, we believe that the cryptocurrencies that we or our subsidiaries will own and trade in will not be securities. In the case of trading in security tokens by a subsidiary that qualifies to use the Section 3(c)(2) exemption from investment company status, our ownership interest in that subsidiary will not constitute an “investment security” (as a result of the availability of the exemption). As a result, we believe we will not be primarily engaged in the business of investing, reinvesting or trading in securities and that investment securities will not constitute more than 40% of the unconsolidated value of our total assets after eliminating holdings in U.S. government securities and cash items.

While we believe that our business activities will not cause us to be an investment company, if we were deemed to be, and were required to register as, an investment company, we would be forced to comply with substantive requirements under the Investment Company Act, including limitations on our ability to borrow, limitations on our capital structure, limitations on our ability to issue additional common stock, restrictions on acquisitions of interests in associated companies, prohibitions on transactions with affiliates, restrictions on specific investments, and compliance with governance, reporting, record keeping, voting, proxy disclosure and other statutory requirements and related rules and regulations. If we were forced to comply with those requirements, we would be required to change our structure and future operations from our current plans, could be prevented from successfully executing our business strategy and could be required to cease business.

We will need to implement strict finance and accounting systems, procedures and controls to operate our business.

We will be required to comply with a variety of reporting, accounting and other rules and regulations. Compliance with these requirements will be expensive. We will need to implement strict finance and accounting systems, procedures and controls to satisfy our reporting requirements and these requirements may increase our costs and require additional management time and resources. However, as an “emerging growth company” as defined in the JOBS Act we may not be required to, among other things, provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act or comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis). Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested, our systems of internal controls. For as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. If our internal controls have undetected weaknesses or our internal control over financial reporting is determined to be ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the market price of the INX Token and adversely impact our business and financial condition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Controls and Procedures.”

Negative publicity could damage our business.

Developing and maintaining our reputation is critical to attracting and retaining customers and investors and for maintaining our relationships with our regulators. Our success depends on our ability to complete development of, successfully implement and maintain the electronic trading systems that have the functionality, performance, reliability and speed required by our customers. We must swiftly and effectively construct the INX Digital and INX Securities trading platform to remain competitive.

Negative publicity regarding our Company, INX Tokens, our key personnel or blockchain assets generally, whether based upon fact, allegation or perception and whether justified or not, could give rise to reputational risk which could significantly harm our business prospects.

We, as well as many of our potential customers, depend on third party suppliers and service providers for a number of services that are important. An interruption or cessation of an important supply or service by any third party could have a material adverse effect on our business, including revenues derived from our customers’ trading activity.

We will depend on a number of suppliers, such as banking, clearing and settlement organizations, on-line service providers, data processors, and software and hardware vendors, for elements of our trading, clearing and other systems, as well as communications and networking equipment, computer hardware and software and related support and maintenance. We also depend on third parties to provide Internet, telecommunication and fiber optic network connectivity to our data centers. Many of our customers rely on third parties, such as independent software vendors, to provide them with front-end systems to access our platform and other back office systems for their trade processing and risk management needs.

We cannot guarantee that these service providers will make the necessary monetary and time investments to provide services for our INX Trading Solutions model and changes to our interfaces and functionality that occur as we develop our business. To the extent any of our service providers or the organizations that provide services to our customers in connection with their trading activities cease to provide these services in an efficient, cost-effective manner or fail to adequately expand their services to meet our needs and the needs of our customers, we could experience decreased trading volume, lower revenues and higher costs which could adversely affect an investment in the Company.

Our revenues and profits will be substantially dependent on the trading volume in our markets. Our revenues and profits would be adversely affected if we are unable to develop and continually increase our trading volume once INX Trading Solutions becomes operational.

The success of our business depends, in part, on our ability to develop then continually increase our trading volume; develop and expand our product offerings or execution facilities; and attract new customers. Our success also depends on our ability to offer competitive prices and services in an increasingly price-sensitive business.

We cannot provide assurances that we will be able to develop and expand product lines, that we will be able to attract and retain customers or that we will be able to modify our pricing structure to compete effectively.

Trading volumes on blockchain asset trading platforms have historically been volatile. Such volatility may be the result of various factors, including fluctuations in the price of blockchain assets or periods of rapid expansion and contraction of adoption and use of blockchain assets. Trading volume will also be directly affected by domestic and international factors that are beyond our control, including:

●	economic, political and geopolitical market conditions;

●	legislative and regulatory changes, including any direct or indirect restrictions on or increased costs associated with trading in our markets;

●	broad trends in the industry and financial markets;

●	shifts in global or regional demand or supply in commodities underlying our products;

●	competition;

●	changes in government monetary policies, especially the regulation of tokens and the number of registered token offerings;

●	availability of capital to our market participants and their appetite for risk-taking;

●	levels of assets under management;

●	pandemics affecting our customer base or our ability to operate our markets; and

●	consolidation in our customer base and within our industry.

Any one or more of these factors may contribute to reduced activity in our markets.

Declines in trading volume may negatively impact market liquidity, which could lead to further loss of trading volume. Material decreases in trading volume would have a material adverse effect on our financial condition and operating results.

The revaluation of the INX Token liability to fair value for each reporting period may have a negative effect on our equity and our comprehensive income.

As more fully described in the notes to our financial statements, the INX Token liability is remeasured at each reporting period to fair value with changes in fair value recorded in profit or loss. Because there is no trading market for the INX Tokens, the fair value of each INX Token is currently determined by our management and the board of directors based on a valuation, derived from a draft third party share and token purchase agreement.

If a trading market were to develop for INX Tokens, the fair market value of the INX Tokens, represented by their market price, will be subject to fluctuations due to a number of factors, including fluctuations in the Company’s results of operations and macro-economic factors. Accordingly, the financial liability measured at fair market value will also fluctuate.

The remeasurement of the INX Token liability to fair value in each reporting period may have a negative effect on our equity and our comprehensive income.

We have an evolving business model.

As blockchain assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. As a result, to stay current with the industry, our business model may need to evolve as well. From time to time we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

We may have difficulty executing our growth strategy and maintaining our growth effectively.

Our growth requires additional investment in personnel, facilities, information technology infrastructure and financial and management systems and controls and may place a significant strain on our management and resources. Our growth strategy also may subject us to increased legal, compliance and regulatory obligations.

There is no guarantee that our efforts will be successful. We may not be able to implement important strategic initiatives in accordance with our expectations, including that the strategic initiatives could result in additional unanticipated costs, which may result in an adverse impact on our business and financial results. Unless our growth results in an increase in our revenues that is proportionate to the increase in our costs associated with our growth, our future profitability could be adversely affected.

Our senior management may be reimbursed for costs and expenses that exceed what is necessary to achieve our proposed development goals.

The Company reimburses reasonable expenses of its employees, senior management and directors that are incurred in the performance of their respective duties. Expenses incurred by employees on behalf of the Company are approved by the Company’s senior officers prior to their reimbursement. Expenses that are greater than $10,000 require Board approval.

The Company does not currently have a policy that defines what expenses would be “reasonable” or that sets a cap or ceiling on the reimbursement of out-of-pocket expenses incurred on behalf of the Company. The lack of such a policy may result in our senior management submitting costs and expenses for reimbursement that exceed what is necessary to achieve our proposed development goals. The lack of such a policy, guidelines for determining whether an expense is “reasonable” or a cap on reimbursements may also delay the Company from preventing a conflict of interest between the senior management and the Company for substantial outstanding expenses.

Continued reimbursement of substantial out-of-pocket expenses that exceed what is required to achieve our development plan could subject us to financial losses or materially harm our reputation, financial condition and operating results.

We intend to explore acquisitions, other investments and strategic alliances. We may not be successful in identifying opportunities or in integrating the acquired businesses. Any such transaction may not produce the results we anticipate, which could adversely affect our business and the price of INX Tokens.

We intend to explore and pursue acquisitions, strategic partnerships, joint ventures and other alliances to strengthen our business and grow our company.

The market for acquisitions and strategic opportunities is highly competitive, especially in light of recent merger and acquisition activity in our industry. In addition, these transactions entail numerous operational and financial risks, including but not limited to difficulties in valuing acquired businesses, combining personnel and firm cultures, integrating acquired products, services and operations, achieving anticipated synergies that were inherent in our valuation assumptions, exposure to unknown material liabilities, the potential loss of key vendors, clients or employees of acquired companies, incurrence of substantial debt or dilutive issuance of equity securities to pay for acquisitions, higher-than expected acquisition or integration costs, write-downs of assets or impairment charges, increased amortization expenses and decreased earnings, revenue or cash flow from dispositions.

We may be unable to identify strategic opportunities or we may be unable to negotiate or finance future transactions on terms favorable to us. To the extent we enter into joint ventures and alliances, we may experience difficulties in the development and expansion of the business of any newly formed ventures, in the exercise of influence over the activities of any ventures in which we do not have a controlling interest, as well as encounter potential conflicts with our joint venture or alliance partners.

We may not realize the anticipated growth and other benefits from our growth initiatives and investments, which may have an adverse impact on our financial condition and operating results.

The Company may in the future be dependent in part on the data center facilities of third parties.

The Company’s future infrastructure network may be established in whole or in part through servers which it owns and/or houses at the location facilities of third parties, and/or servers that it rents at data center facilities of third parties. If the Company is unable to secure or renew its data facility leases on commercially reasonable terms or at all, the Company may be required to transfer its servers to a new data center facility, and may incur significant costs and possible service interruption in connection with the relocation. These facilities are also vulnerable to damage or interruption from, among others, natural disasters, arson, terrorist attacks, power losses, and telecommunication failures. Additionally, the third party providers of such facilities may suffer a breach of security as a result of third party action, employee error, malfeasance or otherwise, and a third party may obtain unauthorized access to the data in such servers. The Company and the providers of such facilities may be unable to anticipate these techniques or to implement adequate preventive measures.

Our business may be adversely affected by the impact of coronavirus.

Public health epidemics or outbreaks could adversely impact our business. In early 2020, an outbreak of the novel strain of a coronavirus, which causes a disease named COVID-19, spread worldwide, including to Israel and the United States. As a result of the coronavirus pandemic, governments and industries have instituted drastic actions to contain the coronavirus or treat its impact. Such actions, including bans on international and domestic travel, quarantines, and prohibitions on accessing work sites, have caused significant disruptions to global and local economies and have led to dramatic volatility in the capital markets.

The extent to which the coronavirus pandemic impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Factors that may result in material delays and complications with respect to our business, financial condition and results of operation include the duration and severity of the outbreak, and the actions that may be required to contain the coronavirus or treat its impact. In particular, the continued spread of the coronavirus globally could adversely impact our operations, including the development of our platforms within our expected timeframes, our workforce, including the health and safety of our employees and our ability to complete recruitment for open positions on our team, and our ability to raise capital. In addition, the coronavirus pandemic could affect the operations of key governmental agencies, such as the SEC and CFTC, which may delay the development and regulatory approval necessary to operate our platforms. Each of these factors could have an adverse impact on our business, financial condition and results of operation.

General global market and economic conditions may have an adverse impact on the Company’s operating performance, results of operations and/or cash flow.

The Company may be affected by general global economic and market conditions. Challenging economic conditions worldwide have from time to time, contributed, and may continue to contribute, to slowdowns in the information technology industry at large. Weakness in the economy could have a negative effect on the Company’s business, operations and financial condition, including decreases in revenue and operating cash flow, and inability to attract future equity and/or debt financing on commercially reasonable terms. Additionally, in a down-cycle economic environment, the Company may experience the negative effects of a slowdown in trading and usage of the Company’s business platform that is yet to be developed and may delay or cancel the development, structuring, licensing and/or launch of the anticipated Token functionality. Suppliers on which the Company relies for servers, bandwidth, location and other services could also be negatively impacted by economic conditions that, in turn, could have a negative impact on the Company’s operations or expenses. There can be no assurance, therefore, that current economic conditions or worsening economic conditions or a prolonged or recurring recession will not have a significant, adverse impact on the Company’s business, financial condition and results of operations, and hence, the Company’s business platform that is yet to be developed and/or the ability to develop, structure, license and/or launch any Token functionality. Any such circumstances would then correspondingly negatively impact the functionality, liquidity, and/or trading price of INX Tokens.

RISKS RELATED TO AN INVESTMENT IN OUR TOKENS

We have no operating history and therefore valuation of the INX Token is difficult.

We were incorporated under the laws of Gibraltar on November 27, 2017 and our operations to date have consisted of planning and developing INX Trading Solutions and the INX Token, establishing relationships with potential service providers and preparing necessary documents and filings in order to implement INX Trading Solutions and the INX Token as currently conceived. Accordingly, we have no operating history upon which an evaluation of our prospects and future performance can be made.

We believe that the value of the INX Token will be influenced by the supply of the INX Token, the market’s perception of the INX Token’s value and the liquidity for Tokens on a secondary market. The original purchase price of the INX Token in this offering may not be indicative of the market price of INX Tokens after they have been made available for trading on a market. There is also no assurance that the market price of INX Tokens will not decline below the original purchase price of this offering.

If our INX Token does not gain public acceptance or is not adopted, used or traded by a substantial number of individuals, companies and other entities, it could have a material adverse impact on the value of the INX Token.

The prospect of any holder of INX Tokens to receive any cash distributions from us is highly uncertain.

Under the INX Token Purchase Agreement, holders of INX Tokens as of March 31 of a year following a year end for which there was positive cumulative Adjusted Operating Cash Flow are entitled to receive a pro rata cash distribution equal to 40% of our cumulative Adjusted Operating Cash Flow. The pro rata distribution of our cumulative Adjusted Operating Cash Flow is not self-executing and requires that our board of directors approve the Company’s financial statements and calculate such distribution in good faith. Although such annual calculation will be based on the cash flow from operating activities reflected in the consolidated statement of cash flow of our Company that is included in the audited consolidated financial statements of our Company and its subsidiaries, neither the calculation of the cumulative Adjusted Operating Cash Flow nor any pro rata distributions thereof to holders of INX Tokens will be audited at the time of any distribution. Further, the general public will not be able to independently verify the number of INX Tokens outstanding that are entitled to share in the distribution.

Further, as of June 30, 2020, cumulative Adjusted Operating Cash Flow was a negative cash flow of approximately $7,127,000. Because each INX Token holder’s right to a pro rata distribution is based on our cumulative Adjusted Operating Cash Flow, no distribution will be made to INX Token holders, if at all, until the Company generates positive Adjusted Operating Cash Flows that exceeds this deficit. Therefore, you may not receive a pro rata distribution even in years in which we are profitable due to our historical losses. Further, we do not expect that there will be sufficient net cash flow from operating activities for any distributions to be made to INX Token holders until our business becomes commercially accepted.

In addition, we may elect to operate our business and pursue business strategies, such as acquisitions and the development of our products and services, which could adversely affect our ability to generate positive net operating cash flow. Our cumulative Adjusted Operating Cash Flow will increase or decrease based on the difference between our cash inflows and outflows. Although we may generate cash inflow from daily operations through trading fees and other services, such amount will be reduced by cash outflows from our operations, including cash payments to our suppliers, our employees, taxes, fees, and fines. To the extent that we engage in acquisitions, we may expend significant cash in order to integrate such businesses, products, technologies or personnel. As a result of our expenditures, we may never generate a positive cumulative Adjusted Operating Cash Flow and may never pay any cash distributions, which could adversely affect the value of INX Tokens.

Further, each INX Token holder’s right to the pro rata portion of the distribution for any given year is subject to reduction in an amount equal to the banking fees and/or transactions fees required to be paid with respect to the transfer of funds or Ether to such holder. Thus, with respect to any year during which the amount to be distributed to an individual INX Token holder is less than the amount of fees relating to such transfer, no distribution will be made to that individual INX Token holder.

As a result, the prospect of any holder of INX Tokens to receive any cash distributions from us is highly uncertain.

There is currently no trading market for our INX Tokens and we cannot ensure that a liquid market will occur or be sustainable.

Prior to this Offering, there has been no public market for INX Tokens. There can be no assurance that there will be an active market for INX Tokens either now or in the future. U.S. persons may only trade INX Tokens on a registered securities exchange or alternative trading system (“ATS”) that has accepted the tokens for trading or quotation. As of the date of this prospectus, no such exchange or ATS exists. There is no plan to have our INX Token trade on a national securities exchange or any other exchange or trading platform, whether within or outside the United States. In the event that the Company ever decides to seek approval to list INX Tokens for trading on a registered securities exchange, there is no assurance that such approval will be obtained or, if approval is obtained, that an active or liquid trading market will develop. Further, brokerage firms or clearing firms may not be willing to effect transactions in INX Tokens or accept INX Tokens for deposit in an account. Even if an investor finds a broker willing to effect a transaction in INX Tokens, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. As a result, purchasers in this offering, and subsequent purchasers of INX Tokens, will likely be limited in their ability to engage in secondary trading of INX Tokens.

We may, in the future, take certain steps, including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business. We may need to compensate consultants with cash and/or Tokens. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume.

The offering price of the INX Tokens has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the INX Tokens.

The offering price for the INX Tokens offered hereby has been arbitrarily determined by the Company’s board of directors based on market conditions at the time of pricing. The offering price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Accordingly, the actual value of INX Tokens may be significantly less than the offering price. The value of INX Tokens purchased at the offering price may decline in value or have significantly less value when you attempt to sell the INX Tokens.

The trading price of our INX Tokens could be volatile.

There is currently no trading market for the INX Token. Even if such a trading market were to develop, on the INX Securities trading platform or elsewhere, the trading price of our INX Tokens may be volatile. The INX Token is not issued by any central bank or national, supra-national or quasi-national organization, nor is it backed by any hard assets or other credit. Consequently, investors may not be able to liquidate their investment at a price that reflects the value of the business.

The volume at which the INX Tokens are traded could affect their volatility. For example, traders seeking to use the INX Token to pay for transaction fees on the INX Securities trading platform may be incentivized to artificially inflate the INX Token’s last trade execution price, the metric that we use to determine the INX Token’s value. If successful, such traders may pay fewer INX Tokens to the Company than would have otherwise been required to satisfy transaction fees for subsequent trades. If there is limited trading volume, such attempts could further increase volatility for INX Tokens.

Further, the trading price of INX Tokens could be significantly affected by any number of factors including volatility in the broader market for blockchain assets, changes in analyst earnings estimates, fluctuations in our results of operations, shifting investor perceptions, dilution (in both monetary and percentage amounts) from future sales or issuances of INX Tokens by the Company, large purchases or sales by a significant INX Token holder, the announcement of new products or the occurrence of any of the events described within this “Risk Factors” section.

Any of these factors could adversely affect the trading price of INX Tokens.

Our decision to reverse or suspend promotional incentives for the use of INX Tokens to pay transaction fees on the INX Securities trading platform or for holding INX Tokens could impact the trading price of INX Tokens.

When used as payment of transaction fees on the INX Securities trading platform, the INX Token will entitle owners to, at a minimum, a ten percent (10%) discount as compared to fees paid using other currencies. From time to time, the Company or INX Services may offer additional discounts for the use of INX Tokens as payment for INX Services transaction fees such that the aggregate discount exceeds ten percent (10%). In addition, although the INX Tokens may not be used as payment for transaction fees on the INX Digital trading platform, we intend from time to time to offer promotional discounts on transaction fees on the INX Digital trading platform to record holders of INX Tokens. Such discounts, as well as discounts on the INX Securities trading platform in excess of 10%, are promotional incentives that are governed by the terms and conditions for use of the applicable trading platform and are not rights granted to the holders of INX Tokens through the INX Token Purchase Agreement or otherwise. The value and percentage of any such discount is subject to change at the sole discretion of the INX Securities trading platform, with reasonable notice to INX Token holders and participants on the INX Securities trading platform.

Decisions to set or change the transaction fees for trades executed on our trading platforms or to change the discount applied to transaction fees on our trading platforms may impact the trading price of INX Tokens or may result in increased volatility in the price of INX Tokens, especially during periods surrounding the announcement to institute or terminate any additional discount. The decision to reverse or suspend any additional discounts could negatively impact the trading price of INX Tokens and, as a result, the trading price of INX Tokens may not accurately reflect the value of the public’s perception and acceptance of other rights and characteristics of the INX Tokens. Registered exchanges may decline to list INX Tokens if this feature violates applicable listing standards or ATSs may decide not make INX Tokens available for trading.

Prior to making decisions to set the rate for the transaction fees on our trading platforms and the level of additional discounts, if any, offered to holders of INX Tokens, the Company will consider various factors such as the profitability of our trading platforms, the effect of such changes on current holders of INX Tokens, and whether such changes will discourage investors from purchasing INX Tokens in the future.

If you purchase INX Tokens in this offering, you will suffer immediate and substantial dilution in both monetary and percentage amounts.

The public offering price of the INX Tokens is substantially higher than the average price at which the INX Tokens have been sold to this date. In addition, purchasers of INX Tokens in this offering will experience immediate dilution of their investment in terms of their right to our pro rata distributions of our Adjusted Operating Cash Flow.

The issuance of additional INX Tokens in future offerings could be dilutive to purchasers in this offering if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, INX Tokens in the future and those options, warrants or other securities are exercised, converted or exchanged, purchasers in this offering may experience further dilution.

Our business model depends, in part, on our ability to resell INX Tokens received as payment for transaction fees by INX Services. If we conduct resales of INX Tokens, existing holders will suffer dilution.

Under the INX Token Purchase Agreement, holders of INX Tokens will be entitled to receive a pro rata cash distribution equal to 40% of our cumulative Adjusted Operating Cash Flow. This means that the portion of any cash distribution allocated to each INX Token is in part determined by the number of outstanding INX Tokens  that are not owned by the Company or any subsidiary of the Company.

We anticipate that users of the INX Securities trading platform will be incentivized to use INX Tokens as payment for transaction fees on the platform. INX Tokens received as payment for transaction fees will reduce the number of outstanding INX Tokens. However, we intend to file one or more registration statements to register these INX Tokens for re-issuance.

Large swings in the use of INX Tokens as payment for transaction fees or future issuances of INX Tokens equity or convertible debt securities, you could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our then-existing capital stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we cannot raise additional funds when we need them, our business and prospects could fail or be materially and adversely affected.

The design and methodology used to create the USD Coin (“USDC”) or the indices used by the Company to calculate applicable exchange rates may be changed, including changes to the exchanges that comprise these indices or the respective weights of such exchanges, or discontinued.

We currently intend to accept payment for INX Tokens in USD Coin (“USDC”) on a 1:1 exchange rate with the U.S. Dollar. The sponsors of USDC intend for each USDC to be redeemable for one U.S. Dollar and these sponsors claim that all USDC tokens issued and outstanding are backed by an equivalent amount of U.S. Dollars held in custody accounts controlled by the USDC sponsors. However, the Company cannot provide any assurances that the sponsors of USDC will not alter these terms or discontinue use of USDC. The sponsors of the USDC may have the ability from time to time to change the method by which its rate of exchange may be calculated or to take actions that could adversely affect the perceived price and market value of the USDC. The Company will reject an executed purchase agreement if payment is made in USDC and the Company is unable to convert the USDC to U.S. Dollars on a 1:1 basis within one business day of receiving such payment.

We also intend to calculate applicable conversion rates between U.S. Dollars and certain cryptocurrencies by using the exchange rates provided in Brave New Coin’s Bitcoin Liquid Index (BLX) (for BTC/USD) and Ethereum Liquid Index (ELX) (for ETH/USD). These exchange rates will be used to convert the purchase price of the INX Tokens in this offering from an amount stated in U.S. Dollars to an amount stated in bitcoin or ethereum. In addition, we plan to use the ELX index to pay ether to INX Token holders who have not provided a bank account to the Company to satisfy our obligation to pay the annual distribution of our Adjusted Operating Cash Flow.

There can be no assurances that any indices that are used by the Company to calculate such exchange rates will continue or the method by which these indices are calculated will remain unchanged. The sponsors of these indices may have the ability from time to time to change the method by which these indices are calculated or to take actions that could adversely affect the perceived price and market value of the cryptocurrency underlying the index. Further, the sponsors of these indices can add, delete or substitute the components of these indices or make other methodological changes that could adversely affect the exchange rate. We have no control over the way these indices are calculated by the sponsors.

If the index utilized for the determination of an applicable exchange rate is no longer suitable, or if it is discontinued or suspended, our Board may substitute a comparable index as a successor. The Board will make such determination based on all available information, including the method by which such index is calculated (e.g. the exchanges that comprise the index, the volume of trades that comprise the index, etc.), the reputation of such index in the cryptocurrency and trading community, and the years of operation of such index. If the Board determines that no successor index is available, we may engage in the calculation of an applicable exchange rate based on available market data, or we may cease to accept as payment, or cease paying to others, certain cryptocurrencies. Any of these actions may adversely affect the BTC/USD or ETH/USD exchange rates used in this offering or the amounts distributed to INX Tokens holders by the Company.

INX Token holders may not have full or any recourse in the event that the Company enters into insolvency, liquidation, dissolution, reorganization or bankruptcy and the Company may incur debt that ranks equally with, or senior to, the rights of the INX Token holders.

Pursuant to the INX Token Purchase Agreement, if (i) the Company permanently discontinues all the activities of INX Solutions and there is no successor conducting a substantially similar business that assumes the obligations of the Company with regard to the INX Tokens and (ii) an “Insolvency Event” (as defined in the INX Token Purchase Agreement) occurs, then the Company shall be deemed to be in default of its obligations under the INX Token Purchase Agreement, which breach shall create a claim in favor of INX Token holders that may be asserted by INX Token holders against the Company in any proceeding arising from such Insolvency Event. The claim amount will be determined by the liquidator, a court of competent jurisdiction overseeing the liquidation, or some other authority pursuant to applicable insolvency law.

The Company intends that the INX Token holders will be unsecured creditors of the Company and would therefore rank pari passu with all the other unsecured creditors of the Company and senior to the claims of holders of the Company’s shares. Further, the Company has caused current shareholders who hold approximately 79% of its issued share capital, and shall cause its future shareholders, to enter an agreement, pursuant to which such shareholders (a) irrevocably subordinate their rights to receive any distributions and payments from the Company prior to the payment in full by the Company of all distributions owed to INX Token holders, and (b) irrevocably waive and subordinate their rights, in the event of an Insolvency Event, to any cash held in the Cash Fund. However, the Cash Fund will not be held in an escrow or trust account, but rather, will be held in a separate bank account controlled by the Company. In the case of an Insolvency Event, a liquidator, court or other applicable authority may determine that INX Token holders are not entitled to any payment from the Company’s assets or that the INX Token holders’ claims are not senior in right to claims or interests of the Company’s shareholders, in particular the shareholders who have not agreed to subordinate their rights to the claims of Token holders. In addition, the Company may incur debt (including secured debt) that ranks equally with, or senior to, the rights of INX Token holders, as well as holders of other preferential claims under relevant insolvency laws. In the case of an Insolvency Event, holders of debt instruments ranking senior to INX Tokens may be entitled to receive payment in full before INX Token holders receive any distribution, including distributions of Adjusted Operating Cash Flow and distributions from the Cash Fund. INX Token holders do not have a perfected security interest in either the Cash Fund, or their Pro Rata Portion of the Distributable Amount of the cumulative Adjusted Operating Cash Flow. There is no guarantee that an INX Token holder will receive any funds following an Insolvency Event.

After repaying such senior creditors, the Company may not have sufficient assets, if any, remaining for payment of any obligations that it owes to INX Token holders. Further, if it is determined that the Company’s obligations to INX Token holders rank equally with other debt, INX Token holders may share on an equal basis with other creditors. However, the Company may not have sufficient assets, if any, remaining for payment of obligations owed to INX Token holders.

The tax characterization of INX Tokens is uncertain. You must seek your own tax advice in connection with purchasing INX Tokens, which may result in adverse tax consequences to you, including withholding taxes, income taxes and tax reporting requirements.

The treatment of INX Tokens for U.S. federal income tax purposes is uncertain. Due to the new and evolving nature of digital currencies, tokens and blockchain assets, and a general absence of clearly controlling authority with respect to these assets, many significant aspects of the U.S. federal income tax treatment of digital currencies are uncertain. It is unclear what guidance on the treatment of tokens and blockchain for U.S. federal income tax purposes may be issued in the future. Future developments regarding the treatment of tokens or blockchain assets for U.S. federal income tax purposes could adversely affect an investment in INX Tokens.

The Company does not intend to request a ruling from the Internal Revenue Service (“IRS”) on these issues. The IRS has ruled on the tax treatment of bitcoin and other cryptocurrencies. In Notice 2014-21 (the “Notice”) the Service held that digital “currencies” are treated like property and that each transaction using these currencies is a separate taxable event. The IRS stated in the Notice that, for U.S. federal income tax purposes, (i) digital currency is “property” that is not currency and (ii) digital currency may be held as a capital asset. There can be no assurance that the IRS will not alter its position with respect to digital currency in the future or that a court would uphold the treatment set forth in the Notice.

The Notice does not address other significant aspects of the U.S. federal income tax treatment of tokens or blockchain assets, including: the tax characterization of tokens which possess other non-currency-like rights or powers (so called “utility” tokens) or tokens which provide a share of profits to holders. Moreover, there is no authority on the circumstances in which profit-sharing tokens such as INX Tokens may be treated as equity or stock in the Company for U.S. federal income tax (or other tax) purposes. If INX Tokens were characterized as equity interests in the Company for U.S. federal income purposes, U.S. holders of INX Tokens would be subject additional tax consequences and related reporting considerations applicable to holders of stock in a foreign company, including the possible application of rules relating to passive foreign investment companies (or “PFICs”) and controlled foreign corporations (“CFCs”).

The tax characterization of Tokens is uncertain. You must seek your own tax advice in connection with purchasing Tokens, which may result in adverse tax consequences to you, including withholding taxes, income taxes and tax reporting requirements. Prospective investors are urged to consult their tax advisers regarding the uncertainty regarding the tax consequences of an investment in INX Tokens and in blockchain assets in general.

INX Token holders will not be afforded an opportunity to vote in the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, and may not realize any benefit from such transactions.

Although the INX Token is an equity security, as such term is defined in Section 3(a)(11) of the Exchange Act, the rights that attach to an INX Token are materially different than the rights that are typically associated with equity securities such as common shares. As holders of a non-voting security, INX Token holders have no influence over our corporate governance policies and affairs, and INX Token holders will not be afforded an opportunity to vote on any matters affecting the Company, including the election of directors, related party transactions or significant corporate transactions such as a merger, or sale of the Company or its assets. Token holders are not afforded the same protections generally as shareholders of other publicly traded companies. Further, Token holders may not benefit from a sale of the Company or its assets in the same way that our shareholders will benefit, if at all. Your only opportunity to affect an investment decision regarding the Company, if at all, may be limited to selling your INX Tokens or using your INX Tokens to pay for fees on the INX Securities trading platform.

The interests of our shareholders may conflict with the interests of INX Token holders.

Our directors are nominated and elected by a majority of our shareholders and their interests in our business may differ from the interests of Token holders. Our directors will have no fiduciary obligations to act in the interests of Token holders. Mr. Shy Datika, one of our founders, our controlling shareholder and President, controls approximately 30% of the voting power of our share capital and as such, Mr. Datika and the other shareholders of our Company have significant influence over management and affairs and all other matters of the Company, including significant corporate transactions, such as a merger or other sale of our Company or its assets.

The INX Tokens are not currently registered under the Exchange Act and therefore the Company’s reporting obligations under the Exchange Act may be suspended automatically if the INX Tokens have fewer than 300 holders of record on the first day of our fiscal year.

The INX Token is an equity security as such term is defined in Section 3(a)(11) of the Exchange Act; however, the INX Tokens are not currently registered under the Exchange Act. After consummation of this Offering, the Company will be required to file annual and other periodic reports pursuant to Section 15(d) of the Exchange Act, as required by a foreign private issuer, until the end of the fiscal year during which the registration statement of which this prospectus is a part has been declared effective. However, the Company’s obligation to file such reports will be automatically suspended unless after the last day of such fiscal year, the Company has total assets of more than $10,000,000 and record holders of the INX Tokens numbering more than 2,000 persons, or 500 persons who are not accredited investors, in accordance with Section 12(g) of the Exchange Act, in which case the Company will be required to register the INX Tokens under the Exchange Act and to continue to file such reports.

The Company intends to remain subject to the reporting requirements of the Exchange Act either through continued compliance with Section 15(d) of the Exchange Act or by registration of the INX Tokens in accordance with Section 12(g) of the Exchange Act. However, if the Company does not continue to be subject to, or voluntarily comply with, the periodic reporting and other obligations of the Exchange Act, you may not be able to access regular publicly available reports about us and you will not be entitled to the same type of disclosure in relation to critical corporate events as if we were subject to the Exchange Act.

There must be a current state blue sky registration or exemption from such registration for you to purchase or sell the INX Tokens.

Each state has its own securities laws, often called “blue sky” laws, which (i) prohibit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker of such transaction must also be registered in that state.

Immediately after this registration statement is declared effective by the SEC and for one year thereafter, we expect the INX Tokens to be qualified, and to be eligible to make offers and sales, including resales, of the INX Tokens, subject to the suitability standards included in the “Suitability Standards” section of this prospectus, to investors in California, Colorado, Connecticut, Georgia, Hawaii, Illinois, Louisiana, Michigan, Minnesota, New York, Texas, Washington, Wisconsin and Wyoming. After this registration statement is declared effective by the SEC, we may submit filings to qualify the INX Tokens in other states, to enable resales in other states and to maintain such qualifications, though we have no obligation to do so.

We cannot guarantee that we will be able to effect any required blue sky registrations or qualifications. You will have the ability to purchase and sell INX Tokens only if these securities have been qualified for sale under applicable state laws, or if they fall within an exemption from registration. We will not knowingly sell INX Tokens purchasers in jurisdictions in which such sales are not registered or otherwise qualified for issuance or exempt from registration. As a result, there may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our INX Tokens. This may limit the transferability of the INX Tokens and the liquidity of any trading market that may develop for the INX Tokens.

The INX Token Purchase Agreement includes exclusive venue and jurisdiction provisions. By purchasing INX Tokens, an investor is irrevocably consenting to these provisions regarding claims, suits, actions or proceedings, and submitting to the exclusive jurisdiction of Delaware courts. The INX Token Purchase Agreement also provides that the Company will not be responsible for any losses except those arising from the Company’s gross negligence, fraud or willful misconduct.

The INX Token Purchase Agreement is governed by Delaware law and includes exclusive venue and jurisdiction provisions designating Delaware courts as the exclusive venue for most claims, suits, actions and proceedings involving us or our officers, directors and employees.

By purchasing an INX Token, an investor is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of Delaware courts. If a dispute were to arise between an investor and us or our officers, directors or employees, the investor may be required to travel to Delaware in order to pursue its legal remedies and participate in any proceeding in Delaware courts which may be an inconvenient or distant location and which is considered to be a more corporate friendly environment. In addition, the choice of forum provision may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. These provisions may have the effect of discouraging lawsuits and limiting an investors’ ability to obtain a favorable judicial forum for disputes against us and our directors and officers.

This provision does not, nor is intended to, apply to claims under the federal securities laws. By agreeing to this limitation of liability, investors will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

The INX Token Purchase Agreement also includes a provision limiting our liability, to the maximum extent permitted by applicable law, for any losses the investor may incur, except for such losses that arise from our gross negligence, fraud or willful misconduct. By purchasing an INX Token, an investor is agreeing to this limitation of liability which could reduce its ability to recover damages from us if we act in a manner that causes investors to incur losses.

It may be illegal now, or in the future, to acquire, own, hold, sell or use INX Tokens in one or more countries, and ownership of, holding or trading in our Company’s securities may also be considered illegal and subject to sanction.

The regulation of blockchain assets remains uncertain or undefined in many jurisdictions. Although we anticipate treating the INX Tokens as securities under the laws of all foreign jurisdictions and adhering to such laws with regard to the offering and sale of INX Tokens abroad, one or more foreign governmental authorities, such as those in China or Russia, may take regulatory action in the future that severely restricts the right to acquire, own, hold, sell or use blockchain assets or to exchange blockchain assets for fiat currency. Such an action may result in the restriction of ownership, holding or trading in the INX Token and other securities. Such restrictions may adversely affect an investment in the Company.

System limitations, failures, or security breaches could harm our business and may directly impact INX Token holders and other INX Trading Solutions users.

Our business depends on the integrity and performance of our computer and communications systems. If our systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service or slower response times. These consequences could result in trading outages, lower trading volumes, financial losses, decreased customer service and satisfaction and regulatory sanctions.

Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, cyber-attacks, sabotage or terrorism, computer viruses, unauthorized access, intentional acts of vandalism and similar events. Persons who circumvent security measures could wrongfully access and use our information or our customers’ information or cause interruptions or malfunctions in our operations. Although we intend to implement and maintain security measures designed to protect the integrity of our systems, including INX Trading Solutions user accounts, such security measures may prove inadequate. Any breach in security or system failure that allows unauthorized access, causes an interruption in service or decreases the responsiveness of our systems may result in theft and could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

RISKS RELATING TO INTELLECTUAL PROPERTY RIGHTS AND DISPUTES

We rely on third party contractors for the design, development and implementation of INX Trading Solutions.

We rely on third party contractors for key elements of our technology infrastructure. The design, development, implementation, modification and customization of the INX Trading Solutions model have been conducted on a work for hire basis under our contract with Y. Singer Technologies Ltd. (commercially known as Committed) (“Committed”) See “Business—Material Agreements—Committed.”

Such infrastructure and related technology under development may not be sufficient to meet the needs of our business. Further, these technologies may have material defects that may be vulnerable to damage or interruption or may compromise the confidentiality or integrity of the transmitted data. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could harm our reputation, business and operating results. We might be required to expend significant capital and other resources to develop and maintain the INX Trading Solutions infrastructure. This, in turn could divert funds available for corporate growth, expansion or future acquisitions. It could also reduce the amount of cash paid to Token holders.

We may be unable to protect our proprietary technology and to obtain trademark protection for our marks.

Our success depends to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to bring enforcement actions under the laws of the US or other countries to protect our intellectual property rights, which could have a material adverse effect on our business. Further, we may not be able to secure protection for our service marks or trademarks in the United States or elsewhere as we expand internationally. Our competitors might adopt service marks or trademarks similar to our marks, or might try to prevent us from using our marks. Any claim by another party against us or customer confusion related to our trademarks, or our failure to obtain trademark registration, could have a material adverse effect on our business.

We may not be able to enforce protection of our intellectual property rights under the laws of other countries.

We do business internationally and consequently we are subject to risks of doing business internationally, including uncertainty regarding liability for the listings and other content provided by our users, and differing intellectual property laws, which may provide insufficient protection for our intellectual property. Any such difficulties could have a material adverse effect on our business.

RISKS RELATED TO INCORPORATION IN GIBRALTAR

We are a “foreign private issuer” and we cannot be certain if the reduced reporting requirements applicable to foreign private issuers will make owning INX Tokens less attractive to investors.

As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Securities Exchange Act of 1934, or the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue proxy statements that comply with the requirements applicable to U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. These exemptions and leniencies, along with other corporate governance exemptions resulting from our ability to rely on home country rules, will reduce the frequency and scope of information and protections to which you may otherwise have been eligible in relation to a U.S. domestic reporting companies.

We would lose our foreign private issuer status if more than fifty percent of our outstanding voting securities are directly or indirectly owned of record by residents of the United States and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the U.S.; or (iii) our business is administered principally in the U.S. There is no public market for our voting securities, and we currently have no plans to issue our voting securities to residents of the United States, however given the level of our intended business contacts with the United States, we may lose our status as a foreign private issuer should more than fifty percent of our voting securities be held of record by residents of the United States. Although we have elected to comply with certain U.S. regulatory provisions, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic reporting company may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic reporting company forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We may also be required to modify certain of our policies to comply with accepted governance practices associated with U.S. domestic reporting companies. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

It may be difficult to enforce a U.S. judgment against us, our officers and directors, and the experts named in this prospectus, or to assert U.S. securities laws claims or serve process on our officers and directors and these experts.

We were incorporated in Gibraltar, and substantially all of our operations are currently located in the state of Israel. All of our assets are located outside the United States. Therefore, it may be difficult to enforce a U.S. court judgment based upon the civil liability provisions of the U.S. federal securities laws against us or any of these persons in a U.S. or Gibraltar court, or to affect service of process upon these persons in the United States.

Additionally, it may be difficult for an investor, or any other person or entity, to assert U.S. securities law claims in original actions instituted in Gibraltar. This is for two principal reasons: 1) because the Gibraltar courts may regard the U.S. law in question to be a penal, revenue or public law and therefore, under Gibraltar law, not capable of direct or indirect enforcement in the Gibraltar courts, or 2) because the Gibraltar court may stay the claim on the grounds that Gibraltar is not an appropriate forum (“forum non conveniens”). If U.S. law is found to be applicable to a claim which the Gibraltar court can and is prepared to hear, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. If proceedings were to be brought in Gibraltar, all procedural matters would be governed by Gibraltar law. There is little case law addressing the matters described above that would be binding case law in a Gibraltar court. For additional information, see “Enforceability of Civil Liabilities.”

RISKS RELATED TO DOING BUSINESS IN ISRAEL

Potential political, economic, and military instability in the State of Israel, where some of our senior management and our research and development facilities are located, may adversely impact our results of operations.

Our offices and operations are currently located in the State of Israel. In addition, certain of our employees, officers, and directors are residents of Israel. Accordingly, political, economic, and military conditions in Israel directly affect our business. Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel, could adversely impact our operations.

Our operations may be disrupted by the obligations of personnel to perform military service.

Certain of our employees, officers and directors are based in Israel. Some of our employees and consultants may be called upon to perform up to 36 days (and in some cases more) of annual military reserve duty until they reach the age of 40 (and in some cases, up to 45 or older) and, in emergency circumstances, could be called to immediate and unlimited active duty. In the event of severe unrest or other conflict, individuals could be required to serve in the military for extended periods of time. Our operations could be disrupted by the absence of a significant number of our employees related to military service or the absence for extended periods of one or more of our key employees for military service. Such disruption could materially adversely affect our business and results of operations.

The Company may be deemed an Israeli tax resident for tax purposes and may incur additional tax liabilities in Israel.

Under Israeli tax law, a company not incorporated in Israel will be considered an Israeli resident for tax purposes if its business and management are controlled from Israel. There is no definition of “control and management” in the Israeli tax code, however the Israeli tax authority (“ITO”) issued a Circular in 2002 which listed factors to be taken into account. These included factors such as details of shareholders and directors; protocols of board meetings; agreements with service providers; details of bank accounts, signatory rights; bookkeeping and accounts; and employees. The ITO has recently published a new draft Circular, in light of recent court decisions, which revisits the issue of control and management. The draft Circular states that it is not sufficient to rely solely on a formal (technical) analysis of the facts, but rather a full substantive analysis of all the facts and circumstances must be undertaken.

In the current technological era, the appointment of directors and physical location of board meetings are less important, rather the emphasis is on the substantive analysis of who actually makes strategic policy and day to day decisions, and from where. The draft Circular provides a list of tests (in addition to the factors listed in the 2002 Circular) which should be examined, for example: who actually controls the company, who are the managers of the company, and who takes the decisions in the company how the directors and managers were chosen and whether they have relevant experience in the company’s field of activity.

If the Company is determined to be an Israeli tax resident for tax purposes, the Company may incur additional tax liabilities in Israel.

The Company may be characterized as a CFC for Israeli tax purposes and Israeli holders of the Company’s ordinary shares and INX Tokens may be subject additional tax consequences and related reporting considerations.

Israeli tax law includes an anti-tax-deferral regime. Under this regime, an Israeli resident who is a ‘controlling shareholder’ (i.e., holding 10% of the means of control in the company) is viewed as having received as a dividend consisting of undistributed profits of a foreign company, if the foreign company meets the following conditions:

●	The majority of its income or the majority of its profits in a tax year derive from passive income (i.e., interest or indexation, dividends, royalties, rental income, or capital gain);

●	The passive income is subject to tax in the foreign jurisdiction at a rate which does not exceed 15%; and

●	In excess of 50% in one or more of the means of control of the company are owned, directly or indirectly by Israel residents.

A foreign company meeting these conditions is referred to as a CFC.  Effectively, the undistributed passive profits of a CFC are deemed a dividend received by the ‘controlling shareholder’ and thus subject to Israeli tax. The deemed dividend tax rate is 24% for corporations and 30% for individuals (excluding additional 3% surtax if applicable).

The quantification of undistributed profits (as defined under the Israeli CFC regime) of a company resident of a non-treaty country will be calculated in accordance with Israeli tax law. If the Company were characterized as a CFC for Israeli tax purposes, Israeli holders of the Company’s ordinary shares and INX Tokens may be subject additional tax consequences and related reporting considerations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “project,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, and strategies; statements that contain projections of results of operations or of financial condition; statements relating to the research, development, and use of our products; and all statements (other than statements of historical facts) that address activities, events, or developments that we intend, expect, project, believe, or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to develop INX Digital and INX Securities trading platforms as contemplated, or at all;

●	the slowing or stopping of the development or acceptance of blockchain assets;

●	the limitations of blockchain technology, which remains largely novel and untested;

●	the legal framework of regulations applicable to blockchain technologies, cryptocurrencies, security tokens and token offerings;

●	our ability to identify a custodial relationship arrangement that FINRA or the SEC will approve as meeting the requirements of Rule 15c3-3 and to obtain a broker-dealer license;

●	changes in how we are taxed;

●	the lack of any existing marketplace for blockchain assets;

●	our lack of an operating history;

●	the impact of competition and new technologies;

●	our ability to obtain government regulations and approvals;

●	industry developments affecting our business, financial condition and results of operations;

●	our ability to cooperate with third party collaborators, including contractors for the design, development and implementation of our trading platform infrastructure;

●	our operating performance and cash flow, or lack thereof;

●	global market, political, and economic conditions; and

●	those factors referred to in “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as in this prospectus generally.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of INX Tokens in this offering will range from, at a minimum, $2,000,000 to, at a maximum, $111,000,000 based on (i) our initial public offering price of $0.90 per Token, (ii) a non-refundable, one-time cash payment to A-Labs of $500,000; (iii) a contingent payment to A-Labs in an amount ranging from $0 to $7.52 million, the maximum amount that would be payable by us to A-Labs if we sell 130,000,000 Tokens at our initial public offering price of $0.90 per Token; and (iv) assumed aggregate offering expenses of $5,000,000.

The contingent payment to A-Labs includes: (i) if the gross proceeds of the offering to U.S. persons exceed $10 million, a payment of $500,000 plus (ii) if the gross proceeds of the offering to non-U.S. persons exceeds $10 million, a payment of between $1 million and $7.52 million, based on our initial public offering price of $0.90 per Token.

Prior to the offering, the Company has used cash on hand to pay $2.42 million of the estimated $5 million in offering expenses. The Company has also paid to A-Labs a non-refundable, one-time cash payment in the amount of $500,000.

The table below displays our gross proceeds raised in this offering, our maximum net proceeds, our minimum net proceeds and our use of net proceeds assuming that we receive the minimum net proceeds. To the extent that the net proceeds to us exceeds the minimum net proceeds, the additional net proceeds to us will be allocated to either the Cash Fund (pursuant to our commitment to allocate 75% of the gross proceeds less payments to underwriters from this offering in excess of $25 million) or our working capital and other corporate purposes.

Gross Proceeds	$7.5 Million				$27.3 Million			$65 Million			$117 Million
Offering Expenses (paid)		$2,420,000				$2,420,000			$2,420,000			$2,420,000
A-Labs (paid)		$500,000				$500,000			$500,000			$500,000

Gross Proceeds less Paid Expenses		4,580,000				24,380,000			62,080,000			$114,080,000

Offering Expenses (unpaid)		$2,580,000				$2,580,000			$2,580,000			$2,580,000
A-Labs (min. unpaid)		$0				$500,000			$500,000			$500,000

Net Proceeds (max)		2,000,000				21,300,000			59,000,000			111,000,000

A-Labs (max. addl. unpaid)		$-				$2,230,000			$4,250,000			$7,020,000
	$				$			$			$
Net Proceeds (min)		$2,000,000				$19,070,000			$54,750,000			$103,980,000

Use of Net Proceeds (min)				%			%			%			%
Research & Development		$818,500		16.6		$4,518,500	23.7		$6,118,500	11.2		$7,448,414	7.2
Sales & Marketing		$325,000		6.6		$1,525,000	8.0		$2,500,000	4.6		$2,739,059	2.6
Regulatory & Legal		$1,090,000		22.2		$2,190,000	11.5		$2,440,000	4.5		$2,970,357	2.9
General & Administrative		$2,229,000		45.3		$6,309,000	33.1		$7,909,000	14.4		$9,628,096	9.3
Product		$219,900		4.5		$869,900	4.6		$1,219,900	2.2		$1,485,057	1.4
Trading Surveillance & Support		$132,600		2.7		$982,600	5.1		$1,382,600	2.5		$1,683,121	1.6
Operations & Customer Service		$105,000		2.1		$1,906,110	10.0		$2,731,110	5.0		$3,324,742	3.2
Finance		$0		0		$448,890	2.3		$698,890	1.3		$850,800	0.8
Minimum Net Capital		$0		0		$250,000	1.3		$250,000	0.4		$250,000	0.2
Cash Fund		$0		0		$0	0		$26,062,500	47.6		$62,985,000	60.6
Working Capital & General Corporate Purposes		0				$70,000	0.4		$3,437,500	6.3		$10,615,354	10.2
TOTAL		$4,920,000	(1)			$19,070,000			$54,750,000			$103,980,000

(1)	The total use of proceeds as described in this column, $4.92 million, is the total amount of proceeds that we estimate will be available to us if we raise our minimum offering amount of $7.5 million. The total amount accounts for the fact that the Company used cash on hand to pay $2.42 million of offering expenses and $500,000 to A-Labs.

The four levels of funding above will fund incremental progress in the development of the platforms (see “Phases of Development”):

$7.5 Million: The minimum offering amount, we expect gross proceeds of $7.5 million to be sufficient to operate up to commencement of the launch of the INX Digital trading platform.

$27.3 Million: If we raise gross proceeds of $27.3 million or more in the offering, we intend to use the funds to launch and operate the INX Digital trading platform for 12 months. We also expect the proceeds to be sufficient to complete the regulatory and technical requirements for and launch the INX Securities trading platform. If there continues to be significant uncertainty regarding the application of federal and state laws and regulations to the trading of security tokens, including regulations governing market intermediaries, and this uncertainty causes significant delay in the development of our INX Securities trading platform as currently envisioned, we may use a portion of these funds to launch and operate INX Services as an introducing broker for security tokens.

$65 Million: If we raise gross proceeds of $65 million or more in the offering, we intend to use the funds to continue to operate the INX Digital trading platforms for two years and INX Securities trading platform for 12 months. Additionally, we intend to allocate 75% of the gross proceeds less payments to underwriters from this offering in excess of $25 million to establish the Cash Fund that we will use to cover customer losses that result from cybersecurity breaches or theft, errors in execution of the trading platform or its technology, and counterparty defaults, including instances where counterparties lack sufficient collateral to cover losses. The Cash Fund is intended to provide additional comfort to our traders, clients and investors. See “Cash Fund.” The remaining proceeds from this offering have been allocated to Working Capital & General Corporate Purposes.

$117 Million: The maximum offering amount based on our initial public offering price of $0.90 per Token. We will use the funds to continue to operate the INX Digital and INX Securities trading platforms beyond two years. Additionally, approximately $63.0 million will be allocated to the Cash Fund and approximately $10.6 million will be allocated to Working Capital & General Corporate Purposes.

Consistent with the foregoing, the Company plans to use net proceeds from this offering across the following categories:

Research & Development: We intend to use between $818,500 and $7.4 million for research and development of products, services, and technologies to be implemented on our platform. This may include research and development of scaling improvements to the matching engine, customizations to the trading platform and user experience, data analytics, and additional investments in our technological capabilities. We estimate that Research & Development expenses until the commencement of the launch of the INX Digital trading platform will be approximately $818,500. The $818,500 is comprised of approximately $655,000 in payroll and related expenses, $60,000 of hardware and software expenses, and $110,000 of third-party consultant expenses. Research & Development expenses are projected to increase by $3.7 million if the Company raises $27.3 million or more in the offering. The $3.7 million increase is comprised of additional direct staffing in the Research & Development department to operate the INX Digital platform and to prepare for the INX Securities launch, along with hardware, software, and infrastructure additions. Research & Development expenses are projected to rise another $1.6 million if $65 million or more is raised in the offering. The $1.6 million is comprised of a further expansion in the Research & Development department to operate both the INX Digital and INX Securities platforms, bringing total department headcount to 35 full-time employees. This includes additional direct staffing of engineers for software, information technology systems and database development and operations, front-end and back-end developers, mobile developers, product managers, analysts, and quality assurance personnel, among others. If we raise the maximum offering amount, we plan to further increase staffing, product offerings, infrastructure, and research and development efforts of both platforms.

Sales & Marketing: We intend to use between $325,000 and $2.74 million for sales and marketing initiatives and activities, including promotional activities to attract users, direct marketing expenses, marketing representation, conference sponsorships, print and online marketing, marketing materials, and related staffing. We estimate that Sales & Marketing expenses until the commencement of the launch of the INX Digital trading platform will be approximately $325,000. The $325,000 is comprised of approximately $100,000 payroll and related expenses and $225,000 in media, branding, sponsorship, and other direct marketing expenses. Sales & Marketing expenses are projected to increase by $1.2 million if the Company raises $27.3 million or more in the offering. The $1.2 million increase is comprised of (i) 5 additional full-time hires in the department, and (ii) $415,000 in marketing expenses related to conference sponsorship and marketing materials. Sales & Marketing expenses are projected to increase an additional $975,000 if the Company raises $65 million or more in the offering. The $975,000 increase is comprised of (i) 3 additional full-time hires in the department, and (ii) $415,000 in marketing expenses related to conference sponsorship and marketing materials. If we raise the maximum offering amount, we plan to further increase staffing, press coverage, conference presence, advertising, and marketing materials for the Company.

Regulatory & Legal: We intend to use between $1.1 million and $3.0 million on regulatory and legal expenses, including legal counsel fees and expenses, filing and licensing fees, consultancy fees, and related legal and regulatory support. We estimate that Regulatory & Legal expenses until the commencement of the launch of the INX Digital trading platform will be approximately $1.1 million. The $1.1 million is comprised of approximately $445,000 in legal counsel expenses, $460,000 in licensing fees, and $195,000 in regulatory third-party consultant and related expenses. Regulatory & Legal expenses are projected to increase by $1.1 million if the Company raises $27.3 million or more in the offering. The $1.1 million increase is comprised of regulatory filing fees, regulatory consultancy fees, and related legal support for the year 2020, including $583,000 for money transmitter licensing fees and related costs. Regulatory & Legal expenses increase a further $250,000 if the Company raises $65 million or more in the offering. This $250,000 increase is comprised of ongoing regulatory fees, regulatory consultancy fees, and related legal support for continuing operations. If we raise the maximum offering amount, we plan to further increase staffing, including in-house legal counsel.

General & Administrative: We intend to use between $2.2 million and $9.6 million on general and administrative expenses, including executive and senior management compensation, human resources, facility overhead, payroll-related expenses, and insurance. We estimate that General& Administrative expenses until the commencement of the launch of the INX Digital trading platform will be approximately $2.2 million. The $2.2 million is comprised of approximately $1,345,000 of payroll and related expenses, $280,000 in overhead and facilities expenses, $220,000 in insurance-related expenses, $60,000 in auditing expenses, and $315,000 in other general and administrative expenses. General & Administrative expenses are projected to increase by approximately $4.1 million if the Company raises $27.3 million or more in the offering. The $4 million increase is comprised of three additional full-time hires, and a full year of operating the INX Digital platform. General & Administrative expenses increase a further $1.6 million if the Company raises $65 million or more in the offering. This $1.6 million includes a full year of operating the INX Digital and INX Securities platforms with year-ending headcount of 16 full-time employees. If we raise the maximum offering amount, we plan to further increase staffing, including in-house strategic senior management positions, increase spending on overhead for corporate office space, and other general corporate expenses.

Product: We intend to use between $219,900 and $1.5 million for product development, design, and related expenses. Product expenses include developing product offerings on the platform based on market research and customer feedback, designing the user interface of the platform, and defining the characteristics of the platform in collaboration with both senior management and Research & Development teams. Product personnel include product managers, user experience and user interface designers, and customer behavior analysts. We estimate that Product expenses until the commencement of the launch of the INX Digital trading platform will be approximately $219,900. The $219,900 is comprised of payroll and related expenses. Product expenses are projected to increase by $650,000 if the Company raises $27.3 million or more in the offering. The $650,000 increase is comprised of additional direct staffing in the product department of seven full-time employees and related expenses. Product expenses are projected to rise another $350,000 if $65 million or more is raised in the offering. The $350,000 is comprised of the addition of one more full-time employee, bringing total department headcount to nine full-time employees, and other product expenses. If we raise the maximum offering amount, we plan to further increase product research and offerings.

Trading Surveillance & Support: We intend to use between $132,600 and $1.7 million for trading-related staffing and expenses. These expenses include the monitoring of order books and trading activity, evaluating execution quality, investigating errors, assisting customers with order entry, and assisting the operations and customer service department with data and support for customer inquiries. We estimate that Trading Surveillance & Support expenses until the commencement of the launch of the INX Digital trading platform will be approximately $132,600. The $132,600 is comprised of payroll and related expenses. Trading Surveillance & Support expenses are projected to increase by $850,000 if the Company raises $27.3 million or more in the offering. The $850,000 increase is comprised of additional direct staffing in the trading department of five full-time employees and related expenses, bringing total department headcount to seven full-time employees. Product expenses are projected to rise another $400,000 if $65 million or more is raised in the offering. The $400,000 is comprised of the addition of one more full-time employee, bringing total department headcount to eight full-time employees, and other trading-related expenses. If we raise the maximum offering amount, we plan to further increase trading surveillance and related support capabilities.

Operations & Customer Service: We intend to use between $105,000 and $3.3 million for back office, operations and customer service-related staffing and expenses, which includes compliance, support and KYC/AML expenses. We estimate that Operations & Customer Service expenses until the commencement of the launch of the INX Digital trading platform will be approximately $105,000. The $105,000 is comprised of $95,000 of payroll and related expenses and $10,000 of KYC/AML expenses. Operations & Customer Service expenses are projected to increase by $1.8 million if the Company raises $27.3 million or more in the offering. The $1.8 million increase is comprised of additional direct staffing in the operations and customer service department of 12 full-time employees in compliance and support functions and related expenses, bringing total department headcount to 15 full-time employees. Operations & Customer Service expenses are projected to rise another $825,000 if $65 million or more is raised in the offering. The $825,000 is comprised of the addition of two more full-time employees, bringing total department headcount to 17 full-time employees, and other back office-related expenses. If we raise the maximum offering amount, we plan to further increase back office support and operational infrastructure.

Finance: We intend to use between $448,890 and $850,800 for finance department staffing and expenses if the Company raises $27.3 million or more in the offering. We estimate that Finance expenses for operating the INX Digital trading platform for twelve months from launch and until the commencement of the launch of the INX Securities trading platform will be approximately $448,890. The $448,890 is comprised of approximately $400,000 in payroll and related expenses and $48,000 in other finance expenses. Finance department expenses are projected to increase by $250,000 if the Company raises $65 million or more in the offering. The $250,000 increase is comprised of additional direct staffing in the finance department of two full-time employees and related expenses, bringing total department headcount to six full-time employees. If we raise the maximum offering amount, we plan to further increase finance department staffing.

Minimum Net Capital: We intend to use $250,000 for the minimum net capital requirements of INX Securities once it is registered as a broker-dealer, as required by Rule 15c3-1 under the Exchange Act.

Cash Fund: We plan to establish a Cash Fund comprised of 75% of the gross proceeds less payments to underwriters from this offering in excess of $25 million. We will use the fund to cover customer losses that result from cybersecurity breaches or theft, errors in execution of the trading platform or its technology, and counterparty defaults, including instances where counterparties lack sufficient collateral to cover losses. The Cash Fund is intended to provide additional comfort to our traders, clients and investors. See “Business— Our Proposal: INX Trading Solutions, a Single Regulated Ecosystem for Trading Blockchain Assets.”

Working Capital & General Corporate Purposes: We intend to use the remainder of the proceeds from this offering for working capital and general corporate purposes.

These expected uses of net proceeds from this offering represent our intentions based upon our current plans and business conditions which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly and will depend upon numerous factors, including the progress of our development and commercialization efforts. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2020 (unless stated otherwise):

●	on an actual basis; and

●	on an as adjusted basis after giving effect to (i) the minimum and maximum aggregate offering amount in this offering at our initial public offering price of $0.90 per Token; (ii) the payment of an additional $7,520,000 to A-Labs, the maximum amount that will be owed to A-Labs if we raise our maximum aggregate offering amount; (iii) the payment of expenses associated with this offering, (iv) an increase in our accumulated deficit as a result of the remeasurement to fair value of the INX Token liability, (v) the issuance of an additional 770,000 INX Tokens, whose only contingency for issuance is the closing of this initial public offering, (vi) the exercise of options to purchase INX Tokens that will vest upon the effectiveness of this offering, which will result in the issuance of between 578,929 INX Tokens, if we raise only our minimum aggregate offering amount, and 493,929 INX Tokens, if we raise our maximum aggregate offering amount, and (vii) the conversion of the outstanding convertible notes.

The as adjusted column below is illustrative only. Our cash and cash equivalents and capitalization following the closing of this offering will be adjusted based on the number of Tokens sold. You should read the following table in conjunction with the sections titled “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of INX Tokens,” and our financial statements and related notes included elsewhere in this prospectus.

(U.S, Dollars in thousands except share and per share data)	June 30, 2020 (unaudited)	As Adjusted for the Offering (minimum)	As Adjusted for the Offering (maximum)
Cash and cash equivalents	196	5,476	44,470
Restricted cash	-	-	62,985
Total liabilities	3,039	26,555	135,978
Equity:
Ordinary shares of GBP 0.001 par value - Authorized: 100,000,000; Issued and Outstanding: 11,725,779.	15	15	15
Share premium	7,781	7,974	7,974
Receivable on account of shares	(76)	(76)	(76)
Conversion option of convertible loan	46	-	-
Accumulated deficit	(10,319)	(28,702)	(36,146)
Total equity (deficit)	(2,553)	(20,789)	(28,233)
Total liabilities and equity	$486	5,766	107,745

A $0.10 increase (decrease) in our initial public offering price of $0.90 per Token would increase (decrease) the as adjusted amount of each of cash and cash equivalents and restricted cash, total equity (deficit), and total liabilities and equity by approximately $12,243,000, $2,708,000 and $12,243,000, respectively, assuming that we sell the maximum number of Tokens offered by us, as set forth on the cover page of this prospectus. Similarly, an increase (decrease) of one million in the number of Tokens we are offering would increase (decrease) the as adjusted amount of cash and cash equivalents and restricted cash, total equity (deficit), and total liabilities and equity by approximately $869,000, $31,000 and $869,000, respectively based on our initial public offering price of $0.90 per Token.

DILUTION

Net tangible book value represents total tangible assets less liabilities. The INX Token is an equity security as such term is defined in Section 3(a)(11) of the Exchange Act. However, for financial reporting purposes, the INX Token is classified as a liability. Although the gross proceeds received by us in this offering will increase our tangible assets, the issuance of INX Tokens in this offering will increase our liabilities by an equivalent amount. Further, holders of the INX Token have only a contractual right to potential distributions of our Adjusted Operating Cash Flow and, under certain circumstances, from the Cash Fund. As a result of the impact of the offering and the rights associated with the INX Token, net tangible book value per INX Token is not as relevant in this offering as it otherwise would be in offerings of common equity securities.

The following table summarizes, on a pro forma as adjusted basis as of August 12, 2020, the differences between existing INX Token holders and the investors purchasing under this offering with respect to the number of INX Tokens purchased from us (assuming that all of the INX Tokens offered in this offering are purchased at an assumed $0.90 per INX Token), the total consideration paid and the average price per INX Token paid before deducting the estimated offering expenses.

(U.S, Dollars in thousands except INX Token and per token data)	INX Tokens Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per INX Token
Original INX Token holders	18,944,562	12.22%	$35	0.03%	$0.002
Commitments to issue INX Tokens(1) (2)	6,059,250	3.91%	$291	0.25	$0.05
New investors	130,000,000	83.87%	$117,000	99.72%	$0.90
Total	155,003,812	100.00%	$117,326	100.00%	$0.76

(1) Information regarding commitments to issue INX Tokens as of August 12, 2020 (assuming the completion of this offering on that date) includes the following:

●	Up to 4,850,250 INX Tokens issuable upon the exercise of options granted to directors, officers, employees and members of our Advisory Board with a weighted average exercise price per Token of approximately $0.015 per Token.
●	15,000 INX Tokens issuable upon the exercise of options granted to Shay Laboratory Ltd. pursuant to the Consulting Agreement with Shay Laboratory Ltd., dated October 1, 2017, in connection with the services of Mr. Or Kaplinsky, option to purchase INX Tokens equalling in the aggregate 0.1% of the registered INX Tokens which were not sold in this offering, at the price of $0.01 per Token; provided that, such number of INX Tokens shall not exceed 100,000 and shall not be less than 15,000.
●	Up to 84,000 INX Tokens issuable upon the exercise of options granted to certain directors within one year following the date the registration statement in connection with this offering is declared effective by the SEC at an exercise price of $0.01 per Token (which options are not granted and not exercisable until six months following the date the registration statement in connection with this offering is declared effective by the SEC)

(2) Information regarding commitments to issue INX Tokens as of August 12, 2020 (assuming the completion of this offering on that date) does not include the following:

●

Up to 7,500 INX Tokens issuable per month (for periods after August 12, 2020) upon the exercise of options granted to Bentley Limited at an exercise price of $0.01 per Token (which options shall lapse on the first of the month in which the Company raises $10,000,000 in a public offering of INX Tokens)

●	Up to 14,000 INX Tokens issuable per month upon the exercise of options granted to certain directors after one year following the date the registration statement in connection with this offering is declared effective by the SEC at an exercise price of $0.01 per Token (which options are not granted and not exercisable until six months following the date the registration statement in connection with this offering is declared effective by the SEC)

●	Up to 200,000 INX Tokens issuable upon the exercise of options to be granted to Paz Diamant at an exercise price of $0.08 per Token (which options are to be granted upon the Company entering into an employment agreement with Mr. Diamant and which options shall vest, subject to Mr. Diamant’s continued employment with the Company, over four years in equal amounts on each of the first four anniversaries of the grant date)

In addition, the following table summarizes, on a pro forma as adjusted basis as of August 12, 2020, the differences between existing INX Token holders and the investors purchasing under this offering with respect to the number of INX Tokens purchased from us (assuming only the Minimum Offering Requirement for the Closing of the INX Tokens offering in this offering are purchased at an assumed $0.90 per INX Token), the total consideration paid and the average price per INX Token paid before deducting the estimated offering expenses.

(U.S, Dollars in thousands except INX Token and per token data)	INX Tokens Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per INX Token
Original INX Token holders	18,944,562	56.67%	$35	0.44%	$0.002
Commitments to issue INX Tokens(1) (2)	6,144,250	18.39%	$292	3.74	$0.05
New investors	8,333,333	24.94%	$7,500	95.82%	$0.90
Total	33,422,145	100.00%	$7,827	100.00%	$0.23

(1) Information regarding commitments to issue INX Tokens as of August 12, 2020 (assuming the completion of this offering on that date) includes the following:

●	Up to 4,850,250 INX Tokens issuable upon the exercise of options granted to directors, officers, employees and members of our Advisory Board with a weighted average exercise price per Token of approximately $0.015 per Token.
●	100,000 INX Tokens issuable upon the exercise of options granted to Shay Laboratory Ltd. pursuant to the Consulting Agreement with Shay Laboratory Ltd., dated October 1, 2017, in connection with the services of Mr. Or Kaplinsky, option to purchase INX Tokens equalling in the aggregate 0.1% of the registered INX Tokens which were not sold in this offering, at the price of $0.01 per Token; provided that, such number of INX Tokens shall not exceed 100,000 and shall not be less than 15,000.
●	Up to 84,000 INX Tokens issuable upon the exercise of options granted to certain directors within one year following the date the registration statement in connection with this offering is declared effective by the SEC at an exercise price of $0.01 per Token (which options are not granted and not exercisable until six months following the date the registration statement in connection with this offering is declared effective by the SEC)

(2) Information regarding commitments to issue INX Tokens as of August 12, 2020 (assuming the completion of this offering on that date) does not include the following:

●	Up to 7,500 INX Tokens issuable per month (for periods after August 12, 2020) upon the exercise of options granted to Bentley Limited at an exercise price of $0.01 per Token (which options shall lapse on the first of the month in which the Company raises $10,000,000 in a public offering of INX Tokens)
●	Up to 14,000 INX Tokens issuable per month upon the exercise of options granted to certain directors after one year following the date the registration statement in connection with this offering is declared effective by the SEC at an exercise price of $0.01 per Token (which options are not granted and not exercisable until six months following the date the registration statement in connection with this offering is declared effective by the SEC)
●	Up to 200,000 INX Tokens issuable upon the exercise of options to be granted to Paz Diamant at an exercise price of $0.08 per Token (which options are to be granted upon the Company entering into an employment agreement with Mr. Diamant and which options shall vest, subject to Mr. Diamant’s continued employment with the Company, over four years in equal amounts on each of the first four anniversaries of the grant date)

SELECTED FINANCIAL DATA

You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, related notes and other financial information included elsewhere in this prospectus.

The following table sets forth a summary of our consolidated statement of comprehensive loss and summary of our consolidated balance sheet data for the periods indicated. Our consolidated financial data as of December 31, 2019 and 2018, and the related consolidated financial data for the years then ended, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated statement of comprehensive loss for the six months ended June 30, 2020 and 2019, have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, the unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. Results for interim periods are not necessarily indicative of results that may be expected for a full fiscal year. Our selected consolidated financial information for the periods indicated should be read in conjunction with the consolidated financial statements and the accompanying notes. Historical results are not necessarily indicative of the results expected in the future.

Summary Consolidated Statements of Comprehensive Loss

(U.S. Dollars in thousands, except share and per share data)

	Six months ended June 30,		Year ended December 31,	Year ended December 31,
	2020	2019	2019	2018
	Unaudited

Operating expenses:

Research and development	317	266	468	525
General and administrative	779	1,195	2,432	3,139

Loss from operations	1,096	1,461	2,900	3,664

Fair value adjustment of INX Token and derivative liabilities	872	952	854	340
Finance expense	15	6	70	6
Finance income	-	(135)	(135)	-

Loss and total comprehensive loss	1,983	2,284	3,689	4,010

Loss per share, basic and diluted	0.17	0.20	0.32	0.50

Weighted average number of shares outstanding, basic and diluted	11,527,008	11,377,323	11,395,273	7,948,935

Summary Balance Sheet Data

	June 30,	December 31,
	2020	2019	2018
	Unaudited
Total Assets	486	387	1,021
Working Capital	(2,553)	(1,546)	54
Total Liabilities	3,039	1,933	967
Total Equity	(2,553)	(1,546)	54

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section titled “Selected Financial Data” and our financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations, and intentions. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors.”

Overview

We are developing INX Trading Solutions, a regulated solution for trading blockchain assets, that will initially include a cryptocurrency trading platform operated by INX Digital, for which we are qualified to operate as a money transmitter in 7 US states. Although we have not yet received a money transmitter license in any state that requires such license, we intend to obtain money transmitter licenses or otherwise become qualified to operate in most US states within nine months after reaching the minimum offering amount of this offering. We also presently intend to establish INX Securities as an ATS, to be operated by INX Services, which we plan to register as a licensed broker-dealer. Our vision is to establish two trading platforms and a security token that provides regulatory clarity to the blockchain asset industry.

Initially, we plan to generate revenues primarily from fees received by us in connection with activities on the INX Digital trading platform. We intend to generate additional fees once we have completed the regulatory and technical requirements for the INX Securities trading platform. However, there is currently significant uncertainty regarding the application of federal and state laws to the trading of security tokens, including the application of current regulations governing the conduct of market intermediaries, and this uncertainty may cause significant delay or may prevent us from developing our INX Securities trading platform as currently envisioned. Prior to the establishment of INX Securities as an ATS, INX Services may operate exclusively as an introducing broker with an order management system and to route security token order flow to one or more third party alternative trading systems.

Results of Operations and Known Trends or Future Events

We were incorporated on November 27, 2017 and since our date of inception (September 1, 2017) our operations have consisted solely of planning and development of the INX Token and INX Trading Solutions. We have not generated any revenues from operations since our inception.

We will not generate any operating revenues until our trading platforms becomes operational. We will generate non-operating income in the form of interest income on cash and cash equivalents and other investments upon completion of this offering. There has been no significant change in our financial position and no material adverse change has occurred since the date of our audited financial statements.

On August 20, 2020, the SEC declared as effective our registration statement on Form F-1 filed in connection with this offering. We have met the minimum offering requirement of $7.5 million and conducted closings of committed purchases of INX Tokens in September 2020, pursuant to which approximately $7.6 million was received to fund our operations. We intend to continue our public offering until its termination.

After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, and compliance). We expect our expenses to increase substantially after the closing of this offering.

Results of Operations for six months ended June 30, 2020

Total Operating Expenses

Operating expenses for the six months ended June 30, 2020 were $1,096,000, and they consist of research and development, and general and administrative expenses. Research and development expenses, which amounted to $317,000, include the cost of development of our trading platform and primarily comprised of costs of our research and development personnel and other development-related expenses. General and administrative expenses, which amounted to $779,000, include costs associated with the registration of our platform, as well as legal and other services related to the offering.

Loss

Our loss for the six months ended June 30, 2020 was approximately $1,983,000.

Adjusted Operating Cash Flow (Negative)

Our Adjusted Operating Cash Flow for the six months ended June 30, 2020 was approximately negative $763,000. The cumulative Adjusted Operating Cash Flow as of June 30, 2020 was approximately negative $7,127,000.

The following table provides the calculation of our cumulative Adjusted Operating Cash Flow (in U.S. Dollars) as of June 30, 2020:

Cumulative Adjusted Operating Cash Flow as of December 31, 2019	(6,364,000)

Less: Net cash used in operating activities in the six months ended June 30, 2020	(763,000)

Less: $0 in cumulative Adjusted Operating Cash Flow as of December 31, 2019 that formed the basis of distribution paid to INX Token holders on April 30, 2020 (there was no distribution)	-

Plus: Proceeds from INX Tokens in the six months ended June 30, 2020	-

Less: Proceeds from initial sale of INX Tokens in the six months ended June 30, 2020	-

Cumulative Adjusted Operating Cash Flow as of June 30, 2020	(7,127,000)

Results of Operations for the year ended December 31, 2019

Total Operating Expenses

Operating expenses in the year ended December 31, 2019 were $2,900,000, and they consist of research and development, and general and administrative expenses. Research and development expenses, which amounted to $468,000, include the cost of development of our trading platform. General and administrative expenses, which amounted to $2,432,000, include costs associated with the registration of our platform, as well as legal and other services related to the offering.

Loss

Our loss for the year ended December 31, 2019 was approximately $3,689,000.

Adjusted Operating Cash Flow (Negative)

Our Adjusted Operating Cash Flow for the year ended December 31, 2019 was approximately negative $2,514,000. The cumulative Adjusted Operating Cash Flow as of December 31, 2019 was approximately negative $6,364,000.

The following table provides the calculation of our cumulative Adjusted Operating Cash Flow (in U.S. Dollars) as of December 31, 2019:

Cumulative Adjusted Operating Cash Flow as of December 31, 2018	(3,850,000)

Less: Net cash used in operating activities in the year ended December 31, 2019	(2,514,000)

Less: $0 in cumulative Adjusted Operating Cash Flow as of December 31, 2018 that formed the basis of distribution paid to INX Token holders on April 30, 2019 (there was no distribution)	-

Plus: Proceeds from INX Tokens in the year ended December 31, 2019	-

Less: Proceeds from initial sale of INX Tokens in the year ended December 31, 2019	-

Cumulative Adjusted Operating Cash Flow as of December 31, 2019	(6,364,000)

Results of Operations for the year ended December 31, 2018

Total Operating Expenses

Operating expenses in the year ended December 31, 2018 were $3,664,000, and they consist of research and development, and general and administrative expenses. Research and development expenses, which amounted to $525,000, include the cost of development of our trading platform. General and administrative expenses, which amounted to $3,139,000, include costs associated with the registration of our platform, as well as legal and other services related to the offering.

Loss

Our loss for the year ended December 31, 2018 was approximately $4,010,000.

Adjusted Operating Cash Flow (Negative)

Our Adjusted Operating Cash Flow for the year ended December 31, 2018 was approximately negative $3,262,000. The cumulative Adjusted Operating Cash Flow as of December 31, 2018 was approximately negative $3,850,000.

The following table provides the calculation of our cumulative Adjusted Operating Cash Flow (in U.S. Dollars) as of December 31, 2018:

Cumulative Adjusted Operating Cash Flow as of December 31, 2017	(588,000)

Less: Net cash used in operating activities in the year ended December 31, 2018	(3,262,000)

Less: $0 in cumulative Adjusted Operating Cash Flow as of December 31, 2017 that formed the basis of distribution paid to INX Token holders on April 30, 2018 (there was no distribution)	-

Plus: Proceeds from INX Tokens in the year ended December 31, 2018	7,000

Less: Proceeds from initial sale of INX Tokens in the year ended December 31, 2018	(7,000)

Cumulative Adjusted Operating Cash Flow as of December 31, 2018	(3,850,000)

Comparison of the six months ended June 30, 2020 and the six months ended June 30, 2019

The following table presents an overview of our results of operations for six months ended June 30, 2020 and 2019:

(U.S. Dollars in thousands, except share and per share data)

	Six Months ended June 30,	Six Months ended June 30,
	2020 (unaudited)	2019 (unaudited)
Operating expenses:
Research and development	317	266
General and administrative	779	1,195
Loss from operations	1,096	1,461

Fair value adjustment of INX Token and derivative liabilities	872	952
Finance expense	15	6
Finance income	-	(135)

Loss and total comprehensive loss	1,983	2,284

Loss per share, basic and diluted	0.17	0.20

Weighted average number of shares outstanding, basic and diluted	11,527,008	11,377,323

Research and Development Expenses

We incurred $317,000 in research and development expenses for the six months ended June 30, 2020, compared to $266,000 for the six months ended June 30, 2019. Research and Development expenses increased by $51,000 for the six months ended June 30, 2020 compared to the six months ended June 30, 2019. This increase was primarily driven by increases of $32,000 in share-based compensation expense and $63,000 in production services related to the development of our trading platform, which were partially offset by a decrease of $44,000 in personnel related costs.

General and Administrative expenses

We incurred $779,000 in general and administrative expenses for the six months ended June 30, 2020, compared to $1,195,000 for the six months ended June 30, 2019, a decrease of $416,000, primarily driven by decreases of $121,000 in personnel related costs, $229,000 in legal services and $55,000 in travel and other administrative costs.

Financial liabilities at fair value through profit or loss - INX Token liability:

Our balance sheet as of June 30, 2020 includes a financial liability for INX Token holders in the amount of $1,986,000. As there was no trading market for the INX Token at June 30, 2020, we determined its fair value based on a valuation derived from a third-party transaction (see further details in Note 3 in the financial statements). Changes in fair value of the INX Token liability are recorded in profit or loss in our consolidated statements of comprehensive loss.

Loss and total comprehensive loss

Loss and total comprehensive loss for the six months ended June 30, 2020 was $1,983,000, compared to net loss of $2,284,000 for six months ended June 30, 2019, a decrease of $301,000.

Adjusted Operating Cash Flow

Adjusted Operating Cash Flow for the six months ended June 30, 2020 was negative $763,000, compared to an Adjusted Operating Cash Flow of negative $1,267,000 for the six months ended June 30, 2019, a decrease in negative cash-flows from operations of $504,000 resulted from a decrease in our loss from operations between the compered periods.

Comparison of the Fiscal Years Ended December 31, 2019 and 2018

The following table presents an overview of our results of operations for the years ended December 31, 2019 and 2018:

(U.S. Dollars in thousands, except share and per share data)

	Year ended December 31,	Year ended December 31,
	2019	2018
Operating expenses:
Research and development	468	525
General and administrative	2,432	3,139
Loss from operations	2,900	3,664

Fair value adjustment of INX Token and derivative liabilities	854	340
Finance expense	70	6
Finance income	(135)	-

Loss and total comprehensive loss	3,689	4,010

Loss per share, basic and diluted	0.32	0.50

Weighted average number of shares outstanding, basic and diluted	11,395,273	7,948,935

Research and Development Expenses

We incurred $468,000 in research and development expenses for the fiscal year ended December 31, 2019, compared to $525,000 for the fiscal year ended December 31, 2018. Research and Development expenses decreased by $57,000 for the year ended December 31, 2019 compared to the year ended December 31, 2018. This decrease was primarily a result of an increased efficiency achieved from using an internal development team over third party contractors used in early years.

General and Administrative expenses

We incurred $2,432,000 in general and administrative expenses for the fiscal year ended December 31, 2019, compared to $3,139,000 for the year ended December 31, 2018, a decrease of $707,000, primarily due to a decrease in legal and other costs related to this offering.

Financial liabilities at fair value through profit or loss - INX Token liability:

Our balance sheet as of December 31, 2019 includes a financial liability for INX Token holders in the amount of $1,179,000. As currently there is no trading market for the INX Token, we determined its fair value based on a valuation derived from a third-party transaction (see further details in Note 3 in the financial statements). Changes in fair value of the INX Token liability are recorded in profit or loss in our consolidated statements of comprehensive loss.

Loss and total comprehensive loss

Loss and total comprehensive loss for the fiscal year ended December 31, 2019 was $3,689,000, compared to net loss of $4,010,000 for year ended December 31, 2018, a decrease of $321,000.

Adjusted Operating Cash Flow

Adjusted Operating Cash Flow for the fiscal year ended December 31, 2019 was negative $2,514,000, compared to an Adjusted Operating Cash Flow of negative $3,262,000 for the year ended December 31, 2018, a decrease in net cash outflows of $748,000.

INX Token Valuation

The fair value of each INX Token as of June 30, 2020, December 31, 2019 and 2018 was $0.1048, $0.06237 and $0.02188, respectively. The fair value as of December 31, 2019 was determined by management and the Board of Directors based on a valuation derived from a capital raise pursuant to the terms of a SAFE approved by the Board of directors in February 2020. The fair value as of December 31, 2018 was determined by management and the Board of Directors based on a valuation derived from various transactions involving the issuance of INX equity securities.

In determining the fair value of the INX Token from these transactions, the Company used various inputs and assumptions in performing an underlying comparison of the shareholder’s and INX Token holder’s participation rights in the Company’s earning distribution. The significant inputs and assumptions are the price of the Ordinary share of the Company, the volatility used in valuing the Company’s share options and INX Token warrants, expected term of the INX Token warrants, the number of INX Tokens expected to be issued in the Offering and the weighted average probability as to the amount of funds to be raised in the Offering. The level in the fair value hierarchy is level 3.

The fair value of each INX Token as of June 30, 2020, December 31, 2019 and 2018 is significantly less than the offering price of $0.90 per token. The factors affecting the difference between the offering price and the estimated fair value of the INX Tokens in connection with prior fair valuations are as follows:

●	The Company’s offering of INX Tokens is unique both for the traditional securities markets as well as within the blockchain community; at the time at which prior valuations were conducted, the Company had not, and the Company and the public could not have known whether the Company would be able to, have the registration statement of which this prospectus is a part be declared effective.

●	This offering is subject to a minimum offering amount of $7,500,000 and the Company anticipates that it will be able to commence operations six months after reaching this minimum offering amount; the price of the INX Token in this offering is intended to reflect the value of the INX Token upon the successful completion of this offering.

●	The successful completion of this offering would provide access to public equity, provide enhanced operational flexibility and strengthen the Company’s brand recognition, all of which contribute to an increased value of the INX Token.

The Board of Directors of the Company considered each of the foregoing factors in determining the offering price.

Critical Accounting Policies and Estimates

In accordance with IFRS, in preparing our financial statements, we must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of net revenues and expenses during the reported period. We develop and periodically change these estimates and assumptions based on historical experience and on various other factors that we believe are reasonable under the circumstances. Actual results may differ from these estimates.

The critical accounting policies requiring estimates, assumptions and judgments that we believe have the most significant impact on our financial statements are described below.

Financial liabilities at fair value through profit or loss - INX Token liability:

Based on the terms of the INX Token, the INX Token is a hybrid financial instrument. The host instrument is a financial liability due to the right of the INX Token holder to effectively redeem the INX Token in consideration as payment for services. The INX Token is considered a puttable instrument which is a financial liability in accordance with IAS 32, Financial Instruments: Presentation.

The Company’s obligation to distribute annually to the INX Token holders 40% of the Company’s Adjusted Operating Cash Flow is an embedded derivative. The Company views the Company’s operating cash flows as a financial variable, and therefore, the embedded derivative requires bifurcation pursuant to IFRS 9 (IAS 39 for the period to December 31, 2017). The Company elected in accordance with IAS 39 (which election remains in effect upon adoption of IFRS 9) to designate the entire financial liability (including the embedded derivative) at fair value through profit and loss.

Accordingly, the INX Token liability is remeasured to fair value at the end of each reporting period. The changes in fair value are recognized in profit or loss. IFRS 9, Financial Instruments, replaces IAS 39 for annual periods beginning on January 1, 2018 and accordingly starting January 1, 2018, the Company applied IFRS 9 retrospectively, without adjusting the comparative information, which continues to be reported under IAS 39. According to IFRS 9, changes in the fair value of a financial liability designated as at fair value through profit or loss which are attributable to the change in credit risk of that liability are presented in other comprehensive income. All other changes in fair value of that liability are presented in profit or loss. The change in the fair value of the INX Token liability attributable to changes in credit risk, excluding those changes in credit risk attributable to the embedded derivative, are immaterial for all reported periods and therefore no amounts have been included in other comprehensive income in respect of credit risk.

When the INX Token is used to pay for services provided by the Company, the respective portion of the INX Token liability is derecognized and revenue is recognized. The fair value of INX Tokens issued in consideration for services to be provided to the Company is recognized as compensation expense as the services are provided.

Liquidity and Capital Resources

To date, we have generated no cash from operations. We have financed our operations through debt issuances and equity investments made by our shareholders. See “Certain Relationships and Related Party Transactions.” We expect to require additional cash to fund our ongoing operational needs, particularly our development and marketing expenses and employee salaries.

Our future expenditures and capital requirements will depend on numerous factors, including: the success of this offering, the progress of our development efforts and the rate at which we can get our trading platforms up and running. We are dependent upon funds raised from this offering to satisfy our working capital requirements. Our business does not presently generate any cash.

We believe that if we raise the maximum amount in this Offering, we will have sufficient capital to finance our operations for at least 24 months; however, if we do not sell the maximum amount or if our operating and development costs are higher than expected, we may need to obtain additional financing prior to that time. Pending these uses, we intend to invest the net proceeds in low-risk, high-quality, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government or other governments, or hold as cash.

Going Concern and Management Plans

The audited financial statements, included in this prospectus, have been prepared assuming that the Company will continue as a going concern. Since inception of activities in September 2017, we have incurred a loss from operations and as of June 30, 2020, we have an accumulated deficit of $10,319,000. We have not yet generated cash from operations and we require financing resources to support the ongoing operations, particularly development, marketing and operational costs. Our future expenditures and capital requirements will depend on numerous factors, including: the success of the Offering, the progress of the platform’s development efforts, timely launch of the operations of the INX Trading platform, and the outcome of the coronavirus pandemic which may impact the Company’s operations and the ability to raise capital (see Note 1 (c) in our financial statements).

We are dependent upon the funds from the Offering to satisfy our working capital requirements in the coming 12 months. As described in Note 11b in our financial statements, through September 23, 2020 we received approximately $7.6 million from purchases of INX Tokens pursuant to the Offering. Our management believes that the aforementioned proceeds are sufficient to finance our operations for at least the coming 12 months, and accordingly, have concluded that the going concern assumption is appropriate.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act and prior to the closing of this Offering, we have not completed an assessment, nor have our auditors tested, our systems of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a blockchain asset exchange business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Commitments and Contractual Obligations (1)

The following summarizes our significant contractual obligations as of June 30, 2020 (U.S. Dollars in thousands):

	Payments due by period
	Less than 1 year	Total
Accounts Payable	727	727
INX Token Liability	1,986	1,986
Derivative liabilities	179	179
Convertible Loans	147	147

Total	3,039	3,039

(1)	Our liabilities in the balance sheet as of June 30, 2020 do not include the following contingent obligations:

We have entered into an agreement with A-Labs Finance and Advisory Ltd. pursuant to which A-Labs will promote this offering to non-U.S. persons only. Subject to the completion of an offering under which the Company has raised from non-U.S. persons not less than $10,000,000, A-Labs will receive a cash payment of no less than 6.25% of the aggregate gross proceeds of INX Tokens sold to non-U.S. persons, and as high as 10% of such gross proceeds for the initial $30 million raised from sales to non-U.S. persons. A-Labs will also receive a payment for non-broker services in an amount of $500,000 upon the Company selling at least $10 million worth of INX Tokens to U.S. persons. These contingent payments were not recorded on the balance sheet due to the uncertainty of the payments.

Through June 30, 2020, the Company had signed management agreements with key management personnel, according to which the personnel received no cash compensation for services provided to the Company until the Company raises a certain minimum amount in an initial public offering of INX Tokens. Upon achieving the minimum amount, the management personnel will receive a yet to be determined compensation amount.

Pursuant to the management agreements, as amended, six months following the date a registration statement in connection with the above described initial public offering is declared effective by the SEC, the management personnel are entitled to receive a one-time cash bonus in an aggregate amount of $750,000.

In addition, certain individuals are entitled to receive a one-time bonus in aggregate amount of $409,000 following the date the registration statement in connection with this Offering is declared effective by the SEC.

Certain service providers have waived some of their compensation for services rendered during the six months ended June 30, 2020 in a total amount of $114,000, of which $72,000 was waived by Triple-V .The related compensation will be payable only upon completion of this offering.

Off-Balance Sheet Arrangements

As of June 30, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4) (ii) of Regulation S-K.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

We have not been exposed to material risks due to changes in foreign exchange rates, and we have not used any derivative financial instruments to manage our foreign exchange risk exposure.

Interest Rate Risk

We have not been exposed to material risks due to changes in market interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

After completion of this offering, we may invest the net proceeds we receive from the offering in interest-earning instruments. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall.

Credit Risk

We are exposed to credit risk from our financing activities, including deposits with banks and financial institutions and other financial instruments. As a result, we are subject concentrations of credit risk. As of June 30, 2020, substantially all of our cash and cash equivalents were held at major financial institutions. We believe that these financial institutions are of high credit quality and continually monitor the credit worthiness of these financial institutions.

JOBS Act

With less than $1.07 billion in revenues during our last fiscal year, we qualify as an emerging growth company under the JOBS Act. An emerging growth company may take advantage of specified provisions in the JOBS Act that provide exemptions or reductions of its regulatory burdens related to reporting and other requirements that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act. In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we are deemed to be a large accelerated filer, or we issue more than $1.0 billion of non-convertible debt over a three-year period.

BUSINESS

Overview

We are developing INX Trading Solutions, a regulated solution for trading blockchain assets, that will initially include a cryptocurrency trading platform operated by INX Digital, for which we are qualified to operate as a money transmitter in 7 US states. Although we have not yet received a money transmitter license in any state that requires such license, we intend to obtain money transmitter licenses or otherwise become qualified to operate in most US states within nine months after reaching the minimum offering amount of this offering. We also presently intend to establish INX Securities to be operated by INX Services, which we plan to register as a licensed broker-dealer. However, there is currently significant uncertainty regarding the application of federal and state laws to the trading of security tokens, including the application of current regulations governing the conduct of market intermediaries, and this uncertainty may cause significant delay or may prevent us from developing our INX Securities trading platform as currently envisioned. Prior to the establishment of INX Securities as an ATS, INX Services may operate exclusively as an introducing broker with an order management system and to route security token order flow to one or more third party alternative trading systems.

Our vision is to establish two trading platforms and a security token that provides regulatory clarity to the blockchain asset industry. We plan to achieve this by: (1) differentiating between security and non-security blockchain asset classes and providing trading opportunities for each class; (2) obtaining appropriate regulatory licenses and approvals, including money transmitter licenses, a U.S. broker-dealer license and subsequent registration as an ATS; (3) issuing our security token, the INX Token, and maintaining the INX Registry, which reflects a real time list of INX Token holders; (4) requiring that all INX Token holders comply with KYC/AML procedures; and (5) granting certain rights and benefits to the holders of INX Tokens.

When fully operational, we expect to offer professional traders and institutional investors trading platforms with established practices common in other regulated financial services markets, such as customary trading, clearing, and settlement procedures, regulatory compliance, capital and liquidity reserves and operational transparency.

In the future, the Company intends to establish a platform for the trading of derivatives such as futures, options and swaps. We have taken no steps towards the establishment of such a platform, which will require the development of technological solutions as well as federal and state regulatory approvals; accordingly, there is no assurance that such a trading platform will ever be developed. We also intend that our subsidiary in Gibraltar will apply to the Gibraltar Financial Services Commission for licenses under the Financial Services (Markets in Financial Instruments) Act 2018 and the Financial Services (Distributed Ledger Technology Providers) Regulations 2017 for our European-based operations. We have also created the INX Token, which is offered pursuant to this prospectus.

INX Trading Solutions envisions that blockchain assets traded on our trading platforms will be transferred to a digital wallet held by one of our custodians, which transfer is recorded on the blockchain ledger that underlies such blockchain asset. Once a blockchain asset is deposited with our custodian, none of the trading transactions performed on our trading platforms are recorded on a blockchain ledger. Trades on our trading platforms are recorded only on our internal centralized servers, and they are then reflected in each customer’s respective account. A transfer of a blockchain asset is recorded on its underlying blockchain ledger when the owner of the blockchain asset wishes to withdraw the blockchain asset from their account. In this event, the blockchain asset is transferred from our respective custodian’s digital wallet to the customer’s private digital wallet.

The architecture for the INX Digital and INX Securities trading platforms is based on a sequential processing and storage, meaning that transactions can be processed only one after the other and not in parallel. In order to facilitate liquidity and support a vibrant trading market on our trading platforms, we intend to offer incentives to attract high volume traders and establish strategic partnerships with market makers. We also envision that our trading platforms will enable trading via web portal and application programming interface (“API”) solutions. As we further develop our trading platforms, broker-dealers or other appropriately regulated third parties may route their customers’ trades to our trading platforms using API.

Further, we intend to provide additional comfort to our customers with respect to the financial stability of the Company by allocating 75% of the gross proceeds less payments to underwriters from this offering in excess of $25 million to be available to cover customer and Company losses, if any, that result from cybersecurity breaches or theft, errors in execution of the trading platform or its technology, and counterparty defaults, including instances where counterparties lack sufficient collateral to cover losses. We refer to this amount as our “Cash Fund.”

The INX Token is an ERC20 blockchain asset that is programmed using a smart contract that is compatible with the Ethereum blockchain.

After the INX Securities trading platform becomes operational, holders of INX Tokens will be able to use the INX Token to pay transaction fees on the INX Securities trading platform. When paying for transaction fees, INX Tokens will be entitled to, at a minimum, a 10% discount to other forms of payment. See “Description of INX Tokens - Uses of the INX Token on the INX Platforms.” We intend to offer record holders of INX Tokens promotional discounts on transaction fees on the INX Digital trading platform. However, such discounts are promotional and not a right associated with ownership of the INX Token. INX Tokens may not be used as payment for transaction fees on the INX Digital trading platform. We do not currently accept INX Tokens as payment for our services and, until the INX Securities trading platform becomes operational, purchasers of INX Tokens will have no guarantee that their INX Tokens can be used as payment for any of our services. In addition, holders of INX Tokens will be entitled to receive an annual pro rata distribution of 40% of the Adjusted Operating Cash Flow. Commencing in 2021, the distribution will be calculated on an annual basis and paid on or before April 30 to parties (other than the Company or its subsidiaries) that hold INX Tokens on the preceding March 31. Each annual distribution will be based on the Company’s cumulative Adjusted Operating Cash Flow (net of cash flows which have already formed the basis for a prior distribution), calculated as of December 31 of the year prior to the distribution. However, because each INX Token holder’s right to a pro rata distribution is based on our cumulative Adjusted Operating Cash Flow, no distribution will be made to INX Token holders, if at all, until the Company generates positive cumulative Adjusted Operating Cash Flows. As of June 30, 2020, cumulative Adjusted Operating Cash Flow was a negative cash flow of approximately $7,127,000. See “Description of INX Tokens - Participation Right in Adjusted Operating Cash Flow.”

In order to participate in this offering, a purchaser must be duly identified through the Company’s KYC/AML procedures and such purchaser must provide the Company with a compatible digital wallet address to receive INX Tokens.

In order to verify that INX Tokens are transferred between KYC/AML-vetted holders, transfers of INX Tokens will be executed by the INX Token smart contract under conditional permission that the wallet addresses of both the sender and receiver of INX Tokens are listed on the Whitelist Database. If either the sender or receiver wallet address is not listed in the Whitelist Database (or if the Company has “frozen” the sender or receiver wallet address), the smart contract rejects the transfer and the INX Token Distributed Ledger is not updated. The transferor of INX Tokens will be responsible for payment of the transfer fees on the Ethereum blockchain. For example, in 2018, Ethereum average daily transfer fees varied between $0.15 and $5.528. In 2019, Ethereum average daily transfer fees varied between $0.05 and $0.1235. The average time to record transfers (new blocks on the Ethereum blockchain) has been 3 minutes. For additional information regarding that transfer of INX Tokens, see “Description of INX Tokens - Holding and Transferring INX Tokens”.

Corporate Information and Structure of INX

We are a Gibraltar private company limited by shares, incorporated on November 27, 2017. Approximately thirty percent (30%) of our issued share capital is held by Triple-V (1999) Ltd, an entity wholly owned by Shy Datika, one of our founders, our controlling shareholder and President (see – “Principal Shareholders”). The balance of our issued share capital is held by our employees, lenders, service providers and investors. We plan to have the following wholly-owned subsidiaries:

●	INX Digital, Inc., a Delaware corporation, which we intend to register as a money transmitter to operate a trading platform for cryptocurrencies;

●	INX Services, Inc., a Delaware corporation, which we intend to register as a broker-dealer to act as an introducing broker and subsequently to operate an alternative trading system for security tokens; and

●	INX Solutions, through which we intend to offer the Company’s services and products to the European market. We intend to apply to the Gibraltar Financial Services Commission for licenses under the Financial Services (Markets in Financial Instruments) Act 2018 and the Financial Services (Distributed Ledger Technology Providers) Regulations 2017 for our European-based operations.

INX Limited’s registered office is located at Unit 1.02, 1st Floor, 6 Bayside Road Gibraltar, GX11 1AA and its telephone number is +350 200 79000. INX Limited has an office located in Israel, where a majority of its senior officers are currently based. After the INX Digital trading platform becomes fully operational, INX Limited intends to relocate its principal office to the United States.

Industry Overview

Background & Current Market

Blockchain Technology and Blockchain Assets

Blockchain technology is a digital record or ledger of transaction data that is permanently recorded in files called “blocks.” Each blockchain is founded upon software source code that establishes and governs its cryptographic system for verifying transactions.

In traditional blockchain networks, copies of the blockchain ledger are stored in a decentralized manner on computers across a peer-to-peer network. Users of the blockchain network maintain a copy of the ledger with all copies of the ledger synchronized through a consensus algorithm. Protocols included in the source code govern the rules, operations and communications of the underlying blockchain network, including the validation of new blocks that contain an updated ledger reflecting new transactions.

This lack of a single point of data collection is believed to enhance the security of traditional blockchain networks and blockchain assets. Nonetheless, blockchain assets and blockchain trading platforms remain susceptible to security breaches and cybercrime. Since 2011, more than $1.7 billion has been publicly reported stolen from cryptocurrency exchanges and investors. For example, in January 2018, about $500 million worth of blockchain assets were stolen from a major Japanese trading platform10. Variations on traditional blockchain networks include “permissioned” blockchains, in which a limited number of pre-selected users monitor and validate transactions (or add “blocks” to the chain). In a fully centralized blockchain, one organization monitors and validates transactions. Such blockchain ledgers may be viewable by the public or viewing ledger information may be restricted.

Blockchain assets are assets that utilize blockchain ledgers to record their creation, ownership and transfer of ownership. Blockchain assets have generally been created and used in two broad contexts: within blockchain protocol layers and within application layers. Blockchain assets used at the protocol layer are generally intended to create financial incentives that drive the underlying blockchain network to verify and authorize the creation of a new block to update the ledger of ownership. Network participants may receive a fee, generally paid in the protocol’s native blockchain asset, for validating the authenticity of new block. A blockchain asset used at the application layer is not designed to incentivize validation of new blocks on the blockchain. However, the ledger of ownership of an application blockchain asset, including the record of transfers of such blockchain asset, is recorded on blocks added to the underlying blockchain. For example, bitcoin and ether are protocol blockchain assets used on the Bitcoin and Ethereum blockchains, respectively. The INX Token is an application blockchain asset that is recorded on the Ethereum blockchain.

Ownership of a blockchain asset is established by recording on the blockchain ledger the owner’s unique identifier address, or “public address,” and the amount of the asset held by such address. When a blockchain asset is transferred, the ledger records the sender’s public address, the recipient’s public address and the amount of digital assets transferred. Authorization of the transfer requires the sender’s digital signature and a transfer fee.

[10]	https://www.cnbc.com/2018/01/26/japanese-cryptocurrency-exchange-loses-more-than-500-million-to-hackers.html; See also http://blockgeeks.com/guides/cryptocurrency-hacks

Digital signatures are generated by use of the private key associated with the relevant public address. The public address is publicly known so that it may be used to direct transfers of the blockchain asset. Private keys are used to sign transactions that initiate the transfer of blockchain assets from a sender’s public address to a recipient’s public address. Only the private key associated with a particular public address can digitally sign a transaction proposing a transfer of the blockchain asset from one public address to another. Similar to a digital password, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and transfer blockchain assets from the user’s public address to another public address, thereby transferring ownership of the user’s blockchain assets.

Blockchain Asset Classes

Blockchain assets exist as a digital representation of value or rights, including rights to an underlying asset. Some blockchain assets may be viewed as having intrinsic value. In addition, the blockchain asset may be tethered to the value of another asset or may be a representation of contractual rights. Almost any asset can be “tokenized,” meaning that title to the asset, including any rights associated with such title, can be recorded on a blockchain ledger. To this point, blockchain assets may be used to pay for goods and services, may entitle the owner to certain rights, or may represent assets that have traditionally existed off the blockchain.

We have identified and targeted our business operations around two emerging blockchain asset classes: cryptocurrencies and security tokens.

A “cryptocurrency,” also known as a digital currency or virtual currency, is a digital representation of value that functions as a medium of exchange, a unit of account, or a store of value. Cryptocurrencies are generally used a substitute for fiat currencies as a means of paying for goods or services or transferring value. A “cryptocurrency,” as the term is used in this prospectus, is not a “security” as that term is defined under the federal securities laws. Bitcoin and ether are examples of well-known cryptocurrencies.

A “security token” is a blockchain asset that falls within the definition of a security under U.S. federal securities laws. On April 3, 2019, the Strategic Hub for Innovation and Financial Technology (FinHub) of the SEC published informal guidance, titled “Framework for ‘Investment Contract’ Analysis of Digital Assets” (the Framework), which provides analytical tools for determining whether a blockchain asset is a security under the U.S. federal securities laws. In the Framework, the SEC uses the term “digital asset” to refer to an asset that is issued and transferred using distributed ledger or blockchain technology. In this prospectus, we use the term “blockchain asset” to distinguish between assets that are recorded and stored using blockchain technology and assets that may be stored in digital form but which do not utilize blockchain technology. In addition, the SEC has not used the term “security token.” The Framework provides a list of factors to consider when determining whether a digital asset offered for sale is a security. The factors included in the Framework are based on an analysis of whether the blockchain asset is an “investment contract” as that term was first used by the Supreme Court in SEC v. Howey, 328 U.S. 293 (1946), and which has been further clarified through subsequent case law.

The SEC staff has acknowledged that determining whether a blockchain asset is a security can require a careful analysis of the nature of the blockchain asset and how it is offered and sold. Further, the SEC staff acknowledged that a blockchain asset that is initially sold as a security may, at a later point, no longer meet the characteristics of a security. The Framework represents the views of the SEC staff and it is not a rule, regulation, or statement of the SEC and it is not binding on the SEC.

To determine the character of a blockchain asset and whether it should be traded on our INX Digital trading platform or our INX Securities trading platform, we plan to seek the guidance of nationally-recognized outside legal counsel. In certain instances, we may seek a declaratory judgment or no action relief from the relevant regulatory agency prior to deciding whether to permit the trading of an asset on one of our platforms.

Markets for Blockchain Assets and ICOs

The market for blockchain assets has grown dramatically including through dramatic volatility since blockchain assets were first introduced in 2009 with the launch of Bitcoin. According to CoinMarketCap.com11, on December 31, 2016, global market capitalization for all blockchain assets was approximately $17 billion. By December 31, 2017, global market capitalization grew to approximate $612 billion, then fell sharply through 2018. As of December 31, 2018, blockchain assets had a total market capitalization of approximately $125 billion. As of December 31, 2019, blockchain assets had a total market capitalization of approximately $190 billion.  As of June 30, 2020, blockchain assets had a total market capitalization of approximately $260 billion.

The volatility in market capitalization of blockchain assets correlates with the frequency and size of ICOs whereby new blockchain assets are sold for the first time. According to ICOData.io12, approximately $6.2 billion in the aggregate was raised through ICOs during 2017. During 2018, aggregate proceeds from ICOs increased to approximately $7.8 billion, although offerings slowed significantly in the second half of 2018. 13 This downward trend continued into 2019 and aggregate proceeds from ICOs during the year only amounted to approximately $370 million.14

The decline of ICOs (and global market capitalization of blockchain assets) further correlates with high-profile regulatory enforcement actions taken by the SEC and other federal regulators regarding the sale of blockchain assets. For example, in late 2017 the SEC brought enforcement actions relating to the ICOs for PlexCoin and Munchee, claiming that the blockchain assets offered for sale were securities and that the offer and sale of blockchain assets had violated federal securities laws. Similar enforcement actions continued through 2018 and 2019, including claims brought against Kik Interactive Inc., Block.one and Telegram Group Inc. for their unregistered ICOs.

[11]	https://coinmarketcap.com/charts/
[12]	https://www.icodata.io/stats/2017
[13]	https://www. icodata.io/stats/2018
[14]	https://www. icodata.io/stats/2019

In addition, some blockchain industry participants have reported that a significant percentage of blockchain asset trading activity is artificial or non-economic in nature and may represent attempts to manipulate the price of certain blockchain assets. For example, in a report published by Bitwise Asset Management15, Bitwise claimed that 95% of bitcoin trading activity appearing on 81 blockchain asset trading platforms is fake. Bitwise’s report further stated that trading platforms and blockchain asset developers are incentivized to artificially inflate trading volumes so that their platform or asset rises in league tables and gains prominence in the industry. As a result, trading platforms or blockchain assets may seek to inflate demand for a specific blockchain assets, or blockchain assets generally, which could increase the volatility of that asset or blockchain asset trading prices generally.

Despite the volatility of blockchain market prices, adoption of blockchain technology has continued. For example, in February 2019, JPMorgan launched its own cryptocurrency, JPM Coin, which it initially plans to use for settlement of international payments for large corporate clients, securities transactions and for larger corporations that use JP Morgan’s treasury services. In June 2019, Facebook announced that it would launch a cryptocurrency, the Libra coin, and develop payment and other financial services and products around its Libra network. In addition, in connection with the release of the Framework, FinHub, through the SEC Division of Corporation Finance, issued a no action letter to TKJ stating that it will not recommend any enforcement action against TKJ if it offers and sells its “tokenized” jet card without registration under the federal securities laws. The no action letter is the first of its kind to analyze whether a blockchain asset is a security under the federal securities laws.

Blockchain Asset Exchanges

According to CoinMarketCap.com16, over 200 blockchain asset trading platforms provide basic buy and sell services for one or more blockchain assets. On January 14, 2020 approximately 80 of those trading platforms had 30-day trailing average daily trading volumes over $20,000,000 and more than 50 trading platforms had 30-day trailing average daily trading volumes over $100,000,000. Top blockchain asset trading platforms, based on USD 30-day trading volume, include BKEX, LBank, Huoboi Global, Coinsbit, BiKi, Binance, OKEx, P2P2B and BitZ.

There has been growing institutional interest in operating regulated blockchain asset exchanges and trading platforms and utilizing blockchain assets in bank financing practices.

On December 18, 2017, the Chicago Board of Exchange began trading in bitcoin futures, and was joined shortly thereafter by CME Group, also offering bitcoin futures. In May 2018, it was reported that Goldman Sachs will offer trading in bitcoin futures and non-deliverable forwards to its clients.

Also in December 2017, Bloomberg added three cryptocurrencies to its terminal service (previously having provided bitcoin data since 2014) and the Australian Securities Exchange (ASX) announced it would move forward with a plan to replace its current clearing and settlement process with a blockchain solution.

In November 2018, the Gibraltar Blockchain Exchange, a subsidiary of the Gibraltar Stock Exchange, secured a license from the Gibraltar Financial Services Commission (GFSC) to operate as a crypto blockchain exchange and currently supports trading in six digital assets, including Bitcoin, Ethereum, EOS and the exchange’s native Rock token.

On November 16, 2018, Division of Corporation Finance, Division of Investment Management, and Division of Trading and Markets issued the Statement on Digital Asset Securities Issuance and Trading addressing the SEC’s enforcement actions involving and relating to digital asset securities. The Statement confirmed the applicability of the federal securities law framework to new and emerging technologies, such as blockchain, and provided a summary of the circumstances under which the SEC has taken enforcement action against participants in the marketplace for digital asset securities, including actions against initial offerings and sales of securities and actors and institutions that develop and facilitate the secondary market for securities.

Finally, the CFTC has stated that virtual currencies, like bitcoin, may be commodities that are within the purview of the CFTC. However, beyond its anti-fraud and anti- manipulation authorities, the CFTC generally does not oversee “spot” or cash market exchanges and transactions involving cryptocurrencies that do not utilize margin, leverage, or financing.

Because of the uncertainty built into a “facts and circumstances” analysis, as well as general regulatory uncertainty worldwide, companies have begun to structure their blockchain assets as securities and conduct sales of their blockchain assets as securities offerings. As blockchain assets take on the attributes of securities and market makers expand the breadth of blockchain asset trading products into spot, futures and derivative trading instruments, the need and demand for a regulated blockchain asset trading solution continues to grow.

Opportunities in the Current Market

As blockchain assets are sorted into cryptocurrencies and security tokens, the need and demand for regulated trading solutions for each asset class continues to grow.

However, current platforms or exchange markets that permit the trading of blockchain assets have the following shortcomings:

●	Pre-trade and post-trade services are limited. Current blockchain exchanges do not provide investment tools that would allow clients to continually monitor and manage blotter, position, and other technical analysis. The current market of exchanges does not offer analytical capabilities during the pre-trading period and does not provide trade confirmations, reporting and access to pricing data during the post-trading period. This lack of transparency results in lower pricing performance, inefficiencies and ultimately higher trading risks.

●	Lack of Trading History. Most blockchain asset trading platforms do not or cannot present the entire history of trades to exchange participants in manner that would be requested by a regulator. This lack of trading history does not allow regulatory agencies to effectively monitor transactions.

[15]	https://www.sec.gov/comments/sr-nysearca-2019-01/srnysearca201901-5164833-183434.pdf
[16]	https://coinmarketcap.com/rankings/exchanges/

●	Lack of Regulatory Compliance. Many blockchain asset trading platforms are not prepared to comply (or are not willing to comply) with regulatory requirements imposed by U.S. federal and state securities law. Blockchain asset trading platforms assume less responsibility for what takes place on their platforms as compared to regulated exchanges. For example, blockchain asset trading platforms are generally unable to verify the legitimate origin of funds in a trade and therefore cannot confirm that the trades are not in violation of anti-money laundering laws. In addition, current blockchain asset trading platforms do not provide traditional trading protections, such as liquidity reserves, making professional traders unable or reluctant to conduct trading on these exchanges. The lack of compliant exchanges for the trading of blockchain assets leads to low customer and public confidence in both the exchanges and the blockchain assets traded.

●	Lack of Technological Capability. Blockchain asset trading platforms generally do not have the technological capability to handle the large trading volumes or capture trades for multiple simultaneous trading requests without disruption or significant errors. The technology of many blockchain asset trading platforms was not developed to handle the dramatic growth in demand to engage in blockchain trades and the market has witnessed exchange outages, sometimes for many hours, pricing errors, lack of user access to their funds, and other service related complaints.

●	Lack of Fee Transparency. There is currently no clear market standard for fees for trading blockchain assets. This is particularly true in the retail market, where many trading platforms do not separately state the transaction fee but instead include any fees as part of the price of the blockchain asset. In this way, many unregulated exchanges do not disclose their fees, creating uncertainty regarding the cost of trading.

●	Poor Price Discovery. Blockchain asset trading platforms experience inefficiencies in the form of significant arbitrage due to recurrent operational issues including temporary service outages and other temporary restrictions on access to the trading platform, the ability to withdraw or deposit fiat currencies and cryptocurrencies, or otherwise perform a trade on the platform. This creates significant exposure to arbitrage trading between exchanges. Further, the operator of a blockchain asset trading platform may trade on its own behalf on the trading platform. Doing so provides liquidity to platform participants. However, it also presents potential conflicts of interest, such as front-running customer order flow and engaging in price manipulation. By acting as a trading participant on one’s own platform, trading platforms may artificially inflate or deflate prices, which impairs market pricing discovery.

These weaknesses in current blockchain asset trading platforms reveal a significant opportunity in the blockchain asset industry for market development through operations and services that provide functionality, transparency and trading platforms backed by cash reserves similar to those of regulated trading marketplaces.

Our Proposal: INX Trading Solutions, a Single Regulated Ecosystem for Trading Blockchain Assets

We believe that we have a comprehensive solution to the issues that we have identified. We are developing a new marketplace for blockchain assets that is subject to governmental oversight. We are designing our platforms to provide the following solutions to the problems identified above, which we believe will make INX Trading Solutions an attractive choice for the trading of blockchain assets:

●	Robust Pre-Trade and Post-Trade Services. We are designing trading features to permit clients to continually monitor and manage blotter, position, and other technical analysis. We also plan to offer investment tools during the pre-trading period and provide trade confirmations, reporting and access to pricing data during the post-trading period.

●	Historical Trading Record. Beginning with the first recorded transaction on the INX Trading Solutions trading platforms, we plan to apply KYC/AML procedures for all account holders and provide transparency so that clients have the ability to review all activities taken by them. We believe that this accessibility will supplement the transparency of blockchain assets.

●	Regulation. We believe that regulatory oversight will instill greater confidence in our trading platforms compared to unregulated blockchain asset trading platforms. As the ownership of blockchain assets becomes more commonplace and professional traders continue to analyze and enter the blockchain asset marketplace, we believe that clients will expect regulatory safeguards for blockchain asset trading, comparable to the current fiat and securities exchanges. All customers of INX Trading Solutions, whether trading cryptocurrencies or security tokens, will be required to complete KYC/AML checks in compliance with applicable laws and regulations.

●	Cash Fund. We intend to provide additional comfort to our customers with respect to the financial stability of the Company by allocating 75% of the gross proceeds less payments to underwriters from this offering in excess of $25 million to be available to cover customer and Company losses, if any, that result from cybersecurity breaches or theft, errors in execution of the trading platform or its technology, and counterparty defaults, including instances where counterparties lack sufficient collateral to cover losses. We refer to this amount as our “Cash Fund.”

●	Our Robust Technology. We intend to develop technology to support high volumes of traffic to enable rapid trading activity. Because our platforms are custom-built to support the growing blockchain asset market, we are designing our platforms to scale along with the continued growth of the market.

●	Transaction Fee Transparency. We plan to establish transaction fees as a percentage of the trade price of each trade executed on our platforms. Transaction fees must be paid, (a) with regard to the INX Digital trading platform, in the currency or cryptocurrency that is used as payment for the purchase or sale associated with the transaction fee, and (b) with regard to the INX Securities trading platform, in the currency that is used as payment for the purchase or sale associated with the transaction fee or INX Tokens. Transaction fees will be disclosed to our customers prior to executing a trade or performing other transactions on our platforms.

Other benefits of the Ethereum blockchain and our use of the Ethereum blockchain to create the INX Token include the following:

●	Decentralization. Record-keeping of transfers is performed in real time using a distributed ledger, with no need for third party or intermediary validation.

●	Traceability. Full historical data of all transfers of INX Tokens is recorded on the Ethereum blockchain.

●	Immutability. Data is written into the blockchain to allow it to be shared publicly while ensuring its immutability. There are no known methods for changing a blockchain once it has been written.

●	High Availability. Because the Ethereum blockchain is based on thousands of nodes in a peer-to-peer network, and data is replicated and updated on each and every node, the distributed ledger becomes highly available.

●	Privacy. Personal information of INX Token holders is stored in an encrypted form and only available to the Company and will be provided to regulatory and governmental authorities as required by law.

Our Development Plan

We are designing our trading platforms to provide clients with a multi-currency non-biased execution trading solution and to function as broker, execution, and clearing agent. We plan to provide trading of different types of digital blockchain assets, including cryptocurrencies and security tokens, with the optionality for execution of trades in both traditional fiat currencies and digital assets.

Our goal in the development of INX Trading Solutions is to offer professionals in the financial services community a comprehensive, interactive platforms that allow for seamless integrated trading, real-time risk management and reporting and administration tools. We plan to develop INX Trading Solutions as a series of centralized platforms that facilitate peer-to-peer professional trading services. These trading platforms will help our customers automate and coordinate front-office trading functions, middle-office risk management and reporting functions, and back-office accounting functions.

We are developing our system in modules to allow for a phased roll out of features in accordance with regulatory approvals that we receive and the technological development of INX Trading Solutions. See “Business— Phases of Development.”

Our intention is for the INX Trading Solutions website to serve as a single entry point for our customers. On the homepage, customers will be able to access the INX Digital portal for the trading of cryptocurrencies, and, when established, the INX Services portal for the trading of security tokens, in each case subject to the satisfaction of applicable regulatory requirements. Each of INX Digital portal and INX Services portal will be a separate and distinct trading platform. As we develop our trading platforms, we intend to add functionalities across the entire transaction lifecycle, as well as other information and features. Our platforms will not support cross-asset (i.e., securities token for cryptocurrency) trading, nor will we permit the settlement of securities transactions in cryptocurrency, at least until such time as the regulatory uncertainty regarding such transactions is resolved.

We will ensure that appropriately qualified individuals will act on behalf of each of our platforms and these functions will be separated by entity as follows:

●	INX Digital, Inc. will be responsible for recording cryptocurrency trades in accordance with state money transmitter regulations; and

●	INX Services, Inc. will be responsible for recording security token trades in accordance with applicable SEC and FINRA regulations.

The trading platform to be operated by each entity will support “straight through processing” of orders received from customers. As such, orders and resulting trades will be recorded on internal databases and will be reflected in customer accounts without any intervention. Both INX Digital Inc. and INX Services, Inc. will employ staff to monitor trading activity and support customers. Each entity will also employ supervising managers to oversee the trading and settlement process. The staff of both entities will be able to process trade corrections, but this activity will require management approvals and audit reports will be reviewed to monitor this activity.

Neither INX Digital, Inc. nor INX Services, Inc. will extend credit to customers. Further, our proprietary order management software, which will be utilized by both INX Digital, Inc. and INX Services, Inc. has a rules engine that ensures sufficient funds or fully paid assets are available to cover orders, prior to their submission.

INX Digital Trading Platform

We are currently developing the INX Digital trading platform, and are testing its trading capabilities from a functional and load perspective. We have completed the minimum viable product of the platform that includes the architecture design, trading functionalities and the user interface and experience. To be able to handle large amount of traffic and transactions, we are currently working on scaling the capabilities of the system from an architecture and application level to improve the latency and solve concurrency issues. We are putting in place fail safe and recovery processes in case of system failure that are designed to inherently respond in a way that will cause no or minimal harm to core trading data. We are also in the process of developing the back office to administer and manage the platform.

We are currently preparing the required applications and supporting materials to register INX Digital as a money transmitter. We have registered INX Digital with FinCEN as a federal money service business. In addition, we have submitted notifications to California, Massachusetts, Missouri, Montana, Pennsylvania, Utah and Wisconsin and INX Digital is now eligible to operate as proposed in those jurisdictions. We anticipate that we will be able to obtain money transmitter licenses or otherwise qualify to operate in 25 US states and commence operations six months after reaching the minimum offering amount of $7,500,000. Further, we expect that we will be able to obtain money transmitter licenses or otherwise qualify to operate in most US states nine months after reaching the minimum offering amount.

The INX Digital trading platform will incorporate a secure trading/matching engine, which will have high frequency transaction capabilities and support a range of standard order types. We also expect to develop an API interface for broker-dealers, traders and market makers.

The architecture for the INX Digital platform is based on sequential processing and storage, allowing transactions to be processed one after the other, and not in parallel.

We are designing trading features to permit clients to continually monitor and manage blotter, position, and other technical analysis. We also plan to offer investment tools during the pre-trading period and provide trade confirmations, reporting and access to pricing data during the post-trading period.

Transaction fees on the INX Digital platform may be paid using US dollars, BTC or ETH.

INX Digital receives custody services for cryptocurrencies held on behalf of the clients of our INX Digital trading platform from BitGo Trust as the custodian. BitGo Trust describes itself as a “qualified custodian” as defined in Rule 206(4)-2 promulgated under the Investment Advisers Act of 1940. We believe that BitGo Trust, together with its affiliate BitGo Inc., is a leading provider of custody and wallet services for cryptocurrency trading, with the ability to support both “hot” and “cold” storage with a high degree of electronic and physical security, as well as transaction processing and reporting.

BitGo Trust offers cold storage technology in bank-grade Class III vaults and storage solutions for more than 100 digital assets, and together with BitGo Inc., offers sophisticated controls and policies enforcement solutions, including multiple approvals, spending limits, and whitelists, as well as customizable user roles and controls to align with our organizational structure.

BitGo offers two types of services; a hot wallet solution and a cold storage solution. INX Digital, Inc. plans to use both services. A hot wallet is a multi-signature storage solution, which requires two of three private keys to transfer digital assets. In our arrangement, INX will hold two of the keys and BitGo Inc. will hold the other key. Two keys will be created whenever we establish a BitGo hot wallet, a primary key (used to authorize transactions) and a backup key (used to recover the wallet, if the wallet password is lost or if BitGo Inc. ceases operations). The third key is used by BitGo Inc. to cosign transactions; this key is created by BitGo’s servers and is known only to BitGo Inc. to mitigate the risk of an unauthorized transfer of assets. INX policy will require that INX and BitGo Inc. must act together to transfer assets. INX Digital, Inc. will maintain an omnibus wallet at BitGo Inc. for each type of asset to be traded on our platform, which will be designated for the exclusive benefit of customers.

BitGo Trust’s cold storage solution outsources key management and security to BitGo Trust. Cold storage is offline storage; it is the most secure way to store digital assets, as it is never connected to a network. INX Digital, Inc. will transfer cryptocurrency assets from its hot wallet to cold storage at BitGo Trust; BitGo Trust, as custodian, will safeguard cryptocurrency assets for INX customers. To initiate a transfer from cold storage to an INX hot wallet, INX will specify the amount to transfer and submit the request to BitGo Trust. BitGo Trust will contact INX, to conduct an out-of-band video verification to confirm the transfer is legitimate and that an INX authorized signatory approves it. BitGo Trust will then generate the transaction and sign it securely offline with the user key that BitGo Trust holds in custody. Once half-signed, BitGo Trust will bring the transaction back online, and upload it to the platform. After key policies are evaluated and satisfied, BitGo Inc. will then sign the transaction with the BitGo Inc. key. Once completely signed, BitGo Inc. will broadcast the transaction to the blockchain, and the cryptocurrency assets will be transferred from cold storage to the appropriate INX hot wallet. This separation of functions makes our operations more secure because, among other reasons, we only need to keep a hot wallet sufficiently funded to service withdrawals. We will use cold storage to store the majority of the cryptocurrency assets held by us, because cold storage provides greater asset protection through policies and physical security.

BitGo Trust’s custodial services will be provided pursuant to a custodial services agreement (the “Custodial Services Agreement”) between INX Digital and BitGo Trust. For its custodial services, BitGo Trust will receive an onboarding fee and will receive a monthly custody fee equal to an annualized percentage of the market value of the assets under custody (subject to a minimum monthly charge). BitGo Trust also receives various transaction-based fees. The Custodial Services Agreement is for an initial term of one year, and will be automatically extended for one-year periods, unless terminated by either party by delivery of a written notice at least 60-days prior to the expiration of the then-current term. The Company may also terminate the Custodial Services Agreement (i) during the initial term, within 30 days following written notice a breach of a material term of the Custodial Services Agreement without cure of such breach within the 30 days; or (ii) after the initial term, for any reason upon 30 days’ prior written notice.

The foregoing description of the Custodial Services Agreement summarizes the material terms of the Custodial Services Agreement, but is not a complete description. For more details about the Custodial Services Agreement, you should reference to the full text of the Custodial Services Agreement, which is attached as Exhibit 10.25 hereto, and is incorporated herein by reference.

INX Securities Trading Platform

We are currently developing the INX Securities trading platform, and are testing its trading capabilities from a functional and load perspective. We have completed the minimum viable product of the platform that includes the architecture design, trading functionalities and the user interface and experience. To be able to handle large amount of traffic and transactions, we are currently working on scaling the capabilities of the system from an architecture and application level to improve the latency and solve concurrency issues. We are putting in place fail safe and recovery processes in case of system failure that are designed to inherently respond in a way that will cause no or minimal harm to core trading data. We are also in the process of developing the back office to administer and manage the platform.

We intend to register INX Services as a broker-dealer and operate the INX Securities trading platform as an ATS for security tokens; however, at least initially, INX Services may operate as an introducing broker and offer clients the ability to buy and sell security tokens in their brokerage accounts. As an introducing broker, INX Services will act in an agency capacity and will seek to obtain best execution by routing orders to one or more market centers and/or alternative trading systems.

The INX Securities trading platform will incorporate a secure trading/matching engine, which will have high frequency transaction capabilities and support a range of standard order types. We also expect to develop an API interface for broker-dealers, traders and market makers.

The architecture for the INX Securities trading platform is based on sequential processing and storage, allowing transactions to be processed one after the other, and not in parallel.

We are designing trading features to permit clients to continually monitor and manage blotter, position, and other technical analysis. We also plan to offer investment tools during the pre-trading period and provide trade confirmations, reporting and access to pricing data during the post-trading period.

Transaction fees on the INX Securities trading platform may be paid using US dollars.

INX Services has yet to identify a clearing firm to serve as a custodian which satisfies the requirements of Rule 15c3-3. There is currently significant uncertainty regarding the application of Rule 15c3-3 and other federal securities laws and regulations to the conduct of market intermediaries that seek to facilitate the trading of security tokens. If we are not able to identify such an arrangement, or if the FINRA delays in approving our broker-dealer license as a result of our custodial relationship, such failure or delay could prevent us from developing the INX Securities trading platform or other operations of INX Services as currently envisioned. We will not be able to commence trading of security tokens on the INX Securities trading platform until we identify such a firm and receive all necessary regulatory approvals, including approval from FINRA.

The INX Token

We have currently developed the INX Token. After the INX Securities trading platform is operational, prospective investors who have been duly identified through KYC/AML procedures may purchase and trade INX Tokens on the INX Securities trading platform. INX Token holders will be able to use the INX Token to pay INX Securities trading platform transaction fees, which are entitled to, at a minimum, a 10% discount to other forms of payment. The INX Tokens may not be used as payment for transaction fees on the INX Digital trading platform, but we intend from time to time to offer promotional discounts on transaction fees on the INX Digital trading platform to record holders of INX Tokens. Holders of INX Tokens will also be entitled to receive an annual pro rata distribution of 40% of the Company’s cumulative Adjusted Operating Cash Flow. Commencing in 2021, the distribution will be calculated on an annual basis and paid on or before April 30 to parties (other than the Company or its subsidiaries) that hold INX Tokens on the preceding March 31. Each annual distribution will be based on the Company’s cumulative Adjusted Operating Cash Flow (net of cash flows which have already formed the basis for a prior distribution), calculated as of December 31 of the year prior to the distribution. However, because each INX Token holder’s right to a pro rata distribution is based on our cumulative Adjusted Operating Cash Flow, no distribution will be made to INX Token holders, if at all, until the Company generates positive cumulative Adjusted Operating Cash Flows. As of June 30, 2020, cumulative Adjusted Operating Cash Flow was a negative cash flow of approximately $7,127,000. See “Description of INX Tokens.”

Phases of Development

We expect the development of INX Trading Solutions to occur in the following phases.

Phase 1. During this phase, we intend to create the INX Digital trading platform to permit trading in Bitcoin, Ether and other cryptocurrencies. We plan on developing our secure trading/matching engine which will have high frequency transaction capabilities and support for a range of standard order types. We also plan on developing an API interface for broker-dealers, traders, and market makers. In this phase, we also plan to further develop technology for our clearing operations which will support large scale, automated transactions. We expect to introduce such services in jurisdictions in which our subsidiary, INX Digital, is licensed or otherwise permitted to act as a money transmitter.

Development of the INX Digital trading platform is progressing and the Company is currently in the process of testing the trading capabilities of the platform. We are currently preparing the required applications and supporting materials for INX Digital to apply for applicable licenses or otherwise permissibly act as a money transmitter/exchanger in the selected jurisdictions. We have submitted notifications and are eligible to operate as proposed in California, Massachusetts, Missouri, Montana, Pennsylvania, Utah and Wisconsin and INX Digital is now eligible to operate as proposed in those jurisdictions. We anticipate that we will be able to obtain money transmitter licenses or otherwise qualify to operate in 25 US states and commence operations six months after reaching the minimum offering amount of $7,500,000. Further, we expect that we will be able to obtain money transmitter licenses or otherwise qualify to operate in most US states nine months after reaching the minimum offering amount.

Phase 2. During this phase, we plan to develop the INX Securities trading platform for the trading of securities tokens. We expect to provide these services following the registration of INX Services as a broker-dealer and registration of the INX Securities trading platform as an ATS. We intend to submit a Form BD to FINRA once the SEC has provided guidance on our proposed custodial relationship. We expect to introduce these services following receipt of FINRA and SEC approvals. We intend to complete Phase 2 and begin trades on the INX Securities trading platform within nine months of raising gross proceeds of $27.3 million or more in the offering. If there continues to be significant uncertainty regarding the application of federal and state laws and regulations to the trading of security tokens, including regulations governing market intermediaries, and this uncertainty causes significant delay in the development of our INX Securities trading platform as currently envisioned, we intend to launch and operate INX Services as an introducing broker for security tokens. We expect that we will incur approximately $19 million of expenses to complete the development of Phases 1 and 2.

Subsequent to Phase 2, the Company intends to establish a platform for the trading of derivatives such as futures, options and swaps. We have taken no steps towards the establishment of such a platform, which will require both the development of technological solutions as well as applicable regulatory approvals, and accordingly, there is no assurance that such a trading platform will ever be developed.

We estimate that the net proceeds to us from our issuance and sale of INX Tokens in this offering will range from, at a minimum, $2,000,000 to, at a maximum, $111,000,000 based on (i) our initial public offering price of $0.90 per Token (ii) a non-refundable, one-time cash payment to A-Labs of $500,000; (iii) a contingent payment to A-Labs in an amount ranging from $0 to $7.52 million, the maximum amount that would be payable by us to A-Labs if we sell 130,000,000 Tokens at our initial public offering price of $0.90 per Token; and (iv) assumed aggregate offering expenses of $5,000,000. See “Use of Proceeds.”

The table below displays our gross proceeds raised in this offering, our maximum net proceeds, our minimum net proceeds and our use of net proceeds assuming that we receive the minimum net proceeds. Because the Offering is being made subject to a minimum offering amount of $7,500,000, the Company has closed on committed purchases without obtaining funds for all purposes set forth below. In the event that the Company raises only the minimum of $7,500,000 in the Offering, the Company anticipates that it will be able to finalize Phase 1 as described above.

Gross Proceeds	$7.5 Million			$27.3 Million		$65 Million		$117 Million
Offering Expenses (paid)	$2,420,000			$2,420,000		$2,420,000		$2,420,000
A-Labs (paid)	$500,000			$500,000		$500,000		$500,000

Gross Proceeds less Paid Expenses	4,580,000			24,380,000		62,080,000		$114,080,000

Offering Expenses (unpaid)	$2,580,000			$2,580,000		$2,580,000		$2,580,000
A-Labs (min. unpaid)	$0			$500,000		$500,000		$500,000

Net Proceeds (max)	2,000,000			21,300,000		59,000,000		111,000,000

A-Labs (max. addl. unpaid)	$-			$2,230,000		$4,250,000		$7,020,000
	$			$		$		$
Net Proceeds (min)	$2,000,000			$19,070,000		$54,750,000		$103,980,000

Use of Net Proceeds (min)			%		%		%		%
Research & Development	$818,500		16.6	$4,518,500	23.7	$6,118,500	11.2	$7,448,414	7.2
Sales & Marketing	$325,000		6.6	$1,525,000	8.0	$2,500,000	4.6	$2,739,059	2.6
Regulatory & Legal	$1,090,000		22.2	$2,190,000	11.5	$2,440,000	4.5	$2,970,357	2.9
General & Administrative	$2,229,000		45.3	$6,309,000	33.1	$7,909,000	14.4	$9,628,096	9.3
Product	$219,900		4.5	$869,900	4.6	$1,219,900	2.2	$1,485,057	1.4
Trading Surveillance & Support	$132,600		2.7	$982,600	5.1	$1,382,600	2.5	$1,683,121	1.6
Operations & Customer Service	$105,000		2.1	$1,906,110	10.0	$2,731,110	5.0	$3,324,742	3.2
Finance	$0		0	$448,890	2.3	$698,890	1.3	$850,800	0.8
Minimum Net Capital	$0		0	$250,000	1.3	$250,000	0.4	$250,000	0.2
Cash Fund	$0		0	$0	0	$26,062,500	47.6	$62,985,000	60.6
Working Capital & General Corporate Purposes	0			$70,000	0.4	$3,437,500	6.3	$10,615,354	10.2
TOTAL	$4,920,000	(1)		$19,070,000		$54,750,000		$103,980,000

(1)	The total use of proceeds as described in this column, $4.92 million, is the total amount of proceeds that we estimate will be available to us after raising our minimum offering amount of $7.5 million. The total amount accounts for the fact that the Company used cash on hand to pay $2.42 million of offering expenses and $500,000 to A-Labs.

Our Growth Strategies

We believe that as INX Trading Solutions completes each phase of development, which we expect will increase the number of high-volume blockchain assets included on our platforms, our business operations will grow and enable us to launch several growth strategies, including the following:

●	Active expansion of institutional blockchain asset trading and large-scale block transactions. The Company plans to promote our trading platforms and related services with institutional and other accredited investors such as family offices, hedge funds and others who require access to platforms for trading cryptocurrencies or security tokens, including trades in large-scale block transactions.

●	Fully monetize market data and connectivity. We plan to serve as a hub for blockchain asset traders, institutional investors, commercial banks and individuals trading blockchain assets. As we attract more clients, we expect that we will accumulate non-proprietary big-data relating to trading behavior and related market statistics. We plan to use this data for internal use and as a product to be sold to institutional investors and trade analysts.

●	Strategic opportunities. Upon completion of development phases, we plan to pursue strategic alliances with commercial banks and other licensed and regulated blockchain asset trading platforms for the expansion of our business. In addition, we believe that a part of our future growth strategy will include the acquisitions and integration of other blockchain service providers under INX Trading Solutions.

●	The INX Token. Use of the INX Token is intended to create a “virtuous cycle.” Holders of INX Tokens will be entitled to a distribution based on our net cash flow from operating activities, excluding any cash proceeds from an initial sale by the Company of an INX Token. Our profit share model makes these INX Token holders beneficiaries of the growth and success of the Company’s operations. This in turn increases the value of the INX Token and its acceptance as a method of payment on the INX Securities trading platform. The Company has not allocated for issuance and has not current intention to issue 35 million of the 200 million INX Tokens that have been created. In addition, the Company will reserve an additional 20% of INX Tokens received as payment of transaction fees, as long as the total amount of INX Tokens reserved does not exceed 35 million plus 50% of the number of INX Tokens sold by the Company to the public pursuant to this offering and subsequent offerings of INX Tokens (excluding re-issuances of reacquired INX Tokens), up to a maximum of 100 million INX Tokens. The Company does not intend to issue these reserved INX Tokens for general fundraising purposes; these INX Tokens may be issued to fund acquisitions, address regulatory requirements or fund the operations of the Company if the Board of Directors determines that the Company has net cash balances sufficient to fund less than six months of the Company’s operations. We intend to restrict issuances of the reserved INX Tokens to these or similar extraordinary situations to limit the dilution to INX Token holders.

●

Single integrated solution. We believe that developing INX Trading Solutions with the capability to provide customers with a single integrated solution to access an array of services and features will be preferred by participants in the financial services community and will attract high volume traders who need a multifunctional trading solution. We intend to bolster our competitive position by developing platforms for a wide breadth of asset classes, each platform with a suite of workflow functionalities across the entire transaction lifecycle, including pre-trade, trade and post-trade services. In the future, the Company intends to establish a platform for the trading of derivatives such as futures, options and swaps. We have taken no steps towards the establishment of such a platform, which will require the development of technological solutions as well as federal and state regulatory approvals; accordingly, there is no assurance that such a trading platform will ever be developed.

Competition

We face intense competition in the blockchain asset trading market on a global level. As of January 14, 2020, top blockchain asset trading platforms, based on USD 30-day trading volume, include BKEX, LBank, Huoboi Global, Coinsbit, BiKi, Binance, OKEx, P2P2B and BitZ.17

An ever-growing number of previously unregulated trading platforms have announced intentions to operate as a regulated broker-dealers, or as otherwise regulated entities either under the federal securities laws, U.S. state or local laws or, as applicable, the laws of other jurisdictions (outside the U.S.) such as the EU. The market for trading blockchain assets has generated considerable interest and is continually evolving with new entrants to the market. In addition, established financial institutions have expressed interest in operating regulated blockchain asset exchanges or trading platforms and utilizing blockchain assets in bank financing practices.

For example, in January 2019, t0.com, Inc. announced that its security token trading platform was operational and began trading tZERO token, in compliance with SEC and FINRA regulations. In November 2018, the Gibraltar Blockchain Exchange, a subsidiary of the Gibraltar Stock Exchange, secured a license from the Gibraltar Financial Services Commission (GFSC) to operate as a crypto blockchain exchange and currently supports trading in six digital assets, including Bitcoin, Ethereum, EOS and the exchange’s native Rock token. Coinbase and Uphold, two blockchain asset trading platforms, have each announced plans to SEC approval to operate trading platforms for trading blockchain assets that are securities.

In addition, there has been growing institutional interest in operating regulated blockchain asset exchanges and utilizing blockchain assets in bank financing practices. In January 2017, UBS, BNY Mellon, Deutsche Bank, Santander, NEX and blockchain startup Clearmatics announced their own blockchain asset issuances with the intent to incorporate blockchain assets in currency-related transactions, encourage regulation by central banks and create fiat-like asset-collateralized networks on custom blockchain platforms that apply “permissioned” and centralized blockchain technology. In December 2017, Bank of America was awarded a patent for an automated digital currency exchange system. Also in December 2017, the Chicago Board of Exchange began trading in bitcoin futures, and was joined shortly thereafter by CME Group, also offering bitcoin futures. In February 2019, JPMorgan launched its own cryptocurrency, JPM Coin, which it initially plans to use for settlement of international payments for large corporate clients, securities transactions and for larger corporations that use JP Morgan’s treasury services.

The market for trading blockchain assets is developing and we anticipate new entrants to the market and competition to intensify in the future. Our future competitors may have greater resources than us and there can be no assurance that we will have the financial and operational resources necessary to carry out our business plan and successfully compete with our competitors.

Material Agreements

Founders’ Agreement

On September 1, 2017, two shareholders of the Company: Triple-V (1999) Ltd, a limited liability company registered under the laws of the state of Israel, controlled and wholly owned by Mr. Shy Datika, one of our founders, our controlling shareholder and President; and A-Labs Finance and Advisory Ltd., a private company incorporated under the laws of the state of Israel, controlled by Mr. Doron Cohen, entered into a Founders’ Agreement which set forth the initial terms for the inception and incorporation of the Company for developing a marketplace for virtual currencies. The Founders’ Agreement was later amended by the Addendum to Founders’ Agreement dated December 28, 2017 and Addendum 2 to Founders’ Agreement dated December 31, 2017 (as amended, the “Founders’ Agreement”).

Share Capital of the Company. Pursuant to the Founders’ Agreement, Triple-V was to have been allocated 3,666,666 ordinary shares of the Company, A-Labs was to have been allocated 1,120,000 ordinary shares of the Company, and 417,000 ordinary shares of the Company were to have been reserved for issuance upon the conversion of employee options.

Rights to Appoint Members of the Board of Directors. The Founders’ Agreement provides that the board of directors of the Company shall include no less than one board member and no more than seven board members, unless otherwise determined by the shareholders. The Founders’ Agreement further entitles Triple-V to appoint, remove or replace six board members and to appoint the Chief Executive Officer of the Company, subject to board approval. The Founders’ Agreement grants A-Labs the right to appoint, remove or replace one board member. Effective December 31, 2017, the Founders’ Agreement was amended to provide that, upon the effectiveness of the registration statement of which this prospectus is a part, members of the board of directors of the Company will be elected by the vote of the holders of a majority of the shares equity of the Company. In addition, Addendum 2 to the Founders’ Agreement provides that the right to appoint members of the Board of Directors of the Company shall be in accordance with the Amended and Restated Articles of Association of the Company and not as set forth in the Founders’ Agreement, and that all the parties to the Founders’ Agreement waived their rights in this regard accordingly.

Non-Competition and Non-Solicitation. Pursuant to the Founders’ Agreement the parties agree to non-compete and non-solicit restrictions under which they may not compete or assist others to compete with the Company in any engagement or activity related to the development of a marketplace for virtual currencies and further they may not solicit or attempt to solicit any employee or service provider of the Company or any person to whom the Company provided services for products that would compete with the Company. The non-compete and non-solicit restrictions expire for each party one year after such party ceases to be a shareholder of the Company.

[17]	https://coinmarketcap.com/rankings/exchanges/

Termination. The Founders’ Agreement shall terminate upon the earlier of (i) the merger or consolidation of the Company with another corporation, (ii) the initial underwritten public offering by the Company of its ordinary shares pursuant to an effective registration under the Securities Act or any equivalent law of another jurisdiction, or (iii) the written agreement of Triple-V and A-Labs.

The foregoing description of the Founders’ Agreement summarizes the material terms of the Founders’ Agreement, as amended, but is not a complete description. For more details about the Founders’ Agreement, you should reference to the full text of the Founders’ Agreement, which is attached as Exhibits 10.1, 10.2 and 10.3 hereto, and is incorporated herein by reference.

Material Service Agreements

Triple-V (1999) Ltd.

On June 25, 2018, the Company entered into an amended and restated Consultancy Agreement with Triple-V (1999) Ltd. (the “Triple-V Consultancy Agreement”) pursuant to which Triple-V (1999) Ltd. will provide consultancy services and will have such duties, authorities and responsibilities as shall be determined by our board of directors) through the personal services of Mr. Shy Datika.

Term. Pursuant to the Triple-V Consultancy Agreement, Triple-V’s engagement with the Company commenced as of October 1, 2017, and will continue until such time as either Triple-V or the Company terminates its engagement pursuant to the terms of the Triple-V Consultancy Agreement, including by 30 days written notice.

Compensation. Pursuant to the Triple-V Consultancy Agreement, as of May 1, 2018, Triple-V will receive a monthly fee in the amount of $12,000 and a one-time bonus of $250,000 six months following the date the registration statement in connection with this Offering is declared effective by the SEC. In addition, the Company will reimburse Triple-V for out of pocket expenses reasonably required in the performance of the services under the Triple-V Consultancy Agreement. The Triple-V Consultancy Agreement does not provide for benefits upon the termination of the services, other than payment of fees and other obligations owed during the required notice period.

Terms of Proprietary Rights, Confidentiality and Non-Competition. The Triple-V Consultancy Agreement contains terms to protect the proprietary rights of the Company in the Company’s technology, intellectual property and inventions to which Triple-V is exposed during the course of the engagement. Triple-V is also subject to terms of confidentiality. Notwithstanding the foregoing, nothing in the Triple-V Consultancy Agreement prevents Triple-V from further engagements in activities related to virtual coins outside the scope of the technology and confidential information owned by the Company.

The foregoing description of the Triple-V Consultancy Agreement summarizes the material terms of the Triple-V Consultancy Agreement, as amended, but is not a complete description. For more details about the Triple-V Consultancy Agreement, you should reference to the full text of the Triple-V Consultancy Agreement, which is attached as Exhibit 10.4 hereto, and is incorporated herein by reference.

Insight Finance Ltd.

On December 26, 2017, in connection with the appointment of Mr. Oran Mordechai as the Company’s Chief Financial Officer, the Company entered into a Financial Services Agreement with Insight Finance Ltd. (supplemented on February 14, 2018) (the “Insight Service Agreement”) pursuant to which Insight Finance Ltd. will provide certain bookkeeping and accounting services to the Company, including that Mr. Oran Mordechai shall serve as the Company’s Chief Financial Officer.

Term. Pursuant to the Insight Service Agreement, Insight’s engagement with the Company will continue until terminated according to its terms. The Company may terminate the Insight Management Agreement upon notice to Insight.

Compensation. Pursuant to the Insight Service Agreement, Insight will receive a quarterly fee for bookkeeping and accounting services and will be compensated at an hourly rate for other services, or as shall be agreed in advance. In addition to and separate from such fees, the Company will reimburse Insight for certain out of pocket expenses reasonably required in the performance of the services under the Insight Service Agreement. The Insight Service Agreement does not provide for benefits upon the termination of the services, other than payment of fees and other obligations owed.

Limitation of Liability. Insight’s liability in connection with the Insight Service Agreement, is limited to the total annual fees actually paid to Insight under the Insight Service Agreement (the “Limit of Liability”). The Company shall indemnify and compensate Insight for all costs incurred by Insight arising out of, resulting from or in any way connected to the performance of its obligations under the Insight Service Agreement that exceed the Limit of Liability.

Terms of Proprietary Rights, Confidentiality and Non-Solicitation. Insight is subject to terms of confidentiality to protect the proprietary rights of the Company in the Company’s technology, intellectual property and inventions to which Insight is exposed during the course of the engagement. The Company also agreed that it will not hire, recruit or solicit any employee of Insight without Insight’s written consent.

The foregoing description of the Insight Service Agreement summarizes the material terms of the Insight Service Agreement, as amended, but is not a complete description. For more details about the Insight Service Agreement, you should reference to the full text of the Insight Service Agreement, which is attached as Exhibit 10.5 hereto, and is incorporated herein by reference.

A-Labs Finance and Advisory Ltd. (“A-Labs”).

On December 28, 2017, the Company entered into Second Amended and Restated Engagement Agreement with A-Labs effective as of September 26, 2017 pursuant to which A-Labs agreed to provide the Company with certain services, including the development, planning, management, execution, and branding with relation to the initial public offering of the INX Tokens on behalf of the Company. The Engagement Agreement was further amended on January 31, 2018 (as amended, the “A-Labs Engagement Agreement”).

Term. A-Labs’s engagement with the Company will continue until terminated in accordance with the terms of the A-Labs Engagement Agreement. The A-Labs Engagement Agreement will terminate: (i) upon the completion of this offering and the payment to A-Labs of all fees payable thereunder, (ii) if the Company does not provide a notice to A-Labs confirming the release of INX Tokens to their buyers and acceptance of INX Token payments by the end of the Offering Period, as defined under the A-Labs Agreement, (iii) if the sale of Tokens or any other activity contemplated under the A-Labs Agreement is banned or otherwise declared illegal by any applicable law or regulation, or (iv) upon 30 days prior written notice by either party.

Compensation. Pursuant to the A-Labs Engagement Agreement, A-Labs is entitled to receive:

(i) a non-refundable, one-time cash payment of $500,000;

(ii) a grant of 4,550,000 INX Tokens, subject to a repurchase option by the Company, under which the Company is entitled to repurchase INX Tokens for $0.01 per Token;

(iii) a cash payment of $500,000 payable upon the completion of an offering under which the Company has raised from U.S. persons not less than $10,000,000; and

(iv) a cash payment for the sale of INX Tokens to non-U.S. persons subject to the completion of an offering under which the Company has raised from non-U.S. persons not less than $10,000,000. If the threshold for proceeds raised from non-U.S. persons is met, A-Labs is entitled to the following percentage of the proceeds raised from sales to non-U.S. persons:

(1) 10% of the first $30 million raised from sales to non-U.S. persons (up to $3 million);

(2) 5% of the next $70 million raised from sales to non-U.S. persons (up to $3.5 million);

(3) 6% of the next $100 million raised from sales to non-U.S. persons (up to $6 million); and

(4) 7.5% of proceeds raised from sales to non-U.S. persons in excess of $200 million.

Subsequent to entry into the A-Labs Engagement Agreement, the Company unilaterally waived its rights to exercise the repurchase option. Except as described above, A-Labs is not entitled to any sales royalties, commissions or other consideration in connection with the contemplated offering to U.S. persons.

Services. Pursuant to the A-Labs Engagement Agreement A-Labs shall provide the Company with the following services: (i) on a best efforts basis, outside the United States and with respect to non-US persons only, to utilize its global contacts with the investment community to engage institutional and accredited investors to participate as investors in the public offering of the INX Tokens; and (ii) provide the Company with support in its branding and marketing activities, including the design of electronic and printed brand and marketing materials, the design of a website for the offering, and other promotional materials.

Services in the United States. With respect to operations in the United States or in connection with any U.S. person, A-Labs shall provide advisory services only. Such advisory services shall include advice on the offering and token brands, story and style guide, and consultancy with respect to the drafting of the whitepaper (which was not issued).

A-Labs represents that it shall not, directly or indirectly, by itself, by a related party or by any person acting on its behalf, perform, assist, promote, or otherwise be involved in any activity related to solicitation or advertising to the U.S. market nor in direct sale efforts or distribution of INX Tokens in the U.S. or to U.S. persons.

Terms of Proprietary Rights, Confidentiality and Non-Competition. Pursuant to the A-Labs Engagement Agreement, the Company shall be the sole and exclusive owner of all intellectual property created by A-Labs as part of or otherwise in connection with the A-Labs Engagement Agreement, including all developments, systems and components created and/or used by it as part of or during the provision of the thereunder. Notwithstanding the foregoing, A-labs shall have and retain all right, title and interest in and to all (i) existing intellectual property rights owned, obtained and/or developed by them prior to the effective date of the A-Labs Engagement Agreement; and (ii) intellectual property rights created by them during the performance of the Services thereunder and which are general capabilities not related to the services provided to the Company under the A-Labs Engagement Agreement. A-Labs and the Company are subject to terms of confidentiality. A-Labs shall have no limitations to offer and provide to third parties, services similar to the services provided to the Company under the A-Labs Engagement Agreement.

The foregoing description of the A-Labs Engagement Agreement summarizes the material terms of the A-Labs Engagement Agreement, as amended, but is not a complete description. For more details about the A-Labs Engagement Agreement, you should reference to the full text of the A-Labs Engagement Agreement, as amended, which is attached as Exhibits 10.6 and 10.7 hereto, and is incorporated herein by reference.

Committed.

On May 9, 2018, the Company entered into an amended and restated Exchange Software Agreement, as amended by the first amendment on June 27, 2018 (effective as of October 1, 2017) with Y. Singer Technologies Ltd (commercially known as Committed), an Israeli company (the “Software Services Agreement”), pursuant to which Committed shall provide the Company with services, including the design, development, implementation, modification and customization of the INX Trading Solutions platform software, and related support services.

Term. The Software Services Agreement between the Company and Committed has terminated under its terms as a result of the Company’s failure to raise $5,000,000 by September 30, 2018; however, as of the date hereof, Committed continues to perform the services provided for in the Software Services Agreement.

Compensation. Pursuant to the Software Services Agreement, Committed received a cash payment of approximately $500,000 for its services. Committed also received a warrant to purchase 68,173 ordinary shares of the Company (subject to adjustment in the event of any share dividend, share split, issuance of bonus shares, combination or similar recapitalization affecting such shares), at an exercise price of GBP 0.001 per share exercisable for a period of 48 months from the date the warrants were granted.

Support Services. In addition to the initial design, development, implementation, modification and customization of the INX Trading Solutions platform software, Committed will provide support services to the INX Trading Solutions platform for the three (3) month period beginning on the date of delivery and installation of the exchange software on Company’s server. Committed shall provide Company with maintenance and support services in accordance with the service level agreement entered into under the Committed Agreement, including 24/7 software support. After the initial three-month support period, the Company may elect to renew Committed support services for additional three-month periods, at an annual rate equal to 25% of the agreed original price.

Terms of Proprietary Rights and Confidentiality. Committed is subject to terms of confidentiality to protect the proprietary rights of the Company in the Company’s technology, intellectual property and inventions. The Company shall be the sole and exclusive owner of all intellectual property created by Committed during the performance of its services under the Software Services Agreement. Committed will assign and convey to Company all rights and title to all intellectual property, including all Moral Rights therein, together with the source code, and any and all related patents, copyrights, trademarks, trade names, and/or other intellectual property rights and applications thereof.

The foregoing description of the Software Services Agreement summarizes the material terms of the Software Services Agreement, as amended, but is not a complete description. For more details about the Software Services Agreement, as amended, you should reference to the full text of the Software Services Agreement, which is attached as Exhibits 10.8 and 10.9 hereto, and is incorporated herein by reference.

Committed is an experienced software development company with over 10 years of experience providing technological, architecture and design consultation and research and development services with regard to fin-tech, medical, and digital technology industries. Committed has developed and deployed several blockchain based products and services including ERC20 token smart contracts, digital wallets, and decentralized applications (“DApps”), as well as matching engines used in the financial industry.

Fidelis LLC

On April 1, 2020, the Company and INX Services entered into an Advisory Services Agreement with Fidelis LLC (“Fidelis”), pursuant to which Mr. Matt Rozzi shall provide operations and compliance consultancy services to the Company and INX Services (the “Fidelis Services Agreement”). The Fidelis Services Agreement replaces entirely a prior services agreement entered into between Fidelis and the Company and INX Services on April 23, 2018, (effective as of April 1, 2018), as amended by the Amended and Restated Executive Services Agreement dated June 25, 2018.

Term. The Fidelis Services Agreement will continue until terminated by ether party, with or without cause, upon thirty days written notice or immediately upon written notice by the Company for cause.

Compensation. Mr. Rozzi will receive a fee of $200 per hour. In addition, upon the registration of INX Services as a broker-dealer with FINRA, Mr. Rozzi shall be granted a one-time bonus of $60,000.

Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Rozzi will receive an option to purchase 350,000 INX Tokens in consideration for $3,500. Upon the adoption of a share ownership plan and option plan by the Company, the Company will grant Mr. Rozzi an option to purchase 48,122 Option Shares at a price per share equal to the fair market value of the Company’s shares at the time of grant. One quarter of the option shall vest upon each anniversary of the effective date of the Employment Agreement, such that the option shall be fully vested upon the fourth anniversary of the effective date of the Employment Agreement, subject to Mr. Rozzi’s continuous engagement with INX Services. In addition to and separate from such payments, the Company will reimburse Mr. Rozzi for certain out of pocket expenses reasonably required in the performance of the services under the Fidelis Services Agreement. The Fidelis Services Agreement does not provide for any other benefits upon the termination of the services.

Terms of Proprietary Rights, Confidentiality. The Fidelis Services Agreement contains terms to protect the proprietary rights and confidentiality of the Company to technology, intellectual property and inventions to which Mr. Rozzi is exposed during the course of the engagement.

Management Agreements with Executive Officers and Senior Management

Ms. Maia Naor.

In connection with the appointment of Ms. Naor as the Company’s VP, Product, as of May 1, 2018, Ms. Naor provides services to the Company pursuant to a services agreement entered into between the Company and Shiran Communications Ltd. (“Shiran”), an Israeli company, as amended on July 29, 2018, January 1, 2019 and July 1, 2019 (the “Shiran Services Agreement”). Prior to that, Ms. Naor provided services to the Company pursuant to a services agreement entered into between the Company and Ms. Naor dated November 1, 2017 as amended by the Amended and Restated Consultancy Agreement with Ms. Naor dated June 25, 2018 and terminated on 29 July 2018 (the “Naor Consultancy Agreement”), which contained terms and conditions materially similar to the terms of the current Shiran Services Agreement, as further detailed below.

Term. The Shiran Services Agreement is effective as of May 1, 2018 and shall terminate upon 30 days written notice by either the Company or Shiran (provided however that the Shiran Services Agreement may not be terminated prior to the completion of all outstanding purchase orders placed pursuant to such agreement).

Compensation. In consideration for the services rendered by Shiran, Shiran shall be entitled to a fee in the amount of $94,000, to be paid in 8 equal monthly installments commencing as of May 1, 2018 and ending December 31, 2018. Such fee constitutes full reimbursement for the project detailed in the Shiran Services Agreement. After December 31, 2018, Shiran is paid a monthly consultant fee of $11,750 (plus VAT, to the extent applicable). On July 29, 2018, the Shiran Services Agreement was amended such that a one-time bonus payment in the amount $114,000 will be paid to Shiran subject to and following the lapse of six months after the declaration of the SEC of the effectiveness of the offering contemplated hereunder. The payment of the bonus was accelerated and payment was made in multiple installments during 2019.

Terms of Proprietary Rights, Confidentiality and Non-Competition. The Shiran Services Agreement contains terms to protect the proprietary rights of the Company to technology, intellectual property and inventions to which Ms. Naor is exposed during the course of the engagement.

The foregoing description of the Naor Consultancy Agreement and the Shiran Services Agreement summarizes the material terms of the Naor Consultancy Agreement and the Shiran Services Agreement, as amended, but is not a complete description. For more details about the Naor Consultancy Agreement and the Shiran Services Agreement, you should reference to the full text of the Naor Consultancy Agreement and the Shiran Services Agreement, which is attached as Exhibit 10.11 and Exhibit 10.12, respectively, hereto, and is incorporated herein by reference.

Mr. Jonathan Azeroual.

On November 27, 2017, in connection with the appointment of Mr. Azeroual as the Company’s Vice President, Blockchain Asset Strategy, the Company entered into a Management Agreement with Mr. Azeroual, as amended by the Amended and Restated Consultancy Agreement with Mr. Azeroual dated June 25, 2018 (the “Azeroual Consultancy Agreement”).

Term. Pursuant to the Azeroual Consultancy Agreement, Mr. Azeroual’s engagement with the Company will continue until such time as either Mr. Azeroual or the Company terminates her engagement pursuant to the terms of the Azeroual Consultancy Agreement, including by 30 days written notice.

Compensation. Pursuant to the Azeroual Consultancy Agreement, Mr. Azeroual will receive a monthly fee for his services in the amount of $7,000, commencing as of May 1, 2018. Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Azeroual will receive: a one-time bonus in the amount of $150,000; a to-be-determined monthly fee as compensation for his services; and an annual bonus payment contingent upon achievement of milestones and targets predetermined by the Company. In addition, the Company will reimburse Mr. Azeroual for out of pocket expenses reasonably required in the performance of the services under the Azeroual Consultancy Agreement. The Azeroual Consultancy Agreement does not provide for benefits upon the termination of the services, other than payment of fees and other obligations owed during the required notice period.

Terms of Proprietary Rights, Confidentiality and Non-Competition. The Azeroual Consultancy Agreement contains terms to protect the proprietary rights of the Company to technology, intellectual property and inventions to which Mr. Azeroual is exposed during the course of the engagement. Mr. Azeroual is also subject to terms of confidentiality. Notwithstanding the foregoing, nothing in the Azeroual Consultancy Agreement prevents Mr. Azeroual from further engagements in activities related to virtual coins outside the scope of the technology and confidential information owned by the Company.

The foregoing description of the Azeroual Consultancy Agreement summarizes the material terms of the Azeroual Consultancy Agreement, as amended, but is not a complete description. For more details about the Azeroual Consultancy Agreement, you should reference to the full text of the Azeroual Consultancy Agreement, which is attached as Exhibit 10.13 hereto, and is incorporated herein by reference.

Mr. Alan Silbert.

On June 25, 2018, Mr. Silbert and INX Services entered into an Amended and Restated Executive Employment Agreement (effective March 1, 2018) as amended effective as of November 1, 2019 (the “Silbert Employment Agreement”), pursuant to which Mr. Silbert will provide services to INX Services and the Company, including that Mr. Silbert shall serve as a member of the Board of Directors of the Company and Executive Managing Director of U.S. Operations of INX Services.

Term. Pursuant to the Silbert Employment Agreement, Mr. Silbert’s engagement with the Company will continue until such time as either Mr. Silbert or the Company terminates the engagement pursuant to the terms of the Silbert Employment Agreement, including by 30 days written notice or immediately for cause.

Compensation. Pursuant to the Silbert Employment Agreement, Mr. Silbert receives a base salary of $132,000 and, effective November 1, 2019, will receive a base salary of $12,500 per month. Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Silbert’s base salary shall increase to a monthly rate of $20,000 and Mr. Silbert shall be eligible to earn an annual performance based bonus in the amount of $150,000 upon the achievement of certain performance based targets which shall be established by the Board of Directors of INX Services. In addition, six months following the effectiveness of the registration statement in connection with this offering, Mr. Silbert shall be granted an option to purchase 500,000 INX Tokens at a price of $0.01 per Token. Upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Silbert shall receive an option to purchase 287,290 Ordinary Shares of the Company constituting 3% of the share capital of the Company on a fully diluted basis at the date of the Silbert Employment Agreement, at a price per share equal to its fair value at the grant date, which will be the date of the adoption of a Share Ownership and Option Plan. 25% of the option shares will vest upon each anniversary of Mr. Silbert’s employment with INX Services, such that the options will be fully vested and exercisable upon the 4th anniversary of such employment. Unvested options shall be subject to accelerated vesting upon change of control of the Company. In addition, the INX Services will reimburse Mr. Silbert for out of pocket expenses reasonable required in the performance of services under the Silbert Employment Agreement. If the Silbert Employment Agreement is terminated without cause or good reason, as such terms are defined in the Silbert Employment Agreement, INX Services shall continue to pay Mr. Silbert a base salary for twelve months following the termination date.

Terms of Proprietary Rights, Confidentiality and Non-Competition. In connection with entering into the Silbert Employment Agreement, the Company and Mr. Silbert entered into an Employee Invention Assignment and Confidentiality Agreement which contains terms to protect the proprietary rights of the Company to technology, intellectual property and inventions to which Mr. Silbert is exposed during the course of the engagement. Mr. Silbert is also subject to terms of confidentiality.

The foregoing description of the Silbert Employment Agreement summarizes the material terms of the Silbert Employment Agreement, as amended, but is not a complete description. For more details about the Silbert Employment Agreement, you should reference to the full text of the Silbert Employment Agreement, which is attached as Exhibit 10.14 hereto, and is incorporated herein by reference.

Mr. Douglas Borthwick.

Effective September 1, 2019, Mr. Borthwick and INX Services entered into an Amended and Restated Consultancy and Employment Agreement (the “Borthwick Employment Agreement”), pursuant to which Mr. Borthwick will provide services to INX Services and the Company, including that Mr. Borthwick shall serve as Chief Marketing and Business Development Officer of INX Services.

Term. Pursuant to the Borthwick Employment Agreement, Mr. Borthwick’s engagement with the Company will continue until such time as either Mr. Borthwick or the Company terminates the engagement pursuant to the terms of the Borthwick Employment Agreement, including by 30 days written notice or immediately for cause.

Compensation. Pursuant to the Borthwick Employment Agreement, Mr. Borthwick receives a base monthly salary of $1,000. On the effective date of the Borthwick Employment Agreement, Mr. Borthwick was granted an option to purchase 103,929 INX Tokens at an exercise price of $0.065 per INX Token. Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Borthwick shall be entitled to a one-time bonus in the amount of $200,000 and an option to purchase additional 259,821 INX Tokens at an exercise price of $0.065 per INX Token. In addition, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Borthwick shall receive an option to purchase 194,937 Ordinary Shares of the Company, at a price per share equal to its fair value at the grant date, which will be the date of the adoption of a Share Ownership and Option Plan. 50% of the option shares will vest on the effective date of the Borthwick Employment Agreement. Thereafter, on each anniversary of Mr. Borthwick’s employment with INX Services, 1/3 of the remaining unvested portion of the options shall vest, such that, subject to the continuous engagement of Mr. Borthwick with the Company at such time, the options will be fully vested and exercisable upon the 3rd anniversary of such employment. In addition, the INX Services will reimburse Mr. Borthwick for out of pocket expenses reasonable required in the performance of services under the Borthwick Employment Agreement. If the Borthwick Employment Agreement is terminated without cause or good reason, as such terms are defined in the Borthwick Employment Agreement, INX Services shall continue to pay Mr. Borthwick a base salary for twelve months following the termination date.

Terms of Confidentiality and Non-Competition. In connection with entering into the Borthwick Employment Agreement, the Company and Mr. Borthwick entered into a Confidentiality and Non-Competition Agreement which contains terms to protect the proprietary rights of the Company to technology, intellectual property and inventions to which Mr. Borthwick is exposed during the course of the engagement. Mr. Borthwick is also subject to terms of confidentiality.

The foregoing description of the Borthwick Employment Agreement summarizes the material terms of the Borthwick Employment Agreement, as amended, but is not a complete description. For more details about the Borthwick Employment Agreement, you should reference to the full text of the Borthwick Employment Agreement, which is attached as Exhibit 10.33 hereto, and is incorporated herein by reference.

Mr. Paz Diamant.

Effective July 6, 2020, Mr. Diamant and the Company entered into a Services Agreement (the “Diamant Services Agreement”), pursuant to which Mr. Diamant will provide services to the Company, including that Mr. Diamant shall serve as Chief Technology Officer of the Company. The Diamant Services Agreement further envisions that Mr. Diamant will enter into an employment agreement with the Company (the “Diamant Employment Agreement”) two months following the date the registration statement in connection with this offering is declared effective by the SEC.

Term. Pursuant to the Diamant Services Agreement, Mr. Diamant’s engagement with the Company will continue until such time as either Mr. Diamant or the Company terminates the engagement pursuant to the terms of the Diamant Services Agreement, including by 30 days written notice or immediately for cause.

Compensation. Pursuant to the Diamant Services Agreement, Mr. Diamant receives a monthly consulting fee of $1,000. Upon entering into the Diamant Employment Agreement Mr. Diamant shall be entitled to a monthly salary of 44,000 New Israeli Shekels (NIS), or approximately $12,900, per month (based on rate of NIS 3.415 = US$1.00, the daily representative rate of exchange between the NIS and the U.S. dollar reported by the Bank of Israel on August 3, 2020).

Pursuant to the Diamant Services Agreement, during each month between the effective date of the Diamant Services Agreement until the month that is two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant will be entitled to an option to 10,000 INX Tokens per month, at the price of $0.08 per Token. Two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant shall be entitled to an option to purchase 20,000 INX Tokens at an exercise price of $0.08 per INX Token. Upon entering into the Diamant Employment Agreement, Mr. Diamant shall be entitled to an option to purchase an additional 200,000 INX Tokens at an exercise price of $0.08 per INX Token. The options granted under the Diamant Employment Agreement shall vest, subject to Mr. Diamant’s continued employment with the Company, over four years in equal amounts on each of the first four anniversaries of the effective date of the Diamant Employment Agreement.

In addition, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Diamant shall receive an option to purchase 67,158 Ordinary Shares of the Company, at a price per share equal to its fair value at the grant date. 20% of the option shares will vest on the first anniversary of the grant date. Thereafter, 5% of the options shares vest at the end of each quarter during the four (4) years after the first anniversary of the grant date, such that the options will be fully vested and exercisable upon the 5th anniversary of the grant date. The option to purchase Ordinary Shares is subject to the continued employment of Mr. Diamant with the Company. In addition, Mr. Diamant is entitled to a one-time bonus payment of $250,000 upon the acquisition of the Company by a non-affiliated entity in consideration for no less than $50 million.

Terms of Confidentiality and Non-Competition. In connection with entering into the Diamant Services Agreement, the Company and Mr. Diamant entered into a Confidentiality and Non-Competition Agreement which contains terms to protect the proprietary rights of the Company to technology, intellectual property and inventions to which Mr. Diamant is exposed during the course of the engagement. Mr. Diamant is also subject to terms of confidentiality.

The foregoing description of the Diamant Services Agreement summarizes the material terms of the Diamant Services Agreement, as amended, but is not a complete description. For more details about the Diamant Services Agreement, you should reference to the full text of the Diamant Services Agreement, which is attached as Exhibit 10.38 hereto, and is incorporated herein by reference.

Bentley Limited.

On March 8, 2018, in connection with the appointment of Mr. James Crossley as a member of the Company’s Board of Directors, the Company entered into a Services Agreement with Bentley Limited, as amended effective as of August 1, 2018 and January 7, 2019 (the “Bentley Services Agreement”) pursuant to which Bentley Limited will provide services to the Company including that James Crossley shall serve as a board member of the Company.

Term. Pursuant to the Bentley Services Agreement, Bentley Limited’s engagement with the Company will continue until such time as either Bentley Limited or the Company terminates its engagement pursuant to the terms of the Bentley Services Agreement, including by 30 days written notice.

Compensation. Pursuant to the Bentley Services Agreement, Bentley will receive a monthly consulting fee of GBP 1,600 + VAT per month. In addition, Bentley received the option to purchase 10,000 INX Tokens per month at the price of $0.01 per Token, subject to a maximum of 100,000 INX Tokens.

On January 7, 2019, the Bentley Services Agreement was amended to include the grant of options to Bentley Limited to purchase additional 7,500 INX Tokens per month at the price of $0.01 per Token (the “Bentley Option Rights”). The Bentley Option Rights commenced on December 1, 2018 and shall lapse on the first of the month in which the Company raises $10,000,000 in a public offering of INX Tokens. Bentley Limited has exercised all options to purchase INX Tokens that have been granted pursuant to the Bentley Services Agreement as of the date hereof.

In addition, the Company will reimburse Bentley Limited for out of pocket expenses reasonably required in the performance of the services under the Bentley Services Agreement. The Bentley Services Agreement does not provide for benefits upon the termination of the services.

Terms of Proprietary Rights, Confidentiality and Non-Competition. The Bentley Services Agreement contains terms to protect the proprietary rights of the Company to technology, intellectual property and inventions to which Bentley (and/or Mr. Crossley) is exposed during the course of the engagement. Bentley Limited is also subject to terms of confidentiality.

The foregoing description of the Bentley Services Agreement and the Bentley Option Rights summarizes the material terms of the Bentley Services Agreement and Bentley Option Rights, but is not a complete description. For more details about the Bentley Services Agreement, you should reference to the full text of the Bentley Services Agreement, which is attached as Exhibits 10.15, 10.16 and 10.17 hereto, and is incorporated herein by reference.

Mr. David Weild.

On March 21, 2018, the Company entered into an engagement agreement in connection with the appointment of Mr. Weild as a member of the Board of Directors of INX Limited (effective as of April 15, 2018). Such agreement was amended on June 25, 2018 by the Amended and Restated letter of invitation to serve as a member of the Board of Directors the Company (the “Weild Engagement Letter”).

Term. Pursuant to the Weild Engagement Letter, Mr. Weild’s engagement with the Company will continue until such time as either Mr. Weild or the Company terminates the engagement by written notice with immediate effect.

Compensation. Mr. Weild will receive a monthly fee of $1,500 for the term of the engagement. Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Weild shall be entitled to purchase 3,500 INX Tokens per month in consideration for $0.01 per Token on a monthly basis during his tenure as director, as well as an option to purchase 350,000 INX Tokens at a price of $0.01 per Token. In addition to and separate from such fees, the Company will reimburse Mr. Weild for certain out of pocket expenses reasonably required in the performance of the services under the Weild Engagement Letter.

Terms of Proprietary Rights and Confidentiality. The Weild Engagement Letter contains terms to protect the proprietary rights of the Company to technology, intellectual property and inventions to which Mr. Weild is exposed during the course of the engagement. Mr. Weild is also subject to terms of confidentiality.

The foregoing description of the Weild Engagement Letter summarizes the material terms of the Weild Engagement Letter, as amended, but is not a complete description. For more details about the Weild Engagement Letter, you should reference to the full text of the Weild Engagement Letter, which is attached as Exhibit 10.18 hereto, and is incorporated herein by reference.

Mr. Nicholas Thadaney.

On July 10, 2018, the Company, under a letter of invitation, engaged Mr. Thadaney as a member of the Board of Directors of INX Limited (effective as of September 28, 2018) (the “Thadaney Engagement Letter”).

Term. Pursuant to the Thadaney Engagement Letter, Mr. Thadaney’s engagement with the Company will continue until such time as either Mr. Thadaney or the Company terminates the engagement by written notice with immediate effect.

Compensation. Mr. Thadaney will receive a monthly fee of $1,500 for the term of the engagement. Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Thadaney shall be entitled to purchase 3,500 INX Tokens per month in consideration for $0.01 per Token on a monthly basis during his tenure as director, as well as an option to purchase 350,000 INX Tokens at a price of $0.01 per Token. In addition to and separate from such fees, the Company will reimburse Mr. Thadaney for certain out of pocket expenses reasonably required in the performance of the services under the Thadaney Engagement Letter.

Terms of Proprietary Rights and Confidentiality. The Thadaney Engagement Letter contains terms to protect the proprietary rights of the Company to technology, intellectual property and inventions to which Mr. Thadaney is exposed during the course of the engagement. Mr. Thadaney is also subject to terms of confidentiality.

The foregoing description of the Thadaney Engagement Letter summarizes the material terms of the Thadaney Engagement Letter, but is not a complete description. For more details about the Thadaney Engagement Letter, you should reference to the full text of the Thadaney Engagement Letter, which is attached as Exhibit 10.22 hereto, and is incorporated herein by reference.

Mr. Haim Ashar.

On August 20, 2018, the Company, under a letter of invitation, engaged Mr. Ashar as a member of the Board of Directors of INX Limited (effective as of September 1, 2018) (the “Ashar Engagement Letter”).

Term. Pursuant to the Ashar Engagement Letter, Mr. Ashar’s engagement with the Company will continue until such time as either Mr. Ashar or the Company terminates the engagement by written notice with immediate effect.

Compensation. Mr. Ashar will receive a monthly fee of $1,000 for the term of the engagement. Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Ashar shall be entitled to purchase 3,500 INX Tokens per month in consideration for $0.01 per Token on a monthly basis during his tenure as director, as well as an option to purchase 350,000 INX Tokens at a price of $0.01 per Token. In addition to and separate from such fees, the Company will reimburse Mr. Ashar for certain out of pocket expenses reasonably required in the performance of the services under the Ashar Engagement Letter.

Terms of Proprietary Rights and Confidentiality. The Ashar Engagement Letter contains terms to protect the proprietary rights of the Company to technology, intellectual property and inventions to which Mr. Ashar is exposed during the course of the engagement. Mr. Ashar is also subject to terms of confidentiality.

The foregoing description of the Ashar Engagement Letter summarizes the material terms of the Ashar Engagement Letter, but is not a complete description. For more details about the Ashar Engagement Letter, you should reference to the full text of the Ashar Engagement Letter, which is attached as Exhibit 10.23 hereto, and is incorporated herein by reference.

Mr. Thomas Lewis.

On September 21, 2018, the Company, under a letter of invitation, engaged Mr. Lewis as a member of the Board of Directors of INX Limited (effective as of September 28, 2018) (the “Lewis Engagement Letter”).

Term. Pursuant to the Lewis Engagement Letter, Mr. Lewis’ engagement with the Company will continue until such time as either Mr. Lewis or the Company terminates the engagement by written notice with immediate effect.

Compensation. Mr. Lewis will receive a monthly fee of $1,500 for the term of the engagement. Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Lewis shall be entitled to purchase 3,500 INX Tokens per month in consideration for $0.01 per Token on a monthly basis during his tenure as director, as well as an option to purchase 350,000 INX Tokens at a price of $0.01 per Token. In addition to and separate from such fees, the Company will reimburse Mr. Lewis for certain out of pocket expenses reasonably required in the performance of the services under the Lewis Engagement Letter.

Terms of Proprietary Rights and Confidentiality. The Lewis Engagement Letter contains terms to protect the proprietary rights of the Company to technology, intellectual property and inventions to which Mr. Lewis is exposed during the course of the engagement. Mr. Lewis is also subject to terms of confidentiality.

The foregoing description of the Lewis Engagement Letter summarizes the material terms of the Lewis Engagement Letter, but is not a complete description. For more details about the Lewis Engagement Letter, you should reference to the full text of the Lewis Engagement Letter, which is attached as Exhibit 10.24 hereto, and is incorporated herein by reference.

Convertible Loan and Share Purchase Agreements

Naor Loan Agreement.

On November 27, 2017, the Company entered into a Loan Agreement with Ms. Naor (the “Naor Loan Agreement”) pursuant to which the Company borrowed $40,635 from Ms. Naor. The term of the loan is five years, and the outstanding balance shall become due and payable on the five-year anniversary of the Naor Loan Agreement or upon the sooner of an IPO or a Deemed Liquidation Event (as such terms are defined in the Company’s Articles of Association). The interest rate on the principal of the loan is an annual rate of 2% compounded annually (subject to adjustment from time to time by the applicable Income Tax Ordinance).

Pursuant to the Naor Loan Agreement, Ms. Naor is entitled, at any time and at her sole discretion, to convert outstanding principal and interest amounts of the loan agreement into 333,333 ordinary shares of the Company. Under the terms of the Naor Loan Agreement, Ms. Naor also purchased 937,499 INX Tokens issued by the Company at a price of $0.01 per INX Token.

The foregoing description of the Naor Loan Agreement summarizes the material terms of the Naor Loan Agreement but is not a complete description. For more details about the Naor Loan Agreement, you should reference to the full text of the Naor Loan Agreement, which is attached as Exhibit 10.19 hereto, and is incorporated herein by reference.

Horn Loan Agreement.

On November 27, 2017, the Company entered into a Loan Agreement with Ms. Ayelet Horn (the “Horn Loan Agreement”) pursuant to which the Company borrowed $37,984 from Ms. Horn. The term of the loan is five years, and the outstanding balance shall become due and payable on the five-year anniversary of the Horn Loan Agreement or upon the sooner of an IPO or a Deemed Liquidation Event (as such terms are defined in the Company’s Articles of Association). The interest rate on the principal of the loan is an annual rate of 2% compounded annually (subject to adjustment from time to time by the applicable Income Tax Ordinance).

Pursuant to the Horn Loan Agreement, Ms. Horn is entitled, at any time and at her sole discretion, to convert outstanding principal and interest amounts of the loan agreement into 311,500 ordinary shares of the Company. Under the terms of the Horn Loan Agreement, Ms. Horn also purchased 876,562 INX Tokens issued by the Company at a price of $0.01 per INX Token.

Ms. Ayelet Horn is the wife of Mr. Yuval Horn, a senior partner at Horn & Co. Law Offices, Tel Aviv, Israel, which firm is serving as legal counsel for this offering for matters relating to Israeli law.

The foregoing description of the Horn Loan Agreement summarizes the material terms of the Horn Loan Agreement but is not a complete description. For more details about the Horn Loan Agreement, you should reference to the full text of the Horn Loan Agreement, which is attached as Exhibit 10.20 hereto, and is incorporated herein by reference.

Segev Loan Agreement.

On November 27, 2017, the Company entered into a Loan Agreement with Mr. Yaniv Segev (the “Segev Loan Agreement”) pursuant to which the Company borrowed $37,984 from Mr. Segev. The term of the loan is five years, and the outstanding balance shall become due and payable on the five-year anniversary of the Segev Loan Agreement or upon the sooner of an IPO or a Deemed Liquidation Event (as such terms are defined in the Company’s Articles of Association). The interest rate on the principal of the loan is an annual rate of 2% compounded annually (subject to adjustment from time to time by the applicable Income Tax Ordinance).

Pursuant to the Segev Loan Agreement, Mr. Segev is entitled, at any time and at his sole discretion, to convert outstanding principal and interest amounts of the loan agreement into 311,500 ordinary shares of the Company. Under the terms of the Segev Loan Agreement, Mr. Segev also purchased 876,562 INX Tokens issued by the Company at a price of $0.01 per INX Token.

The foregoing description of the Segev Loan Agreement summarizes the material terms of the Segev Loan Agreement but is not a complete description. For more details about the Segev Loan Agreement, you should reference to the full text of the Segev Loan Agreement, which is attached as Exhibit 10.21 hereto, and is incorporated herein by reference.

Employees and Service Providers

Each of the individuals who provide services to us does so through a management, services, consulting or similar agreement.

Company(1)	Location	Management		Financing	Development	Administration and Other Positions		Total

INX Limited (Gib.)	Israel	4	(2)	1	5	4	(3)	14

INX Services, Inc. (US)	United States	3		-	-	-		3

Total		7		1	5	4		17

(1)	As a single employee/service provider may be engaged in more than one activity, each employee/service provider is represented only once under the activity representing their primary responsibility.

(2)	One employee/service provider is located in the United Kingdom.

(3)	Two employees/service providers are located in Gibraltar.

By the end of our two phases of development, we intend to employ approximately 30 to 40 employees in positions of management, compliance, marketing and development.

Property, Plants and Equipment

The Company currently does not own or hold any tangible fixed assets, including real property, plant or equipment, whether by leasehold or otherwise.

Regulation of our Trading Solution

To facilitate the operation of the INX Digital trading platform, INX Digital intends to file applications for licenses, or otherwise qualify to act, or to otherwise qualify to operate as a money transmitter/exchanger in various U.S. states. To facilitate the operation of the INX Securities trading platform, INX Services intends to file applications with FINRA for registration as a broker-dealer and subsequently to file applications with the SEC to register INX Securities as an ATS; prior to such ATS registration, INX Services may, at least initially, act as an introducing broker and offer clients the ability to buy and sell security tokens in their brokerage accounts. Our subsidiary in Gibraltar intends to apply to the Gibraltar Financial Services Commission for licenses under the Financial Services (Markets in Financial Instruments) Act 2018 and the Financial Services (Distributed Ledger Technology Providers) Regulations 2017 for its European-based operations. INX Services also is in compliance with the Gibraltar Proceeds of Crime Act 2015, which implements EU legislation in this field, and which was amended to extend specifically to digital tokenized assets.

In the future, we intend to establish a platform for the trading of derivatives such as futures, options and swaps. We have taken no steps towards the establishment of such a platform, which will require the development of technological solutions as well as federal and state regulatory approvals; accordingly, there is no assurance that such a trading platform will ever be developed.

Regulation of Our Trading Platforms and Our Subsidiaries

The financial services industry is subject to extensive regulation under both federal and state laws. Regulators that oversee our business activities are charged with ensuring the integrity of the financial markets and the protection of customers and other third parties who engage in the financial markets. Registration as a money transmitter, broker-dealer, and alternative trading system will subject our subsidiaries to laws and regulations covering all aspects of financial services, including sales methods, trade practices, use and safekeeping of clients’ funds and other assets, minimum capital requirements, record keeping, financing of securities purchases and conduct of directors, officers and employees.

Regulation of Money Transmitters

The vast majority of States maintain “money transmitter”, “money service business” or “check casher” licensing and regulatory regimes, which generally govern entities that are in the business of taking possession of, providing non-bank storage services for and transferring funds. These state licensing regimes vary from jurisdiction to jurisdiction and, while certain states have issued guidance indicating that its licensing requirements do not apply to virtual currency, the majority of states have either affirmatively stated that certain virtual currency activities are covered by their licensing regime or have been silent on the issue. Many jurisdictions maintain exemptions and/or exceptions to their respective licensing regimes.

At a federal level, the activity regulated by state licenses also may make the relevant actor a “money transmitter” or “provider of prepaid access,” each of which is considered a “money service business” (“MSB”) that must be registered with FinCEN unless otherwise exempt. MSBs are subject to regulatory oversight and enforcement by FinCEN. MSBs are subject to the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001 (“BSA”). MSBs must register with FinCEN and implement a compliance program appropriately tailored to the MSBs’ money laundering and financial crime risks. An MSB’s compliance program must incorporate relevant reporting, recordkeeping and anti-money laundering controls and processes, including, to the extent applicable to the MSB’s business know-your-customer controls, transaction monitoring, filing of suspicious activity reports (“SARs”), and sharing information with other financial institutions under Section 314(b) of the USA PATRIOT Act, the “Funds Transfer Rule,” or the “Funds Travel Rule.” On March 18, 2013 and May 9, 2019, FinCEN issued guidance concerning virtual currency and MSB licensing requirements in which FinCEN identified “administrators” or “exchangers” of virtual currencies as MSBs, unless an exemption applies. There are various exemptions to the MSB registration requirements. For example, entities that are “registered with, and functionally regulated or examined by, the SEC or the CFTC” are exempt from federal MSB registration and reporting obligations.

Larger money transmitters may also be subject to direct supervision by the Consumer Financial Protection Bureau (the “CFPB”) and are required to provide additional consumer information and disclosures, adopt error resolution standards and adjust refund procedures for international transactions originating in the United States in a manner consistent with the Remittance Transfer Rule (a rule issued by the CFPB pursuant to the Dodd-Frank Act). In addition, the CFPB may adopt other regulations governing consumer financial services, including regulations defining unfair, deceptive, or abusive acts or practices, and new model disclosures. In addition, money transmitters may be subject to periodic examination by the CFPB.

We have registered INX Digital with FinCEN as a federal MSB and we have notified or intend to notify and/or register with state regulators in compliance with state money transmitter requirements. We do not currently intend to rely on any state or federal exemptions to registering as an MSB, including any exemptions relating to registration with and regulation by the SEC or CFTC, and we intend to monitor all legislative and regulatory developments with respect to the BSA, including the publication of further rulings or guidance by FinCEN, and to make revisions to INX Digital’s compliance program when appropriate.

Broker-Dealer Regulation

In the United States, the SEC is the federal agency responsible for the administration of the federal securities laws, with certain standard setting and monitoring responsibilities delegated to self-regulatory organizations (“SROs”). Of these SROs, the regulation of broker-dealers is principally the function of FINRA and every firm and broker that sells securities to the public in the United States must be licensed and registered by FINRA. National securities exchanges, such as the New York Stock Exchange, also regulate and monitor broker-dealer activity. In addition to federal and SRO oversight, securities firms are also subject to regulation by state securities administrators in those states in which they conduct business.

Broker-dealers, like other securities market participants, must comply with the general “antifraud” provisions of the federal securities laws. The “antifraud” provisions prohibit misstatements or misleading omissions of material facts, and fraudulent or manipulative acts and practices, in connection with the purchase or sale of securities, and broker-dealers must conduct their activities to avoid these kinds of practices.

Broker-dealers must also comply with many requirements that are designed to maintain high industry standards. Broker-dealers owe their customers a duty: a) of fair dealing, b) to recommend only those specific investments or overall investment strategies that are suitable, c) to seek to obtain the most favorable terms available under the circumstances for its orders (best execution), d) to provide at or before the completion of transaction certain information (including the identifying the securities involved in the transaction and compensation related to the transaction), and e) to provide notice about purchasing securities on credit, among other disclosure requirements.

Broker-dealers are also subject to broad obligations under the Bank Secrecy Act to guard against money laundering and terrorist financing which include requirements to file reports or retain records relating to suspicious transactions, customer identity, large cash transactions, cross-border currency movement, foreign bank accounts and wire transfers, among other things.

Every U.S.-registered broker-dealer is also subject to the Uniform Net Capital Requirements. The Uniform Net Capital Requirements are designed to ensure financial soundness and liquidity by prohibiting a broker or dealer from engaging in business at a time when it does not satisfy minimum net capital requirements.

In the United States, net capital is essentially defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from conservatively valuing certain other assets, such as a firm’s positions in securities. Among these deductions are adjustments, which are referred to as “haircuts,” in the market value of securities positions to reflect the market risk of such positions prior to their liquidation or disposition. The Uniform Net Capital Requirements also impose a minimum ratio of equity to subordinated debt which may be included in net capital.

Regulations have been adopted by the SEC that prohibit the withdrawal of equity capital of a broker-dealer, restrict the ability of a broker-dealer to distribute or engage in any transaction with a parent company or an affiliate that results in a reduction of equity capital or to provide an unsecured loan or advance against equity capital for the direct or indirect benefit of certain persons related to the broker-dealer (including partners and affiliates) if the broker-dealer’s net capital is, or would be as a result of such withdrawal, distribution, loan or advance, below specified thresholds of excess net capital. In addition, the SEC’s regulations require certain notifications to be provided in advance of such withdrawals, distributions, reductions, loans and advances that exceed in the aggregate 30% of excess net capital within any 30 day period, and the SEC has the authority to restrict, for up to 20 business days, such withdrawal, distribution or reduction of capital if the SEC concludes that it may be detrimental to the financial integrity of the broker-dealer or may expose its customers or creditors to loss. Notice is required following any such withdrawal, distribution, reduction, loan or advance that exceeds in the aggregate 20% of excess net capital within any 30 day period. The SEC’s regulations limiting withdrawals of excess net capital do not preclude the payment to employees of “reasonable compensation.”

Compliance with the Uniform Net Capital Requirements may limit the extent and nature of our operations requiring the use of our registered broker-dealer subsidiaries’ capital, and could also restrict or preclude our ability to withdraw capital from our broker-dealer subsidiaries.

Regulation ATS

Regulation ATS permits a U.S. ATS to match orders submitted by buyers and sellers without having to register as a national securities exchange. An ATS, although functionally an exchange, is regulated as a broker-dealer. In order to acquire the status of an ATS, a firm must first be registered as a broker-dealer, and then file an initial operation report with respect to the trading system on Form ATS. The Form ATS must provide detailed information regarding the types of subscribers it expects to admit to the system, the securities it expects to trade, the manner in which the system operates, including how orders are entered and transactions executed, reported, cleared and settled, as well as all relevant infrastructure and procedures concerning system access, capacity, supervision, security, contingency planning and subscriber compliance.

The initial operation report must be accurate and kept current. The Commission does not issue approval orders for Form ATS filings; however, the Form ATS is not considered filed unless it complies with all applicable requirements under Regulation ATS. Regulation ATS contains provisions concerning the system’s operations, including: fair access to the trading system; fees charged; the display of orders and the ability to execute orders; system capacity, integrity and security; record keeping and reporting; and procedures to ensure the confidential treatment of trading information.

An ATS must also comply with any applicable SRO rules and with state laws relating to alternative trading systems and relating to the offer or sale of securities or the registration or regulation of persons or entities effecting securities transactions.

Futures Exchanges, Clearing Houses, and Swaps

The CFTC is the federal agency primarily responsible for the administration of federal commodities laws, including the adoption of rules applicable to Futures Commissions Merchants, Designated Contract Markets and Swap Execution Facilities. The operations of U.S. futures exchanges, clearing houses, swap data repository and swap execution facilities are subject to extensive regulation by the CFTC. The CFTC carries out the regulation of the futures and swaps markets and clearing houses in accordance with the provisions of the Commodity Exchange Act as amended by, among others, the Commodity Futures Modernization Act and Dodd-Frank.

Regulatory Oversight of Blockchain Assets

The following is a summary of recent demonstrations of regulatory action taken with regard to blockchain assets. We believe that these actions will impact the Company; however, regulation of the blockchain industry is evolving rapidly. The regulatory landscape may differ from country to country, but we expect for the foreseeable future that regulators will maintain an increased focus on blockchain assets. In addition, the SEC, FINRA, and courts have continued, and likely will continue, to promulgate statements, enforcement actions and rulings, as applicable, interpreting the characterization of blockchain assets, the issuance of blockchain assets and regulating behavior in the market. It is likely that there will be many additional developments between the date of this statement and the issue of the INX Tokens.

Regulation of blockchain assets by U.S. federal and state governments, foreign governments and self-regulatory organizations remains in its early stages. As blockchain assets have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies such as the SEC, the CFTC, FinCEN and the Federal Bureau of Investigation, have begun to examine the nature of blockchain assets and the markets on which they are traded.

The SEC has taken various actions against persons or entities misusing blockchain assets, including virtual currencies, in connection with fraudulent schemes, inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. In addition, on July 25, 2017, the SEC issued Release No. 81207 (“the DAO Report”), in which it analyzed a certain issuance of tokens, and indicated that “whether or not a particular transaction involves the offer and sale of a security – regardless of the terminology used – will depend on the facts and circumstances, including the economic realities of the transaction”. The SEC clarified that the registration requirements “apply to those who offer and sell securities in the United States, regardless whether the issuing entity is a traditional company or a decentralized autonomous organization, regardless whether those securities are …distributed in certificated form or through distributed ledger technology…”. On December 4, 2017, and December 11, 2017, the SEC announced enforcement actions relating to the PlexCoin and Munchee token launches, respectively. Also on, December 11, 2017, SEC Chairman Jay Clayton published a public statement entitled “Cryptocurrencies and Initial Coin Offerings.” The SEC has made a concerted effort to monitor the ICO market and address—through the DAO Report and the more recent SEC guidance—transactions and behaviors it believes are both inconsistent with and in violation of U.S. securities laws. In early 2018, media reports indicated that the SEC has subpoenaed around 80 cryptocurrency firms as part of a targeted probe. On March 7, 2018 the Divisions of Enforcement and Trading and Markets issued a public statement stating that many digital assets are likely to be securities under the federal securities laws, and urged investors to use platforms for trading such assets that are registered with the SEC, such as a national securities exchange, ATS, or broker-dealer. Since March 2018, the SEC has continued to bring enforcement actions and make public statements which further supports its view that blockchain assets should be treated as securities in almost all cases.

On December 18, 2017, the Chicago Board of Exchange began trading in bitcoin futures, and was joined shortly thereafter by CME Group, also offering bitcoin futures. In May 2018, it was reported that Goldman Sachs will offer trading in bitcoin futures and non-deliverable forwards to its clients.

Also in December 2017, Bloomberg added three cryptocurrencies to its terminal service (previously having provided bitcoin data since 2014) and the Australian Securities Exchange (ASX) announced it would move forward with a plan to replace its current clearing and settlement process with a blockchain solution.

In November 2018, the Gibraltar Blockchain Exchange, a subsidiary of the Gibraltar Stock Exchange, secured a license from the Gibraltar Financial Services Commission (GFSC) to operate as a crypto blockchain exchange and currently supports trading in six digital assets, including Bitcoin, Ethereum, EOS and the exchange’s native Rock token.

On November 16, 2018, Division of Corporation Finance, Division of Investment Management, and Division of Trading and Markets issued the Statement on Digital Asset Securities Issuance and Trading addressing the SEC’s enforcement actions involving and relating to digital asset securities. The Statement confirmed the applicability of the federal securities law framework to new and emerging technologies, such as blockchain, and provided a summary of the circumstances under which the SEC has taken enforcement action against participants in the marketplace for digital asset securities, including actions against initial offerings and sales of securities and actors and institutions that develop and facilitate the secondary market for securities.

On April 3, 2019, the Strategic Hub for Innovation and Financial Technology (FinHub) of the SEC published informal guidance, titled “Framework for ‘Investment Contract’ Analysis of Digital Assets” (the Framework), which provides analytical tools for determining whether a blockchain asset is a security under the U.S. federal securities laws. In the Framework, the SEC uses the term “digital asset” to refer to an asset that is issued and transferred using distributed ledger or blockchain technology. In this prospectus, we use the term “blockchain asset” to distinguish between assets that are recorded and stored using blockchain technology and assets that may be stored in digital form but which do not utilize blockchain technology. In addition, the SEC has not used the term “security token.” The Framework provides a list of factors to consider when determining whether a digital asset offered for sale is a security. The factors included in the Framework are based on an analysis of whether the blockchain asset is an “investment contract” as that term was first used by the Supreme Court in SEC v. Howey, 328 U.S. 293 (1946), and which has been further clarified through subsequent case law.

The CFTC has asserted the belief that bitcoin and other virtual currencies meet the definition of a commodity and that the CFTC has regulatory authority over futures and other derivatives based on virtual currencies, subject to facts and circumstances. The CFTC defined “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” Although the CFTC maintains regulatory oversight of the commodities markets, beyond its anti-fraud and anti- manipulation authorities, the CFTC generally does not oversee “spot” or cash market exchanges and transactions involving virtual currencies that do not utilize margin, leverage, or financing. For this reason, we do not anticipate that we will be required to register with the CFTC in order to operate the INX Digital and INX Securities trading platforms.

In addition to relevant state money transmitter and securities laws, local state regulators may also regulate or seek to regulate blockchain assets. In July 2014, the New York State Department of Financial Services (the “NYSDFS”) proposed the first state regulatory framework for licensing participants in “virtual currency business activity.” The regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final BitLicense regulatory framework in June 2015. The BitLicense regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license. Not all regulations of blockchain assets are restrictive. For example, on June 28, 2014, California repealed a provision of its Corporations Code that prohibited corporations from using alternative forms of currency or value. The bill indirectly authorizes the use of bitcoin as an alternative form of money in the state.

The IRS has released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of U.S. states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. The treatment of blockchain assets may be the subject of contemplated tax reform.

On November 13, 2017, the European Securities Authority (“ESMA”) issued two statements, the first statement is intended to warn investors of the risks inherent in the ICOs, and the second statement sought to alert the companies involved in the ICO process regarding the need for ICOs and token issuers to meet relevant EU and member state regulatory requirements. On February 12, 2018, ESMA issued another EU-wide warning to consumers about the risks of buying virtual currencies. In July 2018, The EU Fifth Anti Money Laundering Directive (EU) 2018/843 came into force and extended the scope of the KYC/AML regulation to virtual currency exchange platforms and wallet providers.  On January 9, 2019, both ESMA as well as the European Banking Authority published reports on crypto-assets assessing the suitability of the existing regulatory framework to these instruments.

Blockchain assets also face an uncertain regulatory landscape in many foreign jurisdictions. On September 4, 2017, the People’s Bank of China labeled blockchain asset sales as “illegal and disruptive to economic and financial stability.” Previously, China had issued a notice that classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. South Korea’s Financial Services Commission likewise prohibited all forms of tokens on September 29, 2017. Japan has enacted a law regulating virtual currencies which has brought Bitcoin exchanges under know-your-customer and anti-money laundering rules, and resulted in the categorization of Bitcoin as a kind of prepaid payment instrument. The law puts in place capital requirements for exchanges as well as cybersecurity and operational stipulations. In addition, those exchanges are also required to conduct employee training programs and submit to annual audits. To date, the Japanese Financial Services Agency (FSA) has granted licenses to 15 different cryptocurrencies or tokens trading platforms. In November 2017, the Monetary Authority of Singapore (“MAS”) issued a statement that tokens sold through the blockchain funding model may be considered securities under certain circumstances under Singapore law, and provided case studies as examples of tokens that do and do not constitute securities. Previously, the MAS had stated that other laws may apply to token sales, such as money laundering and terrorism financing laws.

Other jurisdictions are still researching the subject. In September 2017, the Swiss Financial Market Supervisory Authority (“FINMA”) issued guidance that it was investigating ICOs and that whenever FINMA is notified about ICO procedures that breach regulatory law or which seek to circumvent financial market law it initiates enforcement proceedings. On February 16, 2018 FINMA publicly announced ICO guidelines. In December 2018, the Swiss Federal Council adopted a report on the legal framework for blockchain and distributed ledger technology in the financial sector. In March 2019, the Federal Council initiated consultation with regard to specific amendments to federal law for the purpose of adapting federal law to developments in distributed ledger technology.

In December 2017, the UK Financial Conduct Authority (“FCA”) issued a statement on distributed ledger technology which said, in part, that the FCA will gather further evidence and conduct a deeper examination of the ICO market and that its findings will help to determine whether or not there is need for further regulatory action. In June 2018, an amendment to the Tel Aviv Stock Exchange Ltd. (“TASE”) regulations entered into effect, under which shares of companies operating in the field of cryptographic currencies will be excluded and / or not included in the TASE indices, if such a company is engaged in the holding, investing or mining of distributed cryptographic currencies, and the TASE Indices Committee decides that this activity is material or expected to be material to the company’s business. The Israel Securities Authority (ISA) has previously indicated that to date, there is uncertainty as to the format and extent of the regulation that will apply to the various activities in cryptographic currencies - especially those of decentralized currencies without any centralized entity, such as Bitcoin, in terms of taxation, prevention of money laundering and terrorism, cyber security and investor protection. In addition, the ISA has appointed a special committee authorized to examine the regulation of issuances of cryptographic currencies to the public.

In its final report, published in March 2019, the special committee recommended, among other things, focusing on the following: establishing a dedicated disclosure regime to adjust to the unique characteristics of such activities; formation by a number of Israeli regulatory authorities (among others, the Bank of Israel, Israeli Tax Authority, Anti-Money-Laundering Authority, Ministry of Finance, Justice Department, Israeli National Cyber Directorate and ISA) of a ‘regulatory sandbox’ with the aim of creating a harmonious government policy and the removal of barriers to domestic industry in the field of cryptographic assets; and examining a better suitable regulatory framework for the trading activity of cryptographic assets that are deemed securities. In addition, the special committee final report further provided the following initial regulatory guidelines to this field:

(1) The question of whether a cryptocurrency will be considered a security will be decided according to the totality of the circumstances and characteristics of each case on its merits against the background of the purposes of the Israeli law;

(2) Cryptographic currencies that grant rights similar to those of traditional securities such as shares, bonds or participation units will be considered securities. This category includes, for example, tokens who grant rights to participate in revenue or profits generated from an enterprise; tokens granting rights to receive payments, fixed or variable, whether by way of the allocation of additional currencies or by way of redemption of currencies; or tokens granting ownership rights or membership in an enterprise whose purpose is to generate an economic yield;

(3) blockchain assets intended to be used as a method of payment, clearing or exchange only, other than in a specific enterprise, which do not confer additional rights and are not controlled by a central entity, shall not typically be considered a security;

(4) blockchain assets that embody a right to a product or service and are purchased for consumption and use only shall not typically be considered securities; and

(5) a public offering of a cryptographic currency falling to the definition of a security is subject to the requirement to publish a prospectus.

On August 24, 2017, the Canadian Securities Administrators (“CSA”) published a staff position on the proposal (Offering) of cryptographic tokens to the public. The staff position indicated that there is an increasing trend in the offers of cryptographic tokens to the public, including the offerings of cryptographic tokens which are characterized as securities or derivatives, and therefore in these cases the Canadian securities and derivatives laws shall apply to the ICOs. In addition to the ICO definition, the publication includes reference to registration and disclosure requirements, the various trading platforms relevant to ICO, and how they are marketed, to the investment funds that offer cryptographic currencies and the regulatory Sandbox. Regarding the question of whether cryptographic tokens are securities, the CSA position states that, many of the ICOs that were examined found to be that the tokens issued in this proceeding are securities, including in light of the fact that they were considered as “investment contract.”

The Government of Gibraltar has enacted the Financial Services (Distributed Ledger Technology Providers) Regulations 2017 (the “DLT Regulations”) which came into effect on January 1, 2018. The primary purpose of the DLT Regulations is to create a safe environment for DLT-related businesses to operate and innovate, while simultaneously protecting consumers and safeguarding Gibraltar’s reputation as a trusted and stable global business hub. Companies which use blockchain technology to store or transmit value belonging to others by way of business are caught by the DLT Regulations and require a license in Gibraltar. The activity of undertaking a token sale does not automatically fall within the scope of the DLT Regulations but may depend on the manner in which the sale of tokens in structured and the characteristics of the token. The Gibraltar Financial Services Commission (the “FSC”) however has announced plans to create a complementary regulatory framework that covers the promotion and sale of tokens, aligned with the DLT Regulations (the “Complementary Framework”). It is not clear when the Complementary Framework will be created and implemented and what requirements it will impose on persons or entities wishing to undertake token sale activity or any promotional activity in connection therewith in or from within Gibraltar.

We anticipate treating the INX Tokens as securities under the laws of all foreign jurisdictions.

MANAGEMENT

Senior Management and Directors

Our business strategy and activity and on-going day-to-day management is carried out through our officers, who are engaged through management, services, consulting or similar agreements.

The following table sets forth certain information relating to our executive officers, including their ages as of the date of this prospectus. Unless otherwise stated, the address for our senior management is at the Company’s registered office currently located at Unit 1.02, 1st Floor, 6 Bayside Road, Gibraltar, GX11 1AA.

Name	Age	Position
Shy Datika	51	President
Oran Mordechai	44	Chief Financial Officer
Maia Naor	36	Vice President, Product
Jonathan Azeroual	33	Vice President, Blockchain Asset Strategy
Alan Silbert	47	Director of INX Limited; Executive Managing Director of INX Services
Douglas Borthwick	49	Chief Marketing and Business Development Officer
Paz Diamant	50	Chief Technology Officer

Mr. Shy Datika is one of our founders and is our President. Mr. Datika has more than 25 years of experience in the banking and finance industry. As founder and former Chief Executive Officer of ILS Brokers, a multinational brokerage house based in Tel-Aviv, Israel, Mr. Datika has a significant role in the adoption of electronic trading in the global OTC foreign exchange (OTC Forex) market as well as in the brokerage activity and online trading business. During the last 20 years, Mr. Datika has been extensively involved in financial technology (“fin-tech”) as an investor, director or manager of several companies, including as CEO of ForexManage Ltd., a software company providing professional technology platform solutions for institutional risk management and trading activities in the forex and interest rate derivatives markets for the banking industry, anyoption, Ouroboros Ltd (CySec licenced CIF) and as an independent (external) director and the Chairman of the Investment Committee and member of the Audit Committee of Altshuler Shaham provident funds and Pension Ltd. Prior to that, he was a senior dealer in Bank Hapoalim heading the G7 spot desk. Mr. Datika possesses broad knowledge in the areas of fin-tech and trading and has an extensive track record in building sustainable businesses in the financial market. Mr. Datika serves as a director on the board of numerous private companies.

Mr. Oran Mordechai is our Chief Financial Officer. Prior to joining us in December 2017, Mr. Mordechai worked at Ernst & Young Israel for 13 years in several positions. Mr. Mordechai’s last role was as senior manager in the high-tech practice, leading and managing diverse client accounts, including start-ups through exits, domestic, multinational and publicly traded companies. Mr. Mordechai’s business experience includes corporate finance, international corporate tax, mergers and acquisitions and initial public offerings. Mr. Mordechai holds a BA in Economics, Management and Accounting from the College of Management and a MBA of Business Administration Finance and Financial Management Services from Tel-Aviv University and is a Certified Public Accountant. Mr. Mordechai is also the founder of Insight Finance, through which he provides financial services to his clients, including us.

Ms. Maia Naor is our Vice President, Product and has been with the Company since its founding. Ms. Naor has ten years of fin-tech experience working for companies across Europe and Israel. From 2010 until July 2017, Ms. Naor served as Vice President – Product in Anyoption Ltd., a leading European regulated trading group where she oversaw the planning, implementation and launch of several financial services and computer-internet-based and cellular-based trading applications. Ms. Naor also gained experience in building and training teams of data scientists that supported the growth and optimization of the trading products. Ms. Naor is a graduate of the Tel Aviv University School of Economics and the Tel Aviv University School of Mathematical Sciences, with honors.

Mr. Jonathan Azeroual is our Vice President, Blockchain Asset Strategy and has been with the Company since its founding. Mr. Azeroual has over 9 years of broad financial experience working for banks, hedge funds, brokerage firms in various analytical, operational or executive positions in Paris’, New York’s, and London’s financial markets. He is the co-founder and, from July 2015 until December 2017, served as Chief Executive Officer of Bsave Ltd., a UK company which operates a Bitcoin savings platform. He also currently works for Redwood Digital Fund as a member of their Trading & Investment Services team. From June 2016 to February 2017, he was a member of the Trading & Investment Services group at Hadas Capital. Between October 2014 and October 2015 he was an algorithmic trader for Colley Cooper Capital. Prior to that, starting in 2012 until October 2014, he served as an institutional sales trader for Sunrise Brokers. He graduated with honors and holds a postgraduate degree in Financial and Statistical Engineering from Paris-Dauphine University and holds ESCP Europe Advanced Master in Finance.

Mr. Alan Silbert is a director of the Company and Executive Managing Director of INX Services. He joined the Company in March 2018. Mr. Silbert is responsible for launching INX Services operations in North America, including facilitating the build-out of the director and advisor team, raising capital, growing operations and infrastructure for North American operations and leading the registration processes for broker-dealer and alternative trading system licenses. From December 2015 until March 2018, he was Senior Vice President at Capital One Commercial Banking, serving on the Asset Based Lending and Life Science Finance/Venture Debt teams. Prior to that, he was Vice President – Life Science Finance at GE Capital. From February 2013 until October 2017, he served as founder and Chief Executive Officer of BitPremier LLC, a bitcoin luxury marketplace. Mr. Silbert received his BS in Business Administration with a concentration in Finance from Towson University.

Mr. Douglas Borthwick is Chief Marketing and Business Development Officer of INX Services. Mr. Borthwick has over 25 years of experience in the finance industry, most recently founding and building the Chapdelaine FX electronic and voice trading business for inter-dealer broker TP-ICAP from 2012 to September 2018. Mr. Borthwick held various roles with Morgan Stanley from 1996 through 2005; managing foreign exchange derivatives trading groups in New York and London, with a strong focus on emerging markets. He then ran the strategic trading desk at Merrill Lynch from 2005 to 2006, and the Latin American FX trading business at Standard Chartered from 2006 to 2009. In 2010, Mr. Borthwick managed trading and research areas for startup foreign exchange agency, Faros Trading, a company that was later sold to FXCM in 2013. Mr. Borthwick holds a bachelors of science in Economics from Carnegie Mellon University and an MBA from Yale University’s School of Management.

Mr. Paz Diamant is our Chief Technology Officer. Mr. Diamant has more than 25 years of experience in the banking and financial technology industry. From November 2013 to January 2020, Mr. Diamant held several roles at eToro, a worldwide leading social investment network, where he was most recently Managing Director of R&D and Product. In that role he directed the design, development, and deployment of the company’s cloud-based exchange system, and was responsible for the development of eToro’s complicated hedging algorithms. While at eToro, Mr. Diamant managed R&D teams for several years while implementing cutting-edge, cloud-based technologies successfully. From October 2002 to January 2011, Mr. Diamant was the founder and Chief Executive Officer of ForexManage Ltd., a leading provider of advanced, real-time, risk management and foreign exchange online trading technologies for the banking industry. Through his role at ForexManage, Mr. Diamant had a significant role in the adoption of advanced risk management models in major European banks and brokerage houses. Mr. Diamant holds a BS in Physics from the Technion - Israel Institute of Technology, where he graduated cum laude, and a MBA, Finance from Bar-Ilan University.

Board Composition; Powers, Duties and Responsibilities

The following table sets forth certain information relating to our directors, including their ages as of the date of this prospectus. Unless otherwise stated, the address for our directors is at the Company’s registered office currently located at Unit 1.02, 1st Floor, 6 Bayside Road, Gibraltar, GX11 1AA. See “Election of Directors; Independent Board Members” regarding the independence standards that we apply to our directors.

Name	Age	Position	Director Since*
James Crossley	72	Director	January 2018
David Weild	63	Independent Director	April 2018
Alan Silbert	47	Director, Executive Managing Director of INX Services	March 2018
Nicholas Thadaney	51	Independent Director	July 2018
Haim Ashar	51	Independent Director	October 2018
Thomas Lewis	67	Independent Director	October 2018
Rafael Rafaeli	52	Director	October 2018

*	Under Gibraltar law, directors are appointed indefinitely unless their appointment specifies a defined period. Our directors were not appointed with specified defined period of term.

Mr. James Crossley is a director of the Company and heads the Company’s European business and corporate development efforts. From October 2015 to December 2018, James was a Director of the Flo Live group, a provider of global cloud-based Internet-of-Things ecosystems. From March 2016 to May 2017, he acted as Director and CFO of Flocash Limited, a technology based international money transfer gateway. From February 2013 to December 2016 he worked with Extech, Ascarii and Intalec, marketing ERP Solutions including SAP Business One Cloud and Infor. Prior to February 2013, he had been Director of Corporate Development for Titan GS Europe, a global SAP Partner, having previously sold his own successful SAP Partnership to Titan in February 2009. Before moving into technology James, spent 25 years at C Level in the advertising industry including CFO, CEO and Group CFO roles for regional and global ad agencies.

Mr. David Weild is an independent director of the Company. Mr. Weild is founder, chairman and CEO of Weild & Co., Inc., parent company of the investment banking firm Weild Capital, LLC. Prior to Weild & Co., Mr. Weild was vice chairman of NASDAQ, president of PrudentialFinancial.com and head of corporate finance and equity capital markets at Prudential Securities, Inc. Mr. Weild holds an M.B.A. from the Stern School of Business and a B.A. from Wesleyan University. Mr. Weild is currently on the boards of BioSig Technologies, Inc. and PAVmed Inc. From September 2010 to June 2011, Mr. Weild served on the board of Helium.com, until it was acquired by R.R. Donnelly & Sons Co. Since 2003, Mr. Weild was a director and then chairman of the board of the 9-11 charity Tuesday’s Children. He became chairman emeritus in October 2016 and still serves on the board. Mr. Weild brings extensive financial, economic, stock exchange, capital markets, and small company expertise to the Company gained throughout his career on Wall Street. He is a recognized expert in capital markets and has spoken at the White House, Congress, the SEC, OECD and the G-20 on how market structure can be bettered to improve capital formation and economic growth.

Mr. Nicholas (Nick) Thadaney is an independent director of the Company. Mr. Thadaney was President and Chief Executive Officer, Global Equity Capital Markets, and a member of the senior management team of TMX Group until February 2018. In his roles with TMX Group, Mr. Thadaney was responsible for all equity listing and trading activity across the company’s equities markets and alternative trading systems, including Toronto Stock Exchange, TSX Venture Exchange, Alpha, TMX Select, TSX Private Markets and TSX Trust. Prior to joining TMX Group in September 2015, Mr. Thadaney was Chief Executive Officer of ITG Canada Corp. since 2005, with responsibility for managing all aspects of the business, as well as a Member of ITG’s Global Executive Committee. Previously, he was Director of Sales and Trading of ITG Canada’s Institutional Equities business from 2000 to 2005. Before his tenure at ITG, Mr. Thadaney was Vice-President, Business Development (Equities) at C.T. Securities Inc., which was later acquired by T.D. Securities Inc. in 1999. He has also been a member of several industry associations, boards and registered charities, including: Asset Management Industry Hold’em for Life Charity, Mount Sinai, Co-Chair; Bermuda Stock Exchange; Canadian Council of the Americas; CanDeal; IIROC; Toronto Financial Service Alliance; Investment Industry Association of Canada; Junior Achievement Canada; Young Presidents Association (Ontario Chapter); and the World Federation of Exchanges SME Advisory Board.

Mr. Haim Ashar is an independent director of the Company. Mr. Ashar is an independent business consultant providing integrated business development for startups and mid-size companies. He represents multiple companies in Europe across several sectors, helping them to build market-driven products and technology. From June 2017 to June 2018, Mr. Ashar served as Interim Manager – Change Management at We call4U UG, Berlin with responsibilities for marketing, brand, public relations and partnerships. From April 2014 to March 2017, Mr. Ashar served as Head of Business Development at Wayra Germany, Telefonica’s startup accelerator, with responsibilities for venture relations, brand development, scouting and outsourcing innovation for corporate business units. From May 2010 to December 2013, Mr. Ashar served as Operational CEO at ecosiv GmbH, a manufacturer of innovative radiant heating applications. Mr. Ashar earned his BSCE from Tel Aviv University in Israel.

Mr. Thomas K. Lewis, Jr. is an independent director of the Company. Mr. Lewis is currently the Founder of Noble 4 Advisors, LLC, a company he founded in September 2012 that develops and provides methodologies, technologies and guidance that assist boards, CEOs, investors and senior executives in defining and implementing plans to improve operating performance. Mr. Lewis has served as CEO of four companies, including The Green Exchange, a federally regulated futures and options exchange in New York and London, from September 2009 to July 2012; Automated Power Exchange Inc. (APX), a venture-backed wholesale power markets and renewable energy services provider, from August 2003 to October 2007; Ameritrade, an online retail broker, from February 1999 to August 2000; and Campus Pipeline, an educational software company. Prior to that, Mr. Lewis served in technology leadership positions with American Express, Credit Suisse First Boston, USF&G Insurance and Marriott Corporation. Mr. Lewis has served on the boards of The New York Ledger Exchange, aka LedgerX (from 2014 to 2017), Green Exchange Holdings, LLC (2009 to 2012), Evolution Markets, Inc. (2007 to 2009), Automated Power Exchange Inc. (2003 to 2007) and Neovest Holdings, Inc. (2001 to 2004). Mr. Lewis holds an honorary doctorate, a master’s degree in computer and information science, and a bachelor’s degree, magna cum laude, in business administration from the University of New Haven in Connecticut, where he was honored as a distinguished alumnus. He served as chairman of the Board of Trustees of the Henry Lee Institute of Forensic Science, and served for twelve years as a member of the Board of Trustees of the University of New Haven. He has also served as a member of the Advisory Board of the Johns Hopkins Carey Business School at Johns Hopkins University. Mr. Lewis served as Executive in Residence and Assistant Professor at Johns Hopkins University, Carey Business School. Mr. Lewis also served as the head of technology for the Executive Office of the President of the United States during the Ronald Reagan Administration.

Mr. Rafael Rafaeli is a director of the Company. Mr. Rafaeli is Partner and CEO of the Rafaeli Group, an international companies group engaging in large scale real estate projects in the Far East, Europe and Israel. From 2002 to 2008, Mr. Rafaeli acted as the CEO of Maxbet International, an international gaming cooperation founded by Mr. Rafaeli.

Mr. Rafaeli is the son of Mr. Yitshak Rafaeli, a shareholder of the Company who holds more than 15% of the issued and outstanding share capital of the Company. Mr. Rafaeli was appointed as a director of the Company upon the nomination of Mr. Yitshak Rafaeli, pursuant to the terms of our Articles of Association. See “Management— Board Composition; Powers, Duties and Responsibilities — Election of Directors; Independent Board Members.”

Election of Directors; Independent Board Members

Under the Companies Act, a Gibraltar private company must have at least one director. Appointments of directors are performed by means of a vote at the general meeting of shareholders, or by a resolution of the board if permitted by the memorandum or articles so provide. Our Articles of Association provide that, any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director (a) by ordinary resolution of the shareholders (members) (within the meaning given in section 200 of the Companies Act), or (b) by a decision of our Board of Directors.

Our Articles of Association also provide that, prior to the effectiveness of the registration statement of which this prospectus is a part, six (6) of the Company’s directors shall be nominated (and may be removed) by each holder of fifteen percent (15%) of the issued and outstanding share capital of the Company; and one director shall be a market expert to be nominated (and may be removed) by Shy Datika. This right shall lapse upon the effectiveness of the registration statement of which this prospectus is a part.

Our Articles of Association also provide that, upon the effectiveness of the registration statement of which this prospectus is a part, the Company shall maintain a Board consisting of a majority of independent directors, as defined by the NASAA Statements of Policy and the UK Corporate Governance Code. We currently have seven (7) directors, four of whom are independent as such term is defined by the North American Securities Administrators Association (NASAA) Statement of Policy Regarding Corporate Securities Definitions and the UK Corporate Governance Code. There is no definition under Gibraltar law to the term “Independent Director”.

Further, our Articles of Association state that, in addition to any obligation, duty or consideration imposed on them by law, independent directors shall be required to consider the interests of token holders in determining whether to approve or disapprove of the following events:

(1) a transaction with an Affiliate (as such term is defined in the Articles);

(2) a Deemed Liquidation (as such term is defined in the Articles); and

(3) an Insolvency (as such term is defined in the Articles).

See also – “Description of Our Memorandum and Articles of Association” below.

In connection with all future material affiliated transactions and loans, we will (i) make and enter into such transactions and loans on terms no less favorable to us than those that can be obtained from unaffiliated third parties; (ii) obtain approval from a majority of our independent directors of all future material transactions and loans, including any forgiveness of loans; and (iii) to the extent required by law, obtain shareholder approval for any such transaction. Our officers and directors have considered their due diligence and assure that there is a reasonable basis for these representations. Further, we have considered and decided to embody certain of these representations in our Articles of Association. Our Articles of Association include a provision that any material transaction between the Company and an affiliate of the Company must be approved by a majority (and at least two) of our independent directors who do not have an interest in the transaction.

Our Articles of Association provide that if the numbers of director votes for and against a proposal are equal, the chairman of the meeting has a casting vote.

Qualification of Directors

The shareholding qualification for directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.

Authority Granted to Directors

Subject to the Articles, the directors are responsible for the management of the company’s business, for which purpose they may exercise all the powers of the company. Subject to the Articles, the directors may delegate any of the powers which are conferred on them under the Articles: (i) to such person or committee; (ii) by such means (including by power of attorney) to such an extent; (iii) in relation to such matters or territories; and (iv) on such terms and conditions; as they think fit. Committees to which the directors delegate any of their powers must follow procedures which are based (as far as they are applicable) on those provisions of the articles which govern the taking of decisions by directors. The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

Directors’ Remuneration

Directors may undertake any services for the Company as determined by the Board of Directors. Directors are entitled to such remuneration as determined by the Board of Directors: (a) for their services to the Company as directors, and (b) for any other services undertaken for the company. Subject to the Company’s articles of association, a director’s remuneration may take any form, and include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director. Unless otherwise determined by the Board of Directors, their remuneration accrues from day to day and directors are not accountable to the Company for any remuneration that they receive as directors or as officers or employees of the Company’s subsidiaries or of any other body corporate in which the Company is interested. The company may pay any reasonable expenses which the directors properly incur in connection with their attendance at: (a) meetings of directors or committees of directors, (b) general meetings, or (c) separate meetings of the holders of any class of shares or of debentures of the company, or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

Corporate Governance Practices

Under Gibraltar law, the Company is governed in accordance with its memorandum and articles of association, the provisions of the Companies Act and other Gibraltar statutory and common law principles. The Board is committed to the principles of corporate governance which it considers to be central to the effective management of the business and to maintaining the confidence of investors.

See the section captioned “Description of Memorandum and Articles of Association” for summaries of certain corporate governance provisions and rights of shareholders of the Company.

Differences between the Gibraltar Companies Act and laws impacting Delaware companies

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, such as us, to comply with various corporate governance practices. Under those rules, we may elect to follow certain corporate governance practices permitted under the Companies Act, in lieu of compliance with corresponding corporate governance requirements otherwise imposed by the SEC regulations for U.S. domestic issuers.

The Companies Act and the laws of Gibraltar affecting Gibraltar companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of Gibraltar applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which governs companies incorporated in the state of Delaware. The summary is not intended to be a complete discussion nor a comprehensive all included description of the respective rights and it is qualified in its entirety by reference to Delaware law and the Companies Act, and as may be relevant, to our Memorandum and our Articles of Association.

Number of Directors. Under the Companies Act, every Gibraltar private limited company shall have at least one director and the number shall be fixed in the company’s memorandum and articles of association. Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors. Under the Gibraltar law, directors may be removed from office, with or without cause, in accordance with the provisions of their memorandum and articles of association. Gibraltar law allows shareholders with sufficient majority to exercise a vote to remove directors. In addition, under our Articles of Association, a person ceases to be a director as soon as: (a) that person ceases to be a director by virtue of any provision of the Companies Act or the Gibraltar Insolvency Act 2011 or is prohibited from being a director by law; (b) a bankruptcy order is made against that person; (c) a composition is made with that person’s creditors generally in satisfaction of that person’s debts; (d) a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months; (e) notification is received by the company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms. Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.

Vacancies on the Board of Directors. Under the Companies Act, appointments of directors (other than nomination of directors via the general meeting of shareholders) may also be made by a resolution of the board if allowed by the articles of association of the Gibraltar company. Our Articles of Association provide that, any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director (a) by ordinary resolution of the shareholders (members) of the Gibraltar company (within the meaning given in section 200 of the Companies Act), or (b) by a decision of our Board of Directors. Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.

Shareholder/Stockholder Meetings. Under the Companies Act, annual general meetings of shareholders and extraordinary general meetings of shareholders (within the meaning given in sections 193 and 195 of the Companies Act) shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the articles of association of the Gibraltar company, and extraordinary general meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized under the Companies Act or by the articles of association. With respect to notices of general meetings, subject to the provisions of the Companies Act relating to special resolutions, seven days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and, in case of special business, the general nature of that business shall be given in manner hereinafter mentioned, or in such other manner (if any) as may be prescribed by the company in general meeting, to such persons as are, under the articles of association of the company, entitled to receive such notices from the company; but with the consent of all the members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice and in such manner as those members may think fit. Meetings to resolve matters requiring a special resolution necessitate a 21 day notice period.

A Gibraltar company can decide its own way of communicating with its shareholders, including publication of notice of meetings on a website of a company (in accordance with the provision of the Companies Act). Ordinary resolutions (within the meaning given in section 200 of the Companies Act) at the general meetings are passed by a simple majority. Extraordinary and special resolutions (within the meaning given in section 201 of the Companies Act) are passed by seventy-five percent (75%) majority. Under Delaware law, (i) the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaw, and (ii) special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Shareholder action by written consent. Under the Companies Act, it is not necessary in the case of a Gibraltar private company to hold a general meeting in order to pass an ordinary, an extraordinary, or a special resolution. Subject to provisions in the articles of the company, such resolutions may be passed in writing by unanimous approval. Our Memorandum and Articles of Association currently provide such provisions. Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Preemptive Rights. Under Gibraltar law, rights of pre-emption can be worked into the articles of association of the company. However, in the absence of such explicit rights, shareholders are not automatically entitled to benefit from preemptive rights. Our Articles do, however, have specific provisions creating rights of pre-emption. Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

Liability of Directors and Officers.

Pursuant to s. 224 of the Companies Act, in a limited company the liability of the directors or managers, or of the managing director, if so provided by the memorandum, may be unlimited, while s.225 of the Companies Act states that a limited company, if so authorized by its articles, may by special resolution, alter its memorandum so as to render unlimited the liability of its directors or managers, or of any managing director. Upon the passing of any such special resolution the provisions of the special resolution shall be as valid as if they had been original contained in the memorandum. However, s. 231 (1) states that subject to its provisions, any provision, whether contained in the articles of a company or in any contract with a company or otherwise, for exempting any director, manager or officer of the company from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company, shall be void. S. 231 (2) further states that nothing shall preclude:

●	Any person, not being the company, indemnifying any director, manager or officer of the company against any such liability as referred to in subsection (1);

●	A company from purchasing and maintaining for any director manager or officer of the company, or any person (whether an officer of the company or not) employed by the company as auditor, insurance against any such liability referred to in subsection (1);

A company from indemnifying any director, manager or officer of the company against any such liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application under s. 477 in which relief is granted to him by the court.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

●	any transaction from which the director derives an improper personal benefit.

Standard of Conduct for Directors. Under Gibraltar law, directors are subject to various common law duties. Director’s duties are not codified in Gibraltar and are not set in statute but derive from common law principles and case law. These significant duties and responsibilities include the following:

●	to act in good faith and in the best interest of the company;

●	to not allow their interests to conflict with those of the company; and

●	to act with due care and skill.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Voting Rights. Under Gibraltar law, the basic presumption is that each shareholder is entitled to one vote for each share held. However, the rights and entitlements attaching to shares of a Gibraltar company are set out in a company’s memorandum and articles of association which can be modified to denote the rights and entitlements attaching to each type of share in the company. Certain shares may be granted additional voting rights while others may only be entitled to financial remuneration and not voting rights. Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder of capital stock is entitled to one vote for each share of capital stock held by such stockholder, and blockchain assets are not considered capital stock unless expressly identified in the certificate of incorporation of the company.

Distribution of periodic reports to shareholders; proxy solicitation. Under the Companies Act, each company decides its own way of communicating with its shareholders, however shareholders have a right to request certain information from the company.

Quorum. Under the Companies Act, a company is entitled to determine in its memorandum of association and in its articles of association, the number of shareholders and percentage of holdings required for a quorum at a shareholders meeting. Our Articles and our memorandum of association, or the Memorandum, provides that two members present in person or by proxy shall constitute a quorum unless there shall at any time be one member in which event such member alone shall have the authority to transact the business of a general meeting.  An ordinary resolution of the members (or of a class of members) can be passed by members representing a simple majority (i.e. more than 50%) of the total voting rights of the members or, as the case may be, of the class of members. An extraordinary or special resolution of the members requires a majority of not less than 75% of those members at a general meeting of which notice specifying the terms of the resolution and the intention to propose the resolution as such a resolution has been given.

Nomination of our directors. Our directors are elected by an annual meeting of our shareholders to hold office until the next annual meeting following one year from his or her election. The nominations of directors, which are presented to our shareholders by our Board, are generally made by the Board itself, in accordance with the provisions of our Articles of Association and the Companies Act. Nominations need not be made by a nominating committee of our Board consisting solely of independent directors.

Compensation of officers. Under the Companies Act and our Memorandum and Articles of Association, compensation of our officers requires approval by, our Board and, at times, our shareholders. The Board will seek recommendations and approval from the Audit Committee.

Independent directors. A majority of the directors serving on our Board are to be “independent”, and in any case, we will at all times maintain a Board with at least two directors who are independent. We define independence using both the North American Securities Administrators Association (NASAA) Statement of Policy Regarding Corporate Securities Definitions and the UK Corporate Governance Code.

Gibraltar law does not require, nor do our independent directors conduct, regularly scheduled meetings at which only they are present.

Shareholder approval. We will seek shareholder approval for all corporate actions requiring such approval under the requirements of the Companies Act. The Companies Act sets our various matters requiring shareholder approval. Notable examples of this include any amendments to the company’s Memorandum and Articles of Association, any increase or reclassification of share capital and the issuance of dividends.

In particular, shareholder approval shall be generally required for: (i) an acquisition of shares/assets of another company that involves the issuance of 20% or more of the acquirer’s shares or voting rights or if a director, officer or 5% shareholder has greater than a 5% interest in the target company or the consideration to be received; (ii) the issuance of shares leading to a change of control; (iii) adoption/amendment of equity compensation arrangements; and (iv) issuances of 20% or more of the shares or voting rights (including securities convertible into, or exercisable for, equity) of a listed company via a private placement (and/or via sales by directors/officers/5% shareholders) if such equity is issued (or sold) at below the greater of the book or market value of shares.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

●	the approval of the board of directors; and

●	approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Mergers and similar arrangements. Under the Gibraltar law, there are various mechanisms to give effect to a merger or takeover. However, the most common way is pursuant to the provisions of the Companies Act by way of scheme of arrangement. The procedure for a scheme of arrangement is set out at Part VIII of the Companies Act.

In very general terms, a scheme of arrangement is a compromise or arrangement between a company and its members. Under a scheme to effect a merger, the shares in one Gibraltar company (target) would be exchanged by its shareholders for consideration shares and/or cash by another Gibraltar company.

A brief overview of the process is as follows:

●	Court order for holding meeting: an application may be made by a company or any member (or creditors) of such company to summon a meeting of members;

●	Statement to be circulated: Where a meeting is summoned, the notice of such meeting which is sent to members must include a statement explaining the proposed arrangement and disclosing any material interests of the directors of the company, whether as directors or as members or as creditors of the company or otherwise;

●	Approval of members of merging companies: The scheme is conditional on, amongst other things, the approval by shareholders; the statutory majority required to approve the scheme at the meeting is a 75% majority of those shareholders who are present and vote in person or who vote by proxy or at any adjournment thereof;

●	Petition to the Court: Upon approval of a majority of shareholders, an application must then be made to Court by way of petition seeking the Court’s sanction of the scheme. As part of this application, the Court will need to be satisfied that the requisite approval of the shareholders has been duly sought and obtained in accordance with the necessary legal processes. If the Court is satisfied in this regard, it may then, either by order sanctioning the arrangement or by imposing certain conditions for the implementation of the scheme or by any subsequent order, make provision for the amalgamation of the relevant companies.

●	Delivery of the Order to the Registrar: When issued by the Court, the order sanctioning the scheme will need to be delivered to with the Register of Companies for registration and, it is upon such delivery and registration that the scheme will become effective; a copy of such order must be delivered to the Registrar within 7 days after its making. The entire process can take between 4 and 8 months.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation. Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded annually and accrue at 5% over the Federal Reserve discount rate.

Approval of Related Party Transactions. All related party transactions must be disclosed to the Company for approval.

Transactions with interested shareholders. Delaware law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Companies Act has no direct comparison, but it is worth noting that certain common law provisions relating, for example, to conflicts of interest and similar considerations, may depending on the facts, apply under Gibraltar law.

Committees of the Board of Directors

Gibraltar companies are not required to establish any sub committees of the Board. Nevertheless, they have the power to create such subcommittees and delegate responsibilities and oversight accordingly. Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors. The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

Our Board intends to establish two committees: (1) an audit committee, and (2) a compensation committee, the members of each will be appointed by our Board prior to the consummation of this offering.

Audit Committee

Our Board has adopted terms of reference for an audit committee, as customary for public companies. The audit committee will be comprised of three members of the Board. The audit committee will have primary responsibility for monitoring the quality of internal controls and ensuring that the financial performance of the Company is properly measured and reported on. It will receive and review reports from our management and auditors relating to the interim and annual accounts and the accounting and internal control systems in use throughout the Company. The audit committee will meet not less than once in each financial year and at such other times as circumstances require.

Our Board of Directors has adopted an audit committee charter to be effective upon the consummation of this offering, which sets forth the responsibilities of the audit committee consistent with SEC rules and regulations governing audit committee members, including the following:

●	considering and making recommendations to our Board on our financial statements, reviewing and discussing the financial statements and presenting its recommendations with respect to the financial statements to the Board prior to the approval of the financial statements by our Board;

●	oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the Board in accordance with Gibraltar law;

●	recommending the engagement or termination of the person filling the office of our internal auditor, reviewing the services provided by our internal auditor and reviewing effectiveness of our system of internal control over financial reporting;

●	recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our Board; and

●	reviewing and monitoring, if applicable, legal matters with significant impact, finding of regulatory authorities’ findings, receive reports regarding irregularities and legal compliance, acting according to “whistleblower policy” and recommend to our Board if so required, and oversee our policies and procedures regarding compliance to applicable financial and accounting related standards, rules and regulations.

Although not required under Gibraltar law, the members of our audit committee will each be independent in accordance with the independence standard that is applied to non-investment company issuers under Rule 10A-3 of the Exchange Act. All members of our audit committee will be financially literate.

Remuneration (Compensation) Committee

Although not required under Gibraltar law, our Board has also adopted terms of reference for a compensation committee and SEC rules and regulations. The members of our compensation committee will each be independent in accordance with the independence standard under Rule 10C-1 of the Exchange Act. The compensation committee will review the performance of management and make recommendations to our Board on matters relating to their remuneration and terms of employment.

Nominating Committee

It is not required under Gibraltar law to establish a nomination committee for a Gibraltar company. We do not have a nominating committee, as our Board does not consider it appropriate to establish such a committee at this stage of the development of our business.

Role of Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes and business strategy. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations, to discusses strategic and operational risks at regular management meetings, and to conduct specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management will review these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and present the steps taken by management to mitigate or eliminate such risks.

Appointment of Secretary

Subject to the provisions of the Companies Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

Family Relationships

There are no family relationships between any members of our executive management and our directors.

Approval of Related Party Transactions

General

Under Gibraltar law, related party transactions need to be disclosed to the board as such before the transaction. Details on the transaction will appear as related party transactions in the notes of the accounts of the Company.

Under the Companies Act, we may approve an action by an office holder from which the office holder would otherwise have to refrain, as described above, if:

●	the office holder acts in good faith and the act or its approval does not cause harm to the company; and

●	the office holder disclosed the nature of his or her interest in the transaction (including any significant fact or document) to the company at a reasonable time before the company’s approval of such matter.

Duty to Disclose Personal Interests

As set out above, under Gibraltar law directors of the company have various common law and fiduciary duties to the company. These duties are not codified in the Companies Act but are wide ranging and include a duty to not to allow their interests to conflict with those of the company. They are therefore required to promptly disclose any direct or indirect personal interest that he or she may have and all related material information known to him or her relating to any existing or proposed transaction by the company.

All arrangements as to compensation and indemnification or insurance of office holders require approval of the compensation committee and Board of Directors, and compensation of office holders who are directors must be also approved, subject to certain exceptions, by the shareholders, in that order. If shareholders of a company do not approve the compensation terms of office holders, other than directors, the compensation committee and Board of Directors may override the shareholders’ decision, subject to certain conditions.

Exculpation and Indemnification of Directors and Officers Indemnities

The general common law position that a company can indemnify its directors has been circumscribed in Gibraltar by statutory enactment. Section 231 of the Companies Act imposes certain limits on the extent and scope of indemnification relieving directors of indemnification under Gibraltar law. Section 231(1) prohibits indemnification for liability arising from their own negligence, default, breach of duty or breach of trust. A provision in the articles of a company or a specific contract seeking to provide such indemnification is void. However, it follows that apart from such restrictions, directors can in certain circumstances be indemnified (i.e. for matters not expressly prohibited).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Insurance

Under our Articles, the directors may decide to purchase and maintain insurance, at the expense of the company, for the benefit of any relevant director in respect of any relevant loss. In this paragraph: (a) a “relevant director” means any director or former director of the company or an associated company, (b) a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the company, any associated company or any pension fund or employees’ share scheme of the company or associated company, and (c) companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

Code of Business Ethics

We have adopted a Code of Business Ethics applicable to all of our directors and employees, including our chief executive officer, chief financial officer, controller or principal accounting officer, and other persons performing similar functions, which is a “code of ethics” as defined in Item 16B of Form 20-F promulgated by the Securities and Exchange Commission. This Code shall be effective subject to and upon the consummation of the Offering. Upon the effectiveness of the registration statement of which this prospectus forms a part, the full text of the Code of Business Ethics will be posted on our website at INX.co. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. If we make any amendment to the Code of Business Ethics or grant any waivers, including any implicit waiver, from a provision of the code of ethics, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the Securities and Exchange Commission. Under Item 16B of the SEC’s Form 20-F, if a waiver or amendment of the Code of Business Ethics applies to our principal executive officer, principal financial officer, principal accounting officer, or controller and relates to standards promoting any of the values described in Item 16B(b) of such Form 20-F, we will disclose such waiver or amendment on our website in accordance with the requirements of Instruction 4 to such Item 16B.

Compensation of Senior Management and Directors

Neither our senior management nor our directors received compensation for the year ended December 31, 2017. Our senior management and our directors received $461,000, $1,062,000 and $716,000 in compensation for six months ended June 30, 2020, and the for years ended December 31, 2019 and 2018, respectively.

For additional information, see “Business – Material Agreements – Material Service Agreements” and “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management.”

On December 29, 2017, the Company’s board of directors approved a resolution to reserve 417,000 ordinary shares of the Company for the purpose of an Share Ownership and Option Plan and future grants to employees and consultants as the board of directors may approve from time to time. As of the date hereof, no plan has been adopted and no grants have been made.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of the material terms of those transactions with related parties to which we are party to date.

Relationships and Transactions with Directors and Executive Officers

Mr. James Crossley

Transactions Involving the Company’s Securities

Under a Services Agreement, dated March 8, 2018 between Bentley Limited and the Company (as amended on August 1, 2018), Bentley Limited received the option to purchase 10,000 INX Tokens per month at the price of $0.01 per Token, subject to a maximum of 100,000 INX Tokens. Options to purchase INX Tokens granted pursuant to the Bentley Services Agreement were exercised for the maximum amount. On January 7, 2019, the Bentley Services Agreement was amended to include the grant of options to Bentley Limited to purchase additional 7,500 INX Tokens per month at the price of $0.01 per Token. The Bentley Option Rights commenced on December 1, 2018 and shall lapse on the first of the month in which the Company raises $10,000,000 in a public offering of INX Tokens.

Management, Services or Consulting Agreement

Bentley Limited has entered into a written services agreement with our Company, pursuant to which Mr. Crossley provides services to the Company as a member of the Board of Directors. See “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management”

Mr. David Weild

Transactions Involving the Company’s Securities

Under the Weild Engagement Letter, Mr. Weild will receive a monthly issuance of 3,500 INX Tokens per month in consideration for $0.01 per Token, as well as an option to purchase 350,000 INX Tokens at a price of $0.01 per Token.

Management, Services or Consulting Agreement

Mr. Weild has entered into a written services agreement with our Company, pursuant to which Mr. Weild provides services to the Company as a member of the Board of Directors. See “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management”

Mr. Alan Silbert

Transactions Involving the Company’s Securities

Under the Silbert Employment Agreement, six months following the effectiveness of the registration statement in connection with this offering, Mr. Silbert shall be granted an option to purchase 500,000 INX Tokens at a price of $0.01 per Token.

Under the Silbert Employment Agreement, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Silbert shall receive an option to purchase 287,290 Ordinary Shares of the Company constituting 3% of the share capital of the Company on a fully diluted basis at the date of the Silbert Employment Agreement, at a price per share equal to its fair value at the grant date, which will be the date of the adoption of a Share Ownership and Option Plan. 25% of the option shares will vest upon each anniversary of Mr. Silbert’s employment with INX Services, such that the options will be fully vested and exercisable upon the 4th anniversary of such employment.

Management, Services or Consulting Agreement

Mr. Silbert has entered into a written employment agreement with INX Services, pursuant to which he provides services to as a member of the Board of Directors of the Company as the Executive Managing Director of U.S. Operations for INX Services. See “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management.”

Mr. Shy Datika

Transactions Involving the Company’s Securities

Under a Share Purchase Agreement, dated September 26, 2017, between the Company and Triple-V (1999) Ltd., a company wholly owned by Mr. Shy Datika, one of our founders, our controlling shareholder and President, the Company issued to Triple-V (1999) Ltd. 3,356,666 ordinary shares of the Company, par value of GBP 0.001 (each an “Ordinary Share”), in consideration of $446,875. See “Principal Shareholders”.

Under the Share Purchase Agreement, the Company also issued to Triple-V 9,435,939 INX Tokens at a price of $0.01 per INX Token.

On April 25, 2019, Mr. Datika invested an additional $150,000 in the Company pursuant to a Simple Agreement for Future Equity (the “SAFE”). Pursuant to the terms of the SAFE, upon consummation of an investment round (in shares of capital stock of the Company) in the amount of not less than $2 million (in addition to the funds raised under the SAFEs) (a “Qualifying Financing”), the funds raised under the SAFE would have automatically been converted into the same class of shares of capital stock as those issued in the Qualifying Financing at a price per share equal to the lower of: (i) a 25% discount on the base (undiscounted) price per share of the Qualifying Financing; and (ii) US$ 1.367 (the “Default Price”). A Qualified Financing was not consummated before April 25, 2020, and thus the funds raised under the SAFE were automatically converted into Ordinary Shares at a price per share equal to the Default Price. Hence, under the terms of the SAFE, on April 25, 2020, Mr. Datika received 109,729 Ordinary Shares.

The foregoing description of the SAFE executed between Mr. Datika and the Company summarizes the material terms of the SAFE, but is not a complete description. For more details, you should reference to the full text of the SAFE executed between Mr. Datika and the Company, which is attached as Exhibit 10.29 hereto, and is incorporated herein by reference.

On August 30, 2019 and November 29, 2019, Mr. Datika invested in the aggregate an additional $250,000 in the Company pursuant to Simple Agreements for Future Equity (the “Second SAFE”). The Second SAFE will also be automatically converted into the same class of shares of capital stock as those issued in the Qualifying Financing at a price per share equal to the lower of, 25% discount on the base (undiscounted) price per share of the Qualifying Financing, and $1.367 per share. If a Qualified Financing is not consummated within 12 months commencing as of the Effective Date (as such term is defined in the Second SAFE), the funds will automatically be converted at a price per share of $1.367. Hence, the SAFE will have an anti-dilutive impact on the Qualifying Financing as the number of shares issued pursuant to the SAFE will increase relative to a decrease in the price per share of such Qualifying Financing. Notwithstanding an increased valuation, and thus increased price per share, of a Qualifying Financing, Mr. Datika is entitled to a minimum of 182,882 Ordinary Shares.

In addition to the shares issued to the investors upon conversion of the Second SAFE, upon such conversion the Second SAFE investors shall be entitled to an option to purchase additional shares, in the same amount and from the same class of the shares issued to them upon conversion of their investment under the Second SAFE, for an exercise price of $1.953 per share. This option shall be valid for a period of 36 months commencing as of the Effective Date.

A Qualified Financing was not consummated before August 30, 2020, and thus the funds raised under the SAFE were automatically converted into Ordinary Shares at a price per share equal to $1.367. Hence, under the terms of one of the Second SAFEs, on August 30, 2020, Mr. Datika received 146,305 Ordinary Shares and Mr. Datika will be entitled to an option to purchase 146,305 Ordinary Shares for an exercise price of $1.953 per share.

The foregoing description of the Second SAFEs summarizes the material terms of the Second SAFE, but is not a complete description. For more details, you should reference to the full text of the Second SAFE executed between Mr. Datika and the Company and Triple-V (1999) Ltd. and the Company, which are attached as Exhibits 10.31 and 10.32 hereto, and is incorporated herein by reference.

On January 31, 2020 and March 31, 2020, Mr. Datika invested in the aggregate an additional $100,000 in the Company pursuant to Simple Agreements for Future Equity (the “Third”). The Third SAFE will also be automatically converted into the same class of shares of capital stock as those issued in the Qualifying Financing at a price per share equal to the lower of, 25% discount on the base (undiscounted) price per share of the Qualifying Financing, and $1.526 per share. If a Qualified Financing is not consummated within 12 months commencing as of the Effective Date (as such term is defined in the Third SAFE), the funds will automatically be converted at a price per share of $1.526. Hence, the SAFE will have an anti-dilutive impact on the Qualifying Financing as the number of shares issued pursuant to the SAFE will increase relative to a decrease in the price per share of such Qualifying Financing. Notwithstanding an increased valuation, and thus increased price per share, of a Qualifying Financing, Mr. Datika is entitled to a minimum of 65,530 Ordinary Shares.

In addition to the shares issued to the investors upon conversion of the Third SAFE, the Third SAFE investors shall be entitled to an option to purchase additional identical number of shares, from the same class of the shares issued to them upon conversion of their investment under the Third SAFE, for an exercise price of $1.696 per share. This option shall be valid for a period of 36 months commencing as of the Effective Date.

The foregoing description of the Third SAFE summarizes the material terms of the Third SAFE, but is not a complete description. For more details, you should reference to the full text of the Third SAFEs executed between Mr. Datika and the Company, which are attached as Exhibits 10.35 and 10.37 hereto, and is incorporated herein by reference.

Management, Services or Consulting Agreement

Triple-V (1999) Ltd. has entered into a written services agreement with our Company, pursuant to which Mr. Datika provides services to the Company as shall be determined by our Board of Directors. See “Business – Material Agreements – Material Service Agreements.”

Mr. Oran Mordechai

Management, Services or Consulting Agreement

Insight Finance Ltd. has entered into a written services agreement with our Company, pursuant to which Mr. Mordechai provides services to the Company as its Chief Financial Officer. See “Business – Material Agreements – Material Service Agreements.”

Ms. Maia Naor

Transactions Involving the Company’s Securities

Under a Loan Agreement, dated November 27, 2017, between the Company and Ms. Naor, our VP Product, the Company borrowed $40,635 from Ms. Naor. The term of the loan is five years, and the outstanding balance shall become due and payable on the five-year anniversary of the Naor Loan Agreement or upon the sooner of an IPO or a Deemed Liquidation Event (as such terms are defined in the Company’s Articles of Association). The interest rate on the principal of the loan is an annual rate of 2% compounded annually (subject to adjustment from time to time by the applicable Income Tax Ordinance).

Pursuant to the Loan Agreement, Ms. Naor is entitled, at any time and at her sole discretion, to convert outstanding principal and interest amounts of the loan agreement into 333,333 Ordinary Shares.

Under the terms of the Loan Agreement, Ms. Naor purchased 937,499 INX Tokens issued by the Company at a price of $0.01 per INX Token.

“Business – Material Agreements – Convertible Loan Agreements”

Management, Services or Consulting Agreement

The Company has entered into a services agreement with Shiran, an Israeli private company, pursuant to which Ms. Naor shall provide services to the Company as VP Product. Ms. Naor’s services to the Company are rendered solely through Shiran. Prior to that, Ms. Naor provided services to the Company pursuant to a services agreement directly with Ms. Maor. See “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management”

Mr. Jonathan Azeroual

Transactions Involving the Company’s Securities

Under a Share Purchase Agreement, dated September 27, 2017, between the Company and Mr. Jonathan Azeroual, our Vice President, Blockchain Asset Strategy, the Company issued to Mr. Azeroual 377,500 Ordinary Shares in consideration of GBP 377.50. On January 7, 2019, the Board of Directors of the Company approved the issuance to Mr. Azeroual of 33,391 Ordinary Shares in consideration of $34,860. See “Principal Shareholders”.

Under the Share Purchase Agreement the Company also issued 750,000 INX Tokens to Mr. Azeroual at a price of $0.01 per Token.

Management, Services or Consulting Agreement

Mr. Azeroual has entered into a written services agreement with our Company, pursuant to which he provides services to the Company as its Vice President, Blockchain Asset Strategy. See “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management”

Mr. Douglas Borthwick

Transactions Involving the Company’s Securities

Under the Borthwick Employment Agreement, Mr. Borthwick was granted an option to purchase 103,929 INX Tokens at an exercise price of $0.065 per INX Token. Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Borthwick shall be entitled to a one-time bonus in the amount of $200,000 and an option to purchase additional 259,821 INX Tokens at an exercise price of $0.065 per INX Token.

Under the Borthwick Employment Agreement, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Borthwick shall receive an option to purchase Ordinary Shares of the Company constituting 1.5% of the share capital of the Company on a fully diluted basis, at a price per share equal to the fair market value per share. 50% of the option shares will vest on the effective date of the Borthwick Employment Agreement. Thereafter, on each anniversary of Mr. Borthwick’s employment with INX Services, 1/3 of the remaining unvested portion of the options shall vest, such that, subject to the continuous engagement of Mr. Borthwick with the Company at such time, the options will be fully vested and exercisable upon the 3rd anniversary of such employment.

Management, Services or Consulting Agreement

Mr. Borthwick has entered into a written employment agreement with INX Services, pursuant to which he provides services as the Chief Marketing and Business Development Officer of INX Services for INX Services. See “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management.”

Mr. Paz Diamant

Transactions Involving the Company’s Securities

Pursuant to the Diamant Services Agreement, during each month between the effective date of the Diamant Services Agreement until the month that is two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant will be entitled to an option to 10,000 INX Tokens per month, at the price of $0.08 per Token. Two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant shall be entitled to an option to purchase 20,000 INX Tokens at an exercise price of $0.08 per INX Token. Upon entering into the Diamant Employment Agreement, Mr. Diamant shall be entitled to an option to purchase an additional 200,000 INX Tokens at an exercise price of $0.08 per INX Token. The options granted under the Diamant Employment Agreement shall vest, subject to Mr. Diamant’s continued employment with the Company, over four years in equal amounts on each of the first four anniversaries of the effective date of the Diamant Employment Agreement.

In addition, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Diamant shall receive an option to purchase 67,158 Ordinary Shares of the Company, at a price per share equal to its fair value at the grant date. 20% of the option shares will vest on the first anniversary of the grant date. Thereafter, 5% of the options shares vest at the end of each quarter during the four (4) years after the first anniversary of the grant date, such that the options will be fully vested and exercisable upon the 5th anniversary of the grant date. The option to purchase Ordinary Shares is subject to the continued employment of Mr. Diamant with the Company.

Management, Services or Consulting Agreement

Mr. Diamant has entered into a written services agreement with the Company, pursuant to which he provides services as its Chief Technology Officer. See “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management.”

Agreements with Other Interested Parties

Under the Founders’ Agreement, dated September 26, 2017, between A-Labs Finance and Advisory Ltd., a private company incorporated under the laws of the state of Israel, which is controlled by Mr. Doron Cohen, and Triple-V (1999) Ltd., which agreement has been ratified by our Company, A-Labs entitled to an allocation of 1,120,000 Ordinary Shares. In addition, pursuant to the Founders’ Agreement, A-Labs is entitled to appoint, remove or replace one board member of the Company. See “Business – Material Agreements – Founders’ Agreement.”

The Company and A-Labs Finance and Advisory Ltd., a limited liability company registered under the laws of the state of Israel, entered into the A-Labs Engagement Agreement. See “Business – Material Agreements – Material Service Agreements” for a summary of the A-Labs Engagement Agreement.

On January 7, 2019, the Board of Directors of the Company approved the issuance to A-Labs of 47,893 Ordinary Shares in consideration of $50,000.

On April 25, 2019, A-Labs invested an additional $100,000 in the Company pursuant to a SAFE dated as of such date. On April 25, 2020, under the terms of the SAFE, A-Labs received 73,152 Ordinary Shares. See “Certain Relationships and Related Party Transactions – Relationships and Transactions with Directors and Executive Officers – Mr. Shy Datika – Transactions Involving the Company’s Securities” for a summary of the material terms of the SAFE.

On March 7, 2020, A-Labs invested an additional $30,000 in the Company pursuant to a Third SAFE dated as of such date. Under the terms of the Third SAFE, A-Labs is entitled to a minimum of 19,659 Ordinary Shares. See “Certain Relationships and Related Party Transactions – Relationships and Transactions with Directors and Executive Officers – Mr. Shy Datika – Transactions Involving the Company’s Securities” for a summary of the material terms of the SAFE and Third SAFE.

The foregoing descriptions of the SAFE and Third SAFE executed between A-Labs and the Company summarizes the material terms of the SAFE and Third SAFE, but are not complete descriptions. For more details, you should reference to the full text of the SAFE and Third SAFE executed between A-Labs and the Company, which are attached as Exhibits 10.30 and 10.36 hereto, which are attached as Exhibits 10.30 and 10.36 incorporated herein by reference.

Resale Registration

Prior to the Offering, the Company has issued 18,944,562 INX Tokens (the “Original Token Issuance”). In addition, the Company has committed to issue up to 6,144,250 INX Tokens (based on our initial public offering price of $0.90 per Token and excluding grants of INX Tokens as a monthly remuneration to certain directors) within the first year after this offering to directors, executive officers, employees, lenders, service providers and investors. See “Dilution.” These INX Tokens issued during the Original Token Issuance will not be registered as part of this offering. We intend to file one or more registration statements to register for re-sale the INX Tokens issued as part of the Original Token Issuance, including, if we become eligible, registration on a Form F-3 registration statement. We also intend to file a registration statement on Form S-8 under the Securities Act to register INX Tokens reserved for future sales and issuances to applicable employees and advisors of the Company upon terms to be determined and approved by the Company’s Board of Directors.

However, the Company may not be eligible to use these registration statements, may experience delays in preparing these registration statements or having these registration statements declared effective, or may not succeed in selling additional INX Tokens, either in registered offerings or offerings that are exempt from registration.

PRINCIPAL SHAREHOLDERS

As of August 12, 2020, 11,725,779 of our ordinary shares are outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, and include shares subject to options and warrants that are exercisable within 60 days from the date of this registration statement. Such shares are also deemed outstanding for purposes of computing the percentage ownership of the person holding the option, but not the percentage ownership of any other person. As of August 12, 2020, 13.89% of our outstanding ordinary shares are held of record by U.S. Persons.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under community property laws. None of our shareholders has informed us that he, she, or it is affiliated with a registered broker-dealer or is in the business of underwriting securities. None of our shareholders has different voting rights from other shareholders.

	Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned

5% Shareholders
Yitshak Rafaeli (1)	1,837,886	15.67%
Doron Cohen (2)	1,241,045	10.58%
Riccardo Spagni (3)	885,057	7.55%
Meni Benish (4)	819,299	6.93%

Senior Management and Directors (5)
Shy Datika (6)	3,759,005	31.28%
Oran Mordechai	0	*
Maia Naor (7)	333,333	2.76%
Jonathan Azeroual	410,891	3.50%
James Crossley	0	*
Alan Silbert (8)	0	*
Douglas Borthwick (9)	0	*
Paz Diamant (10)	0	*
David Weild	0	*
Nicholas Thadaney	0	*
Haim Ashar	0	*
Thomas Lewis	0	*
Rafael Rafaeli	0	*
All of the senior management and directors as a group (13 persons)	4,503,229	36.46%

*	Less than 1%

(1)	Mr. Rafaeli holds 1,837,886 ordinary shares of the Company. The address of Mr. Rafaeli is 5 Shoham St., Ramat-Gan, Israel.

(2)	Mr. Cohen holds 1,241,045 ordinary shares of the Company through A-Labs Finance and Advisory Ltd., a private company incorporated under the laws of Israel, of which Mr. Cohen is the controlling shareholder. In addition, on March 7, 2020, A-Labs invested an additional $30,000 in the Company pursuant to a Third SAFE. Under the terms of the Third SAFE, A-Labs is entitled to a minimum of 19,659 Ordinary Shares. See “Certain Relationships and Related Party Transactions – Agreements with Other Interested Parties” for a summary of the material terms of the Third SAFE. The address of A-Labs Finance and Advisory Ltd. is 18 Duvdevan Street, Kadima, Israel.

(3)	Mr. Spagni holds 885,057 ordinary shares of the Company in accordance with the terms and conditions of the Subscription Agreement dated April 30, 2018. The address of Mr. Spagni is c/o MBE_YSI, v. Badazzole 24, Montichiari, Italy.

(4)	Mr. Benish holds 725,043 ordinary shares of the Company. In addition, on August 30, 2019, Mr. Benish invested an additional $64,424 in the Company pursuant to a Second SAFE. Under the terms of the Second SAFE, Mr. Benish is entitled to a minimum of 47,128 Ordinary Shares. On August 30, 2020, the funds raised under the Second SAFE automatically converted into 47,128 Ordinary Shares and Mr. Benish was granted an option to purchase 47,128 Ordinary Shares for an exercise price of $1.953 per share. The address of Mr. Benish is Ogrit 13, Tel-Aviv, Israel.

(5)	The address of Senior Management and Directors is INX Limited’s registered office at Unit 1.02, 1st Floor, 6 Bayside Road, Gibraltar, GX11 1AA.

(6)	Mr. Datika, one of our founders, our controlling shareholder and President, holds 3,466,395 ordinary shares of the Company through Triple-V (1999) Ltd., a private company incorporated under the laws of Israel, of which Mr. Datika is the sole shareholder. In addition, on August 30, 2019, November 29, 2019, January 31, 2020 and March 31, 2020, Mr. Datika invested an additional $200,000, $50,000, $75,000 and $25,000, respectively, in the Company pursuant to two Second SAFEs and a two Third SAFEs. Under the terms of the Second SAFEs and Third SAFE, Mr. Datika is entitled to a minimum of 182,882 and 65,530 Ordinary Shares, respectively. On August 30, 2020, the funds raised under the first of the Second SAFEs automatically converted into 146,305 Ordinary Shares and Mr. Datika was granted an option to purchase 146,305 Ordinary Shares for an exercise price of $1.953 per share. See “Certain Relationships and Related Party Transactions – Relationships and Transactions with Directors and Executive Officers – Mr. Shy Datika – Transactions Involving the Company’s Securities” for a summary of the material terms of the Second SAFEs and Third SAFE.

(7)	Ms. Naor, our VP Product, is entitled, under a convertible loan agreement to convert the loan, at her discretion, to 333,333 ordinary shares of the Company. See “Certain Relationships and Related Party Transactions— Agreements with Directors and Senior Management.”

(8)	Mr. Silbert, a director of the Company and Executive Managing Director of INX Services, shall receive, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, an option to purchase 287,290 Ordinary Shares of the Company, at a price per share equal to the fair market value per share at the grant date. See “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management.”

(9)	Mr. Borthwick, Chief Marketing and Business Development Officer of INX Services, shall receive, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, an option to purchase 194,937 Ordinary Shares of the Company, at a price per share equal to its fair value at the grant date, which will be the date of the adoption of a Share Ownership and Option Plan. See “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management.”

(10)	Mr. Diamant, our Chief Technology Officer, shall receive, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, an option to purchase 67,158 Ordinary Shares of the Company, at a price per share equal to its fair value at the grant date. See “Business – Material Agreements – Management Agreements with Executive Officers and Senior Management.”

In addition, the following table sets forth information with respect to the outstanding beneficial ownership of INX Tokens as of August 12, 2020 by:

●	each of our executive officers and directors;

●	each person or entity known by us to beneficially own more than 5% of our outstanding shares; and

●	all of our senior management and directors as a group.

	INX Tokens Beneficially Owned	Percentage of INX Tokens Beneficially Owned
5% Shareholders
Yitshak Rafaeli (1)	293,000	1.55%
Doron Cohen (2)	4,550,000	24.03%
Riccardo Spagni	0	*
Meni Benish (3)	175,000	*

Senior Management and Directors
Shy Datika (4)	9,435,939	49.83%
Oran Mordechai	0	*
Maia Naor	937,499	4.95%
Jonathan Azeroual	750,000	3.96%
James Crossley (5)	264,000	1.40%
Alan Silbert (6)	0	*
Douglas Borthwick (7)	0	*
Paz Diamant (8)	20,000	*
David Weild (9)	0	*
Nicholas Thadaney (10)	0	*
Haim Ashar (11)	0	*
Thomas Lewis (12)	0	*
Rafael Rafaeli	0	*
All of the senior management and directors as a group (14 persons)	11,408,438	60.11%

* Less than 1%

(1)	Mr. Rafaeli holds 293,000 INX Tokens and is entitled to a number of INX Tokens equal to $293,000 divided by the purchase price of this offering or the average price of the Company’s unregistered sales of INX Tokens, however in no event shall the number of Tokens be greater than 2% of the INX Tokens sold in this offering.

(2)	Mr. Cohen holds 4,550,000 INX Tokens through A-Labs Finance and Advisory Ltd., a private company incorporated under the laws of Israel, of which Mr. Cohen is the controlling shareholder.

(3)	Mr. Benish holds 175,000 INX Tokens and is entitled to a number of INX Tokens equal to $175,000 divided by the purchase price of this offering or the average price of the Company’s unregistered sales of INX Tokens, however in no event shall the number of Tokens be greater than 2% of the INX Tokens sold in this offering.

(4)	Mr. Datika, one of our founders, our controlling shareholder and President, holds 9,435,939 INX Tokens through Triple V (1999) Ltd., a private company incorporated under the laws of Israel, of which Mr. Datika is the sole shareholder.

(5)	Mr. Crossley, a director of the Company, holds 250,000 INX Tokens and is entitled to an option to purchase an additional 7,500 INX Tokens per month until the first of the month in which the Company raises $10,000,000 in a public offering of INX Tokens.

(6)	Six months following the effectiveness of the registration statement in connection with this offering, Mr. Silbert shall be granted an option to purchase 500,000 INX Tokens at a price of $0.01 per Token.

(7)	Mr. Borthwick is entitled to an option to purchase 103,929 INX Tokens. In addition, six months following the effectiveness of the registration statement in connection with this offering, Mr. Borthwick shall be granted an option to purchase an additional 259,821 INX Tokens. Under both options, the exercise price is $0.065 per INX Token.

(8)	Pursuant to the Diamant Services Agreement, during each month between the effective date of the Diamant Services Agreement until the month that is two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant will be entitled to an option to 10,000 INX Tokens per month, at the price of $0.08 per Token. Two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant shall be granted an option to purchase 20,000 INX Tokens at a price of $0.08 per Token. Upon entering into the Diamant Employment Agreement, Mr. Diamant shall be entitled to an option to purchase an additional 200,000 INX Tokens at an exercise price of $0.08 per INX Token.

(9)	Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Weild shall be granted an option to purchase 350,000 INX Tokens at a price of $0.01 per Token.

(10)	Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Thadaney shall be granted: an option to purchase 350,000 INX Tokens at a price of $0.01 per Token and a monthly Token fee of 3,500 Tokens per month of services to the Company.

(11)	Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Ashar shall be granted an option to purchase 350,000 INX Tokens at a price of $0.01 per Token and a monthly Token fee of 3,500 Tokens per month of services to the Company.

(12)	Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Lewis shall be granted an option to purchase 350,000 INX Tokens at a price of $0.01 per Token and a monthly Token fee of 3,500 Tokens per month of services to the Company.

DESCRIPTION OF OUR MEMORANDUM AND ARTICLES OF ASSOCIATION

The following description of our Memorandum and Articles of Association are summaries and do not purport to be complete.

General

On November 27, 2017, the Company was incorporated as a private company limited by shares under the Gibraltar Companies Act. The Company was incorporated under the name “INX Holdings Ltd.” On December 17, 2017 the Company changed its name to its current name, INX Limited. The Company is governed by its Memorandum and Articles of Association and the principal legislation under which it operates is the Gibraltar Companies Act

Share History

Our authorized nominal share capital is GBP 100,000.00 divided into 100,000,000 Ordinary Shares of GBP 0.001 each. Our issued nominal share capital is currently GBP 5,199.999 divided into 5,199,999 ordinary shares of GBP 0.001 each. See “Certain Relationships and Related Party Transactions—Issuances of Securities over the Past Three Years.”

Registration Number and Purposes of the Company

Our purpose includes engaging in any and/or every lawful purpose. Our Gibraltar company number is 116544. Our registered office in Gibraltar is at currently located at Unit 1.02, 1st Floor, 6 Bayside Road, Gibraltar, GX11 1AA. Our registered agent in Gibraltar is Hassans International Law Firm Limited at Madison Building, Midtown, Queensway, Gibraltar GX11 1AA.

Private Company

Notwithstanding the offering of INX Tokens under this prospectus, the company is (and remains) a “private company” within the meaning of the Act, and accordingly the following provisions shall have effect: (a) The company shall not offer any of its shares or debentures to the public for subscription; and (b) The right to transfer shares in the company shall be restricted in the manner hereinafter provided.

Liability of Members

The liability of the members is limited to the amount, if any, unpaid on the shares held.

Dividend and Liquidation Rights

The Company may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Act and our Articles, dividend distributions are recommended by the Board and approved by an ordinary resolution of the shareholders of a Company. The amount of such dividend may not exceed the amount recommended by the directors. Dividends may not be paid otherwise than out of the Company’s distributable reserves. The Companies Act contains a definition of “distributable profits” (applicable only to certain sections of the Companies Act) which states that distributable profits shall consist of “those profits out of which the company could lawfully make a distribution.” A company cannot lawfully make a distribution out of share capital, and therefore any amount allocated to share capital cannot be included within the definition of “distributable profits and reserves.” Based on guidance in the form of pre-1980 case law from England and Wales, which cases have been incorporated into the common law of Gibraltar, distributable profits and reserves of a company are limited to income and profits arising from the business of the company. The Company does not consider the cash proceeds raised by the Company from a capital raise, such as the sale of INX Tokens in this offering, or the profits or losses arising from the fair value adjustment of INX Tokens and derivative liabilities to be distributable profits under the Companies Act and the Company’s Articles of Association. Therefore, the Company will not consider these amounts when calculating distributable profits from which it may pay dividends.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

With respect to non-exculpation of a director from liability arising out of a prohibited dividend or distribution to shareholders see “Management—Approval of Related Party Transactions—Exculpation, Insurance and Indemnification of Directors and Officers.”

Exchange Controls

There are currently no currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Gibraltar.

Shareholder Meetings

The Company will call annual general meetings pursuant to the provisions of its articles in accordance with the Companies Act. The Company’s Board may call extraordinary general meetings whenever they see fit in accordance with the provisions of the Companies Act and the articles of association. A meeting of the Company, other than a meeting for the passing of a special resolution, may be called by 7 days’ prior written notice. A meeting of the Company for the passing of a special resolution may be called by giving at least 21 days’ prior written notice and specifying in the notice the resolution that will be proposed as a special resolution.

Subject to the provisions of the Companies Act and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting.

Two members present in person or by proxy shall be a quorum unless there shall at any time be one member in which event such member alone shall have the authority to transact the business of a general meeting and shall do so by written resolution.

Shareholder decisions may also be taken via written consent in lieu of a meeting if such resolution is signed by all members of the company who would be entitled to vote if that resolution were submitted to a general meeting.

Voting Rights

All ordinary shares issued and outstanding have identical voting and other rights in all respects.

Election of Directors

See “Management— Board Composition; Powers, Duties and Responsibilities — Election of Directors; Independent Board Members.”

Our Articles of Association provide that, upon the effectiveness of the registration statement of which this prospectus is a part, the Company shall maintain a Board consisting of a majority of independent directors, as defined by the NASAA Statements of Policy and the UK Corporate Governance Code. Further, our Articles of Association state that, in addition to any obligation, duty or consideration imposed on them by law, independent directors shall be required to consider the interests of token holders in determining whether to approve or disapprove of the following events:

(1)       a transaction with an Affiliate (as such term is defined in the Articles);

(2)       a Deemed Liquidation (as such term is defined in the Articles); and

(3)       an Insolvency (as such term is defined in the Articles).

Our Articles of Association define an “affiliate” as a person who, directly or indirectly, Controls, is Controlled by, or is under common Control with a person. Our Articles of Association further define “Control” as the ownership (of record or beneficially) or control of a majority of the voting rights or other voting interests of the entity and/or the ability to appoint or elect a majority of the members of the board of directors (or similar organ) of the entity and/or the ability to direct the operations of the entity. Our Articles of Association include a provision that any material transaction between the Company and an affiliate of the Company must be approved by a majority (and at least two) of our independent directors who do not have an interest in the transaction.

Our Articles of Association define a “Deemed Liquidation” as a transaction or a series of related transactions which entails (i) the sale or transfer of all or substantially all of the shares and/or the assets of the company and/or rights over assets, including, without limitation, exclusive perpetual license to all or substantially all of the company’s intellectual property other than in the company’s ordinary course of business; (ii) the consolidation, merger, or reorganization of the company into any other entity, in which the company is not the surviving entity; except, in each case, any transaction in which the shareholders of the company prior to the transaction hold more than fifty percent (50%) of the outstanding share capital of the company or the surviving company, as applicable, immediately following such transaction (provided, however, that shares of the surviving entity held by shareholders of the company acquired by means other than the exchange or conversion of the shares of this company shall not be used in determining if the shareholders of the company own more than fifty percent (50%) of the outstanding share capital of the surviving entity (or its parent), but shall be used for determining the total outstanding share capital of the surviving entity).

Our Articles of Association define an “insolvency” as the lawful commencement of any bankruptcy or insolvency proceeding under any applicable bankruptcy or insolvency or similar law (whether voluntary or involuntary), by or against the Company, or the appointment of a receiver or liquidator to all or substantially all of the Company’s assets or the making an assignment for the benefit of creditors.

Vote Requirements

An ordinary resolution of the members (or of a class of members) of the Company means a resolution that is passed by members representing a simple majority (more than 50%) of the total voting rights of the members or, as the case may be, of the class of members. An extraordinary resolution of the members means a resolution that is passed by members representing a majority of not less than 75% of those members at a general meeting of which notice specifying the terms of the resolution and the intention to propose the resolution as an extraordinary resolution has been given.

Registration Rights

None of the ordinary shares of the Company are entitled to registration rights.

See “Certain Relationships and Related Party Transactions—Resale Registration.”

Anti-Takeover Measures

Regulation of Takeovers of Gibraltar Companies

Companies (Cross-Border Mergers) Regulations 2010

We were incorporated in Gibraltar and our business is managed and controlled outside the United States and outside Gibraltar. The Company is governed by Gibraltar legislation which regulates the takeover of Gibraltar registered companies. The Companies (Cross-Border Mergers) Regulations 2010, or the Regulations, transpose Directive 2005/56/EC of the European Parliament and of the Council of 26 October 2005 on cross border mergers of limited liability companies into the law of Gibraltar. This EC Directive has been incorporated into the laws of other EC member states, including in the United Kingdom by the Companies (Cross-Border Mergers) Regulations 2007. The Regulations in force in Gibraltar, or the Regulations, in effect, mirror those in place in the United Kingdom. These Regulations are designed to facilitate cross-border mergers of limited liability companies and to allow for cross-border merger of national limited liability company with a limited liability company of another Member State. Under the Regulations, a Gibraltar merging company has to make an application to the court to obtain a pre-merger certificate prior to any merger taking place (“Pre-Merger Certificate”). In order to obtain such a certificate, the Gibraltar company must provide the court, inter alia, with the following:

●	draft terms of the proposed merger (indicating, inter alia, details for the companies involved, share exchange ratios, effects of the merger on employees, rights or restrictions on shares, articles of association, employee participation rights, assets and liabilities transferred and account dates) (the “Draft Terms”). The Draft Terms must be approved by 75% of the members of the Company.

●	a directors’ report (indicating, inter alia, the effects of a cross-border merger for members, creditors and employees, legal and economic grounds for the Draft Terms and any material interests of the directors). The report must be delivered to the employees of the company.

●	an independent expert’s report (indicating, inter alia, details of share exchange ratios and valuation difficulties). Employees of the Gibraltar company must be able to inspect and make copies of these documents.

The courts of Gibraltar may make an order approving the completion of a cross-border merger on the joint application of all the merging companies if:

●	an order for a Pre-Merger Certificate (either granted by the courts in Gibraltar or another competent authority in another member state) has been made within 6 months.

●	the Draft Terms presented for acquiring the Pre-Merger Certificate have not been amended.

●	there are appropriate arrangements for employee participation in the transferee company in accordance with part 4 of the Regulations. Such an order will specify the date on which the consequences of the cross-border merger are to have effect. A copy of this order must be provided to the Registrar of Companies of Gibraltar within 7 days of the order if this has been made in Gibraltar or within 14 days if this has been made in another Member State.

The Companies (Cross-Border Mergers) Regulations 2010 only apply to mergers between companies in different member states. More commonly, takeovers of a Gibraltar registered company can also take place via a scheme of arrangement pursuant to the Companies Act.

The Gibraltar Companies Act 2014

The takeover of a Gibraltar registered company can take place via a scheme of arrangement under the Companies Act. The relevant sections of the Companies Act provide, inter alia, that an application must be made to court in order to convene a meeting of members of the Company where such an arrangement can be proposed between a company and its members. Draft terms of the merger as well as other reports and accounting statements would need to be prepared, filed with the Companies Registrar and published prior to such a meeting being convened. At such meeting, at least 75% of the members present in person or by proxy must approve the arrangement in order for a court to thereafter be able to sanction the same. If sanctioned, the court will also order the transfer of undertaking, property and/or liabilities of the transferor company in accordance with the terms of the scheme.

In addition to the above, another mechanism exists under s.208 of the Gibraltar Companies Act 1930 and s.352(A) of the Companies Act (commonly referred to as the “Squeeze Out provisions”) which provides for the situation where a bidder proposes a scheme or contract to take over the shares of a Gibraltar registered company and certain shareholders do not consent to the proposal. If within four months from making such a proposal more than 90% of shareholders of a target company agree to the terms of such a scheme or contract, then the bidding company may within two months after the expiration of said four months give notice to the dissenting members of the target company that it will acquire the shares and certain shareholders do not consent to the proposal on the same terms of the scheme or contract. A Gibraltar scheme of arrangement, therefore, eliminates the risk that a minority of less than 10% of the target company’s shareholders may resist the transfer of their shares to the bidder. It should be noted, however, that such a scheme can be subject to the sanction of the court as any dissenting members may apply to court for an order seeking relief from such a scheme or contract.

Financial Services (Takeover Bids) Act 2006

The Financial Services (Takeover Bids) Act 2006 (the “FSTBA”) partially transposes Directive 2004/25/EC of the European Parliament on takeover bids. The FSTBA provides for a competent authority in Gibraltar to be responsible for supervising takeover bids. As presently enacted, however, section 4(2) of the FSTBA only provides for shared jurisdiction in supervising takeover bids (between the Gibraltar competent authority and the competent authority of the regulated market) in circumstances where companies have their registered offices elsewhere in EEA States outside Gibraltar and where the shares in such company are admitted to trading on a regulated market in Gibraltar. However, Gibraltar does not, as yet, have a regulated market. While Gibraltar has appointed a competent Gibraltar authority, it has not yet established the necessary Gibraltar rules (similar to the City Code) which would apply in the circumstances. Accordingly, there is no provision for shared jurisdiction in respect of companies which have their registered office in Gibraltar and whose shares are admitted to trading on a regulated market in one or more EEA States. The position of a Gibraltar company having its shares listed on a recognized stock exchange in an EEA State for the purposes of the Directive 2004/25/EC would not therefore be covered by Gibraltar legislative provisions. The Government of Gibraltar has previously confirmed that Article 4(2)(b) of the Directive 2004/25/EC will be fully transposed in due course but they have not provided timeframe for doing so. Moreover, the UK’s City Code on Takeovers and Mergers makes no reference to Gibraltar whatsoever and does not contain the equivalent of section 23 of the Financial Services (Takeover Bids) Act 2006 (which specifically provides for the arrangements between the United Kingdom and Gibraltar).

Borrowing Powers

Pursuant to the Companies Act and the Articles, the Board may exercise all powers and take all actions that are not required under law or under the Articles to be exercised or taken by the Company’s shareholders, including the power to borrow money for company purposes.

Changes in Capital / Alteration of Capital

The Company’s Articles enable it to increase or reduce share capital. Any such changes are subject to applicable laws and legal process. Transactions that have the effect of reducing capital require sanction from the court.

The Company may by special resolution in a general meeting:

●	increase its share capital by authorizing new shares of such value and of such class as it thinks expedient;

●	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

●	re-classify all or any of its share capital;

●	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

●	subdivide any of its shares into shares of smaller amount than is fixed by its constitution (ensuring that in the sub-division the proportion of the amount paid and unpaid on each reduced share shall be the same as the share from which the reduced shares are derived);

●	cancel shares which have not, at the date of the passing of the resolution, been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount so cancelled. A cancellation of shares in pursuance of the aforementioned shall not be deemed to be a reduction of share capital within the meaning of the Companies Act.

Reduction of Share Capital & Reduction of Share Premium Account

We would be required to make an application to the Registrar of the Court for an order to reduce the amount standing to the credit of the share premium account or to reduce the share capital of the company. The process normally takes between 2-3 months as from the date that the applications are filed. The following relevant steps must to be followed:

(i) The directors of the company hold a meeting to pass resolutions to (i) convene an EGM of the shareholders in connection with a reduction of the amount standing to the credit of the share premium account (the “Reduction”) and, ii) resolve to do all things necessary to effect the Reduction once approved by the Shareholder by way of special resolution;

(ii) Shareholder’s special resolutions are passed by the Shareholder approving the Reduction;

(iii) A petition is made to the Registrar of the Court for an order confirming the Reduction;

(iv) The Registrar of the Court settles a list of creditors of the company entitled to object to the Reduction having ascertained the creditors’ names and the nature and extent of their claims against the company – please note that every creditor of the company is entitled to object to the Reduction;

(v) The Registrar of the Court shall make the necessary publications of the petition giving creditors of the company the right to object to the Reduction;

(vi) The Registrar of the Court makes the order confirming the Reduction on such terms and conditions as he thinks fit (the “Order”) – The Registrar of the Court may require that the words “and reduced” be added to the name of the company for a specified period;

(vii) The Order and a minute approved by the Registrar of the Court are to be delivered to the Companies Registrar for registration – the Reduction takes effect on registration of such documents by the Companies Registrar.

Issuance of Tokens

The Company’s Articles provide that the Board may from time to time create and issue tokens on behalf of the Company and that the tokens shall be subject to the following provisions:

●	The terms and rights applicable to tokens of the Company will be specified in a token purchase agreement between the Company and the holders of tokens or in such other form as the directors may approve from time to time;

●	The issue of tokens will be at the discretion of the Board; and

●	The rights of the holders of INX Tokens are limited to those rights explicitly stated in the Company’s Articles and in the relevant token purchase agreement. Holders of tokens shall not be entitled to any of the rights to which holders of equity securities (as such term is defined in the Articles) are entitled. Holders of tokens shall not be deemed third party beneficiaries of the rights granted under the Articles to the Company or any other party.

The Articles define “tokens” as digital securities, commonly known as tokens, recorded on a shared network ledger based on a continuously growing list of records (called “blocks”) and secured using cryptography and that may, among other things, be used to pay for goods and services, entitle the owner to certain rights, or represent other types of assets.

DESCRIPTION OF INX TOKENS

The following is a summary of the material provisions of the INX Tokens.

Definitions

●	Ethereum Blockchain. The Ethereum blockchain is an open-source, public, blockchain-based distributed computing platform that allows for decentralized programming of applications and the use of “smart contracts.” “Smart contracts” are self-executing rules in a programmable computer language on the blockchain that are enforced by the participants of the blockchain’s network. Many blockchain assets are developed in accordance with the “ERC20” standard, which allows developers to program them to include smart contracts that function within the Ethereum ecosystem

●	INX Tokens. The INX Token is an ERC20 blockchain asset that is programmed using a smart contract that is compatible with the Ethereum blockchain. INX Tokens are held in Ethereum wallets. The holder of such wallet may use the wallet’s private key to transfer the INX Token to the public address of another Ethereum wallet. References to the INX Token in the Registration Statement also refer to the rights of the INX Token holder, which are contractual rights set forth in the INX Token Purchase Agreement.

●	INX Token Distributed Ledger. The “INX Token distributed ledger” references the ledger of holdings of INX Tokens that is recorded on the Ethereum blockchain. The INX Token distributed ledger records, by design, the public wallet addresses of all Ethereum wallets that hold INX Tokens and the balance of INX Tokens in each wallet address. The distributed ledger is updated after each transfer of INX Tokens. Information from the distributed ledger can be viewed using an Ethereum network block explorer, such as Etherscan.com. The INX Token distributed ledger is not a separate internal or private blockchain independent of the Ethereum blockchain.

●	Whitelist Database. The Company maintains a Whitelist Database to validate decentralized transfers of the INX Token. The Whitelist Database is a database stored on the data section of the INX Token smart contract. The Whitelist Database contains a record of information about individuals and entities that have satisfied the KYC/AML compliance procedures and thus are eligible to hold INX Tokens. Such information includes the digital wallet address, name and a KYC Reference ID linking to KYC filing information. This information is recorded on the Ethereum blockchain in an encrypted format and it is not readable by the general public. The Company will hold a private key which will enable the Company to add wallet addresses and personal information to the Whitelist Database.

●	INX Registry. The Company maintains the INX Registry, which is composed of (1) the name and pointer (Reference ID) for KYC data associated with each digital wallet; and (2) the digital wallet addresses and the balance of INX Tokens in each wallet address. The INX Registry is updated by downloading and decrypting the names, pointer (Reference ID) for KYC data and associated digital wallet addresses from the Whitelist Database and combining that information with the digital wallet addresses and the balance of INX Tokens in each wallet address that is recorded on the INX Token Distributed Ledger. The INX Registry includes this information in a decrypted format. The INX Token Distributed Ledger records transfers and holdings per wallet address. The INX Registry however, is an internal list of the identities of each record holder, the digital wallets addresses they own and the amount of INX Tokens held by each record holder. Thus, the purpose of the INX Registry is to maintain a list of INX Token holders by identity, updated on an ongoing basis. For example, the Company refers to the INX Registry when it makes a pro rata distribution of the Adjusted Operating Cash Flow to holders of INX Tokens.

Technical Features of the INX Token

Material features of the INX Token included in the source code are the following:

●	The INX Token smart contract provides that a total supply of 200,000,000 INX Tokens can be created. The technical limits on the fractional division of INX Tokens is to eighteen decimal places (0.000000000000000001), the standard technical specification for ERC20 compliant tokens. Thus, the INX Token may be purchased, sold or transferred in denominations down to eighteen decimal places.

●	After the INX Token smart contract has been deployed, the technical features of the smart contract are such that the Company cannot unilaterally and discretionarily change the smart contract.

●	The INX Token smart contract incorporates the ERC20 standard. The ERC20 standard is one of a number of technical standards that are used for smart contracts on the Ethereum blockchain. The ERC20 standard establishes a common language of functions by which digital wallets transfer and hold tokens. The INX Token was programmed to include features that follow the ERC20 standard as well as other features, such as the Whitelist Database and the lock function, that add to its functionality.

●	The INX Token smart contract incorporates our Whitelist Database, which restricts the transfer of INX Tokens such that a transfer is not executed and recorded on the INX Token Distributed Ledger unless both the digital wallet addresses of the sender and receiver are listed in the Whitelist Database. The Whitelist Database also contains a Boolean flag for each address that allows the Company to instruct the smart contract to reject automatically any digital wallet address from participating in transfers of INX Tokens, notwithstanding the listing of such address in the Whitelist Database. We refer to this as “freezing” the digital wallet address. The Company intends that this freezing function will be used in circumstances where a digital wallet is displaying suspicious activity or an INX Token holder has violated the terms of the INX Token Purchase Agreement, including failure to comply with KYC/AML requirements. The Company also envisions that this function may be used if we discover errors or unexpected functionalities in the smart contract and have determined that the smart contract should be discontinued.

●	In addition to the functions of the Whitelist Database, the INX Token smart contract incorporates a lock function, which restricts the transfer of a specified amount of INX Tokens from a specified digital wallet address for a period of time until a date that is specified by the Company. Once the lock function is activated, and until the lock-up period has elapsed, the locked digital wallet cannot effect a transfer of INX Tokens that would result in the number of INX Tokens being held in the wallet to fall below the specified amount. The timed lock-up feature may be activated or disarmed by the owner of the smart contract, i.e., the Company. The Company intends that this function will be used to automate contractual time-based lock-up or vesting arrangements and that the “specified time” or “lock-up period” will coincide with the contractual obligations of a lock-up or vesting arrangement.

●	The smart contract also includes a function allowing the Company or its transfer agent, if any, to unilaterally transfer INX Tokens held in a digital wallet controlled by a third party. This function will be used only if (i) the registered owner of an INX Token, or the heirs or successors of such owner, certify that the private key to the digital wallet holding such INX Token has been lost, destroyed or wrongfully taken, or (ii) the Company receives a final non-appealable order of any court of competent jurisdiction directing the Company use this function to transfer an INX Token. Upon receiving such instructions or order, the Company or its transfer agent, if any, shall “revoke” the INX Token and reassign such INX Token to another digital wallet as indicated in such instruction or order.

●	The smart contract does not have a function that would allow the Company to create additional INX Tokens or delete or “burn” an INX Token.

The aforementioned features are built into the code of the INX Token. Information from the INX Token Distributed Ledger can be viewed using an Ethereum network block explorer, such as Etherscan. The smart contract for the INX Token will be publicly viewable upon the filing of this prospectus with the SEC.

If we discover errors or unexpected functionalities in the smart contract after it has been deployed, we will make a determination of whether the INX Token smart contract is defective and whether its use should be discontinued. If such a determination is made, we currently intend to replace the INX Token and the INX Token smart contract with a new token using a new smart contract. Replacement tokens will be transferred on a one-for-one basis to those digital wallets holding INX Tokens at the time that the replacement smart contract is deployed. Upon such transfer, replacement tokens shall assume all the rights of the INX Tokens (as set forth in the INX Token Purchase Agreement), and the INX Tokens will be void and will no longer represent such rights. Instructions regarding the replacement of defective INX Tokens will be provided on our company website at INX.co. We may also take certain measures, such as freezing digital wallet addresses so that such wallets cannot transfer INX Tokens, which may disrupt trading in the INX Tokens. When appropriate, we will provide INX Token holders with notice of such actions by sending an email to the email address on record for such holder.

A determination that the INX Token smart contract is defective, including our subsequent deployment of a new smart contract and replacement token, could have a material effect of the value of any investment in the INX Token or our business.

The technical features of the INX Token describe the capabilities and the limitations of the INX Token but do not otherwise limit the other rights of INX Token holders and uses of the INX Tokens on the INX Securities trading platform as described in the INX Token Purchase Agreement. Such rights are not defined by attributes of the INX Token source code, but are either contractual rights determined by the INX Token Purchase Agreement (as defined below) as agreed to by the Company and purchasers of the INX Tokens or they are terms and conditions as determined by the INX Securities trading platform in its sole discretion.

We engaged Tokensoft, a third party technology service provider, to design a web-based portal where potential investors may purchase of INX Tokens in this Offering. In this capacity, Tokensoft has provided advisory services with regard to the functionality and design of the INX Token smart contract, specifically regarding the compatibility of the INX Token smart contract with such offering portal. See “Plan of Distribution – Onboarding and Requests to Purchase INX Tokens.”

We engaged Quantstamp, a blockchain security firm, to perform an audit of the INX Token smart contract code, which was completed on December 12, 2019 (the “INX Contract Audit”). Quantstamp’s team has decades of combined experience in formal verification, static analysis, and software verification. Through their services, Quantstamp has assisted blockchain projects globally with its white glove security auditing services, and has secured billions of dollars in transaction value for blockchain applications. Quantstamp is also dedicated to research and development in the form of collaborations with leading academic institutions such as National University of Singapore and MIT (Massachusetts Institute of Technology). Quantstamp has experience with auditing various blockchain platforms including Ethereum, Binance Chain, Hyperledger, EOS, and Corda, and languages including Solidity and Vyper.

The INX Contract Audit is intended to evaluate security-related issues, code quality, adherence to specification and best practices and it included a manual review of code and a comparison to specifications of the code. Quantstamp reviewed the INX Token smart contract for vulnerabilities related to transaction-ordering dependence, timestamp dependence, mishandled exceptions and call stack limits, reentrancy and cross-function vulnerabilities, logical oversights, access control, code clones, functionality duplication, gas usage and arbitrary token minting. The INX Contract Audit is not an endorsement of the reliability or effectiveness of the INX Token smart contract, but rather it is limited to an assessment of its logic and implementation.

During the INX Contract Audit, Quantstamp identified two specific risks: (i) the ability of a hacker to delay the release of INX Tokens by other holders as a means to get a trading advantage, and (ii) the risk to users if the Company’s private keys are compromised. Quantstamp advised that the Company take caution in using particular functions when transaction ordering. Quantstamp also advised that the Company disclose the risk associated with theft or loss of its private keys having the ability to revoke INX Tokens from a third-party account or time-lock INX Tokens of such account. The Company has acknowledged each of these risks and has taken security precautions with regard to each.

Tokensoft assisted us in reviewing and responding to questions from Quantstamp during the INX Contract Audit.

The foregoing description of the INX Contract Audit summarizes the material terms of the INX Contract Audit, but is not a complete description. For more details about the INX Contract Audit, you should reference to the full text of the INX Contract Audit, which is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

KYC/AML Requirements and the Whitelist Database

All holders (including purchasers) of INX Tokens must be vetted via a regulatory compliant KYC/AML process. Any transfer of INX Tokens or trade of INX Tokens on the INX Securities trading platform can only occur between two parties that have each satisfied the Company’s KYC/AML process.

Individuals or entities which satisfactorily complete the KYC/AML process may have their Ethereum wallet address added to the Whitelist Database, allowing them to receive and send INX Tokens. The Whitelist Database is a database stored on the data section of the INX Token smart contract. The Whitelist Database includes the name of the individual or entity, the pointer (Reference ID) for KYC data collected during the KYC/AML screening process and the whitelisted digital wallet associated with such individual or entity. The Whitelist Database is recorded on the Ethereum blockchain in an encrypted format and it is not readable by the general public.

For investors purchasing INX Tokens in the Offering, the onboarding process for creating a Purchasing Account will include KYC/AML procedures and other credential requirements. Investors purchasing INX Tokens in the Offering will have their Ethereum wallets added to the Whitelist Database prior to a closing and sale of the INX Tokens. See “Plan of Distribution— Onboarding and Requests to Purchase INX Tokens.” After the Offering is completed, new purchasers of INX Tokens can be added to the Whitelist Database by successfully completing KYC/AML procedures conducted by the Company, including INX Services, or by an appropriately regulated third party approved by the Company, such as a broker-dealer.

Because of the Whitelist Database, we will be able to prevent the transfer of INX Tokens to digital wallets that are unassociated with a KYC/AML-vetted individual. This feature of the INX Registry, coupled with our AML surveillance procedures, will allow us to actively monitor the transfer of INX Tokens to identify potential red flags and suspicious activity. We will monitor transfers of the INX Tokens for suspicious behavior and request additional information from the participants in such transfers. If we detect suspicious patterns or non-compliance to KYC/AML regulations, we will take appropriate action, including, but not limited to, freezing suspicious wallet addresses from transferring or receiving INX Tokens and notifying the appropriate regulators and law enforcement agencies. Such prohibition on transfer shall remain in effect with regard to such wallet until the Company in its sole discretion determines that transfers of INX Tokens may resume with respect to such digital wallet. The smart contract does not have a function that would allow the Company to delete or “burn” an INX Token

When appropriate and permitted by law, we will provide INX Token holders with notice prior to freezing their wallet address by sending an email to the email address on record for such holder. Such notice is made in our sole discretion and may be subject to the requirements of a regulatory authority, court order or other legal requirement.

The Company will maintain private keys that control certain administrative functions of the INX Token smart contract, including the ability to unilaterally transfer INX Tokens, add or delete wallet addresses, and add, delete or decrypt personal information recorded on the Whitelist Database. To maintain the security of the private keys, the Company plans to use hardware security modules (‘HSMs’) that have achieved a rating of Common Criteria Evaluation Assurance Model (CC EAL) Level 5 (or higher). All cold private keys will be generated, stored and managed on the Company’s HSMs for the lifetime of the key. All of the HSMs will be stored in guarded, monitored and access-controlled facilities that are geographically distributed.

Holding and Transferring INX Tokens

The INX Token is held and transferred over the Ethereum blockchain. INX Tokens may be held in personal wallets, broker-dealer accounts or through other appropriately regulated third parties.

The public wallet addresses of all Ethereum wallets that hold INX Tokens and the balance of INX Tokens in each wallet address are recorded on the Ethereum blockchain in the ledger of ownership of INX Tokens that we call the “INX Token Distributed Ledger.” The public wallet addresses and balances recorded on the INX Token Distributed Ledger can be viewed publicly using an Ethereum network block explorer.

The INX Token allows for decentralized, peer-to-peer transfers. The holder of an INX Token may use their Ethereum wallet’s private key to transfer the INX Token to the public address of another Ethereum wallet.

However, transfers of INX Tokens are executed by the INX Token smart contract under conditional permission that the wallet addresses of both the sender and receiver of INX Tokens are listed on the Whitelist Database. The INX Token smart contract will verify that both the sender and the receiver wallet addresses are included in the Whitelist Database prior to approving or rejecting the transfer. If either the sender or receiver wallet address is not listed in the Whitelist Database or if the Company has frozen the sender or receiver wallet address, the smart contract rejects the transfer and the distributed ledger is not updated. If both the sender and receiver wallet are listed in the Whitelist Database, the INX Token Distributed Ledger is updated to reflect the transfer of INX Tokens. The Company retains sole discretion to immediately freeze one or more digital wallets from transferring or receiving INX Tokens if we determine, in good faith and at our sole discretion, that such wallets are in violation of the terms of conditions of the INX Token Purchaser Agreement, including failure to comply with KYC/AML requirements, or that transfers to or from such wallets are not in good order.

The INX Token smart contract also includes a function allowing the Company or its transfer agent, if any, to unilaterally transfer INX Tokens held in a digital wallet controlled by a third party. The Company or its transfer agent, if any, may use this function to “revoke” the INX Token and reassign such INX Token to another digital wallet. The Company or its transfer agent, if any, will only revoke and reassign an INX Token upon (i) receipt of instructions from the registered owner of an INX Token, or the heirs or successors of such owner, certifying that the private key to the digital wallet holding such INX Token has been lost, destroyed or wrongfully taken and directing the Company or its transfer agent, if any, to transfer such INX Token to another digital wallet or (ii) upon receipt of a final non-appealable order of any court of competent jurisdiction instructing the Company to take such action. The revocation and reassignment of the INX Tokens shall be recorded on the INX Token Distributed Ledger as (i) a transfer of the respective INX Tokens to a digital wallet of the Company (or its transfer agent, as applicable) followed by (ii) a transfer of the respective INX Tokens to a digital wallet as indicated in the applicable instruction or order. The Company or its transfer agent may require such documents and reasonable assurances as may be necessary to determine that such instruction or order requesting revocation is genuine and authorized, including a guaranty of the requesting party or appropriate evidence of such requesting party’s appointment or incumbency. The Company will be liable for wrongful transfer if the Company or its transfer agent, if any, revokes and reassigns an INX Token to a person not entitled to it, and the revocation and reassignment was performed (i) pursuant to an ineffective instruction, (ii) after receiving a demand that the Company not transfer such INX Token and the Company failing to seek resolution of such demand (iii) after the Company or its transfer agent, if any, had been served with an injunction, restraining order, or other legal process enjoining it from revoking and reassigning such INX Tokens, issued by a court of competent jurisdiction, and the issuer had a reasonable opportunity to act on the injunction, restraining order, or other legal process; or (iv) if the Company acts in bad faith or in collusion with others to effect the fraudulent transfer.

In addition to the transfer of INX Tokens on a peer-to-peer basis between individual Ethereum wallets, INX Tokens may also be traded by broker-dealers, such as INX Services, holding the INX Tokens in “street name”. A broker-dealer that holds INX Tokens on behalf of its customers must meet all requirements for holding INX Tokens, including KYC/AML requirements and having a digital wallet added to the Whitelist Database. Trades between customers at a single broker-dealer, for which the broker-dealer holds the INX Tokens in “street name,” do not require transfers of INX Tokens and thus are not recorded on the INX Token Distributed Ledger.

If a customer desires to withdraw its INX Tokens from a broker-dealer into an individual wallet, the customer or broker-dealer may make a request to have the wallet address of the customer’s private Ethereum wallet added to the Whitelist Database. Once that wallet address has been recorded on the Whitelist Database, the customer may make a request to its broker-dealer to transfer its INX Tokens to the private wallet. The transfer from the broker-dealer wallet to the customer’s wallet will be recorded on the INX Token Distributed Ledger.

The transferor of INX Tokens will be responsible for payment of the transfer fees on the Ethereum blockchain. Ethereum transfer fees are dynamic and determined by the transferor according to his or her desired speed of transfer. For example, in 2018, Ethereum average daily transfer fees varied between $0.15 and $5.528. In 2019, Ethereum average daily transfer fees varied between $0.05 and $0.1235. The average time to record transfers (new blocks on the Ethereum blockchain) has been 3 minutes.

We also maintain an internal list of the identities of each record holder, the digital wallet addresses owned by each record holder and the aggregate number of INX Tokens held by each record holder. We refer to this as the “INX Registry.” The INX Registry draws the holdings and transfers that are recorded on the INX Token Distributed Ledger and combines them with the name and pointer (Reference ID) for KYC data associated with each digital wallet. The INX Registry includes this information in a decrypted format that is kept by the company.

The purpose of the INX Registry is to maintain a list of INX Token holders by identity, updated on an ongoing basis. For example, the Company refers to the INX Registry when it makes a pro rata distribution of the Adjusted Operating Cash Flow to holders of INX Tokens. We do not intend to disclose the information in the INX Registry to the public. However, the Company will have the ability to provide information in the INX Registry to regulatory and governmental authorities as may be required by law.

Participation Right in Adjusted Operating Cash Flow

INX Token holders are not entitled to any dividend and/or other distribution rights, other than as described below.

Subject to the conditions described herein, commencing in calendar year 2021, each INX Token held by parties other than the Company, shall entitle its holder to receive a Pro Rata Portion (as defined below) of an aggregate amount which equals 40% of our cumulative Adjusted Operating Cash Flow, net of Adjusted Operating Cash Flows that have already formed a basis for a prior distribution (such amount, the “Distributable Amount”). Cumulative Adjusted Operating Cash Flow is the aggregate Adjusted Operating Cash Flow of the Company since its inception (September 1, 2017). “Adjusted Operating Cash Flow” of our Company, will be calculated based on the cash flow from operating activities reflected in the consolidated statement of cash flow of our Company that is included in the audited consolidated financial statements of our Company and its subsidiaries. For purposes of the calculation of the Adjusted Operating Cash Flow, cash flow from the sale and purchase of blockchain assets, including cash flow from the sale and purchase of the INX Token (excluding cash proceeds from an Initial Sale) and cash flow for interest paid and interest received, will be included in the calculation of Adjusted Operating Cash Flow regardless of their classification in the consolidated statement of cash flow of our Company. An “Initial Sale” refers to the first sale and transfer of the respective INX Token by the Company to an initial purchaser.

The “Pro Rata Portion” for any INX Token holder means a fraction, the numerator of which is the number of INX Tokens held by such INX Token holder, and the denominator of which is the number of INX Tokens held by parties other than the Company or its subsidiaries. INX Tokens that have been deposited with one of our custodians on behalf of a user of our INX Securities trading platform will be eligible to receive the pro rata distribution and are counted as outstanding for purposes of calculating the denominator of the Pro Rata Portion fraction. INX Tokens that have been used for the payment of transaction fees and are held in INX Service’s digital wallet will not be eligible to participate in the pro rata distribution and will not be considered outstanding for purposes of the distribution. If a user of our INX Securities trading platform uses an INX Token for the payment of transaction fees to INX Services, our custodian will transfer such INX Token from the digital wallet used for customer assets to a separate digital wallet designated for INX Services.

The holders of INX Tokens shall not be entitled to their Pro Rata Portion of the Distributable Amount until March 31, 2021. Holders of record of the INX Tokens on March 31, 2021 shall be entitled to their Pro Rata Portion (calculated as of March 31, 2021) of the Distributable Amount (calculated as of December 31, 2020), with payment (if any) occurring on April 30, 2021.

Each year thereafter, the Company’s cumulative Adjusted Operating Cash Flow and the Distributable Amount will be calculated as of December 31 of each year and parties (other than the Company and its subsidiaries) that hold INX Tokens on March 31 of the following calendar year shall be entitled to their respective Pro Rata Portion (calculated as of March 31) of such Distributable Amount, with payment occurring on April 30. The distribution to INX Token Holders is a contractual obligation of the Company and a right of each INX Token holder of record as of March 31 of a year following a year end for which there was positive cumulative Adjusted Operating Cash Flow. No holder of INX Tokens shall be entitled to their respective Pro Rata Portion of the Distributable Amount, and no rights to the distribution of any portion of the Company’s cumulative Adjusted Operating Cash Flow shall vest with regard to any holder of INX Tokens, until March 31, 2021 or March 31 of any year thereafter.

Because each INX Token holder’s right to the Distributable Amount is based on our cumulative Adjusted Operating Cash Flow, the first distribution will be paid to INX Token holders on April 30 after a year in which the Company generates a positive cumulative Adjusted Operating Cash Flow.

The Company will publicly display the number of INX Tokens outstanding (i.e., INX Tokens that are eligible to receive the pro rata distribution) via the Company website at INX.co. The number will reflect holdings of the INX Tokens as recorded on the INX Token Distributed Ledger, which will be updated on a daily basis. We will also publish the number of outstanding INX Tokens in our financial statements.

The wallet addresses of all digital wallets holding INX Tokens and the amount of INX Tokens held in each wallet can be viewed by the public using an Ethereum network block explorer, such as Etherscan. However, an Ethereum network block explorer will not indicate (i) the number of INX Tokens held in wallets of the Company, INX Services, or its subsidiaries or (ii) the number of INX Tokens held in each of the separate wallets the Company will maintain for tokens available for an Initial Sale. As a result, the general public will not be able to independently verify the number of INX Tokens outstanding that are entitled to share in the distribution or the number of INX Tokens available for an Initial Sale (whose proceeds, if sold, would not be included in cumulative Adjusted Operating Cash Flow).

INX Token holders as of March 31, 2021 will be eligible to receive the distribution on April 30, 2021, based on the Company’s cumulative Adjusted Operating Cash Flow as of December 31, 2020; provided that the Company will not pay a distribution to INX Token holders on April 30, 2021 unless it has a net positive cumulative Adjusted Operating Cash Flow on December 31, 2020. As of June 30, 2020, cumulative Adjusted Operating Cash Flow was a negative cash flow of approximately $7,127,000. No distribution will be made to INX Token holders, if at all, until the Company generates positive Adjusted Operating Cash Flows that exceeds this deficit.

The following graphic represents the calculation of the Pro Rata Portion of the Distributable Amount per INX Token participating in the distribution of the Company’s cumulative Adjusted Operating Cash Flow, if such distribution were made to holders of INX Tokens on March 31, 20X2 based on the Company’s cumulative Adjusted Operating Cash Flow as of December 31, 20X1.

SAMPLE CALCULATION OF PRO RATA PORTION OF Adjusted Operating Cash Flow

FOR YEAR 20X1 THAT IS PAYABLE TO HOLDERS OF INX TOKENS AS OF MARCH 31, 20X2

CUMULATIVE ADJUSTED OPERATING CASH FLOW

Cumulative Adjusted Operating Cash Flow, as of December 31, 20X0

Plus (Less):	Net cash provided by (used in) operating activities during the period starting January1, 20X1 and ending December 31, 20X1

Less:	Cumulative Adjusted Operating Cash Flow as of December 31, 20X0 only if it forms the basis of a distribution paid to INX Token holders on April 30, 20X1

Plus:	Proceeds from issuance of INX Tokens (annual)

Less:	Proceeds from Initial Sales of INX Tokens (annual)

Equals:	Distributable Amount, as of December 31, 20X1

OUTSTANDING INX TOKENS

200,000,000 Tokens

Less:	INX Tokens held in the Company’s wallet (i.e., INX Tokens that have never been issued), as of March 31, 20X2

Less:	INX Tokens held in the INX Services’ or another subsidiary’s wallet (i.e., INX Tokens that were issued and then used as payment for transaction fees), as of March 31, 20X2

NOTE:	INX Tokens may be transferred between wallets after March 31, 20X2; however, the recipient of the INX Token on or after April 1, 20X2 will not receive the distribution payable on April 30, 20X2.

Equals:	Outstanding INX Tokens, as of March 31, 20X2

Following the above example, the following graphic represents the calculation of the Company’s cumulative Adjusted Operating Cash Flow as of December 31, 2018 and 2019 and June 30, 2020, which were a negative cash flow of approximately $3,850,000, $6,364,000 and 7,127,000, respectively.

Cumulative Adjusted Operating Cash Flow (U.S. Dollars in thousands)

Cumulative Adjusted Operating Cash Flow as of December 31, 2017	(588)

Less: Net cash used in operating activities in the year ended December 31, 2018	(3,262)

Less: $0 in cumulative Adjusted Operating Flow as of December 31, 2017 that formed the basis of distribution paid to INX Token holders on April 30, 2018 (there was no distribution)	-

Plus: Proceeds from issuance of INX Tokens in the year ended December 31, 2018	7

Less: Proceeds from initial sale of INX Tokens in the year ended December 31, 2018	(7)

Equals: cumulative Adjusted Operating Cash Flow as of December 31, 2018	(3,850)

Less: Net cash used in operating activities in the year ended December 31, 2019	(2,514)

Less: $0 in cumulative Adjusted Operating Flow as of December 31, 2018 that formed the basis of distribution paid to INX Token holders on April 30, 2019 (there was no distribution)

Plus: Proceeds from issuance of INX Tokens in the year ended December 31, 2019	-

Less: Proceeds from initial sale of INX Tokens in year ended December 31, 2019	-

Equals: cumulative Adjusted Operating Cash Flow as of December 31, 2019	(6,364)

Less: Net cash used in operating activities in the six months ended June 30, 2020	(763)

Less: $0 in cumulative Adjusted Operating Flow as of December 31, 2019 that formed the basis of distribution paid to INX Token holders on April 30, 2020 (there was no distribution)

Plus: Proceeds from issuance of INX Tokens in the six months ended June 30, 2020	-

Less: Proceeds from initial sale of INX Tokens in six months ended June 30, 2020	-

Equals: cumulative Adjusted Operating Cash Flow as of June 30, 2020	(7,127)

The distribution to INX Token Holders is a contractual obligation of the Company and a right of each INX Token holder of record as of March 31 of a year following a year end for which there was positive cumulative Adjusted Operating Cash Flow. However, the pro rata distribution of our cumulative Adjusted Operating Cash Flow is not self-executing and requires that our board of directors approve the Company’s financial statements and calculate such distribution in good faith. We intend to provide quarterly calculations of our cumulative Adjusted Operating Cash Flow and the Pro Rata Portion of the Distributable Amount per INX Token, which calculations will be based on unaudited quarterly results of operations of the Company and its subsidiaries, and, with regard to the Pro Rata Portion of the Distributable Amount per INX Token, the number of INX Tokens held by parties other than the Company or its subsidiaries as of the most current practicable date. We intend to publicly disclose quarterly calculations within 60 days of the end of each quarter and provide a preliminary year-end calculation within 90 days of the end of our fiscal year (December 31). We will announce these calculations by filing such information on a Form 6-K, issuing a press release and including the information on our website.

The distribution to holders of the INX Tokens will be based on a final calculation of our cumulative Adjusted Operating Cash Flow and the Pro Rata Portion of the Distributable Amount per INX Token. These final calculations will be clearly identified and will be provided at the same time that we file our annual report containing our audited financial statements, which may be provided up to 120 days after the last day of our fiscal year. We will publicly disclose these calculations by filing such information on a Form 6-K, including such information within our Form 20-F, issuing a press release and including the information on our website. Although the annual calculation of our cumulative Adjusted Operating Cash Flow will be based on information provided in the audited consolidated financial statements of the Company and its subsidiaries, neither the calculation of the cumulative Adjusted Operating Cash Flow nor any pro rata distributions thereof to token holders will be audited at the time of any distribution.

To the extent that bank account information has been provided to the Company, an INX Token holder’s pro rata portion of the Adjusted Operating Cash Flow will be paid in U.S. Dollars to an INX Token holder’s bank account. If the INX Token holder has not provided a bank account to the Company or an INX Token holder so elects, the INX Token holder will receive the pro rata portion of the Adjusted Operating Cash Flow in Ether that will be transferred to the INX Token holders’ wallet recorded on the INX Token Distributed Ledger. ETH/USD exchange rates will be determined by the Ethereum Liquid Index (ELX) (or such similar index if the ELX index ceases to exist) as of 12:00 a.m. (UTC) on the date the distribution is paid. The transfer fee associated with payment in Ether will be deducted from the amount of the distribution paid. If INX Tokens are held by a broker-dealer or are otherwise held in “street name,” the pro rata portion of the Adjusted Operating Cash Flow will be paid to the holder of the INX Token, as recorded in the INX Token Distributed Ledger, and not the beneficial owner.

The amounts distributed to INX Token holders will be reduced by any amounts required to be withheld by the Company on account of taxes or other governmental charges. In addition, each INX Token holder’s right to the pro rata portion of the Adjusted Operating Cash Flow for any given year is subject to reduction in an amount equal to the banking fees and/or transfer fees required to be paid with respect to the transfer of funds or Ether to such holder. Thus, with respect to any year during which the amount to be distributed to an individual INX Token holder is less than the amount of such fees relating to such transfer, no distribution will be made to that individual INX Token holder.

The Company may withhold or delay the delivery of the distribution if such payment is prohibited by any law, regulation or court order, pending receipt of such proof or other information or such executed certificates or such representations and warranties as the Company may reasonably deem necessary to ensure compliance with applicable law. For example, distributions may be withheld or delayed due to noncompliance with the Company’s AML/KYC requirements or as a result of Office of Foreign Assets Control (OFAC) designations or enforcement actions.

To the extent the Company withholds or delays the delivery of the distribution to any holder of the INX Token, the Company shall remain obligated to deliver such funds to such INX Token holder and the Company will maintain on its books a payable owed to the respective INX Token holder. No interest shall accrue on any amount of the distribution that is payable for the benefit of an INX Token holder. Further, the Company shall not be liable to any INX Token holder in respect of any portion of the distribution delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Rights of INX Token Holders Upon a Failure or a Change of Control

Each INX Token held by parties other than the Company shall entitle its holder to receive a pro rata portion (based upon the number of INX Tokens then outstanding) of the Cash Fund, if any of the following occur:

(a)	the Company fails to operate a bona fide trading platform that permits the spot trading of Bitcoin and Ethereum by December 31, 2021, or

(b)	(i) a sale of all or substantially all of the assets of the Company; (ii) any person or entity becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding voting interests of the Company; or (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into any person or entity pursuant to which the shareholders of the Company immediately prior to such transaction own less than 50% of the outstanding voting interests of the resulting entity or its parent company.

Payment of the pro rata portion of the Cash Fund must be made within 30 days after we have furnished the INX Token Holder with notice of any such occurrence. If such an event were to occur, we would attempt to contact each INX Token holder through any contact information that we have available. Unless an INX Token holder indicates otherwise, we intend to pay the proceeds from the Cash Fund to each INX Token holder in the same manner that we pay such INX Token holder the participation right in our Adjusted Operating Cash Flow.

The Company is committed to establishing the Cash Fund with the proceeds of the offering and using those funds in limited circumstances to cover customer and Company losses, if any, that result from cybersecurity breaches or theft, errors in execution of the trading platform or its technology, and counterparty defaults, including instances where counterparties lack sufficient collateral to cover losses. However, the Company does not plan to replenish the Cash Fund after such funds are used.

Rights of INX Token Holders Upon an Insolvency Event

Upon the occurrence of (i) the Company’s permanent discontinuance of all the activities of INX Solutions and there being no successor conducting a substantially similar business that assumes the obligations of the Company with regard to the INX Tokens and (ii) an “Insolvency Event” (as defined in the INX Token Purchase Agreement), the Company shall be deemed to be in default of its obligations under the INX Token Purchase Agreement, which breach shall create a claim in favor of INX Token holders that may be asserted by INX Token holders against the Company in any proceeding arising from such Insolvency Event. The amount of a Token holder’s claim in such a scenario will likely be based on the damages sustained by the Token holder as a result of the Company’s breach of the INX Token Purchase Agreement, similar to how the value for any other breach of contract claim is typically determined under applicable law. Ultimately, the claim amount will be determined by the liquidator, a court of competent jurisdiction overseeing the liquidation, or some other authority pursuant to applicable insolvency law, and accordingly, there can be no assurance as to the payment amount, if any, that may be received by an INX Token Holder in settlement of such claim. For example, because the right of INX Token holders to receive a Pro Rata Portion of the Company’s cumulative Adjusted Operating Cash Flow does not vest until March 31 of a year following a year end for which there was positive cumulative Adjusted Operating Cash Flow, there is uncertainty as to whether a liquidator, court or other authority will determine that an INX Token holder is entitled to cash flow generated by the Company but to which an INX Token holder’s right has not yet vested prior to an Insolvency Event. The relevant authority overseeing the liquidation process may determine that INX Token holders are not entitled to any rights to such cash flows.

The Company intends that the INX Token holders’ claim for breach of contract will be senior to the claims of holders of the Company’s shares. Gibraltar insolvency law provides, that upon insolvency of a company, the Company’s creditors shall be ranked in priority as follows: (i) the costs and expenses properly incurred in the liquidation in accordance with the prescribed priority; (ii) the preferential claims admitted by the liquidator in accordance with the provisions for the payment of preferential claims prescribed by the Gibraltar Insolvency Rules (including employee wages and social security (capped up to £10,000) and sums due to Government in respect of any tax, duty, including Stamp Duty, license fee or permit (capped up to £5,000); (iii) all other claims admitted by the liquidator (this includes the token holder claims, which would rank pari passu with all other unsecured creditors of the Company); (iv) interest payable on any claim involved in the process; and (v) any surplus would be paid to the shareholders. The contractual relationship created between the Company and the INX Token holders is drafted such that, in a liquidation/insolvency event, INX Token holders will be unsecured creditors of the Company and would therefore rank pari passu with all the other unsecured creditors of the Company. In addition, the Company has caused current shareholders who hold approximately 79% of its issued share capital, and shall cause its future shareholders, to enter an agreement, pursuant to which such shareholders (a) irrevocably subordinate their rights to receive any distributions and payments from the Company prior to the payment in full by the Company of all distributions owed to INX Token holders, and (b) irrevocably waive and subordinate their rights, in the event of an Insolvency Event, to any cash held in the Cash Fund. INX Token holders do not have a perfected security interest in either the Cash Fund, or their Pro Rata Portion of the Distributable Amount of the cumulative Adjusted Operating Cash Flow. There is no guarantee that an INX Token holder will receive any funds following an Insolvency Event.

However, the Cash Fund will not be held in an escrow or trust account, but rather, will be held in a separate bank account controlled by the Company. In the case of an Insolvency Event, a liquidator, court or other applicable authority may determine that INX Token holders are not entitled to any payment from the Company’s assets or that the INX Token holders’ claims are not senior in right to claims or interests of the Company’s shareholders, in particular the shareholders who have not agreed to subordinate their rights to the claims of Token holders. In addition, the Company may incur debt (including secured debt) that ranks equally with, or senior to, the rights of INX Token holders, as well as holders of other preferential claims under relevant insolvency laws. In the case of an Insolvency Event, holders of debt instruments ranking senior to INX Tokens may be entitled to receive payment in full before INX Token holders receive any distribution, including distributions of Adjusted Operating Cash Flow and distributions from the Cash Fund.

Uses of the INX Token on the INX Platforms

The INX Token may be used or exercised as a form of payment for transaction fees on the INX Securities trading platform. The Company intends to set transaction fees as a percentage of the value of each trade executed on the INX Securities trading platform. INX Services will accept payment for such fees in US dollars, or in the payment of INX Tokens.

Although the INX Tokens may not be used as payment for transaction fees on the INX Digital trading platform, we intend from time to time to offer a promotional discount on transaction fees on the INX Digital trading platform to record holders of INX Tokens, as described below.

When used as payment of transaction fees on the INX Securities trading platform, the INX Token will entitle owners to, at a minimum, a ten percent (10%) discount as compared to fees paid using other currencies. The discount will be applied to the transaction fee, which will be expressed as a percentage of the value of the executed trade. Thus, if the transaction fee is $1.00, an INX Securities trading platform customer may pay this fee using an amount of INX Tokens that have a value of 90 cents. From time to time, the Company or INX Services may offer additional discounts for the use of INX Tokens as payment for INX Services transaction fees such that the aggregate discount exceeds ten percent (10%).

INX Securities customers may also be offered discounts in excess of the 10% minimum discount to holders of INX Tokens. These discounts, as well as discounts on the INX Securities trading platform in excess of 10%, are promotional incentives that are governed by the terms and conditions for use of the applicable trading platform and are not rights granted to the holders of INX Tokens through the INX Token Purchase Agreement or otherwise.

When used as payment for transaction fees, INX Tokens will be given the value that is determined by the execution price used for the most recent trade of the INX Token on the INX Securities trading platform. If a market for INX Tokens does not develop and there is no trading volume in INX Tokens on the INX Securities trading platform on which to base a last price, then the Company will use the initial offering price in this Offering to determine the value of INX Tokens to be used as payment of transaction fees until such time as a market develops.

We note that the volume at which the INX Tokens are traded could affect their volatility. For example, traders seeking to use the INX Token to pay for transaction fees on the INX Securities trading platform may be incentivized to artificially inflate the INX Token’s last trade execution price, the metric that we use to determine the INX Token’s value. If successful, such traders may pay fewer INX Tokens to the Company than would have otherwise been required to satisfy transaction fees for subsequent trades. We have designed procedures to prevent this or similarly price manipulative trading activity on the INX Securities trading platform, such as risk checks that identify and reject bid or ask orders at prices that deviate from the prior trading price by more than a certain percentage.

The use of INX Tokens for the payment of transaction fees on the INX Securities trading platform will initially be recorded on the books and records of INX Services. INX Services will then have its custodian conduct a net settlement and transfer all INX Tokens belonging to the INX Services from the custodian’s digital wallet to a separate digital wallet designated for INX Services. In this way, INX Services will plan to aggregate various smaller payments into one aggregate transfer, which will then be recorded on the INX Token Distributed Ledger.

We intend to offer to record holders of INX Tokens a promotional Tiered Trading Fee Discount Program on the INX Digital trading platform while they hold their INX Tokens in their private wallet by linking their wallet public address with their INX Digital trading platform account. Linking a wallet stores the Ethereum public address only and will allow the associated INX Digital account to track the INX Token balance stored in this wallet and be able to benefit from the discount program. Pursuant to this program, premium discounts will increase based upon the number of INX Tokens held by a record holder. These discounts on the INX Digital trading platform are promotional incentives that are governed by the terms and conditions of the INX Digital trading platform and are not rights granted to the holders of INX Tokens through the INX Token Purchase Agreement or otherwise. The value and percentage of any such discount is subject to change at the sole discretion of the applicable trading platform, with reasonable notice to INX Token holders and participants on the trading platform.

We believe that discounts provided to customers of our trading platforms is a benefit that may increase demand for, and thus support a higher valuation for, the INX Token. Any decision to offer additional discounts in excess of this 10% discount could further provide additional support for the price of INX Tokens.

We will be able to impact the trading price of INX Tokens by, in our sole discretion, setting or changing the transaction fees for trades executed on our trading platforms or by varying the discount applied to transaction fees on our trading platform. Our decision to take either of these actions may result in increased volatility in the price of INX Tokens, especially surrounding the announcement or termination of any additional discount. The decision to reverse or suspend any additional discounts could negatively impact the trading price of INX Tokens and, as a result, the trading price of INX Tokens may not accurately reflect the value of the public’s perception and acceptance of other rights and characteristics of the INX Tokens. Registered exchanges may decline to list INX Tokens if this feature violates applicable listing standards or ATSs may decide not make INX Tokens available for trading.

Prior to making decisions to set the rate for the transaction fees on our trading platforms and the level of additional discounts, if any, offered to holders of INX Tokens, the Company will consider various factors such as the profitability of our trading platforms, the effect of such changes on current holders of INX Tokens, and whether such changes will discourage investors from purchasing INX Tokens in the future.

Voting Rights

No voting rights are attached to the INX Tokens. Each INX Token holder will have no right to vote, or otherwise participate in our general meeting of our shareholders. An INX Token holder will possess none of the rights that a common shareholder would be ordinarily be entitled to as holder of common shares of the Company.

In addition, except as otherwise described in the section, INX Token holders will not participate in, or benefit from significant corporate transactions in which the company is a party, such as mergers, a sale of the Company, or sale of the Company’s assets.

Our Articles of Association state that, in addition to any obligation, duty or consideration imposed on them by law, independent directors shall be required to consider the interests of token holders in determining whether to approve or disapprove of the following events:

(1)       a transaction with an Affiliate (as such term is defined in the Articles);

(2)       a Deemed Liquidation (as such term is defined in the Articles); and

(3)       an Insolvency (as such term is defined in the Articles).

See also – “Description of Our Memorandum and Articles of Association” below.

INX Token Purchase Agreement; Enforcement of INX Token Holders’ Rights

The INX Token Purchase Agreement, to which all initial purchasers of INX Tokens in the Offering will become a party, sets forth the rights of each INX Token holder with regard to the INX Tokens held by such holder (the “INX Token Purchase Agreement”).

The Company may not amend or modify the INX Token Purchase Agreement in a manner that would materially impair the rights of the INX Tokens without the express consent of INX Token Holders. Accordingly, the rights of the holders of the INX Tokens may be amended or modified if the Board of Directors of the Company determines that such amendment or modification does not materially and adversely amend or modify such rights. Because the rights of the INX Tokens are set forth as a contractual right in each Token Purchase Agreement, any amendment or modification which would have the effect of materially and adversely amending or modifying the rights of the INX Tokens would need to be agreed to by each holder of INX Tokens; accordingly, a material and adverse change to the rights of the INX Tokens is a practical impossibility.

In addition to rights and remedies available to all purchasers of INX Tokens in this offering under applicable securities laws, each purchaser can enforce its rights under the INX Token Purchase Agreement by bringing a claim of breach of contract against the Company. The ability to pursue a claim for breach of contract is available to purchasers in this offering, and to subsequent purchasers of INX Tokens, as a means to enforce the following covenants available to them under the INX Token Purchase Agreement: (i) pro rata participation in distributions of our Adjusted Operating Cash Flow; (ii) timely delivery of such distributions; (iii) use of the INX Token as a form of payment for transaction fees on the INX Securities trading platform; and (iv) rights to a pro rata portion of the Cash Fund upon a failure to develop a trading platform or upon a change of control. It is the Company’s intention that the INX Token holders’ claim for breach of contract will be senior to the rights of the holders of the ordinary shares of the Company in liquidation. However, in the case of an Insolvency Event, the claim amount will be determined by the liquidator, a court of competent jurisdiction overseeing the liquidation, or some other authority pursuant to applicable insolvency law, and accordingly, there can be no assurance as to the payment amount, if any, that may be received by an INX Token Holder in settlement of such claim.

The INX Token Purchase Agreement is governed by Delaware law and includes exclusive venue and jurisdiction provisions designating Delaware courts as the exclusive venue for most claims, suits, actions and proceedings involving us or our officers, directors and employees. By purchasing an INX Token, an investor is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of Delaware courts.

The INX Token Purchase Agreement also includes a provision limiting our liability, to the maximum extent permitted by applicable law, for any losses the investor may incur, except for such losses that arise from our gross negligence, fraud or willful misconduct. By purchasing an INX Token, an investor is agreeing to this limitation of liability which could reduce its ability to recover damages from us if we act in a manner that causes investors to incur losses. By agreeing to this limitation of liability, investors will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

Secondary market purchasers of INX Tokens are included in the INX Token Purchase Agreement as third party beneficiaries to the rights of the INX Tokens set forth on Exhibit B to the INX Token Purchase Agreement; as third party beneficiaries, they have a right to enforce the rights of the INX Tokens as set forth on Exhibit B to the INX Token Purchase Agreement.

The rights of holders of INX Tokens will be set forth as an exhibit to the registration statement (which will be available on the Commission’s website) and will be available on the Company’s website; the Company’s website will also state that a secondary purchaser may request a copy of the rights of the INX Tokens from the Company. In this way, secondary purchasers of INX Tokens will be able to access information regarding the securities acquired by them in a manner similar to purchasers of other registered securities.

The foregoing description of the INX Token Purchase Agreement summarizes the material terms of the INX Token Purchase Agreement and the rights accruing to holders of INX Tokens but it is not a complete description. For more details about the INX Token Purchase Agreement, you should reference to the full text of the INX Token Purchase Agreement, which is attached as Exhibit 4.1 hereto, and is incorporated herein by reference.

TOKENS ELIGIBLE FOR FUTURE SALE

Upon closing of this offering, we will have outstanding up to 148,944,562 Tokens. All INX Tokens issued in this offering will be freely transferable without restriction or further registration under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144. INX Tokens purchased by our affiliates may not be resold except pursuant to an effective registration statement or an exemption from registration, including the safe harbor under Rule 144 described below.

All INX Tokens held by Token holders prior to the effectiveness of the registration statement of which this prospectus is a part will remain restricted from sale in the public market and may only be transferred after a registration of such holder’s INX Tokens or pursuant to a transfer that is exempt from the registration requirements.

Original Token Issuance

Prior to the Offering, the Company has issued 18,944,562 INX Tokens as part of the Original Token Issuance. In addition, the Company has committed to issue up to 6,144,250 INX Tokens (based on our initial public offering price of $0.90 per Token and excluding grants of INX Tokens as a monthly remuneration to certain directors) within the first year after this offering to directors, executive officers, employees, lenders, service providers and investors. See “Dilution.” The Original Token Issuance was conducted pursuant to exemptions from registration under the Securities Act, in accordance with Regulation S and Rule 506(b) of Regulation D, each rule promulgated under the Securities Act. All of the purchasers of the INX Tokens were non-U.S. Persons, as such term is used in Regulation S, or U.S. Persons who are “accredited investors” as such term is defined in Regulation D. With respect to the sales made to non-U.S. Persons (i) such sales were made in Offshore transactions (as such term is defined in Rule 902), (ii) no Directed Selling Efforts (as such term is defined in Rule 902) were made, and (iii) the conditions set forth in Rule 903(b)(1)(i) was satisfied. The balance of currently outstanding INX Tokens issued to U.S. Persons were issued pursuant to Rule 506(b) to accredited investors.

Future Issuances and Resales

We anticipate filing and seeking the effectiveness of one or more registration statements registering for re-sale the INX Tokens issued as part of the Original Token Issuance, as well as the issuance by the Company from time to time of (i) INX Tokens created but not previously issued, and (ii) INX Tokens which may be received by INX Services as payment for transaction fees or other fees.

The Company will need to either register additional offerings of INX Tokens on a Form F-1 Registration Statement, a Form F-3 registration statement (if we become eligible) or rely on exemptions from registration, including Regulation D and Regulation S, to make these additional token issuances. The Company may not be eligible to use certain registration statements, may experience delays in preparing registration statements or having registration statements declared effective, or may not succeed in selling additional INX Tokens, either in registered offerings or offerings that are exempt from registration.

The following are summaries of safe harbors pursuant to which a transfer of the INX Tokens may be exempt from federal registration requirements:

Registration Statement on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act to register INX Tokens reserved for future sales and issuances to applicable employees and advisors of the Company upon terms to be determined and approved by the Company’s Board of Directors. This Form S-8 registration statement is expected to become effective immediately upon filing, and INX Tokens covered by that registration statement will then be eligible for issuance to such holders, and resale by such holders in the public markets, subject to:

●	the Rule 144 limitations applicable to affiliates;

●	the expiration of the applicable lock-up periods; and

●	vesting restrictions imposed by us.

Rule 144

In general, under Rule 144 of the Securities Act (as in effect on the date of this prospectus), beginning 90 days after the date of this prospectus, an “affiliate” who has beneficially owned INX Tokens for a period of at least six months is entitled to sell upon expiration or waiver of the lock-up agreements described below within any three-month period a number of INX Tokens that does not exceed the greater of either 1% of the then outstanding Tokens immediately after this offering, or the average weekly trading volume of INX Tokens during the four calendar weeks preceding the filing with the SEC of a notice on Form 144 with respect to such sale. Such sales under Rule 144 of the Securities Act are also subject to prescribed requirements relating to the manner of sale, notice, and availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as in effect on the date of this prospectus, each of our employees, consultants or advisors who acquires INX Tokens from us in connection with a compensatory plan or other written agreement executed prior to the closing of this offering is eligible to resell such Tokens in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, Tokens acquired by employees, consultants and advisors remain subject to lock-up arrangements described below and would only become eligible for sale when the lock-up period expires or is waived.

Regulation S

Regulation S provides generally that securities owned by any person may be sold without registration in the United States, provided that such sales are made in offshore transactions and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions.

Lock-up Agreements

Prior to the Offering, the Company has issued 18,944,562 INX Tokens as part of the Original Token Issuance. In addition, the Company has committed to issue up to 6,144,250 INX Tokens (based on our initial public offering price of $0.90 per Token and excluding grants of INX Tokens as a monthly remuneration to certain directors) within the first year after this offering to directors, executive officers, employees, lenders, service providers and investors. See “Dilution.” These INX Token holders will be subject to lock-up agreements that restrict such holder’s ability to sell or transfer their INX Tokens. For our officers, directors and holders of 5% or more of our outstanding INX Tokens or ordinary shares, the lock-up agreements provide for a restricted period of two years following the completion of the offering, with one half of such INX Tokens being released one year following completion of the offering. For all other INX Token holders who received, prior to the offering, INX Tokens or options to purchase INX Tokens, the lock-up agreements provide for a restricted period of six months following the effectiveness of this prospectus. See “Certain Relationships and Related Party Transactions—Resale Registration.” Forms of the Two-Year Lock-Up Agreement and Six-Month Lock-Up Agreement are attached as Exhibits 10.39 and 10.40 hereto and are incorporated herein by reference.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion, in summary form, of certain United States federal income tax consequences relating to the acquisition, ownership and disposition of Tokens. This summary does not attempt to present all aspects of the United States federal income tax laws or any state, local or foreign laws that may affect an interest in Tokens. Financial institutions, insurance companies, tax-exempt entities, purchasers subject to the alternative minimum tax and other purchasers of special status must consult with their own professional tax advisors regarding a prospective investment in INX Tokens. This summary is by nature general in nature and should not be construed as tax advice to any prospective purchaser. No ruling has been or will be requested from the IRS and no assurance can be given that the IRS will agree with the tax consequences described in this summary. The following discussion assumes that each prospective Purchaser will acquire Tokens as a capital asset (generally, property held for investment). This description is based on the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. The following discussion is limited to prospective purchasers who are “United States Persons” within the meaning of the Code. Each prospective purchaser should consult with its own tax adviser in order to fully understand the United States federal, state, local and foreign income tax consequences of purchasing an interest in Tokens. No formal or legal tax advice is hereby given to any prospective purchaser, and no prospective purchaser may rely on the Company’s statements regarding the anticipated tax consequences of participating in this Offering or purchasing, holding and disposing of Tokens.

Transactions involving Tokens are relatively new and it is more than likely that the IRS will issue guidance, possibly with retroactive effect, impacting the taxation of participating in this offering and the purchase, ownership and disposition of Tokens. Such future tax guidance from the IRS (or guidance resulting from future judicial decisions) could negatively impact purchasers of Tokens.

Character of Tokens

There are no regulations, published rulings or judicial decisions involving the characterization for US federal income tax purposes of instruments with substantially the same terms as the INX Tokens.  It is also unclear what guidance on the characterization and treatment of tokens for U.S. federal income tax purposes may be issued in the future.  Thus, the characterization and treatment of INX Tokens for U.S. federal income tax purposes is uncertain.

The IRS has ruled on the tax treatment of virtual currencies. In Notice 2014-21, the IRS held that digital currencies (i) are “property” that is not currency for US federal income tax purposes and (ii) may be held as a capital asset.   The Notice does not address other aspects of the U.S. federal income tax treatment of tokens, including the tax characterization of tokens which possess non-currency rights or powers (so called “utility” tokens) or tokens which provide a share of profits to holders.

Moreover, there is no authority on the circumstances in which profit-sharing tokens such as INX Tokens may be treated as equity in the Company for U.S. federal income tax purposes.   It should be expected, however, that the IRS or a court would determine the characterization on tokens based on a consideration and weighing of the characteristics of these instruments.  Based on the characteristics of the INX Tokens, the Company intends to treat the INX Tokens as property that is not an equity interest in the Company for US federal income tax purposes.  This treatment is supported by the following characteristics:(i) distribution rights on the INX Tokens are (a) based on annual net cash flow from operating activities rather than earnings and profits of the Company and (b) entitlements pursuant to the terms of the INX Tokens without any action to declare a payment (distribution) required by Company’s board of directors, (ii) no participation rights in residual property of the Company on liquidation along with common equity and no specified liquidation preference typical with preferred equity and (iii) no voting rights.

Other characterizations of the INX Tokens are possible, including the possibility characterization as equity of the Company. If INX Tokens were characterized as equity interests in the Company for U.S. federal income purposes, U.S. holders of INX Tokens would be subject additional tax consequences and related reporting considerations applicable to holders of stock in a foreign company, including the possible application of rules relating to PFICs and CFCs.  The summary below assumes that INX Tokens will not constitute an equity interest in the Company for U.S. federal income tax purposes.

Potential purchasers are strongly advised to consult their own tax advisors as to the US federal income tax characterization of the INX Tokens and the consequences to them of the various alternative characterizations.

Treatment of Token Sales. The issuance of Tokens to a purchaser will be treated as a taxable sale of property by the Company to the purchaser. A purchaser should not be taxed upon the acquisition of Tokens. A purchaser should generally have a tax basis for U.S. federal income tax purposes in INX Tokens it acquires from the Company equal to the value of the purchase price paid by such purchaser for INX Tokens. The purchaser’s holding period in INX Tokens should begin on the day INX Tokens are issued to the purchaser.

Disposition of Tokens. A Token holder who sells, exchanges, or otherwise disposes of Tokens for cash or other property (including pursuant to an exchange of such Tokens for other convertible virtual currency) should, pursuant to Internal Revenue Service Notice 2014-21, recognize capital gain or loss in an amount equal to the difference between the fair market value of the property received in exchange for such Tokens and the purchaser’s adjusted tax basis in INX Tokens. This capital gain may be long term if the purchaser has held his Tokens for more than one year prior to disposition. Preferential tax rates for long term capital gain will generally apply to non-corporate U.S. Holders. Any gain or loss realized by a U.S. Holder on the sale, exchange, or other disposition of Tokens should generally be treated as from sources within the United States for U.S. foreign tax credit purposes. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations.

Treatment of Profit-Share Distributions. U.S. Holders of Tokens are required to include in gross income the amount of any distribution paid with respect to their Tokens. The source of distributions paid in respect of INX Tokens for U.S. foreign tax credit purposes is not clear.

EACH PURCHASER SHOULD SEEK, AND MUST DEPEND UPON, THE ADVICE OF HIS OR HER TAX ADVISOR WITH RESPECT TO THEIR PURCHASE OWNERSHIP AND DISPOSITION OF TOKENS, AND EACH PURCHASER IS RESPONSIBLE FOR THE FEES OF SUCH ADVISOR. NOTHING IN THIS PROSPECTUS IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO A PURCHASER. PURCHASERS SHOULD BE AWARE THAT THE INTERNAL REVENUE SERVICE MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY THE COMPANY AND THAT CHANGES TO THE INTERNAL REVENUE CODE OR THE REGULATIONS OR RULINGS THEREUNDER OR COURT DECISIONS AFTER THE DATE OF THIS MEMORANDUM MAY CHANGE THE ANTICIPATED TAX TREATMENT TO A PURCHASER. THE COMPANY WILL NOT OBTAIN ANY RULING FROM THE INTERNAL REVENUE SERVICE WITH REGARD TO THE TAX CONSEQUENCES OF PURCHASES OF TOKENS.

THE TAX TREATMENT OF INX TOKENS IS UNCERTAIN AND THERE MAY BE ADVERSE TAX CONSEQUENCES FOR PURCHASERS UPON CERTAIN FUTURE EVENTS. A PURCHASE OF TOKENS MAY RESULT IN ADVERSE TAX CONSEQUENCES TO PURCHASERS, INCLUDING WITHHOLDING TAXES, INCOME TAXES AND TAX REPORTING REQUIREMENTS. EACH PURCHASER SHOULD CONSULT WITH AND MUST RELY UPON THE ADVICE OF ITS OWN PROFESSIONAL TAX ADVISORS WITH RESPECT TO THE UNITED STATES TAX TREATMENT OF TOKENS.

PLAN OF DISTRIBUTION

INX Tokens offered by this prospectus may be sold from time to time by our officers and directors directly to one or more purchasers. Our officers and directors will not receive any direct compensation for sales of INX Tokens. The Company reserves the right to reject, in whole or in part, any subscriptions for Tokens made in this offering, in our discretion.

During the offering, we will offer for sale INX Tokens in fractional divisions up to four decimal places (0.0001); sales that would otherwise result in fractional divisions of more than four decimal places will be rounded to the nearest 1/10,000th of a Token (fractions of 5/100,000ths or greater shall be rounded to the next higher 1/10,000th and fractions of less than 5/100,000ths shall be rounded to the next lower 1/10,000th). After the offering, INX Tokens may be purchased and sold in fractional divisions up to eighteen decimal places (0.000000000000000001), which is the technical limit for ERC20 compliant tokens.

The minimum investment amount to participate in the offering is One Thousand Dollars ($1,000) (the “Minimum Investment Amount”). While the offering is still open, purchasers that have subscribed for at least the Minimum Investment Amount may purchase additional INX Tokens in increments of One Thousand Dollars ($1,000).

Onboarding and Requests to Purchase INX Tokens

For purposes of the Offering, the Company will make available a web-based portal where potential investors may purchase of INX Tokens in this Offering (a “Purchasing Portal”). The Purchasing Portal will be the exclusive venue for purchasing INX Tokens in this offering.

We have engaged Tokensoft, a third party technology service provider, to design the Purchasing Portal. Tokensoft’s services include the design and mapping of the Purchasing Portal’s onboarding and offering flows, which vary based on investor type and jurisdiction (including the blacklisting of certain jurisdictions that are ineligible for investing in the offering). Tokensoft’s design also integrates the capabilities of third party qualified custodians, such as BitGo, into the Purchasing Portal. The Purchasing Portal will be a sub-domain of the INX website and will not reference Tokensoft as participating in or advertising for the offering.

Onboarding Potential Purchasers

The onboarding process will be conducted through the Purchasing Portal in the same manner and use the same KYC/AML procedures and other credential requirements applicable when onboarding customers to an online brokerage account. We anticipate that the process for onboarding will take up to 30 days. Purchasers will not be able to place orders for INX Tokens through the Purchasing Portal prior to completing KYC/AML procedures and Company approval of the purchaser.

Submitting a Purchase Request

Upon KYC/AML approval, a potential investor may place an order for a certain quantity of INX Tokens by entering (i) the desired investment amount (in USD); (ii) the public wallet address of the Ethereum wallet that the potential investor has designated to receive the INX Tokens; and (iii) the desired method of payment. See “Plan of Distribution – Creating an Ethereum Digital Wallet Address.”

The potential investor will then be presented with a form copy of the INX Token Purchase Agreement and an order preview notification with the terms of purchase, including: (i) the number of INX Tokens the potential investor intends to purchase; (ii) the aggregate price of such INX Tokens expressed in U.S. Dollars; (iii) the exchange rate, if applicable; (iv) the aggregate price of INX Tokens purchased by the potential investor expressed in BTC and ETH, if applicable; and (v) the Ethereum wallet that the potential investor has designated to receive the INX Tokens. Potential investors will be able to download and review a copy of the form purchase agreement, which sets forth the rights of each INX Token holder with regard to the INX Tokens.

The potential investor will then be prompted to confirm that the purchase information is correct and to execute the INX Token Purchase Agreement. A purchaser will be granted one hour to execute the purchase agreement prior to its expiration. In addition, all unexecuted purchase agreements will expire automatically at 12:00 a.m. (UTC) each day.

After the potential investor executes the INX Token Purchase Agreement, the potential investor will be prompted to submit payment either by (i) wire transfer of U.S. Dollars or (ii) transfer of bitcoin or ether. Payment in bitcoin or ether will only become available after the proceeds from this offering exceed the Company’s minimum offering requirement of $7,500,000.

Creating an Ethereum Digital Wallet Address

To participate in the offering and receive INX Tokens, a potential investor must open a wallet on an Ethereum wallet website or wallet app. Generally, to open a wallet the potential investor will be required to create a strong password and record a 12 or 24-word passphrase, which is sometimes referred to as the “recovery phrase.”

Not all digital wallets support ERC20 blockchain assets, such as the INX Token, and certain digital wallets may not be compatible with the Ethereum blockchain related token smart contracts. Digital wallets supporting ERC20 blockchain assets follow a list of standards so that ERC20 tokens can be successfully transferred among compatible wallets. Therefore, the potential investor must confirm that the address provided is associated with a digital wallet that is compatible with and supports ERC20 blockchain assets.

The potential investor will be prompted to agree that they have a sufficient understanding of blockchain or cryptographic tokens and other digital assets, smart contracts, storage mechanisms (such as digital wallets), blockchain-based software systems and blockchain technology, to be able to evaluate the risks and merits of purchasing the INX Tokens using a digital wallet.

A POTENTIAL INVESTOR MAY NOT PARTICIPATE IN THE OFFERING BY PROVIDING AN ETHEREUM WALLET ADDRESS FROM ANY CRYPTOCURRENCY TRADING PLATFORM. Incompatible wallet addresses include wallets operated by Coinbase, Exodus, Bitrexx, Jaxx, Poloniex, Kraken, Bitfinex, Cex.io, Bitstamp, as well as any Bitcoin or Ethereum exchange. Compatible ERC20-compliant wallets may currently be generated at websites operated by MetaMask and MyEtherWallet. In addition, ERC20 Compatible Ethereum wallet custodial services may be purchased from qualified custodians, such as state chartered trust companies.

A POTENTIAL INVESTOR MUST HAVE SOLE CONTROL OVER THE ERC20 COMPATIBLE ETHEREUM WALLET PROVIDED FOR THE OFFERING OR SUCH ERC20 COMPATIBLE ETHEREUM WALLET MUST BE UNDER THE CONTROL OF A QUALIFIED CUSTODIAN WHO HAS AGREED TO HOLD THE TOKEN ON BEHALF OF THE INVESTOR. FAILURE TO PROVIDE A COMPATIBLE WALLET MAY RESULT IN A LOSS OF A POTENTIAL INVESTOR’S FUNDS.

The potential investor submitting an ERC20 compatible wallet will be prompted to agree and represent that they have sole control over the private keys to such wallet or that such wallet is under the control of a qualified custodian who has agreed to hold the token on behalf of the investor. Further, except as expressly permitted by the Company, each potential investor (and each subsequent assignee of INX Tokens) is prohibited from transferring rights or access to an Ethereum wallet (except to a qualified custodian holding the wallet on behalf of the investor) once that wallet has been added to the Whitelist Database.

Acceptance of a Purchase Request and Closing

After execution of the INX Token Purchase Agreement and receipt of timely payment, the purchaser will receive an executed copy of the INX Token Purchase Agreement and an order summary notification, which will contain a summary of the purchase information.

The Ethereum wallet that the purchaser has designated to receive the INX Tokens will be included in the Whitelist Database. Upon a closing of the purchase (which may not occur until after the Company has received requests to purchase and payments exceeding the Company’s minimum offering requirement of $7,500,000), the INX Tokens will be transferred to the purchaser’s designated Ethereum wallet.

Rejection of a Purchase Request

A purchaser’s request to purchase INX Tokens will be rejected if:

1.	The purchaser fails to timely execute the INX Token Purchase Agreement. Execution is timely if completed by the earlier of (i) within one (1) hour of the potential investor being prompted to confirm that purchase information is correct, or (ii) 12:00 a.m. (UTC) each day.

2.	The purchaser fails to submit timely payment of the purchase price. If the purchase price is paid in U.S. Dollars, the payment is timely submitted if received by the Company within seven (7) days after the execution of the INX Token Purchase Agreement. After we have achieved our offering minimum offering requirement, if the purchase price is paid in Bitcoin, Ether or USDC, the payment is timely submitted if received by the Company within one (1) hour after the execution of the INX Token Purchase Agreement.

3.	The purchase price is paid in USD Coin (“USDC”) and the Company is unable to convert the USDC to U.S. Dollars on a 1:1 basis within one business day of receiving an executed purchase agreement with payment.

If any of these conditions are not met, the agreement will expire and the purchaser may only purchase INX Tokens by reentering the Purchasing Portal and repopulating a new INX Token Purchase Agreement.

The Company plans to either accept or reject purchase orders on a rolling basis within one business day of receiving an executed purchase agreement with payment. The Company reserves the right to accept or reject, in whole or in part, any subscriptions for INX Tokens made in this offering, in our discretion. Any rejected subscription will have any submitted funds (or the rejected portion thereof) returned promptly to the purchaser.

Minimum Offering Requirement, Initial Closing and Subsequent Closings; Escrow Agreement

The Company did not sell and did not transfer any INX Tokens to purchasers in the offering until the gross proceeds from committed purchases of INX Tokens exceeded $7,500,000, which the Company has set as a minimum offering requirement for this Offering. Prior to the satisfaction of this condition, all subscription payments were promptly transmitted to the Escrow Agent.

The Company met the minimum offering requirement and conducted an initial closing of committed purchases, pursuant to which funds held by Metropolitan Commercial Bank, as the Escrow Agent, were transferred to us to fund our operations.

Prior to reaching the minimum offering requirement, the Company accepted payments for INX Tokens in U.S. Dollars. In other words, the Company did not accept BTC or ETH as payment for INX Tokens until after the Company met the minimum offering requirement and conducted a closing of committed purchases.

The purchase of INX Tokens in the Offering by our directors, officers, advisors and any of our affiliates, including any broker-dealers we may engage, did not count towards satisfying the minimum offering requirement. There is no limit on the amount of INX Tokens that may be purchased by such persons; any such purchases will be for investment purposes and not with a view towards distribution.

After meeting the minimum offering requirement, the Company conducted a closing of the committed purchases and credited each investor’s Ethereum wallet with the quantity of INX Tokens as indicated in such investor’s INX Token Purchase Agreement. Funds held by the Escrow Agent were transferred to the Company’s operating account to fund the Company’s operations. After the initial closing, sales will be made continuously throughout the remaining period of this Offering. Funds from such purchases will be made immediately available to fund the Company’s operations.

The Company has retained Tokensoft Transfer Agent LLC as its transfer agent. As transfer agent, Tokensoft Transfer Agent LLC will maintain the INX Registry, conduct KYC/AML clearance checks, coordinate with the Company regarding new issuances of INX Tokens, exercise the Company’s authority to unilaterally transfer INX Tokens from a wallet to which keys have been lost or stolen and facilitate the payment of the pro rata distribution of the Adjusted Operating Cash Flow to holders of INX Tokens. Tokensoft Transfer Agent LLC has registered as a transfer agent pursuant to Rule 17Ac2-1 promulgated under the 1934 Act.

The foregoing description of the duties of our transfer agent summarizes the material terms of the Transfer Agency and Service Agreement entered into between the Company and Tokensoft Transfer Agent LLC, but is not a complete description. For more details about the Transfer Agency and Service Agreement, you should reference to the full text of the Transfer Agency and Service Agreement, which is attached as Exhibit 10.41 hereto, and is incorporated herein by reference.

Payment in BTC, ETH or USDC

After the Company meets the minimum offering requirement and conducts an initial closing of committed purchases, payment for INX Tokens will be accepted in U.S. Dollars, USDC, BTC and ETH. The INX Tokens are offered and sold at a fixed price in U.S. Dollars (USD). Thus, the purchase price for INX Tokens as expressed in BTC or ETH will vary as determined by the applicable exchange rate at the time of each sale.

USDC will be accepted on a 1:1 exchange rate with the U.S. Dollar. BTC/USD and ETH/USD exchange rates will be determined by Brave New Coin’s Bitcoin Liquid Index (BLX) and Ethereum Liquid Index (ELX), respectively (or such similar indices if such indices cease to exist), as of 12:00 a.m. (UTC) on the date a purchaser has submitted an executed INX Token Purchase Agreement. The applicable exchange rate will be provided to INX Token purchasers (i) prior to executing an INX Token Purchase Agreement and (ii) after payment of the purchase price is received. See “Plan of Distribution— Onboarding and Requests to Purchase INX Tokens.”

The Company intends that Bitcoin or Ether received as payment will be sold promptly as the Company does not intend to hold Bitcoin or Ether as ongoing investments.

Offering Period

We expect to commence the sale of INX Tokens within two days following the date on which this registration statement becomes effective. We will continue our public offering until its termination, which will be effective upon the earliest to occur of: (i) the sale of all of the 130,000,000 INX Tokens being offered, (ii) 365 days after this registration statement is declared effective, or (iii) such shorter period as may be determined by the Company in its sole discretion

Selling Agents and Expenses

We have entered into an the A-Labs Engagement Agreement pursuant to which A-Labs will promote this offering to non-U.S. persons only. Pursuant to the A-Labs Engagement Agreement, A-Labs will receive (i) a non-refundable, one-time cash payment of $500,000; (ii) a grant of 4,550,000 INX Tokens, subject to a repurchase option by the Company, under which the Company is entitled to repurchase INX Tokens for $0.01 per Token; (iii) a cash payment of $500,000 payable upon the completion of an offering under which the Company has raised from U.S. persons not less than $10,000,000; and (iv) upon the completion of an offering under which the Company has raised from non-U.S. persons not less than $10,000,000, a contingent cash payment for the sale of INX Tokens to non- U.S. persons only equal to: 10% of the first $30 million (up to $3 million) in ICO Proceeds (which is defined in the A-Labs Engagement Agreement as proceeds paid by non-U.S. persons in this offering); 5% of the next $70 million (up to $3.5 million) in ICO Proceeds; 6% of the next $100 million (up to $6 million) in ICO Proceeds; and 7.5% of ICO Proceeds in excess of $200 million. Thus, subject to the completion of an offering under which the Company has raised from non-U.S. persons not less than $10,000,000, A-Labs will receive a cash payment of no less than 6.25% of the aggregate gross proceeds of INX Tokens sold to non-U.S. persons, and as high as 10% of such gross proceeds for the initial $30 million raised from sales to non-U.S. persons.

A-Labs will be deemed to be an “underwriter” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, A-Labs will be deemed to be underwriting commissions or discounts under the Securities Act.

A-Labs, a private company incorporated under the laws of Israel, holds 1,167,893 ordinary shares of the Company and 4,550,000 INX Tokens. Mr. Doron Cohen is the controlling shareholder of A-labs. See “Certain Relationships and Related Party Transactions—Agreements with Other Interested Parties.”

In addition, we reserve the right to engage broker-dealers registered under Section 15 of the Exchange Act who are FINRA members to participate in the offer and sale of our INX Tokens and to pay to such broker-dealers cash commissions of up to 7% of the gross proceeds from the sales of Tokens placed by them.

Registration of INX Tokens Sold in Original Token Issuance

Holders of INX Tokens purchased in the Original Token Issuance will enter into and will be subject to lock-up agreements that restrict their ability to sell or transfer their Tokens. For our officers, directors and holders of 5% or more of our outstanding INX Tokens or ordinary shares, the lock-up agreements provide for a restricted period of two years following the completion of the offering, with one half of such INX Tokens being released one year following completion of the offering. For all other INX Token holders who received, prior to the offering, INX Tokens or options to purchase INX Tokens, the lock-up agreements provide for a restricted period of six months following the effectiveness of this prospectus. See “Certain Relationships and Related Party Transactions—Resale Registration.” Forms of the Two-Year Lock-Up Agreement and Six-Month Lock-Up Agreement are attached as Exhibits 10.39 and 10.40 hereto and are incorporated herein by reference.

We anticipate filing and seeking the effectiveness of one or more registration statements registering for re-sale the INX Tokens issued as part of the Original Token Issuance, as well as the issuance by the Company from time to time of (i) INX Tokens created but not previously issued, and (ii) INX Tokens which may be received by INX Services as payment for transaction fees or other fees. See “Certain Relationships and Related Party Transactions—Resale Registration.”

The Company will need to either register additional offerings of INX Tokens on a Form F-1 Registration Statement, a Form F-3 registration statement (if we become eligible) or rely on exemptions from registration, including Regulation D and Regulation S, to make these additional token issuances.

We intend to file a registration statement on Form S-8 under the Securities Act to register INX Tokens reserved for future sales and issuances to applicable employees and advisors of the Company upon terms to be determined and approved by the Company’s Board of Directors. This Form S-8 registration statement is expected to become effective immediately upon filing, and INX Tokens covered by that registration statement will then be eligible for issuance to such holders, and resale by such holders in the public markets, subject to the Rule 144 limitations applicable to affiliates; the expiration of the applicable lock-up periods; and vesting restrictions imposed by us.

The Company may not be eligible to use certain registration statements, may experience delays in preparing registration statements or having registration statements declared effective, or may not succeed in selling additional INX Tokens, either in registered offerings or offerings that are exempt from registration.

INX Tokens used on the INX Securities trading platform as payment for transaction fees or other fees and INX Tokens not previously issued by the Company will be held by the Company until they can be resold back to the public in additional offerings under an appropriate registered offering or pursuant to a transfer that is exempt from the registration requirements.

We will pay the registration expenses, other than applicable underwriting sales commissions, of INX Tokens registered on a registration statement on Form F-1 or Form F-3, as appropriate.

Registration of INX Tokens under the Exchange Act

The INX Token is an equity security as such term is defined in Section 3(a)(11) of the Exchange Act; however, the INX Tokens are not currently registered under the Exchange Act. Upon completion of this offering, we will be subject to the reporting requirements of Section 15(d) of the Exchange Act, as amended, that are applicable to “foreign private issuers,” and under those requirements we will file reports with the SEC. If, within 120 days after the last day of its fiscal year ended on which the Company has total assets of more than $10,000,000, the number of record holders of the INX Tokens is more than 2,000 persons, or 500 persons who are not accredited investors, the Company will be required to register the INX Tokens under the Exchange Act, in accordance with Section 12(g) of the Exchange Act, and to continue to file such reports. The Company intends to remain subject to the reporting requirements of the Exchange Act either through continued compliance with Section 15(d) of the Exchange Act or by registration of the INX Tokens in accordance with Section 12(g) of the Exchange Act.

State Blue Sky Information

Each state has its own securities laws, often called “blue sky” laws, which (i) prohibit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker of such transaction must also be registered in that state.

Immediately after this registration statement is declared effective by the SEC and for one year thereafter, we expect the INX Tokens to be qualified, and to be eligible to make offers and sales, including resales, of the INX Tokens, subject to the suitability standards included in the “Suitability Standards” section of this prospectus, to investors in California, Colorado, Connecticut, Georgia, Hawaii, Illinois, Louisiana, Michigan, Minnesota, New York, Texas, Washington, Wisconsin and Wyoming. After this registration statement is declared effective by the SEC, we may submit filings to qualify the INX Tokens in other states, to enable resales in other states and to maintain such qualifications, though we have no obligation to do so.

We cannot guarantee that we will be able to effect any required blue sky registrations or qualifications. You will have the ability to purchase and sell INX Tokens only if these securities have been qualified for sale under the laws of the state where you reside, or if they fall within an exemption from registration. We will not knowingly sell INX Tokens to purchasers in jurisdictions in which such sales are not registered or otherwise qualified for issuance or exempt from registration. As a result, there may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our INX Tokens.

Notices to Non-U.S. Investors

We anticipate treating the INX Tokens as securities under the laws of all foreign jurisdictions. Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The distribution of this prospectus and the offer and sale of the INX Tokens may be restricted by law in certain jurisdictions. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy (and may not be circulated to any persons) in any country, state, or other jurisdiction when it is unlawful to make such offer or solicitation in such state or jurisdiction. This offering is not made to or directed at, and may not be acted upon by, persons or entities in, or citizens of, Afghanistan, Albania, Argentina, Bangladesh, Belarus, Bolivia, Bosnia and Herzegovina, Burundi, Central African Republic, Democratic Republic Of Congo, Costa Rica, Côte D’Ivoire, Cuba, Ecuador, Egypt, Equatorial Guinea, Guinea, Guinea-Bissau, Haiti, Holy See (Vatican City State), Iceland, India, Indonesia, Iran, Iraq, Lao People’s Democratic Republic, Lebanon, Liberia, Libya, the Former Yugoslav Republic Of Macedonia, Mali, Montenegro, Myanmar, Nicaragua, North Korea, State of Palestine, Qatar, Russian Federation, Rwanda, Serbia, Somalia, South Sudan, Sudan, Syrian Arab Republic, Tunisia, Turkey, Ukraine, Bolivarian Republic of Venezuela, Vietnam, Yemen, and Zimbabwe, and any other jurisdiction in which this offering is, or may become, prohibited (each a “Prohibited Jurisdiction”). Accordingly, no person or entity in a Prohibited Jurisdiction shall be eligible or permitted to, whether directly or indirectly, subscribe, purchase or acquire, or offer to subscribe, purchase or acquire, any INX Tokens. This prospectus and any other document or material in connection with the offer or sale, or the invitation to purchase, the INX Tokens may not be circulated or distributed, whether directly or indirectly, to persons or entities in, or citizens of, a Prohibited Jurisdiction.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 24 months after its transfer for the offeree under this prospectus.

Brazil

NOTICE TO RESIDENTS IN BRAZIL. THE TOKENS HAVE NOT BEEN AND WILL NOT BE ISSUED NOR PLACED, DISTRIBUTED, OFFERED OR NEGOTIATED IN THE BRAZILIAN CAPITAL MARKETS. THE ISSUANCE OF TOKENS HAVE NOT BEEN OR WILL NOT BE REGISTERED WITH THE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (“CVM”). ISSUER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED OR SOLD, AND WILL NOT OFFER OR SELL, TOKENS IN BRAZIL, EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFERING, PLACEMENT, DISTRIBUTION OR NEGOTIATION OF SECURITIES IN THE BRAZILIAN CAPITAL MARKETS REGULATED BY BRAZILIAN LEGISLATION.

Canada

NOTICE TO RESIDENTS OF CANADA. THE TOKENS MAY ONLY BE OFFERED AND SOLD TO PURCHASERS PURCHASING AS PRINCIPAL THAT ARE BOTH “ACCREDITED INVESTORS” AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS AND REGISTRATION EXEMPTIONS AND “PERMITTED CLIENTS” AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE SECURITIES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS AND IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan). The securities may not be offered or sold directly or indirectly in the People’s Republic of China to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area

This prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of the INX Tokens which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any INX Tokens may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)	in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any INX Tokens in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any INX Tokens to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

NOTICE TO RESIDENTS OF HONG KONG. THE TOKENS MAY NOT BE OFFERED OR SOLD IN HONG KONG BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) (“COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE”) OR WHICH DO NOT CONSTITUTE AN INVITATION TO THE PUBLIC WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (“SECURITIES AND FUTURES ORDINANCE”), OR (II) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE, AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE TOKENS MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO INSTRUMENTS WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” IN HONG KONG AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE AND ANY RULES MADE THEREUNDER. THE CONTENTS OF THIS DOCUMENT HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT THE CONTENTS OF THIS DOCUMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

Israel

This document does not constitute a public offering or selling or a solicitation of an offer to sell any kind of securities under the Israeli Securities Law. This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the Israel Securities Authority. Any public offering in Israel requires a pre-approved permit by the Israel Securities Authority or an exemption thereof. In Israel, this prospectus may be distributed only to, and may be directed only at the types of, investors listed in the first addendum to the Israeli Securities Law (“the Addendum”), consisting primarily of funds for joint investment in trust funds; provident funds; insurance companies; banks, portfolio managers and members of the Tel Aviv Stock Exchange, Ltd., each purchasing for their own account or for clients which are types of investors listed in the Addendum; investment advisors and underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50.0 million; and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

Japan

THE TOKENS ARE BEING OFFERED IN TO A LIMITED NUMBER OF QUALIFIED INSTITUTIONAL INVESTORS (TEKIKAKU KIKAN TOSHIKA, AS DEFINED IN THE SECURITIES EXCHANGE LAW OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED)) AND/OR A SMALL NUMBER OF INVESTORS, IN ALL CASES UNDER CIRCUMSTANCES THAT WILL FALL WITHIN THE PRIVATE PLACEMENT EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES EXCHANGE LAW AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN. AS SUCH, THE TOKENS HAVE NOT BEEN REGISTERED AND WILL NOT BE REGISTERED UNDER THE SECURITIES EXCHANGE LAW OF JAPAN. THE PURCHASER OF THE TOKENS AGREES NOT TO RE-TRANSFER OR RE-ASSIGN THE TOKENS TO ANYONE OTHER THAN NON-RESIDENTS OF JAPAN EXCEPT PURSUANT TO A PRIVATE PLACEMENT EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES EXCHANGE LAW AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

Mexico

This prospectus does not constitute an approved prospectus by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (“CNBV”) under the Federal Securities Exchange Law (Ley del Mercado de Valores) (“Mexican Exchange Law”) and the General Regulations addressed to Issuers of Securities and to other Participants of the Stock Exchange (Disposiciones de Carácter General Aplicables a las Emisoras de Valores y a otros Participantes del Mercado de Valores) (“Mexican Regulations”).

Further, the offering of INX Tokens under this prospectus (i) does not constitute a public offer, as such term is defined under Art. 2, Sec. XVIII of the Mexican Exchange Law, and (ii) is not considered solicitation or fund raising pursuant to the last paragraph of Art. 2 of the Mexican Banking Institutions Law (Ley de Instituciones de Crédito) as this offering is not: a) made to an undetermined individual or is not intended for general circulation in Mexico through mass distribution channels, or b) made on a regular or professional basis.

The offering of INX Tokens in Mexico under this prospectus shall be considered a private offer of securities as per Art. 8 of the Mexican Exchange Law and shall comply with the following requirements: (i) not distributed to the general public by massive distribution channels; (iii) made to less than 100 individuals; (iv) offer exclusively to institutional or qualified investors as these are defined in the Mexican Exchange Law and the Mexican Regulations; and (v) not be done on a regular or professional basis.

For purposes of the foregoing, the Mexican Exchange Law and the Mexican Regulations, define the following types of investors:

1.	“Qualified Investor” means, a person who usually has income, assets or any of the characteristics provided by the CNBV through the Regulations. The CNBV may set forth in the Regulations for different kinds of qualified investors. The Regulations provide for the following kinds of “qualified investors”:

i.	“Basic Qualified Investor” a person having (y) investments in securities for an annual average equal to or in excess of 1,500,000.00 Investment Units, or (z) gross income per annum in an amount equal to or in excess of 500,000.00 Investment Units;

ii.	“Sophisticated Qualified Investor” a person having (y) investments in securities for an annual average equal to or in excess of 3,000,000 Investment Units, or (z) gross income per annum in an amount equal to or in excess of 1,000,000.00 Investment Units; and

iii.	“Qualified Investors Entitled to participate in Public Restricted Offers”, those persons investing in securities within the immediate previous year, an annual average amount equal to 20,000,000.00 Investment Units.

2.	“Institutional Investors” As provided by article 2 of the Stock Exchange Act, Institutional Investors are those financial entities or persons considered as such pursuant to the laws governing the organization, operation and activities of such financial entities or persons. In that regard, as an example, banks, investment funds, mutual funds, pension funds, insurance companies are considered Institutional Investors.

The Investment Unit reference vis à vis the Mexican Peso is periodically published by the Mexican Central Bank in the Official Gazette of the Federation (Diario Oficial de la Federación).

New Zealand

NOTICE TO RESIDENTS OF NEW ZEALAND. THE TOKENS OFFERED OR SOLD TO INVESTOR IN NEW ZEALAND ARE ONLY AVAILABLE TO, AND MAY ONLY BE ACCEPTED BY, A WHOLESALE INVESTOR PURSUANT TO CLAUSE 3(2) AND 3(3) OF SCHEDULE 1 OF THE NEW ZEALAND FINANCIAL MARKETS CONDUCT ACT OF 2013) WHO HAS COMPLETED A WHOLESALE INVESTOR CERTIFICATE OR AN ELIGIBLE INVESTOR CERTIFICATE OR WHO INVESTS A MINIMUM AMONG OF NZ $ 750,000 IN THE TOKENS. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE NOT OFFERED OR SOLD, AND WILL NOT OFFER OR SELL, DIRECTLY OR INDIRECTLY, ANY TOKENS; YOU HAVE NOT DISTRIBUTED AND WILL NOT DISTRIBUTE, DIRECTLY OR INDIRECTLY, THIS DOCUMENT OR ANY OTHER OFFERING MATERIALS OR ADVERTISEMENTS IN RELATION TO ANY OFFER OF ANY TOKENS; IN EACH CASE IN NEW ZEALAND OTHER THAN TO A PERSON WHO IS A WHOLESALE INVESTOR; AND YOU WILL NOTIFY ISSUER IF YOU CEASE TO BE A WHOLESALE INVESTOR.

Singapore

NOTICE TO RESIDENTS OF SINGAPORE. THE TOKENS AND ANY DOCUMENTS USED IN CONNECTION THEREWITH HAVE NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (“SFA”). ACCORDINGLY, THE TOKENS AND ANY OTHER DOCUMENT IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, HEREOF MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY IT BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO ANY PERSON IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA. WHERE THE TOKENS ARE SUBSCRIBED FOR OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR, SECURITIES OR SECURITIES-BASED DERIVATIVES CONTRACTS (EACH TERM AS DEFINED IN SECTION 2(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR TRUST HAS ACQUIRED THE TOKENS UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), (2) (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA, (3) WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER, (4) WHERE THE TRANSFER IS BY OPERATION OF LAW, (5) AS SPECIFIED IN SECTION 276(7) OF THE SFA, OR (6) AS SPECIFIED IN REGULATION 37A OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SECURITIES AND SECURITIES-BASED DERIVATIVES CONTRACTS) REGULATIONS 2018 OF SINGAPORE.

South Korea

The Securities have not been registered and will not be registered with the Financial Services Commission of Korea for a public offering in Korea under the Korea Financial Investment Services and Capital Markets Act or with any other regulatory authorities in Korea. The Securities have not been and will not be offered, sold or delivered directly or indirectly, or offered, sold or delivered to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree), except as otherwise permitted under applicable Korean laws and regulations. By the purchase of a Security, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased such Security pursuant to the applicable laws and regulations of Korea.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

Taiwan

NOTICE TO RESIDENTS OF TAIWAN. THE TOKENS HAVE NOT BEEN AND WILL NOT BE REGISTERED OR FILED WITH, OR APPROVED BY, THE FINANCIAL SUPERVISORY COMMISSION OF TAIWAN AND/OR ANY OTHER REGULATORY AUTHORITIES OF TAIWAN PURSUANT TO RELEVANT SECURITIES AND OTHER APPLICABLE LAWS AND REGULATIONS OF TAIWAN AND MAY NOT BE SOLD, ISSUED OR OFFERED WITHIN TAIWAN THROUGH A PUBLIC OFFERING OR IN CIRCUMSTANCES WHICH CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER WITHIN THE MEANING OF THE SECURITIES AND EXCHANGE ACT OR RELEVANT LAWS AND REGULATIONS OF TAIWAN THAT REQUIRES A REGISTRATION, FILING OR APPROVAL OF THE FINANCIAL SUPERVISORY COMMISSION OF TAIWAN AND/OR ANY OTHER REGULATORY AUTHORITIES OF TAIWAN.

Thailand

NOTICE TO RESIDENTS OF THAILAND. THE TOKENS ARE NOT OFFERED TO THE PUBLIC AND HAVE NOT BEEN APPROVED BY THE OFFICE OF THE THAI SECURITIES EXCHANGE COMMISSION (“TSEC”), AND NO REGISTRATION STATEMENT AND DRAFT PROSPECTUS HAVE BEEN FILED WITH THE TSEC AND HAVE BECOME EFFECTIVE, IN RELIANCE ON APPLICABLE EXEMPTIONS FROM SUCH REQUIREMENTS, INCLUDING FOR OFFERS TO “INSTITUTIONAL INVESTORS” UNDER THE SECURITIES EXCHANGE ACT AND ANY RELATED ACT OR RULES.

WITHIN TWO YEARS FROM THIS OFFERING, NO TOKENS SHALL BE SOLD OR OFFERED FOR SALE TO THE PUBLIC IN THAILAND UNLESS (I) AN APPROVAL BY THE TSEC IS OBTAINED, OR (II) THEY ARE BEING OFFERED AS PART OF THE INITIAL PUBLIC OFFERING FOR THE PURPOSE OF BEING LISTED ON THE STOCK EXCHANGE OF THAILAND, OR (III) THE [COMPANY] HAS A LISTED STATUS ON THE STOCK EXCHANGE OF THAILAND.”

SUITABILITY STANDARDS

The INX Tokens we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. There is currently no public market for the INX Tokens and there is no plan to have the INX Token trade on a national securities exchange or any other exchange or trading platform, whether within or outside the United States. Thus, purchasers in this offering will have difficulty selling their INX Tokens.

In addition, the states listed below have established suitability requirements for investors in this offering and subsequent purchasers of INX Tokens. Investors in these states are directed to the following special suitability standards:

California—Purchasers of INX Tokens residing in California are required to have either (i) gross annual income of at least $65,000 and a net worth of at least $250,000; or (ii) a net worth of at least $500,000.

Texas—Purchasers of INX Tokens residing in Texas are required to be “accredited investors,” as defined in Rule 501(a) of Regulation D.

Washington—Purchasers of INX Tokens residing in Washington State are required to be “accredited investors,” as defined in Rule 501(a) of Regulation D.

For purposes of determining the suitability of an investor, “net worth” in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the INX Tokens if such person is the fiduciary or by the beneficiary of the account.

Those selling INX Tokens on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of INX Tokens in this offering must make every reasonable effort to determine that the purchase of INX Tokens in this offering is a suitable and appropriate investment for each INX Token holder based on information provided by the INX Token holder regarding the INX Token holder’s financial situation and investment objectives.

EXPENSES RELATED TO THIS OFFERING

We estimate that the total expenses of this offering payable by us, excluding the underwriting sales commissions, will be approximately $5,005,187, as follows:

SEC registration fee	$15,187
Blue Sky filing fees	179,000
Legal fees and expenses	3,761,000
Accounting fees and expenses	983,000
Printing expenses	45,000
Miscellaneous	22,000
Total	5,005,187

LEGAL MATTERS

Legal matters relating to the laws of the United States will be passed upon for us by McDermott Will & Emery LLP, New York, New York; legal matters relating to Israeli and Gibraltar law will be passed upon for us by Horn & Co. Law Offices, Tel Aviv, Israel, and Hassans International Law Firm Limited, Gibraltar, respectively. Both McDermott Will & Emery LLP and Hassans International Law Firm Limited have provided legal opinions with regard to the valid issuance of the INX Tokens.

Mr. Yuval Horn, a senior partner at Horn & Co. Law Offices, Tel Aviv, Israel, which firm is serving as legal counsel for this offering for matters relating to Israeli law, is the husband of Ms. Ayelet Horn. Pursuant to the Horn Loan Agreement, Ms. Horn is entitled, at any time and at her sole discretion, to convert outstanding principal and interest amounts of the loan agreement into 311,500 ordinary shares of the Company. Under the terms of the Horn Loan Agreement, Ms. Horn also purchased 876,562 INX Tokens issued by the Company at a price of $0.01 per INX Token.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Gibraltar. Service of process upon us and upon our directors and officers and the experts named in this registration statement, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel, Hassans International Law Firm Limited, that it may be difficult to assert U.S. securities law claims in original actions instituted in Gibraltar. Firstly, because the Gibraltar court will not have jurisdiction if it considers that the U.S. law being asserted is a penal, public or revenue law. Secondly, because even if the court were to have jurisdiction, it may decline to exercise that jurisdiction on the grounds of forum non conveniens (see above).

In addition, even if a Gibraltar court agrees to hear a claim, it may determine that Gibraltar law (or any other law or jurisdiction) and not U.S. law is applicable to the claim.

If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. If proceedings were to be brought in Gibraltar, all procedural matters would be governed by Gibraltar law.

Enforceability of a US Judgment in Gibraltar

A judgment creditor seeking to enforce a US judgment in Gibraltar cannot do so by direct execution of the judgment or pursuant to any registration process. The judgment creditor must therefore bring an action on the foreign judgment at common law and could apply for summary judgment under CPR Part 24 on the ground that the Defendant has no real prospect of successfully defending the claim. If such an application were to succeed, the Defendant would not be allowed to defend the claim at all.

However in order for this to be done, the US judgment would have to be for a debt or definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty – i.e. not based on a penal, revenue or public law) and must be final and conclusive.

Furthermore, the Gibraltar court must have been satisfied that the US court had jurisdiction over the Defendant according to the Gibraltar rules of private international law (e.g. that the Defendant was present when proceedings were instituted or has submitted to the jurisdiction of the US court – it is not sufficient, for example, that the Defendant possesses property in the United States).

The Gibraltar court will also refuse to enforce the US judgment if, inter alia, it would be contrary to Gibraltar public policy; or if the proceedings in the United States breached natural justice (e.g. by the Defendant not being properly serviced with process or notice of a hearing); or if the judgment was obtained by fraud.

The Gibraltar court has the power to give judgment for a sum of money expressed in a foreign currency. The judgment will be for payment of the amount of the foreign currency or its sterling equivalent at the time of payment.

The court has the power to award interest on debts or damages for such rate and for such period as it thinks fit. Once judgment is entered in Gibraltar, the judgment debt will carry interest from the date of judgment until the date it is it is satisfied at the rate prescribed in the High Court of England and Wales (currently 8%).

EXPERTS

The consolidated financial statements of INX Limited as of December 31, 2019 and 2018 and for the years then ended appearing in this Prospectus and Registration Statement have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global and an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of Kost Forer Gabbay & Kasierer are located at 144A Menachem Begin Street, 6492102 Tel-Aviv, Israel.

The INX Token smart contract code was audited by Quantstamp, a blockchain security firm. Quantstamp produced an audit report, which is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of the INX Tokens. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement, or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we will be filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly, and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, during any fiscal year that we are subject to the reporting requirements of the Exchange Act, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We maintain a corporate website at INX.co. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under corporate or securities regulations, including posting any XBRL interactive financial data required to be filed with the SEC or any other regulatory authority, and any notices of general meetings of our shareholders.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“All or nothing” (a/k/a All-or-none (AON)) — A direction given to a broker to buy or sell a security or commodity specifying that the specified order must be executed in its entirety or not at all.

“API” — Application program interface, a set of routines, protocols and tools for building software applications.

“Application” – A software program that runs on a computer and is utilized for a specific purpose (or application).

“Bitcoin” — A type of a blockchain asset based on an open source, math-based protocol existing on the decentralized Bitcoin Network.

“Blockchain” — A shared ledger on a network which is a continuously growing list of records (called “blocks”) which are linked and secured using cryptography.

“Blockchain Asset” — Collectively, all blockchain assets based upon a computer-generated math-based and/or cryptographic protocol that may, among other things, be used to pay for goods and services, entitle the owner to certain rights, or represent other types of assets.

“Blockchain Network” — An online, end-user-to-end-user network hosting the public transaction ledger, known as the blockchain, and the source code comprising the basis for the math-based protocols and cryptographic security governing a Blockchain Network.

“Coin” — See Blockchain Asset. Blockchain assets, coins, and tokens are often used interchangeably. In some contexts, coins may be used to refer to virtual currencies, a category of blockchain assets.

“Consensus algorithm” — A process used to achieve agreement on a single data value among distributed processes or systems. Within blockchain applications, a consensus algorithm is used to ensure that the next block in a blockchain is the one and only version of the truth, and it keeps powerful adversaries from derailing the system and successfully forking the chain. Proof-of-work is the most widely known example of a consensus algorithm.

“Collateral” means property (such as securities) pledged by a borrower to protect the interests of the lender.

“Cryptocurrency” — Also known as digital currency or virtual currency, a subset of blockchain assets which is a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value. A “cryptocurrency,” as the term is used in this prospectus, is not a “security” as that term is defined under the federal securities laws.

“Digital Signature” — A digital code generated by public key encryption that is attached to an electronically transmitted document to verify its contents and the sender’s identity.

“Digital Wallet” — A file that houses private keys and usually contains a software client which allows access to view and create transactions on a specific blockchain network that the wallet is designed for.

“Distributed Ledger” — A database that is consensually shared and synchronized across a network.

“End user” – The person a software application is designed to be used by for its intended purpose.

“ERC20” — A common standard, or set of specifications, for developing blockchain tokens to ensure compatibility with the Ethereum blockchain.

“Ether”— A type of a blockchain asset based on an open-source protocol existing on the Ethereum Network.

“Ethereum” — An open-source, public, blockchain-based distributed computing platform featuring smart contract functionality.

“Fiat Currency” — Currency that a government has declared to be legal tender, but is not backed by a physical commodity. The value of fiat money is derived from the relationship between supply and demand rather than the value of the material that the money is made of.

“Fill or kill” (FOK) — A direction given to a broker to buy or sell a security or commodity in one order to be immediately filled in its entirety. If this is not possible, the order is cancelled.

“ICOs” — Initial Coin Offerings, which are offerings of blockchain assets.

“If done” — A contingent trade order, also known as a slave order, which becomes active only if the primary order is executed first.

“Limit order” — A direction given to a broker to buy or sell a security or commodity at a specified price or better:

“Mining” — The act of validating blockchain transactions, and is completed by “miners”. The necessity of validation warrants an incentive for the miners, usually in the form of blockchain assets.

“Node” — A device on a blockchain network which supports the network by maintaining a copy of the ledger, and in certain cases, processing transactions (“mining”).

“Open-source software” — Open source software is software with source code that anyone can inspect, modify, and enhance.

“Peer-to-peer network” — A distributed application architecture that partitions tasks or workloads between peers. Peers are equally privileged, equipotent participants in the application.

“Proof-of-stake” — A consensus distribution algorithm that rewards earnings based on the number of blockchain assets owned. The more of a blockchain asset that is owned, the more gained by mining with this protocol.

“Proof-of-work” — A consensus distribution algorithm that requires an active role in mining data blocks. The more computational power provided, the more blockchain assets are rewarded.

“Protocol” — The common set of rules and instructions contained in a particular piece of software which allows computers to communicate with each other.

“Public/Private key” — Used in asymmetrical cryptography, a cryptographic system that uses pairs of keys: public keys which may be disseminated widely and used by anyone to encrypt messages intended for a particular recipient, and private keys which are known only to the recipient.

“Security Token” — A subset of blockchain assets that falls within the definition of a “security” as that term is defined under the federal securities laws.

“Smart Contracts” — Self-executing rules in a programmable computer language on the blockchain that are enforced by the participants of the network.

“Source code” — Any collection of computer instructions, possibly with comments, written using a human-readable programming language, usually as plain text, assembled into an executable computer program.

“Token” — See Blockchain Asset. Blockchain assets, coins, and tokens are often used interchangeably. In some contexts, tokens may be used to refer blockchain assets with greater functionality than a medium of exchange or store of value.

“Tokenization” — Tokenization is the process of converting rights to any type of asset into a digital token on a blockchain.

INX LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - - -

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

INX LIMITED

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of INX Limited (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of comprehensive loss, changes in equity and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with International Financial Reporting Standards, as issued by the International Accounting Standard Board.

The Company’s Ability to Continue as a Going Concern

Since the date of completion of our audit of the accompanying consolidated financial statements and issuance of our initial report thereon dated April 23, 2020, which report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern, the Company, as discussed in Note 1d, has received approximately $7.6 million from the issuance of INX Tokens in a public Offering, which proceeds are to be used to fund the Company’s operations. Therefore, the conditions that raised substantial doubt about whether the Company will continue as a going concern no longer exist.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

We have served as the Company’s auditor since its incorporation in 2017.

Tel-Aviv, Israel
September 23, 2020

INX LIMITED

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands (except share and per share data)

		June 30,	December 31,
		2020	2019	2018
	Note	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		196	79	649
Related parties	4	1	14	71
Prepaid expenses and other receivables		278	294	301
		475	387	1,021

EQUIPMENT, NET	7	11	-	-

Total assets		486	387	1,021

LIABILITIES AND EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts and other payables		727	500	298
INX Token liability	3	1,986	1,179	411
Derivative liabilities	8(a)(2)	179	109	17
Warrant liability	5	-	-	135
Convertible loans	6	147	145	106

Total liabilities		3,039	1,933	967

EQUITY (DEFICIENCY):	8
Ordinary shares of GBP 0.001 par value - Authorized: 100,000,000 shares at June 30, 2020 and December 31, 2019 and 2018; Issued and Outstanding: 11,725,779, 11,412,930 and 10,987,747 shares at June 30, 2020, December 31, 2019 and 2018, respectively.		15	15	14
Share premium		7,781	6,805	4,717
Receivable on account of shares		(76)	(76)	(76)
Conversion option of convertible loans		46	46	46
Accumulated deficit		(10,319)	(8,336)	(4,647)

Total equity (deficiency)		(2,553)	(1,546)	54

Total liabilities and equity		486	387	1,021

The accompanying notes are an integral part of the consolidated financial statements.

INX LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
U.S. dollars in thousands (except share and per share data)

		Six months ended June 30,		Year ended December 31,	Year ended December 31,
		2020	2019	2019	2018
	Note	Unaudited

Operating expenses:

Research and development		317	266	468	525
General and administrative		779	1,195	2,432	3,139

Loss from operations		1,096	1,461	2,900	3,664

Fair value adjustment of INX Token and derivative liabilities	3	872	952	854	340
Finance expense		15	6	70	6
Finance income	5	-	(135)	(135)	-

Loss and total comprehensive loss		1,983	2,284	3,689	4,010

Loss per share, basic and diluted		0.17	0.20	0.32	0.50

Weighted average number of shares outstanding, basic and diluted		11,527,008	11,377,323	11,395,273	7,948,935

The accompanying notes are an integral part of the consolidated financial statements.

INX LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIENCY)
U.S. dollars in thousands (except share and per share data)

	Ordinary shares			Share	Receivable on account	Conversion option of convertible	Accumulated	Total equity
	Shares	Amount		premium	of shares	loans	deficit	(deficiency)

Balance as of January 1, 2018	4,917,166	7		736	(75)	31	(637)	62
Loss and total comprehensive loss	-	-		-	-	-	(4,010)	(4,010)
Issuance of Ordinary shares and warrants, net **)	4,704,822	6		3,591	(1)	-	-	3,596
Consideration for Ordinary shares issued in 2017	-	-		28	-	-	-	28
Exercise of warrant	1,368,759	1		146	-	-	-	147
Share-based payment	-	-		216	-	-	-	216
Conversion option of convertible loan	-	-		-	-	15	-	15

Balance as of December 31, 2018	10,987,747	14		4,717	(76)	46	(4,647)	54
Loss and total comprehensive loss	-	-		-	-	-	(3,689)	(3,689)
Issuance of Ordinary shares, net ***)	425,183	1		441	-	-	-	442
Consideration for warrants exercised in 2018	-	-		39	-	-	-	39
Share-based payment	-	-		202	-	-	-	202
Issuance of Simple Agreements for Future Equity	-	-		1,406	-	-	-	1,406

Balance as of December 31, 2019	11,412,930	15		6,805	(76)	46	(8,336)	(1,546)

Loss and total comprehensive loss	-	-		-	-	-	(1,983)	(1,983)
Share-based payment	-	-		97	-	-	-	97
Conversion of Simple Agreements for Future Equity	312,849	*	)	-	-	-	-	* )
Issuance of Simple Agreements for Future Equity	-	-		879	-	-	-	879

Balance as of June 30, 2020 (unaudited)	11,725,779	15		7,781	(76)	46	(10,319)	(2,553)

INX LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIENCY)
U.S. dollars in thousands (except share and per share data)

	Ordinary shares		Share	Receivable on account	Conversion option of convertible	Accumulated	Total equity
	Shares	Amount	premium	of shares	loans	deficit	(deficiency)

Balance as of January 1, 2019	10,987,747	14	4,717	(76)	46	(4,647)	54

Loss and total comprehensive loss	-	-	-	-	-	(2,284)	(2,284)
Issuance of Ordinary shares, net (***)	425,183	1	441	-	-	-	442
Consideration for warrants issued in 2018	-	-	39	-	-	-	39
Share-based payment	-	-	69	-	-		69
Issuance of Simple Agreements for Future Equity	-	-	428	-	-	-	428

Balance as of June 30, 2019 (unaudited)	11,412,930	15	5,694	(76)	46	(6,931)	(1,252)

*)	Represents an amount less than $1.
**)	Net of issuance expenses of $3.
***)	Net of issuance expenses of $2.

The accompanying notes are an integral part of the consolidated financial statements.

INX LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Six months ended June 30,		Year ended December 31,	Year ended December 31,
	2020	2019	2019	2018
	Unaudited
Net cash flows from operating activities:

Loss	(1,983)	(2,284)	(3,689)	(4,010)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based payment	97	69	202	216
INX Token based compensation	5	3	9	2
Fair value adjustment of INX Token and derivative liabilities	872	952	854	340
Fair value adjustment of warrant liability	-	(135)	(135)	(23)
Accrued finance expense	2	6	39	12
Depreciation	1	-	-	-
Changes in operating assets and liabilities:
Decrease in prepaid expenses	16	38	7	217
Increase in accounts and other payables	227	84	199	(16)

Net cash used in operating activities	(763)	(1,267)	(2,514)	(3,262)

Net cash flows from investing activities:

Purchase of equipment	(12)	-	-	-
Funds held by a related party, net	13	48	57	(71)

Net cash provided by (used in) investing activities	1	48	57	(71)

Net cash flows from financing activities:

Proceeds from issuance of convertible loans	-	-	-	46
Consideration received for share-based payment	-	-	-	28
Proceeds from issuance of Ordinary shares and warrants	-	442	442	3,596
Issuance of Simple Agreements for Future Equity	879	328	1,406	-
Proceeds from issuance of Warrant liability	-	-	-	158
Proceeds from warrants issued in 2018	-	39	39	147
Proceeds from issuance of INX Tokens and derivative	-	-	-	7

Net cash provided by financing activities	879	809	1,887	3,982

Change in cash and cash equivalents	117	(410)	(570)	649
Cash and cash equivalents at beginning of period	79	649	649	-

Cash and cash equivalents at end of period	196	239	79	649

The accompanying notes are an integral part of the consolidated financial statements.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 1:-	GENERAL

a.	Business description:

INX Limited (the “Company”) was incorporated for the purpose of the development and operation of an integrated, regulated solution for trading blockchain assets (“INX Trading Solutions”) that will include a cryptocurrency trading platform, a security token trading platform and other services and products related to the trading of blockchain assets.

The Company’s goal in the development of INX Trading Solutions is to offer professionals in the financial services community a comprehensive, interactive platform that allows for seamless integrated trading, real-time risk management and reporting and administration tools. INX Trading Solutions will permit trading of various blockchain assets, including cryptocurrencies and security tokens, as it expands into different forms of trading products, including futures and derivative products. The Company plans to develop INX Trading Solutions as a series of centralized platforms that facilitates peer-to-peer professional trading services. This trading platform will help customers automate and coordinate front-office trading functions, middle-office risk management and reporting functions, and back-office accounting functions.

INX Trading Solutions will utilize established practices common in other regulated financial services markets, such as customary trading, clearing, and settlement procedures, regulatory compliance, capital and liquidity reserves and operational transparency.

As part of the INX decentralized blockchain ecosystem, the Company created the INX Token (the “INX Token”). Of the 200 million INX Tokens that have been created, the Company intends that 130 million INX Tokens will be offered to the public (the “Offering”). After the INX Securities trading platform is operational, the INX Token can be used to pay INX Securities trading platform transaction fees at a minimum discount of 10% as compared to the use of other currencies.

The Company does not intend to issue 35 million of the 200 million INX Tokens that have been created. In addition, the Company will reserve an additional 20% of INX Tokens received as payment of transaction fees, as long as the total amount of INX Tokens reserved does not exceed 35 million plus 50% of the number of INX Tokens sold by the Company to the public pursuant to the Offering and subsequent offerings of INX Tokens (excluding re-issuances of reacquired INX Tokens), up to a maximum of 100 million INX Tokens. The Company does not intend to issue these reserved INX Tokens for general fundraising purposes; these INX Tokens may be issued to finance extraordinary expenditures, as determined by the Board. In addition, as of June 30, 2020, a total of 17,373,438 INX Tokens are reserved for issuance to employees, directors, advisors and early investors. Of this amount, 1,310,500 INX Tokens had been issued as of June 30, 2020.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 1:-	GENERAL (Cont.)

Following an amendment to the INX Token rights which was approved by the Board of Directors of the Company on May 17, 2019 (the “Token Rights Amendment”), the Holders of INX Tokens (other than the Company) will be entitled to receive a pro rata distribution of 40% (20% prior to the Token Rights Amendment) of the Company’s net cash flow from operating activities, excluding any cash proceeds from an initial sale by the Company of an INX Token (the “Adjusted Operating Cash Flow”). The distribution will be based on the Company’s cumulative Adjusted Operating Cash Flow, net of cash flows which have already formed a basis for a prior distribution, calculated as of December 31 of each year. The distribution will be paid to parties (other than the Company) holding INX Tokens as of March 31 of the following year. Distributions will be paid on April 30, commencing with the first distribution to be paid, if at all, on April 30, 2021, based on the Company’s cumulative Adjusted Operating Cash Flow calculated as of December 31, 2020.

b.	Organizational information:

The Company was incorporated in Gibraltar on November 27, 2017. Its registered office is located at 6 Bayside Road, Gibraltar. After the INX Securities Trading platform becomes fully operational, the Company intends to relocate its principal office to New York, NY.

The Company’s founding shareholders are Triple-V (1999) Ltd. (“Triple-V”), and A-Labs Finance and Advisory Ltd. (“A-Labs”), which as of June 30, 2020 own 29.56% and 10.58%, respectively, of the Company’s outstanding Ordinary shares.

The Company has incorporated in Delaware two wholly-owned US subsidiaries, INX Services, Inc., which commenced operations in March 2018, and is intended to be registered as a licensed broker-dealer; and INX Digital, Inc. which was incorporated in April 2019 and is intended to be registered as a money transmitter to operate a trading platform for cryptocurrencies.

In addition, the Company has a wholly owned subsidiary, INX Solutions Limited., incorporated in Gibraltar, through which it intends to offer its services and products to the European market. INX Solutions Limited has not yet commenced operations.

c.	COVID-19:

In early 2020, an outbreak of the novel strain of a coronavirus, which causes a disease named COVID-19, spread worldwide. As a result of the coronavirus pandemic, governments and industries have instituted drastic actions to contain the coronavirus or treat its impact. Such actions, including bans on international and domestic travel, quarantines, and prohibitions on accessing work sites, have caused significant disruptions to global and local economies and have led to dramatic volatility in the capital markets.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 1:-	GENERAL (Cont.)

The extent to which the coronavirus pandemic impacts the Company’s operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Factors that may result in material delays and complications with respect to the Company’s business, financial condition and results of operation include the duration and severity of the outbreak, and the actions that may be required to contain the coronavirus or treat its impact. In particular, the continued spread of the coronavirus globally could adversely impact the Company’s operations, including the development of the Company’s platforms within the expected timeframes, the health and safety of the employees, the ability to complete recruitment for open employment positions, and the ability to raise capital. In addition, the coronavirus pandemic could affect the operations of key governmental agencies, such as the SEC and CFTC, which may delay the development and regulatory approval necessary to operate the Company’s platforms.

d.	Assessment of going concern:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Since inception of activities in September 2017, the Company has incurred a loss from operations and as of June 30, 2020, the Company has an accumulated deficit of $10,319. The Company has not yet generated cash from operations and it requires financing resources to support the ongoing operations, particularly development, marketing and operational costs. The Company’s future expenditures and capital requirements will depend on numerous factors, including: the success of the Offering, the progress of the platform’s development efforts, timely launch of the operations of the INX Trading platform, and the outcome of the coronavirus pandemic which may impact the Company’s operations and the ability to raise capital (see Note 1 (c)).

The Company is dependent upon the funds from the Offering to satisfy its working capital requirements in the coming 12 months. As described in Note 11b in our financial statements, through September 23, 2020 we received approximately $7,642 from purchases of INX Tokens pursuant to the Offering. The Company’s management believes that the aforementioned proceeds are sufficient to finance the Company’s operations for at least the coming 12 months, and accordingly, has concluded that the going concern assumption is appropriate.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 1:-	GENERAL (Cont.)

e.	The financial statements of the Company as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018, as well as the interim financial statements of the Company as of June 30, 2020 and for the six-month periods ended June 30, 2020 and 2019 were authorized for issuance in accordance with a resolution of the board of directors on September 23, 2020.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies have been applied consistently in these consolidated financial statements for the periods presented, unless otherwise stated.

a.	Basis of presentation of the financial statements:

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standard Board (“IASB”).

The consolidated financial statements have been prepared on a cost basis, except for the Warrant liability, INX Token and derivative liabilities which are presented at fair value through profit or loss.

The consolidated balance sheet at June 30, 2020, and the consolidated statements of comprehensive loss and cash flows for the six months ended June 30, 2020 and 2019 (“the interim consolidated financial information”) are unaudited. The unaudited interim consolidated financial information, in management’s opinion, reflects all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation. The financial data and the other information related to the six-month period ended June 30, 2020 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2020 or any other interim period or for any other future year.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b.	Consolidated financial statements:

The consolidated financial statements comprise the financial statements of the Company and companies that are controlled by the Company (subsidiaries). Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Potential voting rights are considered when assessing whether an entity has control. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.

The financial statements of the Company and of the subsidiaries are prepared as of the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group. Significant intragroup balances and transactions and gains or losses resulting from intragroup transactions are eliminated in full in the consolidated financial statements.

c.	Functional and presentation currencies:

The consolidated financial statements are presented in U.S. dollars, which is also the functional currency of all the entities in the Group, as substantially all of the Group’s expenditures and financing are denominated in U.S. dollars and the U.S. dollar presently best reflects the economic environment in which the Group is expecting to operate.

Transactions denominated in foreign currency are recorded upon initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate at that date. Exchange rate differences are recognized in profit or loss. Non-monetary assets and liabilities denominated in foreign currency and measured at cost are translated at the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currency and measured at fair value are translated into the functional currency using the exchange rate prevailing at the date when the fair value was determined.

d.	Financial instruments:

On January 1, 2018, the Company initially adopted IFRS 9, Financial Instruments. The Company elected to apply the provisions of IFRS 9 retrospectively, without adjusting the comparative information. The adoption of IFRS 9 had no impact on retained earnings or other components of equity as of January 1, 2018.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

1.	Financial assets are initially recognized at fair value plus directly attributable transaction costs.

2.	Loans and receivables are held to collect contractual cash flows and give rise to cash flows representing solely payments of principal and interest. These are measured subsequent to initial recognition at amortized cost.

3.	Financial liabilities:

Financial liabilities are initially recognized at fair value. After initial recognition, the accounting treatment of financial liabilities is based on their classification as follows:

a)	Financial liabilities at amortized cost:

After initial recognition, loans and other liabilities are measured based on their terms at amortized cost less directly attributable transaction costs using the effective interest method.

b)	Financial liabilities at fair value through profit or loss – These include financial liabilities held for trading (including the warrant and derivative liabilities) and financial liabilities designated upon initial recognition as at fair value through profit or loss. Gains or losses on liabilities held for trading are recognized in profit or loss.

Based on the terms of the INX Token, as described in Note 1a, the INX Token is a hybrid financial instrument. The host instrument is a financial liability due to the right of the INX Token holder to effectively redeem the INX Token in consideration as payment for services. The INX Token is considered a puttable instrument which is a financial liability in accordance with IAS 32, Financial Instruments: Presentation.

The Company’s obligation to make a pro rata distribution annually to the INX Token holders from the Company’s Adjusted Operating Cash Flow is an embedded derivative. The Company views the Company’s operating cash flows as a financial variable, and therefore, the embedded derivative requires bifurcation pursuant to IFRS 9. The Company elected in accordance with IFRS 9 to designate the entire financial liability (including the embedded derivative) at fair value through profit and loss. Accordingly, the INX Token liability is remeasured to fair value at the end of each reporting period. The change in the fair value of the INX Token liability that is attributable to changes in credit risk, excluding those changes in credit risk attributable to the embedded derivative, is presented in other comprehensive income. The remaining amount of the change in the fair value of the INX Token liability is presented in profit or loss.

When the INX Token is used to pay for services provided by the Company, the respective portion of the INX Token liability is derecognized and revenue is recognized. The fair value of INX Tokens issued in consideration for services to be provided to the Company is recognized as compensation expense as the services are provided.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

4.	Compound financial instruments:

Convertible debt which contains both an equity component and a liability component are separated into two components. This separation is performed by first determining the liability component based on the fair value of an equivalent non-convertible liability. The value of the conversion component is determined to be the residual amount. Directly attributable transaction costs are apportioned between the equity component and the liability component based on the allocation of proceeds to the equity and liability components.

5.	Simple Agreement for Future Equity (“SAFE”)

The Company has entered into equity funding agreements (SAFEs) pursuant to which funds received by the Company from investors will automatically be converted into the same class of share capital of the Company that will be issued in a future qualifying financing, as defined in the SAFEs. The conversion price for SAFEs issued until June 2020 will be equal to the lower of, (i) 25% discount on the base (undiscounted) price per share of the qualifying financing, and (ii) a fixed price, as set forth in the SAFEs. For SAFEs issued in June 2020, the conversion price will be equal to the lower of, (i) 25% discount on the base (undiscounted) price per share of the qualifying financing, and (ii) a fixed Company valuation divided by the number of Company shares outstanding on a fully-diluted basis (as defined in the SAFEs). If there is no qualifying financing within a specified time period, the funds received will automatically be converted into Ordinary shares of the Company at the fixed price or, for the SAFEs issued in June 2020, based on the fixed Company valuation.

The Company is not obligated to complete a qualifying financing or to approve the issuance of shares or dilutive securities within the term specified in the SAFE that would result in the issuance of  a variable number of the Company’s equity instruments. Accordingly, as the SAFEs are a non-derivative for which the conversion price into the Company’s equity instruments is fixed at the end of its term, the consideration received from investors pursuant to the SAFEs is classified as equity.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

e.	Fair value measurement:

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair value measurement is based on the assumption that the transaction will take place in the asset’s or the liability’s principal market, or in the absence of a principal market, in the most advantageous market.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

Fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement.

The Company classifies the bases used to measure certain assets and liabilities at their fair value. Assets and liabilities carried or measured at fair value have been classified into three levels based upon a fair value hierarchy that reflects the significance of the inputs used in making the measurements.

The levels are as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities that the entity can access at the measurement date;

Level 2:	Significant inputs other than within Level 1 that are observable for the asset or liability, either directly (i.e.: as prices) or indirectly (i.e.: derived from prices);

Level 3:	Inputs for the assets or liabilities that are not based on observable market data and require management assumptions or inputs from unobservable markets.

For details of the fair value of the INX Token liability – See Note 3. For the fair values of derivative liabilities, see Notes 8a(2)(a) and 8a(2)(c). The fair values of current financial assets and financial liabilities, other than the INX Token and derivative liabilities, approximate their carrying amounts due to the short-term maturity of these instruments.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.	Share based payment transactions:

Certain of the Company’s employees and other service providers are entitled to remuneration in the form of equity settled share-based payment transactions. The cost of the transactions is measured at the fair value of the equity instruments granted at grant date, using an appropriate valuation model, further details of which are provided in Note 9. The cost of the transactions is recognized in profit or loss together with a corresponding increase in equity or for share based grants during the period which the performance and/or service conditions are to be satisfied ending on the date on which the relevant employees/service provider become entitled to the award (the “vesting period”). The cumulative expense recognized at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Company’s best estimate of the number of instruments that will ultimately vest.

g.	Research and development expenses:

Research expenses are recognized in profit or loss when incurred. An intangible asset arising from a development project or from the development phase of an internal project is recognized if the Company can demonstrate all of the following: the technical feasibility of completing the intangible asset so that it will be available for use or sale; the Company’s intention to complete the intangible asset and use or sell it; the Company’s ability to use or sell the intangible asset; how the intangible asset will generate future economic benefits; the availability of adequate technical, financial and other resources to complete the intangible asset; and the Company’s ability to measure reliably the expenditure attributable to the intangible asset during its development. Through June 30 2020, the Company has not met all the aforementioned criteria and therefore all development costs have been recognized in profit or loss.

h.	Employee benefit expenses:

Short term employee benefits included in consolidated statements of comprehensive loss are as follows:

	Six months ended June 30,		Year ended December 31,	Year ended December 31,
	2020	2019	2019	2018
	Unaudited

Research and development	222	162	360	96
General and administrative	239	359	762	481

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

i.	Income taxes:

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates used to compute the amount are those that are enacted or substantively enacted at the reporting date. Deferred tax is provided using a liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date. Deferred tax assets are recognized for deductible temporary differences and the carryforward of any unused tax losses. Deferred tax assets are recognized to the extent that it is probable taxable profit will be available against which the deductible temporary differences and the carryforward of unused tax losses can be utilized. The carrying amount of deferred tax assets is reviewed at each reporting date and is reduced to the extent that it is no longer probable that sufficient taxable profit will be available for all or part of the deferred tax asset to be utilized.

As of June 30, 2020, the Company has a carryforward operating loss that approximates the accumulated deficit of the Company in the amount of $10,319. No deferred tax asset has been recorded in respect of the carryforward tax loss due to the uncertainty of its realization.

j.	Equipment, net:

Equipment is measured at cost less accumulated depreciation and excluding day-to-day servicing expenses. Depreciation is calculated on a straight-line basis over the useful life of the assets. Computers and related equipment are depreciated over a period of three years. The useful life and depreciation method of an asset are reviewed at least each year-end and any changes are accounted for prospectively as a change in accounting estimate.

k.	Net loss per share:

Basic loss per share is computed by dividing the net loss attributable to equity holders of the Company by the weighted average number of Ordinary shares outstanding during the period. Diluted loss per share is computed by dividing the net loss, as above, after adjustment for interest on the convertible loans by the weighted average number of Ordinary shares outstanding, as above, plus the weighted average number of Ordinary shares that would be issued on conversion of the convertible loans.

For the six-month periods ended June 30, 2020 and 2019, the effect of the inclusion of the weighted average number of shares of 2,339,090 Ordinary shares and 1,469,510 Ordinary shares, respectively, that would have been issued upon the conversion of the Company’s convertible loans and warrants were anti-dilutive.

For the years ended December 31, 2019 and 2018, the effect of the inclusion of the weighted average number of shares of 1,952,832 Ordinary shares and 1,411,312 Ordinary shares, respectively, that would have been issued upon the conversion of the Company’s convertible loans and warrants were anti-dilutive.

l.	Estimates and assumptions:

The preparation of the consolidated financial statements requires management to make estimates and assumptions that have an effect on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The key assumptions made in the consolidated financial statements concerning uncertainties at the reporting date that may result in a material adjustment to the carrying amount of the INX Token liability within the next financial year are discussed in Note 3.

m.	Initial application of new financial reporting and accounting standards

IFRS 16 provides guidance on the recognition, measurement, presentation and disclosure of leases. The Company applied IFRS 16 beginning on January 1, 2019. As the Company currently has no material lease agreements, the adoption of IFRS 16 did not have any effect on the Company’s financial statements.

NOTE 3:-	INX TOKEN LIABILITY

The number of INX Tokens that the Company has an obligation to issue as of June 30, 2020 and December 31, 2019 and 2018 is as follows:

	June 30,	December 31,
	2020	2019	2018
	Unaudited
Founding shareholders:

Triple-V	9,435,939	9,435,939	9,435,939
A-Labs	4,550,000	4,550,000	4,550,000

	13,985,939	13,985,939	13,985,939

Investors (see Note 8(A)(2)(a))	1,068,000	1,068,000	1,068,000
Holders of 2017 Convertible Loans (see Note 6)	2,690,623	2,690,623	2,690,623
Service providers	1,192,500	1,147,500	1,057,500

Total	18,937,062	18,892,062	18,802,062

Total fair value	$1,986	$1,179	$411

The fair value of each INX Token as of June 30, 2020 and December 31, 2019 and 2018 was $0.1048, $0.06237 and $0.02188, respectively. The fair values as of June 30, 2020 and December 31, 2019 were determined by management and the Board of Directors based on valuations derived from a capital raise pursuant to the terms of SAFEs approved by the Board of directors in June 2020 and February 2020, respectively. The fair value as of December 31, 2018 was determined by management and the Board of Directors based on a valuation derived from various transactions involving the issuance of INX equity securities.

In determining the fair value of the INX Token from these transactions, the Company used various inputs and assumptions in performing an underlying comparison of the shareholder’s and INX Token holder’s participation rights in the Company’s earning distribution. The significant inputs and assumptions are the price of the Ordinary share of the Company, the volatility used in valuing the Company’s share options and INX Token warrants, expected term of the INX Token warrants, the number of INX Tokens expected to be issued in the Offering and the weighted average probability as to the amount of funds to be raised in the Offering. The level in the fair value hierarchy is level 3.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 3:-	INX TOKEN LIABILITY (Cont.)

A quantitative sensitivity analysis of certain inputs that are significant to the fair value measurement as of June 30, 2020 and December 31, 2019 and 2018, are shown below:

Significant inputs	Input used	Sensitivity of the input to fair value

Price of the INX Ordinary share	June 2020: $1.6139 December 2019: $0.98 December 2018: $1.044	10% increase (decrease) in the share price would result in an increase (decrease) in fair value as of June 30, 2020 by $199 ($120 and $41 as of December 31, 2019 and 2018, respectively).
Number of INX tokens expected to be issued in the Offering	130 million	Decrease of 50 million in the number of INX Tokens would result in an increase in fair value as of June 30, 2020 by $939 ($559 and $198 in as of December 31, 2019 and 2018, respectively).

In respect of the other significant inputs described above, the Company estimates that there are no expected reasonably possible changes in the assumptions that would have a significant effect on the fair value of the INX Tokens as of the reporting dates.

There is currently no trading market for the INX Token. If such a trading market were to develop, the fair value of the INX Token liability will be subject to fluctuations due to changes in market prices (market risk). The market price of the INX Token may be volatile due to a number of factors, including fluctuations in the Company’s results of operations and macro-economic factors.

In the six-month periods ended June 30, 2020 and 2019, the re-measurement to fair value of the INX Token liability in respect of INX Tokens resulted in an expense (unrealized loss) of $802 and $882, respectively, which was recorded in profit or loss.

In the years ended December 31, 2019 and 2018, the re-measurement to fair value of the INX Token liability in respect of INX Tokens resulted in an expense (unrealized loss) of $762 and $326, respectively, which was recorded in profit or loss.

The changes in the fair value of the INX Token liability attributable to changes in credit risk, excluding those changes in credit risk attributable to the embedded derivative, are immaterial for all reported periods and therefore no amounts have been included in other comprehensive income in respect of credit risk.

Commitments to issue INX Tokens

The Company has commitments to issue approximately 6 million INX Tokens issuable upon the exercise of options granted to directors, employees and others with a weighted average exercise price of approximately $0.01 per Token, which options are not exercisable until six months following the date the initial public offering of INX Tokens is declared effective by the SEC.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 4:-	RELATED PARTIES

a.	Balances:

	June 30,	December 31,
	2020	2019	2018
	Unaudited
Assets:

Receivable- funds held by related party	1	14	71
Prepaid expenses	255	255	258

Liabilities:

INX Token liability (see Note 3)	1,698	1,008	350
Derivative liabilities	71	43	6
Convertible loan (see Note 6)	51	50	37

b.	Transactions:

	Six months ended June 30,		Year ended December 31,	Year ended December 31,
	2020	2019	2019	2018
	Unaudited

Research and development	18	74	146	96
General and administrative (*)	443	430	915	620
Fair value adjustment of INX Token and derivative liabilities	713	782	689	283

*)	Includes share-based compensation of $65 and $69 for the six-month periods ended June 30, 2020 and 2019, respectively, recorded in respect of related parties.

Includes share-based compensation of $202 and $145 for the years ended December 31, 2019 and December 31, 2018 respectively, recorded in respect of related parties.

c.	Benefits to key management personnel:

	Six months ended June 30,		Year ended December 31,	Year ended December 31,
	2020	2019	2019	2018
	Unaudited

Short-term benefits	391	432	851	569
Share-based compensation	65	69	202	145
Token-based compensation	5	3	9	2

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 4:-	RELATED PARTIES (Cont.)

Through June 30, 2020, the Company signed management agreements with senior management personnel, according to which six months following the date a registration statement in connection with an initial public offering of INX Tokens is declared effective by the SEC, the management personnel are entitled to receive a one-time cash bonus in an aggregate amount of $750. See also Note 10(f) and Note 11(a).

NOTE 5:-	WARRANT LIABILITY

In connection with the October 2018 Financing, the Company issued to the investor a warrant to purchase 622,605 Ordinary shares of the Company. See Note 8.

This warrant was accounted for as a liability as a result of an anti-dilution protection mechanism, as described in Note 8. The fair value of this warrant was re-measured each period using a Black Scholes option pricing model with changes recognized in the statement of comprehensive loss. The following weighted average assumptions were used:

	October 2,	December 31,
	2018	2018

Risk-free interest rate	2.41%	2.45%
Expected volatility	85.1%	102.3%
Expected life (in years)	0.5	0.25
Expected dividend yield	0%	0%
Number of ordinary shares underlying the warrant	622,605	622,605
Probability for an anti-dilution event	1%	1%

Fair value	$158	$135

In the year ended December 31, 2018, the re-measurement to fair value of the warrant liability resulted in financial income (unrealized gain) of $23.

The share warrant was exercisable during a period of six months from its issuance and expired in April 2019. In the six-months period ended June 30, 2019, the expiration of the warrant resulted in financial income (realized gain) of $135.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 6:-	CONVERTIBLE LOANS

The Company entered into convertible loan agreements dated November 27, 2017 (“Convertible Loans”) with three individuals, of which one is an officer of the Company (the “Lenders”), for an aggregate amount of $144. The loans are convertible at any time and at each Lender’s sole discretion, into an aggregate total of 956,333 Ordinary shares of the Company or repaid at the earlier of (i) the lapse of five years; (ii) an initial public offering of the Company’s shares or (iii) upon a Deemed Liquidation Event as defined in the Company’s Articles of Association. The loans bear 2% interest compounded annually. In addition, the Lenders were granted the right to purchase a total of 2,690,623 INX Tokens.

During the years 2018 and 2017, the Company received $47 and $97, respectively, in consideration for the convertible loans and INX Tokens, of which $1 and $4, respectively were attributed to the fair value of the INX Tokens. The fair value of the loans received during the years 2018 and 2017, amounted to $31 and $ 62 respectively, resulting in an effective interest rate of 60% and the balances of $15 and $31, respectively, were attributed to the conversion option, which was recorded in equity.

In the six-month periods ended June 30, 2020 and 2019, interest and amortization of discount on the convertible loans amounted to $2 and $6, respectively.

In the years ended December 31, 2019 and 2018, interest and amortization of discount on the convertible loans amounted to $39 and $12, respectively.

NOTE 7:-	EQUIPMENT, NET

Computers and related equipment (Unaudited)
Cost:
Balance at January 1, 2020	$-
Additions	12
Balance at June 30, 2020	12
Accumulated depreciation:
Balance at January 1, 2020	-
Depreciation for the period	1
Balance at June 30, 2020	1

Depreciated cost at June 30, 2020	$11

Depreciation expense for the six months ended June 30, 2020 amounted to $1.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 8:-	EQUITY

a.	Outstanding Ordinary shares:

In the period from inception (September 2017) through June 30, 2019, Ordinary shares of the Company were issued and outstanding as follows:

1.	Period ended December 31, 2017:

a)	Issuance of 3,356,666 Ordinary shares to Triple-V in consideration for $527 of which $452 was paid in cash. The balance of the $75 is recorded as a receivable on account of shares as an offset to equity.

b)	Issuance of 1,120,000 Ordinary shares to A-Labs in consideration for services provided to the Company at a fair value of $175.

c)	Issuance of 440,500 Ordinary shares to certain service providers of the Company in consideration for services provided to the Company at a fair value of $69.

2.	Year ended December 31, 2018:

a)	During January and February 2018, the Company signed four individual Share Purchase Agreements with four new investors (the “New Investors”). Pursuant to these agreements, the Company issued a total of 1,768,290 Ordinary shares to the New Investors. In addition, two of the New Investors were granted warrants to purchase up to an additional 1,647,264 Ordinary shares at an exercise price of $0.13465 per share. The warrants will expire upon the earlier of a merger or acquisition of the Company, or nine months from the date the warrants were granted in January 2018.

In June 2018, some of the New Investors signed amendments to the Share Purchase Agreements pursuant to which the New Investors are entitled to receive an additional 1,068,000 INX Tokens.

The New Investors are also entitled to receive, for no additional consideration, a number of INX Tokens to be determined by dividing the aggregate consideration of $693 by the price per Token in an initial public offering of INX Tokens. The number of INX Tokens received will not exceed 2% of the total number of INX Tokens issued at the time of the initial public offering. The Company has accounted for this obligation to issue Tokens as a derivative liability that is measured at fair value through profit or loss.

As of December As of June 30, 2020 and December 31, 2019, the fair value of the related derivative liability, which was determined based on management’s assessment of the probability of the number of Tokens to be issued under different scenarios, amounted to $168 and $103, respectively, and is included in Derivative liabilities. The level in the fair value hierarchy is level 3.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 8:-	EQUITY (Cont.)

The aggregate consideration received from the New Investors amounted to $704, of which $702 was paid in cash through December 31, 2018. Consideration of $698, $5 and $1 was attributed to the shares and warrants, INX Tokens and derivative liability, respectively.

On September 10, 2018, the New Investors exercised a portion of their respective warrants and purchased 1,368,759 Ordinary shares in consideration for $186, of which $39 was received in February 2019. The remaining warrants expired.

b)	In May 2018, the Company issued to additional investors 2,358,820 Ordinary shares in consideration for an aggregate amount of $2,463.

c)	On October 2, 2018, the Company issued to a new investor 478,927 Ordinary shares in consideration for $500 reflecting a price per share of $1.044 (the “Purchase Price”). The Company also issued to the investor a share warrant to purchase an additional 622,605 Ordinary shares at the same price per share. In addition, the investor received an INX Token warrant to purchase 325,000 INX Tokens at a price per token equal to 70% of the price of the INX Tokens determined at an initial coin offering. The share warrant is exercisable during a period of six months commencing from the effective date of the transaction (the “October 2018 Financing”). In April 2019, the share warrant expired. The terms of the INX Token warrant, as amended on December 19, 2019 and June 10, 2020, may be exercised though the earlier of: (i) the closing of the ICO; and (ii) December 31, 2020.

According to the October 2018 Financing, in the event that during a period of six months from the effective date, the Company shall issue Ordinary shares at a price per share that is lower than the Purchase Price, the Purchase Price shall be retroactively adjusted to be equal to such lower price and the Company shall issue to the investor additional Ordinary shares, such that the total amount of shares issued to the investor under the October 2018 Financing shall be equal to the aggregate purchase price, divided by the lower share price. The number of Ordinary shares issuable upon exercise of the warrant and the exercise price shall be adjusted accordingly. The share warrant together with the anti-dilution protection mechanism described above, were accounted as Warrant liability which is re-measured each period at fair value in the statement of comprehensive loss. See Note 5. Through April 2019, no Ordinary shares were issued at a price lower than the Purchase Price. Therefore, no additional Ordinary shares were issued to the investor and the share warrant expired.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 8:-	EQUITY (Cont.)

With respect to the INX Token warrant described above, the Company has accounted for this obligation to issue Tokens as a derivative liability that is measured at fair value through profit or loss. The following assumptions were used to estimate the fair value of the INX Token warrant: risk-free interest rate of 1.55%, expected volatility of 66.13%, expected life (in years) of 0.25 and expected dividend yield of 0%. The level in the fair value hierarchy is level 3.

The October 2018 Financing aggregate consideration was attributed to Ordinary shares, warrant liability and token derivative liability, according to their fair value as of the date of the transaction, which amounted to $340, $158 and $2, respectively.

As of June 30, 2020, December 31, 2019, and 2018, the fair value of the derivative liability, which was determined using a Black Scholes option pricing model, amounted to $11, $6 and $3, respectively, and is included in Derivative liabilities.

d)	On October 10, 2018, the Company issued to an additional investor 95,785 Ordinary shares in consideration for $100.

3.	Year ended December 31, 2019:

a)	In January 2019, the Company signed separate share purchase agreements with several investors, including A-Labs and one of the Company’s service providers which is a related party. Pursuant to these agreements, the Company issued to the investors 425,183 Ordinary shares in consideration for $444, reflecting a price of $1.044 per share. The Ordinary shares issued include 47,893 shares and 33,391 shares that were issued to A-Labs and one of the Company’s service providers, respectively.

b)	In April 2019, the Board of Directors of the Company approved a capital raise in the form of Simple Agreements for Future Equity (“SAFE”). Pursuant to the SAFE, upon consummation of an investment round in shares of capital stock of the Company in the amount of not less than $ 2,000 (in addition to the funds raised under the SAFEs) (the “Qualifying Financing”), the funds raised under the SAFEs will automatically be converted into the same class of shares of capital stock as those issued in the Qualifying Financing at a price per share equal to the lower of: (i) a 25% discount on the base (undiscounted) price per share of the Qualifying Financing; and (ii) $1.367 per share(the “Default Price”). If a Qualified Financing is not consummated within 12 months as of the Effective Date (as such term is defined in the SAFEs), the funds raised under the SAFEs will automatically be converted at a price per share equal to the Default Price pursuant to the terms set forth in the SAFEs. Following the approval of the Board of Directors, during April 2019, the Company entered into SAFEs with certain investors pursuant to which an amount of $428 was raised by the Company, including $150 and $100 from Triple V and A-Labs respectively. A Qualified Financing was not consummated before April 25, 2020, and thus the funds raised under the SAFE were automatically converted into 312,849 Ordinary Shares at a price per share equal to the Default Price.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 8:-	EQUITY (Cont.)

c)	On August 13, 2019, the Board of Directors of the Company approved an additional capital raise of up to $1,000 in the form of SAFE, which the Board of Directors of the Company then increased to $1,500 on October 28, 2019 (the “Second SAFE”). The Second SAFE will also be automatically converted into the same class of shares of capital stock as those issued in the Qualifying Financing at a price per share equal to the lower of: (i) 25% discount on the base (undiscounted) price per share of the Qualifying Financing, and (ii) $1.367 per share. If a Qualified Financing is not consummated within 12 months commencing as of the Effective Date (as such term is defined in the Second SAFE), the funds will automatically be converted at a price per share of $1.367. In addition to the shares issued to the investors upon conversion of the Second SAFE, the Second SAFE investors shall be entitled to an option to purchase an equal number of additional shares issued to them upon conversion of their investment under the Second SAFE, from the same class of such converted shares, for an exercise price of $1.953 per share. This option shall be valid for a period of 36 months. In connection with the Second SAFE, the Company raised an amount of $978, including $250 from Triple V. In August 2020, subsequent to balance sheet date, $786 of the Second SAFEs whose Effective Date was through August 2019 were automatically converted into 575,371 Ordinary shares at a price per share equal to the Default Price, since a Qualified Financing was not consummated within 12 months of the Effective Date. In addition, the investors are entitled to options purchase 575,371 Ordinary shares at an exercise price of $1.953 per share. The balance of the Second SAFEs, amounting to $192, have Effective Dates of November to December 2019.

4.	Six months ended June 30, 2020:

a)	On February 21, 2020, the Board of Directors of the Company approved an additional capital raise of up to $1,500 in the form of SAFE (the “Third SAFE”). The Third SAFE will be automatically converted into the same class of shares of capital stock as those issued in a Qualifying Financing at a price per share equal to the lower of, (i) 25% discount on the base (undiscounted) price per share of the Qualifying Financing, and (ii) $1.526 per share. If a Qualified Financing is not consummated within 12 months commencing as of the Effective Date (as such term is defined in the Third SAFE), the funds will automatically be converted at a price per share of $1.526. In addition to the shares issued to the investors upon conversion of the Third SAFE, the Third SAFE investors shall be entitled to an option to purchase additional identical number of shares, from the same class of the shares issued to them upon conversion of their investment under the Third SAFE, for an exercise price of $1.696 per share. This option shall be valid for a period of 36 months commencing as of the Effective Date of the agreement. Through the date of approval of these financial statements, an aggregate amount of $579 has been received by the Company pursuant to the Third SAFE, including $100 and $30 from Triple V and A-Labs, respectively.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 8:-	EQUITY (Cont.)

b)

On June 2, 2020, the Board of Directors of the Company approved an additional capital raise of $300 in the form of SAFE (the “Fourth SAFE”) to be invested in the Company by a new investor. The Fourth SAFE will also be automatically converted into the same class of shares of capital stock as those issued in a Qualifying Financing at a price per share equal to the lower of, (i) 25% discount on the base (undiscounted) price per share of the Qualifying Financing, and (ii) a price per share that is calculated by dividing $36,000 by the number of shares in the Fully Diluted Share Capital immediately prior to the issue of all Safe Equity Shares issuable upon conversion. If a Qualified Financing is not consummated within 18 months commencing as of the Effective Date (as such term is defined in the Fourth SAFE), the funds will automatically be converted at a price per share that is calculated by dividing $36,000 by the number of shares in the Fully Diluted Share Capital immediately prior to the issue of the last Safe Equity Shares issuable under those SAFEs issued in the Round.

In addition to the shares issued to the new investor upon conversion of the Fourth SAFE, the new investor shall be entitled to an option to purchase additional identical number of shares, from the same class of the shares issued to him upon conversion of his investment under the Fourth SAFE. The exercise price of each share underlying this option shall be calculated by dividing $40,000 by the Fully Diluted Share Capital immediately prior to the issue of the Safe Equity Shares. This option shall be valid for a period of 36 months commencing as of the Effective Date.

b.	Rights attached to shares:

Ordinary shares confer upon their holders’ rights to receive dividends in cash and in Company’s shares, rights to nominate the Company’s directors and rights to participate in distribution of dividends upon liquidation in proportion to their holdings. The Company has caused the majority of its current shareholders and shall cause its future shareholders, to enter an agreement, pursuant to which such shareholders (i) irrevocably subordinate their rights to receive any distributions and payments from the Company prior to the payment in full by the Company of all distributions owed to INX Token holders, and (ii) irrevocably waive and subordinate their rights, in the event of an insolvency event, as defined in the INX Token Purchase Agreement, to any cash held in the cash fund. All Ordinary shares issued and outstanding have identical rights, including identical voting rights, in all respects.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 9:-	SHARE-BASED PAYMENT

a.	Shares reserved for Employees Stock Option Plan:

On December 29, 2017, the Company’s Board approved a resolution to reserve 417,000 Ordinary shares of the Company for the purpose of an Employees Stock Option Plan (“ESOP”) and future grants to employees and consultants as the Board may approve from time to time. As of June 30, 2020, no Stock Option Plan has been adopted.

b.	Ordinary shares issued to certain employees and service providers:

During 2017, the Company issued Ordinary shares to certain employees and service providers in consideration for services to be provided to the Company.

The fair value of the Ordinary share was determined at $0.156 per share as of the date of grant. The fair value of the Ordinary shares was derived from the total consideration paid by the Company’s founding shareholder for INX Tokens and Ordinary shares issued to him upon the establishment of the Company. Key assumptions include an underlying comparison of the shareholder’s and INX Token holder’s participation rights in the Company’s earning distribution.

The expenses recognized in the consolidated financial statements for employees and services providers are shown in the following table:

Total number of Ordinary shares issued–fully vested	1,560,500

Fair value of shares	244
Less – cash and receivable from the service providers (*)	(46)

Amount attributed to compensation for services	198
Less – share-based payment expense in the period ended December 31, 2017	(88)

Prepaid expenses as of December 31, 2017	110

Less – share-based payment expense for the year ended December 31, 2018	(54)

Prepaid expenses as of December 31, 2018	56

Less – share-based payment expense for the year ended December 31, 2019	(1)

Prepaid expenses as of December 31, 2019	55

Less – share-based payment expense for the six months ended June 30, 2020	-

Prepaid expenses as of June 30, 2020 (unaudited)	55

*)	During 2018, the receivable in the amount of $28 was received by the Company.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 9:-	SHARE-BASED PAYMENT (Cont.)

c.	Share options and warrants granted to employees and service providers:

1.	In May 2018 the Company granted to Y. Singer (service provider) a warrant to purchase 68,173 Ordinary shares of the Company. See also Note 10b.

2.	As further described in Notes 10d, 10f and 10j, upon and subject to the adoption of a Share Ownership and Option Plan (the “Plan”) by the Company, certain employees shall receive 586,261 options exercisable into Ordinary shares of the Company at a price per share equal to its fair value at the date of adoption of the Plan. The options vest over periods of three to four years. The options are exercisable for a period of 10 years from the date of grant. As of June 30, 2020, none of these options were exercisable. Since the exercise price has not yet been determined, the Company has recorded expenses of $97, $69, $202 and $145 in the six months ended June 30, 2020 and 2019, and in the year ended December 31, 2019 and 2018, respectively, based on an estimate of the fair value of the options as of the respective periods end.

3.	The table below summarizes the assumptions that were used to estimate the fair value of the above options granted to employees using the Black- Scholes option pricing model:

	Six months ended June 30,		Year ended December 31,	Year ended December 31,
	2020	2019	2019	2018
	Unaudited

Expected term (years)	6.25-10	8.9	8.3-9.67	4-10
Expected volatility	103.56%	123.69%	123.69%	129%-139%
Estimated exercise price	$1.6139- $1.044	$1.213	$0.98	$1.044
Risk-free interest rate	0.66%	2%	2%	1.76%-2.85%
Dividend yield	0%	0%	0%	0%

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 10:-	COMMITMENTS AND CONTINGENCIES

a.	Engagement agreement with A-Labs Finance and Advisory Ltd. (“A-Labs”):

Under an engagement agreement dated September 26, 2017, as amended in December 2017 and January 31, 2018 (the “A-Labs Agreement”), A-Labs, a shareholder of the Company, shall provide services to the Company which include, among others, development, planning, management, execution, branding and marketing outside of the US with relation to the Offering of the INX Tokens on behalf of the Company. In consideration for these services, A-Labs received a non-refundable, cash payment of $500 and will receive a contingent cash payment of $500 payable upon the completion of an offering in which the Company has raised from US Persons not less than $10,000. Subject to the completion of an offering under which the Company has raised from non-U.S. persons not less than $10,000, A-Labs also will receive an additional contingent cash payment for the marketing and sale of INX Tokens to non-US Persons only. Such consideration shall be equal to: 10% of the first $30,000 (up to $3,000) in ICO Proceeds (as defined in the A-Labs Engagement Agreement); 5% of the next $70,000 (up to $3,500) in ICO Proceeds; 6% of the next $100,000 (up to $6,000) in ICO Proceeds; and 7.5% of ICO Proceeds in excess of $200,000.

A-Labs also received a grant of 4,550,000 INX Tokens at a fair value of $6. In addition, pursuant to an agreement signed contemporaneously with the A-Labs Agreement, the Company issued 1,120,000 Ordinary shares to A-Labs. The fair value of the Ordinary shares issued amounting to $136 ($175 less the payment of $39 required for those shares), is deemed additional consideration for the services to be provided by A-Labs.

In September 2017, the total consideration in the A-Labs Agreement amounted to $681. This amount is comprised of cash of $500, INX Tokens with a fair value of $6 and Ordinary shares with a fair value of $175. A-Labs contributed $45 ($6 for the INX Tokens and $39 for the Ordinary shares), such that the consideration in excess of the amount contributed amounted to $636. As the A-Labs Agreement required A-Labs to provide these services in the future, upon initial recognition this amount of $636 was recorded as prepaid expenses.

The fair value of the INX Tokens and of the Ordinary shares was derived from the total consideration paid by the Company’s founding shareholder for INX Tokens and Ordinary shares issued to him upon the establishment of the Company. Key assumptions include an underlying comparison of the shareholder’s and INX Token holder’s participation rights in the Adjusted Operating Cash Flow.

In the six-month periods ended June 30, 2020 and 2019, the related compensation expense amounted to $0 and $0, respectively. In the years ended December 31, 2019 and 2018, the Company recognized compensation expense of $3 and $259, respectively. The compensation expense recognized was based on the extent of the services performed until the respective dates.

As of June 30, 2020, December 31, 2019, and December 31, 2018, the balance of prepaid expenses amounted to $255, $255 and $258, respectively.

As of June 30, 2020, an accrual for the contingent cash payment of $500 and the additional contingent cash payments which are dependent on completion of the Offering as described above, was not recorded in the balance sheet due to the uncertainty of the payments.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 10:-	COMMITMENTS AND CONTINGENCIES (Cont.)

b.	Software services agreement with Y. Singer Ltd. (“Y. Singer”):

Under the Software Services Agreement, effective as of October 1, 2017, and as amended on May 9, 2018, June 27, 2018 and August 6, 2018 (the “Y. Singer Agreement”), between the Company and Y. Singer, Y. Singer shall provide services to the Company, including the design, development, implementation, modification and customization of the INX Trading Solutions platform software. In addition, Y. Singer will provide maintenance and support services for a three-month period to INX Trading Solutions with a renewal option. In consideration for these services, Y. Singer is entitled to approximately $500. In consideration for past services, Y. Singer was also granted in May 2018 a warrant to purchase 68,173 Ordinary shares of the Company at an exercise price equal to the par value per share of GBP 0.001 exercisable for a period of 48 months from the date the warrants were granted. Upon issuance of these warrants, the Company recorded compensation expense of $71 in the year ended December 31, 2018 based upon the fair value of the Ordinary shares at that date. The Software Services Agreement between the Company and Y. Singer has terminated under its terms as a result of the Company’s failure to raise $5,000 by September 30, 2018. However, Y. Singer continued to perform the services under the Software Services Agreement through its completion during the second quarter of 2019, in consideration for the amount provided in the Software Services Agreement.

c.	Contingent bonus:

Certain individuals are entitled to receive a one-time bonus in the aggregate amount of $409 six months following the date the registration statement is declared effective by the SEC in connection with an initial public offering of INX Tokens in which a certain minimum amount is raised.

For contingent bonuses payable to key management personnel, see Note 4c.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 10:-	COMMITMENTS AND CONTINGENCIES (Cont.)

d.	Appointment of Mr. Silbert as the Executive Managing Director:

In connection with the appointment of Mr. Silbert as the Executive Managing Director of INX Services, Inc., Mr. Silbert entered into an Executive Employment Agreement with INX Services, Inc. dated March 7, 2018, and subsequently amended on June 25, 2018, (the “Silbert Employment Agreement”), pursuant to which Mr. Silbert will provide services to INX Services, Inc. and the Company, including that Mr. Silbert shall serve as a member of the Board of the Company and Executive Managing Director of U.S. Operations of INX Services, Inc. Pursuant to the Silbert Employment Agreement, Mr. Silbert will receive an annual base salary of $132.

Six months following the date the registration statement in connection with an initial public offering of INX Tokens is declared effective by the SEC, Mr. Silbert shall be eligible to earn an annual performance-based bonus in the amount of $150 upon the achievement of certain performance-based targets which shall be established by the Board and shall also be granted an option to purchase 500,000 INX Tokens at a price of $0.01 per Token, which option must be exercised within ninety days of the grant. Six months following the date the registration statement in connection with an initial offering of INX Tokens is declared effective by the SEC, Mr. Silbert’s base salary shall increase to a monthly rate of $20.

In addition, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Silbert shall receive an option to purchase 287,290 Ordinary Shares of the Company constituting 3% of the share capital of the Company on a fully diluted basis at the date of the Silbert Employment Agreement, at a price per share equal to its fair value at the grant date, which will be the date of the adoption of a Share Ownership and Option Plan. 25% of the option shares will vest upon each anniversary of Mr. Silbert’s employment with INX Services.

e.	Appointment of Mr. James Crossley as a member of the Company’s Board:

In connection with the appointment of Mr. James Crossley as a member of the Company’s Board of Directors, the Company entered into a Services Agreement with Bentley Limited (the “Bentley Services Agreement”), effective as of February 1, 2018, pursuant to which Bentley Limited will provide services to the Company including that James Crossley shall serve as a board member of the Company. Pursuant to the Bentley Services Agreement, Bentley will receive a monthly consulting fee of GBP 1,600. Commencing January 2018, Bentley also receives a fee of GBP 1,000 per month in consideration for administrative services.

In addition, Bentley received the option to purchase 10,000 INX Tokens per month at the price of $0.01 per Token, subject to a maximum of 100,000 INX Tokens. On January 7, 2019, the Bentley Services Agreement was amended to include the grant of options to Bentley Limited to purchase additional 7,500 INX Tokens per month at the price of $0.01 per Token. Such additional options shall commence on December 1, 2018 and shall lapse on the first of the month in which the Company raises $10,000 in a public offering of INX Tokens. Through June 30, 2020, Bentley received 242,500 INX Tokens.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 10:-	COMMITMENTS AND CONTINGENCIES (Cont.)

f.	Agreement with Fidelis LLC:

On April 23, 2018, the Company and INX Services, Inc. entered into a services agreement with Fidelis LLC, effective as of April 1, 2018 and as amended on June 25, 2018 and April 1, 2020 (the latter amendment, “Fidelis Amendment”), pursuant to which Mr. Matt Rozzi shall provide operations and compliance consultancy services to the Company and INX Services. Mr. Rozzi has received a monthly fee of $12.5. Following the Fidelis Amendment, the fee is amended to an hourly based compensation. In addition, upon the registration of INX Services as a broker-dealer with FINRA, Mr. Rozzi shall be granted a one-time cash bonus of $60.

Six months following the date the registration statement in connection with an initial public offering of INX Token is declared effective by the SEC, Mr. Rozzi will receive an option to purchase 350,000 INX Tokens at a price per Token of $0.01.

In addition, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, the Company will grant Mr. Rozzi an option to purchase 48,122 shares constituting 0.5% of the share capital of the Company as of April 23, 2018 (on a fully diluted basis and subject to future dilution) with an exercise price per share equal to its fair value at the grant date, which will be the date of the adoption of a Share Ownership and Option Plan. 25% of the options will vest on each anniversary of Mr. Rozzi’s employment with INX Services. Since the exercise price has not been determined yet, the Company recorded stock based compensation expenses based on the best estimate of the fair value of the options at the end of the reporting period.

g.	Appointment of Mr. David Weild as a member of the Company’s Board:

On March 21, 2018, as amended on June 25, 2018, the Company appointed Mr. David Weild as a member of the Board of the Company, effective as of April 15, 2018. Mr. Weild will receive a monthly fee of $1.5. Six months following the date the registration statement in connection with an initial public offering of INX Tokens is declared effective by the SEC, Mr. Weild shall receive an option to purchase 350,000 INX Tokens at a price of $0.01 per Token and shall be entitled to purchase 3,500 INX Tokens at a price of $0.01 per Token on a monthly basis during his tenure as director.

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 10:-	COMMITMENTS AND CONTINGENCIES (Cont.)

h.	Consulting Agreement with Shay Laboratory Ltd:

Under the Consulting Agreement with Shay Laboratory Ltd., dated October 1, 2017, in consideration for its consulting services, Shay Laboratory Ltd. shall receive, upon and subject to the adoption of a Share Ownership and Option Plan by the Company and to raising a certain minimum amount in an initial public offering of INX Tokens, an option to purchase 28,010 Ordinary shares of the Company, at a price per share equal to the par value per share of GBP 0.001.

In addition, the Company has granted Shay Laboratory Ltd. an option to purchase INX Tokens equalling in the aggregate 0.1% of the registered INX Tokens which were not sold at the ICO or otherwise were distributed by the Company to any third party, at the price of $0.01 per Token, provided that, such number of INX Tokens shall not exceed 100,000 and shall not be less than 15,000. Such options are contingent upon raising a certain minimum amount in an initial public offering of INX Tokens.

In addition, upon an initial public offering of INX Tokens whereby a certain minimum amount of proceeds is raised, Shay Laboratory Ltd will be entitled to receive a one-time cash bonus of approximately $59.

i.	Appointment of New Directors:

In 2018, pursuant to letters of intention the Company engaged Mr. Ashar, Mr. Thadaney and Mr. Lewis (the “New Directors”) as members of the Board of Directors of INX Limited. Each of the New Directors will receive a monthly fee of $1-$1.5 for the term of the engagement. Six months following the date the registration statement in connection with an initial public offering of INX Tokens is declared effective by the SEC, each of the New Directors will be entitled to purchase 3,500 INX Tokens per month in consideration for $0.01 per Token on a monthly basis during his tenure as director, as well as an option to purchase 350,000 INX Tokens at a price of $0.01 per Token.

j.	Agreement with Mr. Douglas Borthwick:

On September 1, 2019, INX Services, Inc. entered into a services agreement with Mr. Douglas Borthwick, pursuant to which Mr. Borthwick shall serve as the Chief Marketing and Business Development Officer of INX Services, Inc. Pursuant to the Borthwick Employment Agreement, Mr. Borthwick receives a base monthly salary of $1. In addition, Mr. Borthwick was granted an option to purchase 103,929 INX Tokens at an exercise price of $0.065 per INX Token. Six months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Borthwick shall be entitled to a one-time bonus in the amount of $200 and an option to purchase additional 259,821 INX Tokens at an exercise price of $0.065 per INX Token. In addition, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Borthwick shall receive an option to purchase 194,937 Ordinary Shares of the Company, at a price per share equal to its fair value at the grant date, which will be the date of the adoption of a Share Ownership and Option Plan. The option shares shall vest over a period of three years, subject to the continuous engagement of Mr. Borthwick with the Company. Since the exercise price has not been determined yet, the Company recorded stock based compensation expenses based on the best estimate of the fair value of the options at the end of the reporting period.

If the said Agreement is terminated without cause or good reason, as such terms are defined in the Agreement, INX Services shall continue to pay Mr. Borthwick a base salary for twelve months following the termination date.

k.	Contingent compensation:

Certain service providers have waived some of their compensation for services rendered during the six months ended June 30, 2020 in a total amount of $114, of which $72 was waived by Triple-V .The related compensation will be payable only upon completion of an offering of INX Tokens in which the Company will raise a minimum amount of $7,500. See Note 11(b).

INX LIMITED

Notes to CONSOLIDATED Financial Statements
U.S. dollars in thousands (except share, token, per share and per token data)

NOTE 11:-	SUBSEQUENT EVENTS

a)

On July 6, 2020, the Company entered into a Services Agreement with Mr. Paz Diamant pursuant to which Mr. Diamant shall serve as Chief Technology Officer of the Company. The Diamant Services Agreement further envisions that Mr. Diamant will enter into an employment agreement with the Company two months following the date the registration statement in connection with the Offering is declared effective by the SEC. Mr. Diamant will receives a monthly consulting fee of $1. Upon entering into an employment agreement with the Company, Mr. Diamant shall be entitled to a monthly salary of approximately $13 per month.

Pursuant to the Diamant Services Agreement, during each month between the effective date of the Diamant Services Agreement until the month that is two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant will be entitled to an option to 10,000 INX Tokens per month, at the price of $0.08 per Token. Two months following the date the registration statement in connection with an initial public offering of INX Tokens is declared effective by the SEC, Mr. Diamant shall be entitled to an option to purchase 20,000 INX Tokens at an exercise price of $0.08 per INX Token. Upon entering into an employment agreement with the Company, Mr. Diamant shall be entitled to an option to purchase an additional 200,000 INX Tokens at an exercise price of $0.08 per INX Token. The options granted under the Diamant Employment Agreement shall vest, subject to Mr. Diamant’s continued employment with the Company, over four years in equal amounts on each of the first four anniversaries of the effective date of the Diamant Employment Agreement.

In addition, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Diamant shall receive an option to purchase 67,158 Ordinary Shares of the Company, at a price per share equal to its fair value at the grant date. The option shares shall vest over a period of five years, subject to the continuous engagement of Mr. Diamant with the Company. In addition, Mr. Diamant is entitled to a one-time bonus payment of $250 upon the acquisition of the Company by a non-affiliated entity in consideration for no less than $50,000.

b)

On August 20, 2020, the SEC declared as effective the Company’s registration statement on Form F-1 filed in connection with the offering of INX Tokens. The Company is offering up to 130 million INX Tokens at price of $0.90 per Token. The Company has met the minimum offering requirement of $7,500 and conducted closings of committed purchases of INX Tokens, pursuant to which, as of September 23, 2020, approximately $7,642 was received by the Company to fund its operations. The Company will continue its public offering until its termination.

- - - - - - - - - - -

130,000,000 INX Tokens

The date of this prospectus is                   , 2020.

Dealer Prospectus Delivery Obligation

Until and including           , 2020 (40 days after the date of this prospectus), all dealers that buy, sell or trade our INX Tokens, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Item 7. Recent Sales of Unregistered Securities

The following is a summary of transactions during the three years preceding this offering, involving offers and sales of our securities which were not registered under the Securities Act.

Ordinary Shares

As of August 12, 2020 we have issued 11,725,779 ordinary shares of the Company, par value of GBP 0.001 (each, an “Ordinary Share”).

Under a Share Purchase Agreement, dated September 26, 2017, between the Company and Triple-V (1999) Ltd., a company wholly owned by Mr. Shy Datika, one of our founders, our controlling shareholder and President, the Company issued to Triple-V (1999) Ltd. 3,356,666 ordinary shares of the Company, par value of GBP 0.001 (each an “Ordinary Share”), in consideration of $446,875. See “Principal Shareholders”.

On December 29, 2017, 1,120,000 ordinary shares were issued to A-Labs Finance and Advisory Ltd.

Under a Share Purchase Agreement, dated September 27, 2017, between the Company and Mr. Jonathan Azeroual, our Vice President, Blockchain Asset Strategy, the Company issued to Mr. Azeroual 377,500 Ordinary Shares in consideration of GBP 377.50. See “Principal Shareholders”.

On December 29, 2017, 282,833 shares were issued to INX Systems Ltd., as Trustee for INX Limited.

Under a Share Purchase Agreement dated September 27, 2017 between the Company and Benjamin Engel, the Company issued to Mr. Engel 31,500 of our Ordinary Shares, par value GBP 0.001 each, in consideration for GBP 31.50.

Under a Share Purchase Agreement dated September 27, 2017 between the Company and Mark Finelli, the Company issued to Mr. Finelli 31,500 of our Ordinary Shares, par value GBP 0.001 each, in consideration for GBP 31.50.

Under a Share Purchase Agreement dated January 11, 2018 (as amended on June 12, 2018) between the Company and Yitshak Rafaeli, the Company issued to Mr. Rafaeli 747,632 of our Ordinary Shares, par value GBP 0.001 each, in consideration for $293,000.

Under a Share Purchase Agreement dated January 11, 2018 (as amended on June 12, 2018) between the Company and Meni Benish, the Company issued to Mr. Benish 446,538 of our Ordinary Shares, par value GBP 0.001 each, in consideration for $175,000.

Under a Share Purchase Agreement dated January 24, 2018 between the Company and Etty Trister, the Company issued to Ms. Trister 63,791 of our Ordinary Shares, par value GBP 0.001 each, in consideration for $25,000.

Under a Share Purchase Agreement dated February 5, 2018 (as amended on June 12, 2018) between the Company and Our Platform LLC a Company wholly owned by Eli Alelov, the Company issued to Our Platform LLC 510,329 of our Ordinary Shares, par value GBP 0.001 each, in consideration for $200,000.

On May 22, 2018, the Board of Directors of the Company approved the issuance of an aggregate number of 2,358,820 Ordinary Shares par value GBP 0.001 each, in consideration for an aggregate amount of $2,462,610, which was invested by the following investors in accordance with the allocation set forth below:

Name of Investor	Investment Amount ($)	# of Ordinary Shares par value GBP 0.001
Mr. Riccardo Spagni	924,000	885,057
Mr. Stefan Jespers	290,423	278,183
Mr. Charlie Lee	102,107	97,803
Mr. Collin Lahay	297,716	285,169
Mr. Ted Samuelson	50,000	47,893
Redwood Digital Group, LLC	150,000	143,678
Token Holdings LLC	99,506	95,312
Mr. Adrian Morante	49,980	47,874
Mr. Samson Mow	100,001	95,786
OneSix Red, LLC	99,384	95,195
NextGen Capital LLC	99,492	95,299
Ms. Natalie Rounick	100,001	95,786
Mr. David Rounick	100,000	95,785
Total	2,462,610	2,358,820

Under a Share Purchase Agreement dated September 27, 2018 between the Company and SPiCE Venture Capital Pte. Ltd a limited Company incorporated in Singapore, the Company issued to SPiCE 478,927 of our Ordinary Shares, par value GBP 0.001 each, in consideration for $500,000 and a warrant to purchase additional 622,605 Ordinary Shares at an identical price per share to be paid in US$ or SPiCE Tokens, under such terms as further described in the Share Purchase Agreement between the Company and SPiCE. The warrant was not exercised and it expired on April 2, 2019.

Under a Share Purchase Agreement dated September 27, 2018 between the Company and Ayal Rosner Investment Company Ltd. a Company wholly owned by Eyal Rosner, the Company issued to Rosner 95,785 of our Ordinary Shares, par value GBP 0.001 each, in consideration for $100,000.

Under a Warrant Certificate dated January 11, 2018 between the Company and Yitshak Rafaeli, Mr. Rafaeli is entitled to purchase up to 1,090,254 of our Ordinary Shares at an exercise price of $0.13465 per share. On October 9, 2018, Mr. Rafaeli exercised his warrant and purchased 1,090,254 of our Ordinary Shares at an exercise price of $0.13465 per share.

Under a Warrant Certificate dated January 11, 2018 between the Company and Meni Benish, Mr. Benish is entitled to purchase up to 557,010 of our Ordinary Shares at an exercise price of $0.13465 per share. On October 9, 2018, Mr. Benish exercised his warrant and purchased 278,505 of our Ordinary Shares at an exercise price of $0.13465 per share. The warrants to purchase additional Ordinary Shares has expired.

On January 7, 2019, the Board of Directors of the Company approved the issuance of an aggregate number of 425,183 Ordinary Shares par value GBP 0.001 each, in consideration for an aggregate amount of $443,893, which was invested by the following investors (both existing shareholders of the Company and new shareholders) in accordance with the allocation set forth below:

Name of Investor	Investment Amount ($)	# of Ordinary Shares par value GBP 0.001
Componendo Capital B.V.	150,000	143,678
Beluga Group Holdings Limited	100,000	95,785
Michael Serero	100,000	95,785
A-Labs Finance and Advisory Ltd.	50,000	47,893
Jonathan Azeroual	34,860	33,391
Charlie Lee	9,032	8,651
Total	443,892	425,183

Non-Exercised Options and Convertible Rights for Ordinary Shares

Under a Loan Agreement, dated November 27, 2017, between the Company and Ms. Naor, our VP Product, Ms. Naor is entitled, at any time and at her sole discretion, to convert outstanding principal and interest amounts of the loan agreement into 333,333 Ordinary Shares.

Under a Loan Agreement dated November 27, 2017 between the Company and Ms. Ayelet Horn, Ms. Horn is entitled, at any time and at her sole discretion, to convert the amount of outstanding principal and interest into 311,500 ordinary shares of the Company.

Under a Loan Agreement dated November 27, 2017 between the Company and Mr. Yaniv Segev, Mr. Segev is entitled, at any time and at his sole discretion, to convert the amount of outstanding principal and interest into 311,500 ordinary shares of the Company.

Under an Executive Employment Agreement dated March 7, 2018, as amended on June 25, 2018, between INX Services, Inc. and Alan Silbert, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Silbert shall receive an option to purchase 287,290 Ordinary Shares of the Company constituting 3% of the share capital of the Company on a fully diluted basis at the date of the Silbert Employment Agreement, at a price per share equal to its fair value at the grant date, which will be the date of the adoption of a Share Ownership and Option Plan. 25% of the option shares will vest upon each anniversary of Mr. Silbert’s employment with INX Services, such that the options will be fully vested and exercisable upon the 4th anniversary of such employment. Unvested options shall be subject to accelerated vesting upon change of control of the Company. See “Material Agreements.”

Under the Services Agreement with Fidelis LLC, dated April 1, 2020, in connection with the operation and compliance consulting services of Mr. Matt Rozzi, Mr. Rozzi an option to purchase 48,122 Option Shares at a price per share equal to the fair market value per share upon and subject to the adoption of a Share Ownership and Option Plan by the Company. 25% of the option shares will vest upon each anniversary of Mr. Rozzi’s engagement with the Company, such that the options will be fully vested and exercisable upon the 4th anniversary of such engagement. See “Material Agreements.”

Under the Amended and Restated Consultancy and Employment Agreement between INX Services, Inc. and Douglas Borthwick, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Borthwick shall receive an option to purchase 194,937 Ordinary Shares of the Company, at a price per share equal to its fair value at the grant date, which will be the date of the adoption of a Share Ownership and Option Plan by the Company. 50% of the option shares will vest on the effective date of the Borthwick Employment Agreement. Thereafter, on each anniversary of Mr. Borthwick’s employment with INX Services, 1/3 of the remaining unvested portion of the options shall vest, such that, subject to the continuous engagement of Mr. Borthwick with the Company at such time, the options will be fully vested and exercisable upon the 3rd anniversary of such employment. See “Material Agreements.”

Under the Services Agreement between the Company and Paz Diamant, upon and subject to the adoption of a Share Ownership and Option Plan by the Company, Mr. Diamant shall receive an option to purchase 67,158 Ordinary Shares of the Company, at a price per share equal to its fair value at the grant date. 20% of the option shares will vest on the first anniversary of the grant date. Thereafter, 5% of the options shares vest at the end of each quarter during the four (4) years after the first anniversary of the grant date, such that the options will be fully vested and exercisable upon the 5th anniversary of the grant date. The option to purchase Ordinary Shares is subject to the continued employment of Mr. Diamant with the Company. See “Material Agreements.”

Under the Consulting Agreement with Shay Laboratory Ltd., dated October 1, 2017, in connection with the services of Mr. Or Kaplinsky, Shay Laboratory Ltd. shall receive an option to purchase 28,010 Ordinary Shares of the Company, at a price per share equal to the par value per share upon and subject to the adoption of a Share Ownership and Option Plan by the Company. Such option is contingent upon raise of $3,000,000 in a public offering of INX Tokens. See “Material Agreements”.

Under the Amended and Restated Software Services Agreement with Committed, dated May 9, 2018, as amended by the first amendment on June 27, 2018 (effective as of October 1, 2017) Committed shall receive a warrant to purchase 68,173 Ordinary Shares of the Company, at an exercise price of GBP 0.001 per share. See “Material Agreements”.

Under a Subscription Agreement dated September 27, 2018 between the Company and SPiCE Venture Capital Pte. Ltd, a private limited liability company incorporated in Singapore, SPiCE received a warrant to purchase 622,605 Ordinary Shares of the Company, at a price of US$ 1.044 per share to be paid in US$ or SPiCE Tokens, under such terms as further described in the Subscription Agreement between SPiCE and the Company.  The warrant was not exercised and expired on April 2, 2019.

Simple Agreements for Future Equity

On April 7, 2019, the Board of Directors of the Company approved a capital raise of up to $750,000 in the form of Simple Agreement for Future Equity (“SAFE”). Upon consummation of an investment round (in shares of capital stock of the Company) in the amount of not less than $ 2 million (in addition to the funds raised under the SAFEs) (the “Qualifying Financing”), the funds raised under the SAFE would have automatically been converted into the same class of shares of capital stock as those issued in the Qualifying Financing at a price per share equal to the lower of: (i) a 25% discount on the base (undiscounted) price per share of the Qualifying Financing; and (ii) US$ 1.367 (the “Default Price”). A Qualified Financing was not consummated before April 25, 2020, and thus the funds raised under the SAFE were automatically converted into Ordinary Shares at a price per share equal to the Default Price.

Following the approval of the Board, during April 2019, the Company entered into SAFEs with certain investors. Pursuant to these SAFEs, the Company raised an aggregate investment amount of US$427,671. The table below sets forth the names of the investors and each investor’s respective investment amount.

Name of Investor	Investment Amount ($)
Shy Datika	150,000
A-Labs Finance and Advisory Ltd.	100,000
Yaron-Eldar Advocate	50,000
Roy Paller & Co, Law Office	50,000
SPiCE Venture Capital Pte. Ltd.	31,917
Stefan Jespers	18,413
Componendo Capital B.V.	9,575
Beluga Group Holdings Limited	6,383
Michael Serero	6,383
Mark Finelli	5,000
Total	427,671

On April 25, 2020, the SAFEs were converted into 312,849 Ordinary Shares of the Company, at a price per share equal to the Default Price.

On August 13, 2019, the Board of Directors of the Company approved an additional capital raise of up to $1,000,000 in the form of SAFE, which the Board of Directors of the Company then increased to $1,500,000 on October 28, 2019 (the “Second SAFE”). The Second SAFE will also be automatically converted into the same class of shares of capital stock as those issued in the Qualifying Financing at a price per share equal to the lower of, 25% discount on the base (undiscounted) price per share of the Qualifying Financing, and $1.367 per share. If a Qualified Financing is not consummated within 12 months commencing as of the Effective Date (as such term is defined in the Second SAFE), the funds will automatically be converted at a price per share of $1.367. In addition to the shares issued to the investors upon conversion of the Second SAFE, upon such conversion the Second SAFE investors shall be entitled to an option to purchase additional shares, in the same amount and from the same class of the shares issued to them upon conversion of their investment under the Second SAFE, for an exercise price of $1.953 per share. This option shall be valid for a period of 36 months commencing as of the Effective Date.

Following the approval of the Board, the Company entered into Second SAFEs with certain investors. The table below sets forth the names of the investors and each investor’s respective investment amount.

Name of Investor	Investment Amount ($)
Shy Datika (including through Triple-V)	250,000
EDJ Investments Ltd	100,000
Yeshayahu Nesher	100,000
Meni Benish	64,424
Mordechai Vaknin	50,000
Shachar Levy	50,000
Our Platform, LLC	45,346
SPiCE Venture Capital Pte. Ltd.	63,834
Ayal Rosner Investment Company Ltd.	34,256
Yaniv Segev	29,000
Adrian Morante	25,000
Componendo Capital B.V.	19,150
Charlie Lee	109,459
OneSix Red, LLC	8,459
Beluga Group Holdings Limited	12,767
Michael Serero	12,767
Mark Finelli	4,500
Total	978,962

In August 2020, approximately $786,000 of the Second SAFEs were automatically converted into 575,371 Ordinary Shares at a price per share equal to $1.367.

On February 21, 2020, the Board of Directors of the Company approved an additional capital raise of up to $1,500,000 in the form of SAFE (the “Third SAFE”). The Third SAFE will also be automatically converted into the same class of shares of capital stock as those issued in the Qualifying Financing at a price per share equal to the lower of, 25% discount on the base (undiscounted) price per share of the Qualifying Financing, and $1.526 per share. If a Qualified Financing is not consummated within 12 months commencing as of the Effective Date (as such term is defined in the Third SAFE), the funds will automatically be converted at a price per share of $1.526. In addition to the shares issued to the investors upon conversion of the Third SAFE, the Third SAFE investors shall be entitled to an option to purchase additional identical number of shares, from the same class of the shares issued to them upon conversion of their investment under the Third SAFE, for an exercise price of $1.696 per share. This option shall be valid for a period of 36 months commencing as of the Effective Date.

Following the approval of the Board, the Company entered into Third SAFEs with certain investors. The table below sets forth the names of the investors and each investor’s respective investment amount.

Name of Investor	Investment Amount ($)
Shy Datika	100,000
A-Labs Finance and Advisory Ltd.	30,000
Charlie Lee	100,000
Oz.tz. Properties Ltd.	100,000
SPiCE Venture Capital Pte. Ltd.	114,000
Stefan Jespers	36,969
Ayal Rosner	22,767
Yaron-Eldar Advocate	15,000
Roy Paller & Co, Law Office	15,000
Beluga Group Holdings Limited	12,767
Michael Serero	12,767
Componendo Capital B.V.	8,000
Adrian Morante	6,000
Mordechai Vaknin	5,000
Mark Finelli	1,000
Total	579,270

On March 27, 2020, the Company granted Aviad Hadida a warrant to purchase 55,912 Ordinary Shares of the Company, at a price of US$ 1.044 per share, subject to a vesting period of sixteen equal instalments over a period of four years commencing as of October 1, 2018, and such other conditions as further described in the Warrant Agreement issued by the Company to Mr. Hadida.

On June 2, 2020, the Board of Directors of the Company approved an additional capital raise of $300,000 in the form of SAFE (the “Fourth SAFE”) to be invested in the Company by Mr. Stanley Hutton Rumbough.

The Fourth SAFE will also be automatically converted into the same class of shares of capital stock as those issued in the Qualifying Financing at a price per share equal to the lower of, 25% discount on the base (undiscounted) price per share of the Qualifying Financing, and a price per share that is calculated by dividing US$36,000,000 by the number of shares in the Fully Diluted Share Capital (as such term is defined in the Fourth SAFE) immediately prior to the issue of all Safe Equity Shares (as such term is defined in the Fourth SAFE) issuable upon conversion. If a Qualified Financing is not consummated within 18 months commencing as of the Effective Date (as such term is defined in the Fourth SAFE), the funds will automatically be converted at a price per share of that is calculated by dividing US$36,000,000 by the number of shares in the Fully Diluted Share Capital immediately prior to the issue of the last Safe Equity Shares issuable under those Safes issued in the Round (as such term is defined in the Fourth SAFE, other than, if later, the Fourth Safe).

In addition to the shares issued to Mr. Rumbough upon conversion of the Fourth SAFE, Mr. Rumbough shall be entitled to an option to purchase additional identical number of shares, from the same class of the shares issued to him upon conversion of his investment under the Fourth SAFE. The exercise price of each share underlying this option shall be calculated by dividing US$40,000,000 by the Fully Diluted Share Capital immediately prior to the issue of the Safe Equity Shares. This option shall be valid for a period of 36 months commencing as of the Effective Date.

INX Tokens

Under the Share Purchase Agreement dated September 26, 2017 between the Company and Triple-V, the Company sold to Triple-V 9,435,939 INX Tokens at a price of $0.01 per Token.

Under the A-Labs Agreement between the Company and A-Labs, a limited liability company registered under the laws of the state of Israel, the Company granted 4,550,000 INX Tokens in consideration of services provided and to be provided by A-Labs. The grant of INX Tokens is subject to a repurchase option by the Company, under which the Company is entitled to repurchase INX Tokens for $0.01 per Token. Subsequent to entry into the A-Labs Engagement Agreement, the Company unilaterally waived its rights to exercise the repurchase option in the applicable restricted period pursuant to Regulation M. See “Material Agreements”.

Under the Convertible Loan Agreement dated November 27, 2017 between the Company and Ms. Maia Naor, the Company sold 937,499 INX Tokens to Ms. Naor at a price of $0.01 per Token, for an aggregate purchase price of $9,375.

Under the Convertible Loan Agreement dated November 27, 2017 between the Company and Ms. Ayelet Horn, the Company sold 876,562 INX Tokens to Ms. Horn at a price of $0.01 per Token, for an aggregate purchase price of $8,766.

Under the Convertible Loan Agreement dated November 27, 2017 between the Company and Mr. Yaniv Segev, the Company sold 876,562 INX Tokens to Mr. Segev at a price of $0.01 per Token, for an aggregate purchase price of $8,766.

Under the Share Purchase Agreement dated September 27, 2017 between the Company and Mr. Jonathan Azeroual, the Company sold 750,000 INX Tokens to Mr. Azeroual at a price of $0.01 per Token, for an aggregate purchase price of $7,500.

Under the Share Purchase Agreement dated September 27, 2017 between the Company and Benjamin Engel, the Company sold 100,000 INX Tokens to Mr. Engel at a price of $0.01 per Token, for an aggregate purchase price of $1,000.

Under the Share Purchase Agreement dated September 27, 2017 between the Company and Mark Finelli, the Company sold 100,000 INX Tokens to Mr. Finelli at a price of $0.01 per Token, for an aggregate purchase price of $1,000.

Under the Share Purchase Agreement dated January 11, 2018, as amended on June 12, 2018, between the Company and Yitshak Rafaeli, the Company sold to Mr. Rafaeli: (i) 293,000 INX Tokens; plus (ii) a number of INX Tokens equal to $293,000 divided by the purchase price of this offering or the average price of the Company’s unregistered sales of INX Tokens, however in no event shall the number of Tokens be greater than 2% of the INX Tokens sold in this offering in consideration for $288.

Under the Share Purchase Agreement dated January 11, 2018, as amended on June 12, 2018, between the Company and Meni Benish, the Company sold to Mr. Benish: (i) 175,000 INX Tokens; plus (ii) a number of INX Tokens equal to $175,000 divided by the purchase price of this offering or the average price of the Company’s unregistered sales of INX Tokens, however in no event shall the number of Tokens be greater than 2% of the INX Tokens sold in this offering in consideration for $172.

Under the Share Purchase Agreement dated January 24, 2018 between the Company and Etty Trister, the Company issued to Ms. Trister a number of INX Tokens equal to $25,000 divided by the purchase price of this offering or the average price of the Company’s unregistered sales of INX Tokens, however in no event shall the number of Tokens be greater than 2% of the INX Tokens sold in this offering in consideration for $25.

Under the Share Purchase Agreement dated February 5, 2018, as amended on June 12, 2018, between the Company and Our Platform LLC a Company wholly owned by Eli Alelov, the Company sold to Our Platform: (i) 600,000 INX Tokens; plus (ii) a number of INX Tokens equal to $200,000 divided by the purchase price of this offering or the average price of the Company’s unregistered sales of INX Tokens, however in no event shall the number of Tokens be greater than 2% of the INX Tokens sold in this offering in consideration for $197.

Under a Services Agreement dated March 8, 2018 between the Company and Bentley Limited, the Company has granted Bentley an option to purchase 10,000 INX Tokens per month at the price of $0.01 per Token, subject to a maximum of 100,000 INX Tokens. Such option to purchase INX Tokens shall lapse on the first of the month during which the Company raises $10,000,000 in a public offering of INX Tokens. Options to purchase INX Tokens granted pursuant to the Bentley Services Agreement were exercised for the maximum amount. On January 7, 2019, the Board of Directors approved the grant of option to Bentley Limited to purchase additional 7,500 INX Tokens per month at the price of $0.01 per Token. Such additional option commenced on December 1, 2018 and shall lapse on the first of the month in which the Company raises $10,000,000 in a public offering of INX Tokens.

Under the Consulting Agreement with Shay Laboratory Ltd., dated October 1, 2017, in connection with the services of Mr. Or Kaplinsky, the Company has granted Shay Laboratory Ltd. an option to purchase INX Tokens equaling in the aggregate 0.1% of the registered INX Tokens which were not sold at the ICO or otherwise were distributed by the Company to any third party, at the price of $0.01 per Token. Provided that, such number of INX Tokens shall not exceed 100,000 and shall not be less than 15,000. Such option is contingent upon raise of $3,000,000 in a public offering of INX Tokens. See “Material Agreements”.

Under the Services Agreement with Fidelis LLC, dated April 1, 2020, in connection with the services of Mr. Matt Rozzi, the Company has granted Mr. Rozzi an option to purchase 350,000 INX Tokens, at the price of $0.01 per Token. Such option shall enter into effect following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering. See “Material Agreements”.

Under the Invitation to serve as a Member of the Board of Directors of INX Ltd., dated March 28, 2018, in connection with the services of Directorship services of Mr. David Weild, the Company has granted Mr. Weild an option to purchase 350,000 INX Tokens, at the price of $0.01 per Token and a monthly Token fee of 3,500 Tokens per month. Such option and monthly Token fee shall enter into effect following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering. See “Material Agreements”.

Under the Invitation to serve as a Member of the Board of Directors of INX Ltd., dated July 10, 2018, in connection with the services of Directorship services of Mr. Nicholas Thadaney, the Company has granted Mr. Thadaney an option to purchase 350,000 INX Tokens, at the price of $0.01 per Token and a monthly Token fee of 3,500 Tokens per month. Such option and monthly Token fee shall enter into effect following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering. See “Material Agreements”.

Under the Invitation to serve as a Member of the Board of Directors of INX Ltd., dated September 21, 2018, in connection with the services of Directorship services of Mr. Thomas Lewis, the Company has granted Mr. Lewis an option to purchase 350,000 INX Tokens, at the price of $0.01 per Token and a monthly Token fee of 3,500 Tokens per month. Such option and monthly Token fee shall enter into effect following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering. See “Material Agreements”.

Under the Invitation to serve as a Member of the Board of Directors of INX Ltd., dated August 20, 2018, in connection with the services of Directorship services of Mr. Haim Ashar, the Company has granted Mr. Ashar an option to purchase 350,000 INX Tokens, at the price of $0.01 per Token and a monthly Token fee of 3,500 Tokens per month. Such option and monthly Token fee shall enter into effect following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering. See “Material Agreements”.

Under the Invitations to Serve as Members of the Advisory Board of INX Limited which was entered by the Company during March, April and May 2018, the Company has granted to the following members of the Advisory Board options to purchase an aggregate number of 1,950,000 INX Tokens, at the price of $0.01 per Token, in accordance with the allocation set forth below:

Name of Advisory Board Member	# INX Tokens
Pete Hegseth	100,000
Mark Yusko	500,000
Stefan Jespers	250,000
Alena Vranova	150,000
Jameson Lopp	250,000
Joeri Pross	250,000
Samson Mow	100,000
Jason Moon	250,000
Chris Barrett	100,000
Total	1,950,000

Under the Invitation to Serve as Member of the Advisory Board of INX Limited which was entered by the Company on November 15, 2019, the Company has granted to On Yavin an option to purchase 100,000 INX Tokens at the price of $0.065 per Token.

Under the Amended and Restated Advertising Material Production Agreement dated June 29, 2020, following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Joeri Pross shall have an option to purchase an additional 75,000 INX Tokens, at the price of $0.065 per Token.

Such options are contingent upon the lapse of six months as of the effective date of the offering. See “Material Agreements”.

Under the Consultancy and Employment Agreement with Douglas Borthwick, effective September 1, 2019, as amended, the Company granted Mr. Borthwick an option to purchase 103,929 INX Tokens, at the price of $0.065 per Token. In addition, following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Borthwick shall have an option to purchase 259,821 INX Tokens at the price of $0.065 per Token.

On April 21, 2020, the Company granted TokenSoft Inc.a warrant to purchase 15,000 INX Tokens, at a price of US$ 0.065 per Token. The warrant expires two years after its effective date.

During June 2020, the Company granted warrants to Shani Bar Yefet, Nadav Gabay and Sigal Bernsteina to purchase 12,000, 7,000 and 2,500 INX Tokens, respectively, each at a price of $0.07 per Token. The warrants expire two years after their respective effective dates.

Under the Services Agreement with Paz Diamant, effective July 6, 2020, as amended, until the month that is two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant will be entitled to an option to 10,000 INX Tokens per month, at the price of $0.08 per Token. Two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant shall be granted an option to purchase 20,000 INX Tokens at a price of $0.08 per Token. Upon entering into the Diamant Employment Agreement, Mr. Diamant shall be entitled to an option to purchase an additional 200,000 INX Tokens at an exercise price of $0.08 per INX Token.

The number of INX Tokens issued as of August 12, 2020 is illustrated in the table below.

INX Token Holder	Number of INX Tokens
Shy Datika (1)	9,435,939
Doron Cohen (2)	4,550,000
Maia Naor	937,499
Yaniv Segev	876,562
Ayelet Horn	876,562
Jonathan Azeroual	750,000
Eli Alelov (3)	600,000
Yitshak Rafaeli (4)	293,000
Meni Benish (5)	175,000
Benjamin Engel	100,000
Mark Finelli	100,000
James Crossley (6)	250,000
Etty Trister (7)	-
Alan Silbert (8)	-
Or Kaplinsky (9)	-
Matt Rozzi (10)	-
David Weild (11)	-
Nicolas Thadaney (12)	-
Haim Ashar (13)	-
Thomas Lewis (14)	-
Advisory Board Members (15)	-
SPiCE Venture Capital Pte. Ltd (16)	-
Douglas Borthwick (17)	-
Aviad Hadida (18)	-
Adam Berlin (19)	-
TokenSoft Inc. (20)	-
Joeri Pross (21)	-
Shani Bar Yefet (22)	-
Nadav Gabay (23)	-
Sigal Bernstein (24)	-
Paz Diamant (25)	-
Total	18,944,562

(1)	Mr. Datika holds 9,435,939 INX Tokens solely through Triple-V (1999) Ltd., a private company incorporated under the laws of Israel, of which Mr. Datika is the sole shareholder.

(2)	Mr. Cohen holds 4,550,000 INX Tokens solely through A-Labs Finance and Advisory Ltd., a private company incorporated under the laws of Israel, of which Mr. Cohen is the controlling shareholder.

(3)	Mr. Alelov holds, solely through Our Platform, LLC a Company wholly owned by Eli Alelov: (i) 600,000 INX Tokens; plus (ii) an amount of INX Tokens equal to $200,000 divided by the purchase price of this offering or the average price of the Company’s unregistered sales of INX Tokens, however in no event shall the number of Tokens be greater than 2% of the INX Tokens sold in this offering.

(4)	Mr. Rafaeli holds: (i) 293,000 INX Tokens; plus (ii) an amount of INX Tokens equal to $293,000 divided by the purchase price of this offering or the average price of the Company’s unregistered sales of INX Tokens, however in no event shall the number of Tokens be greater than 2% of the INX Tokens sold in this offering.

(5)	Mr. Benish holds: (i) 175,000 INX Tokens; plus (ii) an amount of INX Tokens equal to $175,000 divided by the purchase price of this offering or the average price of the Company’s unregistered sales of INX Tokens, however in no event shall the number of Tokens be greater than 2% of the INX Tokens sold in this offering.

(6)	Mr. Crossley holds 250,000 INX Tokens and is entitled to an option to purchase an additional 7,500 INX Tokens per month until the first of the month in which the Company raises $10,000,000 in a public offering of INX Tokens. Mr. Crossley does not currently hold any options to purchase INX Tokens.

(7)	Ms. Trister holds an amount of INX Tokens equal to $25,000 divided by the purchase price of this offering or the average price of the Company’s unregistered sales of INX Tokens, however in no event shall the number of Tokens be greater than 2% of the INX Tokens sold in this offering.

(8)	Following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Silbert shall be granted an option to purchase 500,000 INX Tokens at a price of $0.01 per Token.

(9)	Upon the Company raising at least $3,000,000 in the Offering, Mr. Kaplinsky, solely through Shay Laboratory Ltd., a company wholly owned by Mr. Kaplinsky, shall have an option to purchase INX Tokens equaling in the aggregate 0.1% of the registered INX Tokens which were not sold at the ICO or otherwise were distributed by the Company to any third party, at the price of $0.01 per Token. Provided that, such number of INX Tokens shall not exceed 100,000 and shall not be less than 15,000. Such option is contingent upon raise of $3,000,000 in a public offering of INX Tokens.

(10)	Following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Rozzi, solely through Fidelis LLC, a company wholly owned by Mr. Rozzi, shall have an option to purchase 350,000 INX Tokens at the price of $0.01 per Token.

(11)	Following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Weild shall: (i) receive a monthly fee of 3,500 Tokens per month; and (ii) have an option to purchase 350,000 INX Tokens at the price of $0.01 per Token.

(12)	Following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Thadaney shall: (i) receive a monthly fee of 3,500 Tokens per month; and (ii) have an option to purchase 350,000 INX Tokens at the price of $0.01 per Token.

(13)	Following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Ashar shall: (i) receive a monthly fee of 3,500 Tokens per month; and (ii) have an option to purchase 350,000 INX Tokens at the price of $0.01 per Token.

(14)	Following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Lewis shall: (i) receive a monthly fee of 3,500 Tokens per month; and (ii) have an option to purchase 350,000 INX Tokens at the price of $0.01 per Token.

(15)	Following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, the Advisory Board members shall have an option to purchase an aggregate number of 1,950,000 INX Tokens at the price of $0.01 per Token and 100,000 INX Tokens at the price of $0.065 per INX Token.

(16)	SPiCE holds an option to purchase an amount of 325,000 INX Tokens at a price per INX Token equal to seventy percent (70%) of the price of the INX Tokens determined at the Offering hereunder pursuant to the terms of SPiCE’s Subscription Agreement with the Company dated September 27, 2018.

(17)	Douglas Borthwick holds an option to purchase 103,929 INX Tokens, at the price of $0.065 per Token. In addition, following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Borthwick shall have an option to purchase 259,821 INX Tokens at the price of $0.065 per Token.

(18)	Aviad Hadida holds an option to purchase 35,000 INX Tokens, at the price of $0.065 per Token.

(19)	Adam Berlin holds an option to purchase 15,000 INX Tokens, at the price of $0.065 per Token.

(20)	TokenSoft Inc. holds a warrant to purchase 15,000 INX Tokens, at a price of $0.065 per Token.

(21)	Under the Invitation to Serve as a Member of the Advisory Board of INX Limited, following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Joeri Pross shall have an option to purchase 200,000 INX Tokens at the price of $0.01 per Token. In addition, under the Amended and Restated Advertising Material Production Agreement dated June 29, 2020, following and subject to lapse of six months following the effective date of the registration statement in connection with this Offering, Mr. Pross shall have an option to purchase an additional 75,000 INX Tokens, at the price of $0.065 per Token.

(22)	Shani Bar Yefet holds a warrant to purchase 12,000 INX Tokens, at the price of $0.07 per Token.

(23)	Nadav Gabay holds a warrant to purchase 7,000 INX Tokens, at the price of $0.07 per Token.

(24)	Sigal Bernstein holds a warrant to purchase 2,500 INX Tokens, at a price of $0.07 per Token.

(25)	Pursuant to the Diamant Services Agreement, during each month between the effective date of the Diamant Services Agreement until the month that is two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant will be entitled to an option to 10,000 INX Tokens per month, at the price of $0.08 per Token. Two months following the date the registration statement in connection with this offering is declared effective by the SEC, Mr. Diamant shall be granted an option to purchase 20,000 INX Tokens at a price of $0.08 per Token. Upon entering into the Diamant Employment Agreement, Mr. Diamant shall be entitled to an option to purchase an additional 200,000 INX Tokens at an exercise price of $0.08 per INX Token.

Item 8. Exhibits and Financial Statement Schedules

The exhibit index attached hereto is incorporated herein by reference.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and;

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1#	Memorandum of Association of the Company
3.2#	Third Amended and Restated Articles of Association of the Company, as currently in effect
4.1#	Form of INX Token Purchase Agreement
4.2#	Form of Waiver and Subordination Undertaking
4.3#	Smart Contract
4.4#	INX Smart Contract Description V.3.0, dated December 12, 2019
5.1#	Opinion of McDermott Will & Emery LLP, New York, New York, counsel to the Company, as to the validity of the securities being offered (including consent)
5.2#	Opinion of Hassans International Law Firm, counsel to the Company, as to the validity of the securities being offered (including consent)
10.1#	Founders’ Agreement dated September 1, 2017, between Triple-V (1999) Ltd. and A-Labs Finance and Advisory Ltd.
10.2#	Addendum to Founders’ Agreement dated September 27, 2017 between Triple-V (1999) Ltd. and A-Labs Finance and Advisory Ltd.
10.3#	Addendum 2 to Founders’ Agreement dated December 31, 2017 between Triple-V (1999) Ltd. and A-Labs Finance and Advisory Ltd.
10.4*#	Amended and Restated Consultancy Agreement dated June 25, 2018 between Triple-V (1999) Ltd. and INX Limited
10.5*#	Financial Services Agreement dated December 26, 2017 between Insight Finance Ltd. and INX Limited
10.6#	Second Amended and Restated Engagement Agreement dated December 31, 2017 between A-Labs Finance and Advisory Ltd. and INX Limited
10.7#	Amendment to the Second Amended and Restated Engagement Agreement dated January 31, 2018, between A-Labs Finance and Advisory Ltd. and INX Limited
10.8#	Amended and Restated Software Services Agreement dated May 9, 2018, by and between Y. Singer Technologies Ltd. (Committed) and INX Limited
10.9#	Amendment to Amended and Restated Software Services Agreement dated June 27, 2018, by and between Y. Singer Technologies Ltd. (Committed) and INX Limited
10.10*#	Advisory Services Agreement dated April 1, 2020 among Fidelis LLC, INX Limited and INX Services, Inc.
10.11*#	Amended and Restated Consultancy Agreement dated June 25, 2018 between Ms. Maia Naor and INX Limited
10.12*#	Services Agreement dated May 1, 2018 between Shiran Communications Ltd. and INX Limited
10.13*#	Amended and Restated Consultancy Agreement dated June 25, 2018 between Mr. Jonathan Azeroual and INX Limited
10.14*#	Amended and Restated Executive Employment Agreement dated June 25, 2018 between Mr. Alan Silbert and INX Services Inc.
10.15*#	Services Agreement dated March 8, 2018 between Bentley Limited and INX Limited
10.16*#	Amendment to Services Agreement dated September 6, 2018 between Bentley Limited and INX Limited
10.17*#	Second Amendment to Services Agreement dated November 30, 2018 between Bentley Limited and INX Limited
10.18*#	Amended and Restated letter of invitation dated June 25, 2018 between Mr. David Weild and INX Limited
10.19#	Loan Agreement dated November 27, 2017 between Ms. Maia Naor and INX Limited
10.20#	Loan Agreement dated November 27, 2017 between Ms. Ayelet Horn and INX Limited
10.21#	Loan Agreement dated November 27, 2017 between Mr. Yaniv Segev and INX Limited
10.22*#	Letter of Invitation dated July 10, 2018 Mr. Nicholas Thadaney and INX Limited
10.23*#	Letter of Invitation dated August 20, 2018 Mr. Haim Ashar and INX Limited
10.24*#	Letter of Invitation dated September 21, 2018 Mr. Thomas Lewis and INX Limited
10.25#	Form of Custodial Services Agreement between INX Digital Inc. and BitGo Trust Company
10.26#	Subscription Escrow Agreement dated January 9, 2020 between INX Limited and Metropolitan Commercial Bank, as Escrow Agent
10.27#	Amendment to Subscription Escrow Agreement dated January 15, 2020 between INX Limited and Metropolitan Commercial Bank, as Escrow Agent
10.28#	Amendment to Subscription Escrow Agreement dated March 11, 2020 between INX Limited and Metropolitan Commercial Bank, as Escrow Agent
10.29#	Simple Agreement for Future Equity, dated April 25, 2019, between Shy Datika and INX Limited
10.30#	Simple Agreement for Future Equity, dated April 25, 2019, between A-Labs Finance and Advisory Ltd. and INX Limited
10.31#	Simple Agreement for Future Equity, dated August 30, 2019, between Shy Datika and INX Limited
10.32#	Simple Agreement for Future Equity, dated August 30, 2019, between Triple-V (1999) Ltd. and INX Limited
10.33*#	Amended and Restated Consultancy and Employment Agreement dated September 1, 2019 between Mr. Douglas Borthwick and INX Services Inc.
10.34#	Simple Agreement for Future Equity, dated November 29, 2019, between Shy Datika and INX Limited
10.35#	Simple Agreement for Future Equity, dated January 31, 2020, between Shy Datika and INX Limited
10.36#	Simple Agreement for Future Equity, dated March 7, 2020, between A-Labs Finance and Advisory, Ltd. and INX Limited
10.37#	Simple Agreement for Future Equity, dated March 31, 2020, between Shy Datika and INX Limited
10.38*#	Amended and Restated Services Agreement dated July 6, 2020 between Mr. Paz Diamant and INX Limited
10.39#	Form of Two-Year Lock-up Agreement
10.40#	Form of Six-Month Lock-up Agreement
10.41#	Transfer Agency and Service Agreement
21.1#	List of subsidiaries of the Registrant
23.1	Consent of Kost Forer Gabbay & Kasierer, Independent Registered Public Accounting Firm
23.2#	Consent of McDermott Will & Emery LLP, New York, New York (included in Exhibit 5.1)
23.3#	Consent of Hassans International Law Firm, (included in Exhibit 5.2)
23.4#	Consent of Quantstamp
24.1#	Power of Attorney (included on the signature page of the Registration Statement)
99.1#	Smart Contract Audit prepared by Quantstamp, dated December 16, 2019

* Management contract or compensatory plan

# Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on September 23, 2020.

INX limited

By:	/s/ Shy Datika		By:	/s/ Oran Mordechai
	Name:	Shy Datika		Name:	Oran Mordechai
	Title:	President		Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ SHY DATIKA	President	September 23, 2020
SHY DATIKA	(Principal Executive Officer)

/s/ ORAN MORDECHAI	Chief Financial Officer	September 23, 2020
ORAN MORDECHAI	(Principal Financial and Accounting Officer)

*	Director	September 23, 2020
James Crossley

*	Director	September 23, 2020
David Weild

*	Director	September 23, 2020
Alan Silbert

*	Director	September 23, 2020
Nicholas Thadaney

*	Director	September 23, 2020
Haim Ashar

*	Director	September 23, 2020
Thomas Lewis

*	Director	September 23, 2020
Rafael Rafaeli

*By:	/s/ Shy Datika
Shy Datika
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of INX Limited, has signed this registration statement on September 23, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director